As filed with the Securities and Exchange Commission on April 26, 2018
Registration No. 333-223713
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933

TIAA REAL ESTATE ACCOUNT
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation or organization)
(Not applicable)
(Primary Standard Industrial Classification Code Number)
(Not applicable)
(I.R.S. Employer Identification No.)
c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206
(212) 490-9000
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)
F. Scott Thomas, Esquire
Teachers Insurance and Annuity Association of America
8500 Andrew Carnegie Blvd.
Charlotte, North Carolina 28262
(704) 988-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Stephen M. Leitzell, Esquire
Dechert LLP
Cira Center
2929 Arch Street
Philadelphia, PA 19104-2808

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “accelerated filer,” “large accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐  Accelerated filer ☐  Non-accelerated filer ☒  Smaller Reporting Company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐
Pursuant to Rule 429 under the Securities Act, the prospectus contained herein also relates to and constitutes a post-effective amendment to Securities Act registration statements 33-92990, 333-13477, 333-22809, 333-59778, 333-83964, 333-113602, 333-121493, 333-132580, 333-141513, 333-149862, 333-158136, 333-165286, 333-172900, 333-180173, 333-187309, 333-194591, 333-202583, 333-210139 and 333-216849 (collectively, the “Prior Registration Statements”).

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Accumulation units in TIAA Real Estate Account	*	*	$4,000,000,000**	$498,000**

*
The securities are not issued in predetermined amounts or units, and the maximum aggregate offering price is estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.

**
In addition to the $4,000,000,000 of accumulation units registered hereunder, the registrant is carrying forward securities which remain unsold but which were previously registered under the Prior Registration Statements for which filing fees were previously paid.

(1)
The Registrant paid filing fees in connection with the registration of accumulation units on its Registration Statement on Form S-1 (File No. 333-216849), which was initially filed with the Commission on March 21, 2017 and declared effective on May 1, 2017. The Registrant is not offsetting any filing fees previously paid in connection with any prior Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED APRIL 26, 2018

PROSPECTUS
MAY 1, 2018
TIAA Real Estate Account
A tax-deferred variable annuity option offered by Teachers Insurance and Annuity Association of America (“TIAA”)
This prospectus tells you about the TIAA Real Estate Account, an investment option offered through individual and group variable annuity contracts issued by TIAA. Please read it carefully before investing and keep it for future reference. The Real Estate Account, which we refer to sometimes as “the Account” in this prospectus, invests primarily in real estate and real estate-related investments. TIAA, one of the largest and most experienced mortgage and real estate investors in the nation, manages the Account’s assets.
The value of your investment in the Real Estate Account will go up or down depending on how the Account performs and you could lose money. The Account’s performance depends mainly on the value of the Account’s real estate and other real estate-related investments, the income generated by those investments and the Account’s expenses. The Account’s returns could go down if, for example, real estate values or rental and occupancy rates, or the value of real estate-related securities, decrease due to general economic conditions and/or a weak market for real estate generally. Property operating costs, costs associated with leverage on the Account’s properties, and government regulations, such as zoning or environmental laws, could also affect a property’s profitability. TIAA does not guarantee the investment performance of the Account, and you will bear the entire investment risk. For a detailed discussion of the specific risks of investing in the Account, see “Risk factors.”
We take deductions daily from the Account’s net assets for the Account’s operating and investment management expenses. The Account also pays TIAA for bearing mortality and expense risks and for providing a liquidity guarantee. The current estimated annual expense deductions from the Account’s net assets over the next 12 months total 0.790%.
The Real Estate Account is designed as an option for retirement and tax-deferred savings plans for employees of non-profit and governmental institutions. TIAA currently offers the Real Estate Account under the following annuity contracts:

▪	RAs and GRAs (Retirement Annuities and Group Retirement Annuities)

▪	SRAs (Supplemental Retirement Annuities)

▪	GSRAs (Group Supplemental Retirement Annuities)

▪	Retirement Choice and Retirement Choice Plus Annuities

▪	GAs (Group Annuities) and Institutionally Owned GSRAs

▪	Traditional and Roth IRAs (Individual Retirement Annuities) including SEP IRAs (Simplified Employee Pension Plans)

▪	Keoghs

▪	ATRAs (After-Tax Retirement Annuities)

▪	Real Estate Account Accumulation Contract
Note that state regulatory approval may be pending for certain of these contracts and these contracts may not currently be available in your state. TIAA may also offer the Real Estate Account as an investment option under additional contracts, both at the individual and plan sponsor level, in the future.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of the information in this prospectus. Any representation to the contrary is a criminal offense.
An investment in the Real Estate Account is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Table of contents

Prospectus summary	3	Restrictions on premiums and transfers to the Account	82
Risk factors	15	Market timing/excessive trading policy	84
Valuation and Appraisal Risks	20	When you are ready to receive annuity income	85
Risks of Borrowing	23	Calculating the number of annuity units payable	90
About the Account’s investments — In general	39	Death benefits	91
Foreign real estate and other foreign investments	42	Taxes	94
General investment and operating policies	42	Minimum distribution requirements	95
Other real estate-related policies — Borrowing	44	General matters	101
Establishing and managing the Account — The role of TIAA	47	Voting rights	102
Liquidity guarantee	48	Distribution	103
Role of the independent fiduciary	50	State regulation	103
Conflicts of interest	52	Legal matters	104
Summary of the Account’s properties	55	Experts	104
Valuing the Account’s assets	62	Additional information	106
Valuation Adjustments	66	Information from TIAA	107
Expense deductions	68	TIAA plan pricing	107
Certain relationships with TIAA	70	Employer plan fees	108
Legal proceedings	71	Financial statements	109
The contracts	71	Index to financial statements	109
How to transfer and withdraw your money	78	Appendix A — Management of TIAA	187
Systematic withdrawals and transfers	82	Appendix B — Special terms	189

Please see Appendix B for definitions of certain terms used in this prospectus.
The Real Estate Account securities offered by this prospectus are only being offered in those jurisdictions where it is legal to do so. No person may make any representation to you or give you any information about the offering that is not in the prospectus. If anyone provides you with information about the offering that is not in the prospectus, you should not rely on it.

Prospectus summary
TIAA Real Estate Account
You should read this summary together with the more detailed information regarding the Account, including the Account’s financial statements and related notes, appearing elsewhere in this prospectus. More information about the Account may be obtained by writing us at 730 Third Avenue, New York, NY 10017-3206, calling us at 877-518-9161 or visiting our website at www.tiaa.org.
About the TIAA Real Estate Account
The TIAA Real Estate Account (the “Account”) was established, under the laws of New York, in February 1995 as a separate account of Teachers Insurance and Annuity Association of America (“TIAA”) and interests in the Account were first offered to eligible participants on October 2, 1995. The Account offers individual and group accumulating annuity contracts (with contributions made on a pre-tax or after-tax basis), as well as individual lifetime and term-certain variable payout annuity contracts (including the payment of death benefits to beneficiaries). Investors are entitled to transfer funds to or from the Account under certain circumstances. Funds invested in the Account for each category of contract are expressed in terms of units, and unit values will fluctuate depending on the Account’s performance.
Investment objective
The Account seeks to generate favorable total returns primarily through the rental income and appreciation of a diversified portfolio of directly held, private real estate investments and real estate-related investments while offering investors guaranteed, daily liquidity.
Investment strategy
Real Estate-Related Investments. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related investments with the goal of producing favorable long-term returns primarily through rental income and appreciation. These investments may consist of:

•	Direct ownership interests in real estate;

•	Direct ownership of real estate through interests in joint ventures;

•	Indirect interests in real estate through real estate-related securities; such as:

•
public and/or privately placed registered and unregistered equity investments in real estate investment trusts (“REITs”), which investments may consist of registered or unregistered common or preferred stock interests;

TIAA Real Estate Account ■ Prospectus	3

•	real estate limited partnerships and limited liability companies;

•	investments in equity or debt securities of companies whose operations involve real estate (i.e., that primarily own or manage real estate) which may not be REITs; and

•
conventional commercial mortgage loans, participating mortgage loans, secured domestic and foreign (including U.K.) mezzanine loans, subordinated loans and collateralized mortgage obligations, including commercial mortgage-backed securities (“CMBS”) and other similar investments.

The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, primarily office, industrial, retail and multi-family properties. The Account targets holding between 65% and 85% of the Account’s net assets in such direct ownership interests.
In addition, while the Account is authorized to hold up to 25% of its net assets in liquid real estate-related securities, such as publicly traded REITs and CMBS, management intends that the Account will not hold more than 10% of its net assets in such securities on a long-term basis. Traditionally, less than 10% of the Account’s net assets have been comprised of interests in these securities; although, the Account has held approximately 10% of its net assets in equity REIT securities at times. In addition, under the Account’s current investment guidelines, the Account is authorized to hold up to 10% of its net assets in CMBS. As of December 31, 2017, REIT securities comprised approximately 5.0% of the Account’s net assets, and the Account held no CMBS as of such date.
Non-Real Estate-Related Investments. The Account will invest the remaining portion of its assets (targeted to be between 15% and 25% of its net assets) in publicly traded, liquid investments; namely:

•	Short-term government related instruments, including U.S. Treasury bills;

•	Long-term government related instruments, such as securities issued by U.S. Government agencies or U.S. Government-sponsored entities;

•	Short-term non-government related instruments, such as money market instruments and commercial paper;

•	Long-term non-government related instruments, such as corporate debt securities; and

•	Stock of companies that do not primarily own or manage real estate.
However, from time to time, the Account’s non-real estate-related liquid investments may comprise less than 15% (and possibly less than 10%) of its assets (on a net basis and/or a gross basis), especially during and immediately following periods of significant net participant outflows. In addition, the Account, from time to time and on a temporary basis, may hold in excess of 25% of its net assets in non-real estate-related liquid investments, particularly during times of significant inflows into the Account and/or a lack of attractive real estate-related investments available in the market.
Liquid Securities Generally. Primarily due to management’s need to manage fluctuations in cash flows, in particular during and immediately following periods

4	Prospectus ■ TIAA Real Estate Account

of significant participant net transfer activity into or out of the Account, the Account may, on a temporary basis (i) exceed the upper end of its targeted holdings (currently 35% of the Account’s net assets) in liquid securities of all types including both publicly traded non-real estate-related liquid investments and liquid real estate-related securities, such as REITs and CMBS, or (ii) be below the low end of its targeted holdings in such liquid securities (currently 15% of the Account’s net assets).
The portion of the Account’s net assets invested in liquid investments of all types may exceed the upper end of its target, for example, if (i) the Account receives a large inflow of money in a short period of time, in particular due to significant participant transfer activity into the Account, (ii) the Account receives significant proceeds from sales or financings of direct real estate assets,         (iii) there is a lack of attractive direct real estate investments available on the market, and/or (iv) the Account anticipates more near-term cash needs, including to apply to acquire direct real estate investments, pay expenses or repay indebtedness.
Foreign Investments. The Account from time to time will also make foreign real estate and real estate-related investments. Under the Account’s investment guidelines, investments in direct foreign real estate and foreign real estate loans, together with foreign real estate-related securities and foreign non-real estate-related liquid investments, may not comprise more than 25% of the Account’s net assets. However, through the date of this prospectus, such foreign real estate-related investments have never represented more than 7.5% of the Account’s net assets and management does not intend such foreign investments to exceed 10% of the Account’s net assets. As of December 31, 2017, the Account did not have any foreign real estate investments.
Investments Summary. At December 31, 2017, the Account’s net assets totaled $24.9 billion. As of that date, the Account’s investments in real estate properties, real estate joint ventures, limited partnerships, loans receivable and real estate-related marketable securities, net of the fair value of mortgage loans payable on real estate, represented 84.4% of the Account’s net assets.
At December 31, 2017, the Account held a total of 138 real estate investments (including its interests in 28 real estate-related joint ventures), representing 79.5% of the Account’s total investments, measured on a gross asset value basis (“total investments”). As of that date, the Account also held investments in government agency notes (representing 10.6% of total investments), REIT equity securities (representing 4.6% of total investments), U.S. Treasury Securities (representing 3.7% of total investments), loans receivable (representing 1.1% of total investments) and real estate limited partnerships (representing 0.5% of total investments). See the Account’s audited consolidated financial statements for more information as to the Account’s investments as of December 31, 2017.
Borrowing. The Account is authorized to borrow money in accordance with its investment guidelines. Under the Account’s current investment guidelines,

TIAA Real Estate Account ■ Prospectus	5

management intends to maintain the Account’s loan to value ratio at or below 30%. The Account’s “loan to value ratio” at any time is based on the outstanding principal amount of the Account’s debt to the Account’s total gross asset value. This ratio will be measured at the time of any debt incurrence and will be assessed after giving effect thereto.
As of December 31, 2017, the Account’s loan to value ratio was approximately 15.5%.
In addition, the Account may borrow up to 70% of the then-current value of a particular property. The Account may also enter into unsecured lines of credit or credit facilities underwritten by one or more third-party lenders. Any such credit lines or credit facilities, as well as any non-construction mortgage loans on a property, will be non-recourse to the Account. Please see the section below entitled “General investment and operating policies — Other real estate-related policies — Borrowing.”
Summary of expense deductions
Expense deductions are made each valuation day from the net assets of the Account for various services to manage the Account’s investments, administer the Account and the contracts, distribute the contracts, and to cover certain risks borne by TIAA. Investment management, administration and distribution services are provided “at cost” by TIAA and TIAA Individual & Institutional Services, LLC (“Services”), a registered broker-dealer and wholly owned subsidiary of TIAA. Currently, TIAA provides investment management services and administration services for the Account, and Services provides distribution services for the Account. In addition, TIAA charges the Account a fee to bear certain mortality and expense risks, and risks associated with providing the liquidity guarantee. TIAA guarantees that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.
The estimated annual expense deduction rate that appears in the following expense table reflects an estimate of the amount we currently expect to deduct to approximate the costs that the Account will incur from May 1, 2018 through April 30, 2019. Actual expenses may be higher or lower. The expenses identified in the following table do not include any fees which may be imposed by your employer under a plan maintained by your employer. Please see the section of this prospectus below entitled "Information from TIAA — Employer plan fees."

6	Prospectus ■ TIAA Real Estate Account

Type of Expense Deduction	Estimated Percent of Net Assets Annually	Services Performed

Investment Management	0.250%	For investment advisory, investment management, portfolio accounting, custodial and similar services, including independent fiduciary and appraisal fees
Administration	0.220%	For administration and operations of the Account and the contracts, including administrative services such as receiving and allocating premiums and calculating and making annuity payments
Distribution	0.115%	For services and expenses associated with distributing the annuity contracts
Mortality and Expense Risk	0.005%	For TIAA’s bearing certain mortality and expense risks
Liquidity Guarantee	0.200%	For TIAA’s liquidity guarantee
Total Annual Expense Deduction[1,2]	0.790%	Total

[1]	TIAA guarantees that the total annual expense deduction will not exceed an annual rate of 2.50% of average net assets.

[2]	Property-level expenses, including property management fees and transfer taxes, are not reflected in the table above; instead these expenses are charged directly to the Account’s properties.
Please see “Expense deductions” and “Selected financial data” for additional information.
TIAA currently does not impose a fee on transfers from the Account, but reserves the right to impose a fee on transfers from the Account in the future.
Example. The following table shows you an example of the expenses you would incur on a hypothetical investment of $10,000 in the TIAA Real Estate Account over several periods. The table assumes a 5% annual return on assets and a total annual expense deduction equal to 0.790%. These figures do not represent actual expenses or investment performance, which may differ.

1 Year	3 Year	5 Year	10 Year
$81	$253	$440	$982
Summary risk factors
The value of your investment in the Account will fluctuate based on the value of the Account’s assets and the income the assets generate. You may lose money by investing in this Account. The Account’s assets and income can be affected by many factors, and you should consider the specific risks presented in this prospectus before investing in the Account. The principal risks include the following:

•
Acquiring and Owning Real Estate: The risks associated with acquiring and owning real property, including general economic and real estate market conditions, the availability of, and economic cost associated with, financing the Account’s properties, the risk that the Account’s properties become too concentrated (whether by geography, sector or tenant mix), competition for acquiring real estate properties, leasing risk (including tenant defaults) and the risk of uninsured losses at properties (including due to terrorism, natural disasters or acts of violence);

TIAA Real Estate Account ■ Prospectus	7

•
Selling Real Estate: The risk that the sales price of a property might differ, perhaps significantly, from its estimated or appraised value, leading to losses or reduced profits to the Account, the risk that the Account might not be able to sell a property at a particular time for a price which management believes represents its fair or full value, the risk of a lack of availability of financing (for potential purchasers of the Account’s properties), risks associated with disruptions in the credit and capital markets, and the risk that the Account may be required to make significant expenditures before the Account is able to market and/or sell a property;

•
Valuation: The risks associated with property valuations, including the fact that appraisals can be subjective in a number of respects and the fact that the Account’s appraisals are generally obtained on a quarterly basis and there may be periods in between appraisals of a property during which the value attributed to the property for purposes of the Account’s daily accumulation unit value may be more or less than the actual realizable value of the property;

•
Borrowing: Risks associated with financing the Account’s properties, including the risk of default on loans secured by the Account’s properties (which could lead to foreclosure), the risk of default under unsecured lines of credit or credit facilities underwritten by third-party lenders, the risk associated with high loan to value ratios on the Account’s properties (including the fact that the Account may have limited, or no net value in such a property), the risk that significant sums of cash could be required to make principal and interest payments on the loans and the risk that the Account may not have the ability to obtain financing or refinancing on favorable terms (or at all), which may be aggravated by general disruptions in credit and capital markets;

•
Participant Transactions and Cash Management: Investment risk associated with participant transactions, in particular that (i) significant net participant transfers out of the Account may impair our ability to pursue or consummate new investment opportunities that are otherwise attractive to the Account and/or may result in sales of real estate-related assets to generate liquidity, (ii) significant net participant transfers into the Account may result, on a temporary basis, in our cash holdings and/or holdings in liquid non-real estate-related investments exceeding our long-term targeted holding levels and (iii) high levels of cash and liquid non-real estate-related investments in the Account during times of appreciating real estate values can impair the Account’s overall return;

•
Joint Venture Investments: The risks associated with joint ventures organized or limited partnerships or limited liability companies, as applicable, including the risk that a co-venturer may have interests or goals inconsistent with that of the Account, that a co-venturer may have financial difficulties, and the risk that the Account may have limited rights with respect to operation of the property and transfer of the Account’s interest;

8	Prospectus ■ TIAA Real Estate Account

•	Regulatory Matters: Uncertainties associated with environmental liability and regulations and other governmental regulatory matters such as zoning laws, rent control laws, and property taxes;

•
Foreign Investments: The risks associated with purchasing, owning and disposing of foreign investments (primarily foreign real estate properties, foreign real estate loans, and foreign mezzanine and other debt), including political risk, the risk associated with foreign currency and exchange rate fluctuations (whether hedged or not), regulatory and taxation risks and risks associated with enforcing judgments;

•
Conflicts of Interest: Conflicts of interest associated with TIAA serving as investment manager of the Account and provider of the liquidity guarantee at the same time as TIAA and its affiliates are serving as an investment manager to other real estate accounts or funds, including conflicts associated with satisfying its fiduciary duties to all such accounts and funds associated with the purchasing, selling and leasing of properties;

•
Required Property Sales: The risk that, if TIAA were to own too large a percentage of the Account’s accumulation units through funding the liquidity guarantee (as determined by the independent fiduciary), the independent fiduciary could require the sales of properties to reduce TIAA’s ownership interest, which sales could occur at times and at prices that depress the sale proceeds to the Account;

•
Government and Government Agency Securities: Risks associated with investment securities issued by U.S. Government agencies and U.S. Government-sponsored entities, including the risk that the issuer may not have their securities backed by the full faith and credit of the U.S. Government, that transaction activity may fluctuate significantly from time to time, and that any market movements, regulatory changes, or changes in political or economic conditions could affect such securities, and could negatively impact the value of the securities and the Account’s ability to dispose of a security at a favorable time. U.S. Government securities generally present limited credit risk compared to other types of debt securities but are not free from risk;

•
Liquid Assets and Securities: Risks associated with investments in real estate-related liquid assets (which could include, from time to time, registered or unregistered REIT securities and CMBS), and non-real estate-related liquid assets, including:

•	Financial/credit risk — Risks that the issuer will not be able to pay principal and interest when due or that the issuer’s earnings will fall;

•	Market volatility risk — Risk that the changing conditions in financial markets may cause the Account’s investments to experience price volatility;

•
Interest rate volatility risk — Risk that interest rate volatility may affect the Account’s current income from an investment or the pricing of that investment. In general, changing interest rates (including the current

TIAA Real Estate Account ■ Prospectus	9

environment of rising interest rates) could have unpredictable effects on the markets and may expose markets to heightened volatility; and

•	Deposit/money market risk — Risk that the Account could experience losses if banks fail.
More detailed discussions of these risks and other risk factors associated with an investment in the Account are contained in the section below entitled “Risk factors.”
Valuing the Account’s assets
The assets of the Account are valued at the close of each valuation day and the Account calculates and publishes a unit value, which is available on TIAA’s website (www.tiaa.org), for each valuation day. The values of the Account’s properties are adjusted daily to account for capital expenditures and appraisals as they occur.
With respect to the Account’s real property investments, following the initial purchase of a property or the making of a mortgage loan on a property by the Account (at which time the Account normally receives an independent appraisal on such property), each of the Account’s real properties are appraised, and mortgage loans are valued, at least once every calendar quarter. Each of the Account’s real estate properties is appraised each quarter by an independent external state-certified (or its foreign equivalent) appraiser (which we refer to in this prospectus as an “independent appraiser”) who is a member of a professional appraisal organization. In addition, TIAA’s internal appraisal staff performs a review of each of these quarterly appraisals, in conjunction with the Account’s independent fiduciary, and TIAA’s internal appraisal staff or the independent fiduciary may request an additional appraisal or valuation outside of this quarterly cycle. Any differences in the conclusions of TIAA’s internal appraisal staff and the independent appraiser will be reviewed by the independent fiduciary, which will make a final determination on the matter (which may include ordering a subsequent independent appraisal).
In general, the Account obtains appraisals of its real estate properties spread out throughout the quarter, which is intended to result in appraisal adjustments and thus adjustments to the valuations of its holdings (to the extent adjustments are made) that happen regularly throughout each quarter and not on one specific day in each period. In addition, an estimated daily equivalent of net operating income is taken into consideration and is adjusted for actual transactional activity. The remaining assets in the Account are primarily marketable securities that are priced on a daily basis and are included in the Account’s daily unit value.
As of December 31, 2017, the Account’s net assets totaled approximately $24.9 billion. Please see the section below entitled “Valuing the Account’s assets” for more information on how each class of the Account’s investments are valued.

10	Prospectus ■ TIAA Real Estate Account

Past performance
The bar chart and performance table below illustrate how investment performance during the accumulation period has varied. The chart shows the Account’s total return (which includes all expenses) during the accumulation period over each of the last ten calendar years. It also shows the Account’s returns during the accumulation period for the one-, three-, five- and ten-year periods through December 31, 2017. These returns represent the total return during each such year and reflect both the Account’s investment income and capital appreciation from the Account’s total investments during each such year. How the Account has performed in the past is not necessarily an indication of how it will perform in the future. Please see “Risk factors” below.
Best quarter: 5.68%, for the quarter ended December 31, 2010.
Worst quarter: –13.18%, for the quarter ended December 31, 2008.
AVERAGE ANNUAL TOTAL RETURNS (AS OF DECEMBER 31, 2017)

	1 Year	3 Year	5 Year	10 Year
TIAA Real Estate Account	4.37%	5.90%	7.88%	2.49%
About TIAA and TIAA’s role with the Account
TIAA was founded in 1918 by the Carnegie Foundation for the Advancement of Teaching and offers traditional annuities. In addition to the Account, TIAA also offers other variable annuities (through certain other insurance separate accounts) that invest in equity investments directly as well as in mutual funds that invest in equities and fixed-income investments.
TIAA is the companion organization of CREF, the first company in the United States to issue a variable annuity. CREF is a non-profit membership corporation established in New York State in 1952. Together, TIAA and CREF, form the principal retirement system for the nation’s education and research communities and form one of the largest pension systems in the U.S., based on assets under

TIAA Real Estate Account ■ Prospectus	11

management. As of December 31, 2017, TIAA’s total statutory admitted assets were approximately $295 billion; the combined assets under management for TIAA, CREF and other entities within the TIAA organization (including TIAA-sponsored mutual funds) totaled approximately $1 trillion. CREF does not stand behind TIAA’s guarantees and TIAA does not guarantee CREF products.
The Account does not have officers, directors or employees. TIAA officers, under the direction and control of TIAA’s Board of Trustees (the “Board”) and its Investment Committee, manage the investment of the Account’s assets, following investment management procedures TIAA has adopted for the Account. In addition, TIAA performs administration functions for the Account (which include receiving and allocating premiums, calculating and making annuity payments and providing recordkeeping and other services). Distribution services for the Account (which include, without limitation, distribution of the annuity contracts, advising existing annuity contract owners in connection with their accumulations and helping employers implement and manage retirement plans) are performed by Services. TIAA and Services provide investment management, administration and distribution services, as applicable, to the Account on an “at cost” basis.
With over 65 years in the real estate business and interests in properties located across the U.S. and internationally, TIAA is one of the nation’s largest and most experienced investors in mortgages and real estate equity interests. As of December 31, 2017, the TIAA General Account had a mortgage and real property portfolio (including interests in TIAA subsidiaries that hold real estate, real estate funds and joint ventures but excluding mortgage-backed securities and REIT securities) valued at approximately $35.7 billion.
Liquidity Guarantee. In the event that the Account’s level of liquidity is not sufficient to guarantee that Account participants may redeem their accumulation units (at their accumulation unit value as of the date of such redemption request received in good order), the TIAA General Account will purchase accumulation units issued by the Account (sometimes called “liquidity units”) in accordance with its liquidity guarantee. The cost of this guarantee is embedded in the overall expense charge of the Account. This liquidity guarantee is not a guarantee of either investment performance or the value of units in the Account.
This liquidity guarantee was first exercised in December 2008 and between December 2008 and June 2009, approximately $1.2 billion in liquidity units in the aggregate were purchased. The liquidity guarantee has not been exercised since June 2009. The independent fiduciary has since completed the systematic redemption of all of the liquidity units held by the TIAA General Account. Approximately one-quarter of such units were redeemed evenly over the business days in each of June, September and December 2012, and March 2013, representing a total of $1.3 billion redeemed during this period. Please see the sections entitled “Establishing and managing the Account — The role of TIAA — Liquidity guarantee” and “— Role of the independent fiduciary.”

12	Prospectus ■ TIAA Real Estate Account

The contracts
TIAA offers the Account as a variable option for the annuity contracts listed on the inside cover page of this prospectus, although some employer plans may not offer the Account as an option for certain contracts. Each payment to the Account buys a number of accumulation units. Similarly, any transfer or withdrawal from the Account results in the redemption of a number of accumulation units. The price you pay for an accumulation unit, and the price you receive for an accumulation unit when you redeem accumulation units, is the accumulation unit value (“AUV”) calculated for the business day on which we receive your purchase, redemption or transfer request in good order (unless you ask for a later date for a redemption or transfer).
The Right to Cancel Your Contract. Generally, you may cancel any RA, SRA, GSRA, IRA, ATRA or Keogh contract in accordance with the contract’s Right to Examine provision (unless we have begun making annuity payments from it) and subject to the time period regulated by the state in which the contract is issued. Although the contract terms and state law provisions differ, you will generally have between 10 and 60 days to exercise this cancellation right.
Transfers and Withdrawals. Subject to the terms of the contracts and your employer’s plan, you can move your money to and from the Account in the following ways, among others:

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from the Account to the following accounts as available under your employer plan or IRA: a CREF investment account, a TIAA Access variable account, TIAA’s Traditional Annuity or a fund (including TIAA affiliated funds) or other options available under your plan;

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to the Account from a CREF investment account, a TIAA Access variable account, TIAA’s Traditional Annuity (transfers from TIAA’s Traditional Annuity under RA, GRA or Retirement Choice contracts are subject to restrictions), a TIAA affiliated fund or other options as available under your plan or IRA or from other companies/plans;

•	by withdrawing cash; and/or

•	by setting up a program of automatic withdrawals or transfers.
Importantly, transfers out of the Account to a TIAA or CREF account or into another investment option can be executed on any business day but are limited to once per calendar quarter, although some plans may allow systematic transfers that result in more than one transfer per calendar quarter. TIAA reserves the right to stop accepting transfers into the Account at any time. Other limited exceptions may apply. Also, transfers to CREF accounts or to certain other options may be restricted by your employer’s plan, current tax law or by the terms of your contract.
In addition, with most contracts, individual participants are limited from making internal funding vehicle transfers into their Account accumulation if, after giving effect to such transfer, the total value of such participant’s Account accumulation (under all contracts issued to such participant) would exceed $150,000. Categories of transactions that TIAA deems “internal funding vehicle transfers”

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for purposes of this limitation are described in detail in the section below entitled “Restrictions on premiums and transfers to the Account.” As of the date of this prospectus, all jurisdictions in which the Account is offered have approved this limitation, but the effective date of the limitation as applies to an individual participant will be reflected on his or her applicable contract or endorsement form. This restriction may vary for certain IRA contracts issued in the state of Florida. Please refer to your TIAA contract for specific details related to this limitation. Please see the section entitled “How to transfer and withdraw your money.”
By limiting these transfers to the Real Estate Account, as anticipated, the amount of funds going into and out of the Account has become more predictable, which we believe will continue to enhance our ability to invest and manage the Real Estate Account’s portfolio with a long-term perspective. Please see the section entitled “Management’s discussion and analysis of the Account’s financial condition and results of operations — Liquidity and capital resources” incorporated by reference from the Account’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and filed with the SEC on March 15, 2018 (the “2017 Form 10-K”), for a discussion of participant flow activity.
The Annuity Period. You can receive an income stream from all or part the Account through a variety of income options. Ordinarily, your annuity payments begin on the date you designate as your annuity starting date, subject to the terms of your employer’s plan. Your initial income payments are based on the value of your accumulation on the last valuation day before the annuity starting date and annuity payments can change after the initial payment based on the Account’s investment experience, the income option you choose and the income change method you choose. Important tax considerations may also apply. Please see the section below entitled “When you are ready to receive annuity income.”
Death Benefits. Subject to the terms of your employer’s plan, TIAA may pay death benefits if you or your annuity partner dies. When you purchase your annuity contract, you name one or more beneficiaries to receive the death benefit if you die. You can change your beneficiaries any time before you die, and, unless you instruct otherwise, your annuity partner can do the same after your death. Your choice of beneficiary for death benefits may, in some cases, be subject to the consent of your spouse and federal and state law may impose additional restrictions. If you die during the accumulation period, the death benefit is the amount of your accumulation. If you and your annuity partner die during the annuity period while payments are still due under a fixed-period annuity or for the remainder of a guaranteed period, the death benefit is the present value, based on interest at the effective annual rate of 4%, of the unit annuity payments due for the remainder of the period. Death benefits may be paid out during the accumulation period (currently under one of five available methods) or during the annuity period. Ordinarily, death benefits are subject to federal estate tax. Generally, if taken as a lump sum, death benefits would be taxed like complete

14	Prospectus ■ TIAA Real Estate Account

withdrawals. If taken as annuity benefits, death benefits would be taxed like annuity payments. See the section below entitled “Death benefits.”

Risk factors
The value of your investment in the Account will fluctuate based on the value of the Account’s assets, the income the assets generate and the Account’s expenses. Participants can lose money by investing in the Account. The past performance of the Account is not indicative of future results. There is risk associated with an investor attempting to “time” an investment in the Account’s units, or effecting a redemption of an investor’s units. The Account’s assets and income can be affected by many factors, and you should consider the specific risks presented below before investing in the Account. In particular, for a discussion of how forward-looking statements contained in this prospectus and that are incorporated by reference from the Account's 2017 Form 10-K are subject to uncertainties that are difficult to predict, which may be beyond management’s control and which could cause actual results to differ materially from historical experience or management’s present expectations, please refer to the subsection below in the Account’s 2017 Form 10-K entitled “Forward-looking statements.”
Forward-looking statements
Some statements in this prospectus (including statements incorporated by reference from the Account’s 2017 Form 10-K) which are not historical facts may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about management’s expectations, beliefs, intentions or strategies for the future, include the assumptions and beliefs underlying these forward-looking statements, and are based on current expectations, estimates and projections about the real estate industry, domestic and global economic conditions, including conditions in the credit and capital markets, the sectors, and markets in which the Account invests and operates, and the transactions described in this prospectus. While management believes the assumptions underlying any of its forward-looking statements and information to be reasonable, such information may be subject to uncertainties and may involve certain risks which may be difficult to predict and are beyond management’s control. These risks and uncertainties could cause actual results to differ materially from those contained in any forward-looking statement. These risks and uncertainties include, but are not limited to, the following:
Risks associated with real estate investing
General Risks of Acquiring and Owning Real Property: As referenced elsewhere in this prospectus, the substantial majority of the Account’s net assets consist of direct ownership interests in real estate. As such, the Account is

TIAA Real Estate Account ■ Prospectus	15

particularly subject to the risks inherent in acquiring and owning real property, including in particular the following:

•	Adverse Global and Domestic Economic Conditions. The economic conditions in the markets where the Account’s properties are located may be adversely impacted by factors which include:

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adverse domestic or global economic conditions, particularly in the event of a deep recession which results in significant employment losses across many sectors of the economy and reduced levels of consumer spending;

•	a weak market for real estate generally and/or in specific locations where the Account may own property;

•	business closings, industry or sector slowdowns, employment losses and related factors;

•	the availability of financing (both for the Account and potential purchasers of the Account’s properties);

•	an oversupply of, or a reduced demand for, certain types of real estate properties;

•	natural disasters, flooding and other significant and severe weather-related events;

•	terrorist attacks and/or other man-made events; and

•	decline in population or shifting demographics.
The incidence of some or all of these factors could reduce occupancy, rental rates and the fair value of the Account’s real properties or interests in investment vehicles (such as limited partnerships) which directly hold real properties.

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Concentration Risk. The Account may experience periods in which its investments are geographically concentrated, either regionally or in certain markets with similar demographics. Further, while the Account seeks diversification across its four primary property types: office, industrial, retail and multi-family properties, the Account may experience periods where it has concentration in one property type, increasing the potential exposure if there were to be an oversupply of, or a reduced demand for, certain types of real estate properties in the markets in which the Account operates. Also, the Account may experience periods in which its tenant base is concentrated within a particular industry sector. For example, the Account owns and operates a number of industrial properties, which typically feature larger tenant concentration. The insolvency and/or closing of a single tenant in one of our industrial properties may significantly impair the income generated by an industrial property, and may also depress the value of such property. In addition, the Account owns and operates a number of properties in the Washington, D.C. metropolitan area and a prolonged period of significantly diminished federal expenditures could have an adverse impact on demand for office space by the U.S. Government and the sectors and industries dependent upon the U.S. Government in such region or other regions where the government or such related businesses are large lessees. If any or all of these events occur, the Account’s income and performance

16	Prospectus ■ TIAA Real Estate Account

may be adversely impacted disproportionately by deteriorating economic conditions in those areas or industry sectors in which the Account’s investments are concentrated. Also, the Account could experience a more rapid negative change in the value of its real estate investments than would be the case if its real estate investments were more diversified.

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Leasing Risk. A number of factors could cause the Account’s rental income, a key source of the Account’s revenue and investment return, to decline, which would adversely impact the Account’s results and investment returns. These factors include the following:

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A property may be unable to attract new tenants or retain existing tenants. This situation could be exacerbated if a concentration of lease expirations occurred during any one time period or multiple tenants exercise early termination at the same time.

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The financial condition of our tenants may be adversely impacted, particularly in a prolonged economic downturn. The Account could lose revenue if tenants do not pay rent when contractually obligated, request some form of rent relief and/or default under a lease at one of the Account’s properties. Such a default could occur if a tenant declared bankruptcy, suffered from a lack of liquidity, failed to continue to operate its business or for other reasons. In the event of any such default, we may experience a delay in, or an inability to effect, the enforcement of our rights against that tenant, particularly if that tenant filed for bankruptcy protection. Further, any disputes with tenants could involve costly and time consuming litigation.

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In the event a tenant vacates its space at one of the Account’s properties, whether as a result of a default, the expiration of the lease term, rejection of the lease in bankruptcy or otherwise, given current market conditions, we may not be able to re-lease the vacant space either (i) for as much as the rent payable under the previous lease or (ii) at all. Also, we may not be able to re-lease such space without incurring substantial expenditures for tenant improvements and other lease-up related costs, while still being obligated for any mortgage payments, real estate taxes and other expenditures related to the property. In some instances, the Account’s properties may be specifically suited to and/or outfitted for the particular needs of a certain tenant based on the type of business the tenant operates. For example, many companies desire space with an open floor plan. The Account may have difficulty obtaining a new tenant for any vacant space in its properties, particularly if the floor plan limits the types of businesses that can use the space without major renovation, which may require the Account to incur substantial expense in re-planning the space. Also, upon expiration of a lease, the space preferences of the Account’s major tenants may no longer align with the space they previously rented, which could cause those tenants to not renew their lease, or may require th

TIAA Real Estate Account ■ Prospectus	17

e Account to expend significant sums to reconfigure the space to their needs.

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The Account owns and operates retail properties, which, in addition to the risks listed above, are subject to specific risks, including the insolvency and/or closing of an anchor tenant. Many times, anchor tenants will be “big box” stores and other large retailers that can be particularly adversely impacted by a global recession, competition from online retailers and reduced consumer spending generally. Factors that can impact the level of consumer spending include increases in fuel and energy costs, residential and commercial real estate and mortgage conditions, labor and healthcare costs, access to credit, consumer confidence and other macroeconomic factors. Under certain circumstances, co-tenancy clauses in tenants’ leases may allow certain tenants in a retail property to terminate their leases or reduce or withhold rental payments when overall occupancy at the property falls below certain minimum levels. The insolvency and/or closing of an anchor tenant may also cause such tenants to terminate their leases, or to fail to renew their leases at expiration.

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Competition. The Account may face competition for real estate investments from multiple sources, including individuals, corporations, insurance companies or other insurance company separate accounts, as well as real estate limited partnerships, real estate investment funds, commercial developers, pension plans, other institutional and foreign investors and other entities engaged in real estate investment activities. Some of these competitors may have similar financial and other resources as the Account, and/or they may have investment strategies and policies (including the ability to incur significantly more leverage than the Account) that allow them to compete more aggressively for real estate investment opportunities, which could result in the Account paying higher prices for investments, experiencing delays in acquiring investments or failing to consummate such purchases. Any resulting delays in the acquisition of investments, or the failure to consummate acquisitions the Account deems desirable, may increase the Account’s costs or otherwise adversely affect the Account’s investment results. In addition, the Account’s properties may be located close to properties that are owned by other real estate investors and that compete with the Account for tenants. These competing properties may be better located, more suitable for tenants than our properties, or have owners who may compete more aggressively for tenants, resulting in a competitive advantage for these other properties. The Account may also face similar competition from other properties that may be developed in the future. This competition may limit the Account’s ability to lease space, increase its costs of securing tenants, and limit the Account’s ability to maximize our rents and/or require the Account to make capital improvements it otherwise would not, in order to make its properties more attractive to prospective tenants.

18	Prospectus ■ TIAA Real Estate Account

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Operating Costs. A property’s cash flow could decrease if operating costs, such as property taxes, utilities, litigation expenses associated with a property, maintenance and insurance costs that are not reimbursed by tenants, increase in relation to gross rental income, or if the property needs unanticipated repairs and renovations. In addition, the Account’s expenses of owning and operating a property are not necessarily reduced when the Account’s income from a property is reduced.

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Condemnation. A governmental agency may condemn and convert for a public use (i.e., through eminent domain) all or a portion of a property owned by the Account. While the Account would receive compensation in connection with any such condemnation, such compensation may not be in an amount the Account believes represents equivalent value for the condemned property. Further, a partial condemnation could impair the ability of the Account to maximize the value of the property during its operation, including making it more difficult to find new tenants or retain existing tenants. Finally, a property which has been subject to a partial condemnation may be more difficult to sell at a price the Account believes is appropriate.

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Terrorism and Acts of War and Violence. Terrorist attacks may harm our property investments. The Account can provide no assurance that there will not be further terrorist attacks against the United States or U.S. businesses or elsewhere in the world. These attacks or armed conflicts may directly or indirectly impact the value of the property the Account owns or that secure our loans. Losses resulting from these types of events may be uninsurable or not insurable to the full extent of the loss suffered. Moreover, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States, worldwide financial markets, and the global economy. Such events could also result in economic uncertainty in the United States or abroad. Adverse economic conditions resulting from terrorist activities could reduce demand for space in the Account’s properties and thereby reduce the value of the Account’s properties and therefore your investment return.

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Risk of Limited Warranty. Purchasing a property “as is” or with limited warranties, which limit the Account’s recourse if due diligence fails to identify all material risks, can negatively impact the Account by reducing the value of such properties and increasing the Account’s cost to hold or sell properties.

General Risks of Selling Real Estate Investments: Among the risks of selling real estate investments are:

•	The sale price of an Account property might differ, perhaps significantly, from its estimated or appraised value, leading to losses or reduced profits to the Account.

•	The Account might not be able to sell a property at a particular time for a price which management believes represents its fair or full value. This

TIAA Real Estate Account ■ Prospectus	19

illiquidity may result from the cyclical nature of real estate, general economic conditions impacting the location of the property, disruption in the credit markets or the availability of financing on favorable terms or at all, and the supply of and demand for available tenant space, among other reasons. This might make it difficult to raise cash quickly which could impair the Account’s liquidity position (particularly during any period of sustained significant net participant outflows) and also could lead to Account losses. Further, the liquidity guarantee does not serve as a working capital facility or credit line to enhance the Account’s liquidity levels generally, as its purpose is tied to participants having the ability to redeem their accumulation units upon demand (thus alleviating the Account’s need to dispose of properties solely to increase liquidity levels in what management deems a suboptimal sales environment).

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The Account may need to provide financing to a purchaser if no cash buyers are available, or if buyers are unable to receive financing on terms enabling them to consummate the purchase. Such seller financing introduces a risk that the counterparty may not perform its obligations to repay the amounts borrowed from the Account to complete the purchase.

•	For any particular property, the Account may be required to make expenditures for improvements to, or to correct defects in, the property before the Account is able to market and/or sell the property.

•	Interests in real estate limited partnerships tend to be, in particular, illiquid and the Account may be unable to dispose of such investments at opportune times.

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Seller Indemnities. When the Account sells property, it is often required to provide some amount of indemnity for loss to the buyer. While the Account takes steps to try to mitigate the impact of the indemnities, such indemnities could negatively impact the sale price or result in claims by the buyer for indemnity in the future, which could increase the Account’s expenses and thereby reduce the return on investment.

Valuation and Appraisal Risks: Investments in the Account’s assets are stated at fair value, which is defined as the price that would be received to sell the asset in an orderly transaction between market participants at the measurement date. Determination of fair value, particularly for real estate assets, involves significant judgment. Valuation of the Account’s real estate properties (which comprise a substantial majority of the Account’s net assets) are based on real estate appraisals, which are estimates of property values based on a professional’s opinion and may not be accurate predictors of the amount the Account would actually receive if it sold a property. Appraisals can be subjective in certain respects and rely on a variety of assumptions and conditions at that property or in the market in which the property is located, which may change materially after the appraisal is conducted. Among other things, market prices for comparable real estate may be volatile, in particular if there has been a lack of recent transaction activity in such market. Any future disruptions in the macro-economy, real estate

20	Prospectus ■ TIAA Real Estate Account

markets and the credit markets, such as those that occurred from 2008-2011, could lead to a significant decline in real estate transaction activity in most markets and sectors in which the Account is invested. The resulting lack of observable transaction data may make it more difficult for a property appraisal to determine the fair value of the Account’s investment in one or more real estate assets. In addition, a portion of the data used by appraisers is based on historical information at the time the appraisal is conducted, and subsequent changes to such data, after an appraiser has used such data in connection with the appraisal, may not be adequately captured in the appraised value. Also, to the extent that the Account uses a relatively small number of independent appraisers to value a significant portion of its properties, valuations may be subject to any institutional biases of such appraisers and their valuation procedures.
Further, as the Account generally obtains appraisals on a quarterly basis, there may be circumstances in the period between appraisals or interim valuation adjustments in which the true realizable value of a property is not reflected in the Account’s daily net asset value calculation or in the Account’s periodic consolidated financial statements. This disparity may be more apparent when the commercial and/or residential real estate markets experience an overall and possibly dramatic decline (or increase) in property values in a relatively short period of time between appraisals.
If the appraised values of the Account’s properties as a whole are too high, those participants who purchased accumulation units prior to (i) a downward valuation adjustment of a property or multiple properties or (ii) a property or properties being sold for a lower price than the appraised value will be credited with less of an interest than if the value had previously been adjusted downward. Also, those participants who redeem during any such period will have received more than their pro rata share of the value of the Account’s assets, to the detriment of other non-redeeming participants. In particular, appraised property values may prove to be too high (as a whole) in a rapidly declining commercial real estate market. Further, implicit in the Account’s definition of fair value is a principal assumption that there will be a reasonable time to market a given property and that the property will be exchanged between a willing buyer and willing seller in a non-distressed scenario. However, an appraised value may not reflect the actual realizable value that would be obtained in a rush sale where time was of the essence. Also, appraised values may lag actual realizable values to the extent there is significant and rapid economic deterioration in a particular geographic market or a particular sector within a geographic market.
If the appraised values of the Account’s properties as a whole are too low, those participants who redeem prior to (i) an upward valuation adjustment of a property or multiple properties or (ii) a property or properties being sold for a higher price than the appraised value will have received less than their pro rata share of the value of the Account’s assets, and those participants who purchase units during any such period will be credited with more than their pro rata share of the value of the Account’s assets.

TIAA Real Estate Account ■ Prospectus	21

Finally, the Account recognizes items of income (such as net operating income from real estate investments, distributions from real estate limited partnerships or joint ventures, or dividends from REIT stocks) and expense in many cases on an intermittent basis, where the Account cannot predict with certainty the magnitude or the timing of such items. As such, even as the Account estimates items of net operating income on a daily basis, the AUV for the Account may fluctuate, perhaps significantly, from day to day, as a result of adjusting these estimates for the actual recognized item of income or expense.
Investment Risk Associated with Participant Transactions: The amount the Account has available to invest in new properties and other real estate-related assets will depend, in large part, on the level of net participant transfers into or out of the Account as well as participant premiums into the Account. As noted elsewhere in this prospectus, the Account intends to hold between 15% and 25% of its net assets in publicly traded, liquid investments (other than real estate and real estate-related investments), consisting of publicly traded, liquid investments. These liquid assets are intended to be available to purchase real estate-related investments in accordance with the Account’s investment objective and strategy and are also available to meet participant redemption requests and the Account’s expense needs (including, from time to time, obligations on debt). Significant participant transaction activity into or out of the Account’s units is generally not predictable, and wide fluctuations can occur as a result of macroeconomic or geopolitical conditions, the performance of equities or fixed income securities or general investor sentiment, regardless of the historical performance of the Account or of the performance of the real estate asset class generally. In the second half of 2008 and in 2009, the Account experienced significant net participant transfers out of the Account, eventually causing the Account’s liquid assets to comprise less than 10% of the Account’s assets (on a net and total basis) throughout all of 2009 and into early 2010. Due in large part to this activity, the TIAA liquidity guarantee was initially executed in December 2008. Please see the section below entitled “Establishing and managing the Account — The role of TIAA — Liquidity guarantee.” Among other things, this continued shortfall in the amount of liquid assets impaired management’s ability to consummate new transactions. If a significant amount of net participant transfers out of the Account were to recur, particularly in high volumes similar to those experienced in late 2008 and 2009, the Account may not have enough available liquid assets to pursue, or consummate, new investment opportunities presented to us that are otherwise attractive to the Account. This, in turn, could harm the Account’s returns. Even though net transfers out of the Account ceased in early 2010, the Account experienced net participant outflows in 2017 and there is no guarantee that redemption activity will not increase, perhaps in a significant and rapid manner.
Alternatively, periods of significant net transfer activity into the Account can result in the Account holding a higher percentage of its net assets in publicly traded liquid non-real estate-related investments than the Account’s managers

22	Prospectus ■ TIAA Real Estate Account

would target to hold under the Account’s long-term strategy. As of December 31, 2017, the Account’s non-real estate-related liquid assets comprised 15.6% of its net assets. At times, the portion of the Account’s net assets invested in these types of liquid instruments may exceed 25%, particularly if the Account receives a large inflow of money in a short period of time, coupled with a lack of attractive real estate-related investments on the market. Also, large inflows from participant transactions often occur in times of appreciating real estate values and pricing, which can render it challenging to execute on some transactions at ideal prices.
In an appreciating real estate market generally, this large percentage of assets held in liquid investments and not in real estate and real estate-related investments may impair the Account’s overall returns. This scenario may be exacerbated in a low interest rate environment for U.S. Treasury securities and related highly liquid securities, such as has existed since 2009 and which may persist in the future. In addition, to manage cash flow, the Account may temporarily hold a higher percentage of its net assets in liquid real estate-related securities, such as REIT and CMBS securities, than its long-term targeted holdings in such securities, particularly during and immediately following times of significant net transfer activity into the Account. Such holdings could increase the volatility of the Account’s returns.
Risks of Borrowing: The Account acquires some of its properties subject to existing financing and from time to time borrows new funds at the time of purchase. The Account may borrow pursuant to mortgages placed on individual properties or under an unsecured line of credit or credit facility. Also, the Account may from time to time place new leverage on, increase the leverage already placed on, or refinance maturing debt on, existing properties the Account owns. Under the Account’s current investment guidelines, the Account intends to maintain its loan to value ratio at or below 30% (measured at the time of incurrence and after giving effect thereto). As of December 31, 2017, the Account’s loan to value ratio was approximately 15.5%. Also, the Account may borrow up to 70% of the then-current value of a particular property. Non-construction mortgage loans on a property will be non-recourse to the Account. Among the risks of borrowing money, including borrowing under a line of credit or credit facility, or otherwise investing in a property subject to a mortgage are:

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General Economic Conditions. General economic conditions, dislocations in the capital or credit markets generally or the market conditions then in effect in the real estate finance industry, may hinder the Account’s ability to obtain financing or refinancing for its property investments on favorable terms or at all, regardless of the quality of the Account’s property for which financing or refinancing is sought. Such unfavorable terms might include high interest rates, increased fees and costs and restrictive covenants applicable to the Account’s operation of the property. Longer term disruptions in the capital and credit markets as a result of uncertainty, changing or increased regulation, reduced alternatives, rising interest rates or failures of significant financial institutions could adversely affect our

TIAA Real Estate Account ■ Prospectus	23

access to financing necessary to make profitable real estate investments. Our failure to obtain financing or refinancing on favorable terms due to the current state of the credit markets or otherwise could have an adverse impact on the returns of the Account. Also, the Account’s ability to secure financing may be impaired if negative marketplace effects, such as those which followed from the worldwide economic slowdown following the banking crisis of 2008 and the subsequent sovereign debt and banking difficulties recently experienced in parts of the Eurozone were to occur or persist. These difficulties could include tighter lending standards instituted by banks and financial institutions, the reduced availability of credit facilities and project finance facilities from banks and the fall of consumer and/or business confidence.

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Default Risk. The property or group of encumbered properties may not generate sufficient cash flow to support the debt service on the mortgage loan. The property may also fail to meet certain financial or operating covenants contained in the loan documents and/or the property may have negative equity (i.e., the loan balance exceeds the value of the property) or inadequate equity. In addition, income from properties or investments or any other source of income for the Account may not generate sufficient cash flow to support the debt service on a line of credit or credit facility. In any of these circumstances, we (or a joint venture in which we invest) may default on the loan, including due to the failure to make required debt service payments when due. If a loan is in default, the Account or the venture may determine that it is not economically desirable and/or in the best interests of the Account to continue to make payments on the loan (including accessing other sources of funds to support debt service on the loan), and/or the Account or venture may not be able to otherwise remedy such default on commercially reasonable terms or at all. In either case, the lender then could accelerate the outstanding amount due on the loan and/or foreclose on the underlying property, in which case the Account could lose the value of its investment in the foreclosed property. Further, any such default or acceleration could trigger a default under loan agreements in respect of other Account properties pledged as security for the defaulted loan or other loans. Finally, any such default could subject the Account to the costs of litigation, increase the Account’s borrowing costs, or result in less favorable terms, with respect to financing future properties or entering into future lines of credit or credit facilities.

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Balloon Maturities. If the Account obtains a mortgage loan that involves a balloon payment, there is a risk that the Account will not be able to make the lump sum principal payment due under the loan at the end of the loan term, or otherwise obtain adequate refinancing on terms commercially acceptable to the Account or at all. The Account then may be forced to sell the property or other properties under unfavorable market conditions, restructure the loan on terms not advantageous to the Account, or default

24	Prospectus ■ TIAA Real Estate Account

on its mortgage, resulting in the lender exercising its remedies, which may include repossession of the property, and the Account could lose the value of its investment in that property.

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Variable Interest Rate Risk. If the Account obtains variable-rate loans, the Account’s returns may be volatile when interest rates are volatile. Further, to the extent that the Account takes out fixed-rate loans and interest rates subsequently decline, this may cause the Account to pay interest at above-market rates for a significant period of time. Any interest rate hedging activities the Account engages in to mitigate this risk may not fully protect the Account from the impact of interest rate volatility.

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Variable Rate Demand Obligation (“VRDO”) Risk. To the extent the Account obtains financing pursuant to a variable rate demand obligation subject to periodic remarketing or similar mechanisms, the Account or the joint ventures in which it invests could face higher borrowing costs if the remarketing results in a higher prevailing interest rate. In addition, the terms of such variable rate obligations may allow the remarketing agent to cause the Account or venture to repay the loan on demand in the event insufficient market demand for such loans is present. In particular, RGM 42, LLC, a joint venture in which the Account holds a 70% interest, is the borrower under a VRDO loan program, as described in more detail in the section entitled “Management’s discussion and analysis of the Account’s financial condition and results of operations” in the Account’s 2017 Form 10-K.

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Valuation Risk. The market valuation of mortgage loans payable could have an adverse impact on the Account’s performance. Valuations of mortgage loans payable are generally based on the amount at which the liability could be transferred in a current transaction, exclusive of transaction costs, and such valuations are subject to a number of assumptions and factors with respect to the loan and the underlying property, a change in any of which could cause the value of a mortgage loan to fluctuate.

A general disruption in the credit markets, such as the disruption experienced in 2008 and 2009, may aggravate some or all of these risks.
Risks of Joint Ownership: Investing in joint venture partnerships or other forms of joint property ownership may involve special risks, many of which are exacerbated when the consent of parties other than the Account is required to take action.

•	The co-venturer may have interests or goals inconsistent with those of the Account, including during times when a co-venturer may be experiencing financial difficulty. For example:

•
a co-venturer may desire a higher current income return on a particular investment than does the Account (which may be motivated by a longer-term investment horizon or exit strategy), or vice versa, which could cause difficulty in managing a particular asset;

•	a co-venturer may desire to maximize or minimize leverage in the venture, which may be at odds with the Account’s strategy;

TIAA Real Estate Account ■ Prospectus	25

•
a co-venturer may be more or less likely than the Account to agree to modify the terms of significant agreements (including loan agreements) binding the venture, or may significantly delay in reaching a determination whether to do so, each of which may frustrate the business objectives of the Account and/or lead to a default under a loan secured by a property owned by the venture; and

•
for reasons related to its own business strategy, a co-venturer may have different concentration standards as to its investments (geographically, by sector, or by tenant), which might frustrate the execution of the business plan for the joint venture.

•
The co-venturer may be unable to fulfill its obligations (such as to fund its pro rata share of committed capital, expenditures or guarantee obligations of the venture) during the term of such agreement or may become insolvent or bankrupt, any of which could expose the Account to greater liabilities than expected and frustrate the investment objective of the venture.

•
If a co-venturer doesn’t follow the Account’s instructions or adhere to the Account’s policies, the jointly owned properties, and consequently the Account, might be exposed to greater liabilities than expected.

•
The Account may have limited rights with respect to the underlying property pursuant to the terms of the joint venture, including the right to operate, manage or dispose of a property, and a co-venturer could have approval rights over the marketing or the ultimate sale of the underlying property.

•
The terms of the Account’s ventures often provide for complicated agreements which can impede our ability to direct the sale of the property owned by the venture at times the Account views most favorable. One such agreement is a “buy-sell” right, which may force us to make a decision (either to buy our co-venturer’s interest or sell our interest to our co-venturer) at inopportune times.

•	A co-venturer can make it harder for the Account to transfer its equity interest in the venture to a third party, which could adversely impact the valuation of the Account’s interest in the venture.

•
To the extent the Account serves as the general partner or managing member in a venture, it may owe certain contractual or other duties to the co-venturer, including fiduciary duties, which may present perceived or actual conflicts of interest in the management of the underlying assets. Such an arrangement could also subject the Account to liability to third parties in the performance of its duties as a general partner or managing member.

Risks of Developing or Redeveloping Real Estate or Buying Recently Constructed Properties: If the Account chooses to develop or redevelop a property or buys a recently constructed property, it may face the following risks:

•
There may be delays or unexpected increases in the cost of property development, redevelopment and construction due to strikes, bad weather, material shortages, increases in material and labor costs or other events.

26	Prospectus ■ TIAA Real Estate Account

•
There are risks associated with potential underperformance or non-performance by, and/or solvency of, a contractor we select or other third party vendors involved in developing or redeveloping the property.

•
If the Account were viewed as developing or redeveloping underperforming properties, suffering losses on our investments, or defaulting on any loans on our properties, our reputation could be damaged. Damage to our reputation could make it more difficult to successfully develop or acquire properties in the future and to continue to grow and expand our relationships with our lenders, venture partners and tenants.

•
Because external factors may have changed from when the project was originally conceived (e.g., slower growth in the local economy, higher interest rates, overbuilding in the area or changes in the regulatory and permitting environment), the property may not attract tenants on the schedule we originally planned and/or may not operate at the income and expense levels first projected.

Risks with Purchase-Leaseback Transactions: To the extent the Account invested in a purchase-leaseback transaction, the major risk is that the third party lessee will be unable to make required payments to the Account. If the leaseback interest is subordinate to other interests in the real property, such as a first mortgage or other lien, the risk to the Account increases because the lessee may have to pay the senior lienholder to prevent foreclosure before it pays the Account. If the lessee defaults or the leaseback is terminated prematurely, the Account might not recover its investment unless the property is sold or leased on favorable terms.
Real Estate Regulatory Risks: Government regulation at the federal, state and local levels, including, without limitation, zoning laws, rent control or rent stabilization laws, laws regulating housing on the Account’s multi-family properties, the Americans with Disabilities Act, property taxes and fiscal, accounting, environmental or other government policies, could operate or change in a way that adversely affects the Account and its properties. For example, these regulations could raise the cost of acquiring, owning, improving or maintaining properties, present barriers to otherwise desirable investment opportunities or make it harder to sell, rent, finance, or refinance properties either on economically desirable terms, or at all, due to the increased costs associated with regulatory compliance.
Environmental Risks: The Account may be liable for damage to the environment or injury to individuals caused by hazardous substances used or found on its properties. Under various environmental regulations, the Account may also be liable, as a current or previous property owner or mortgagee, for the cost of removing or cleaning up hazardous substances found on a property, even if it did not know of and wasn’t responsible for the hazardous substances. If any hazardous substances are present or the Account does not properly clean up any hazardous substances, or if the Account fails to comply with regulations requiring it to actively monitor the business activities on its premises, the Account may

TIAA Real Estate Account ■ Prospectus	27

have difficulty selling or renting a property or be liable for monetary penalties. Further, environmental laws may impose restrictions on the manner in which a property may be used, the tenants which may be allowed, or the manner in which businesses may be operated, which may require the Account to expend funds in order to comply with these laws. These laws may also cause the most ideal use of the property to differ from that originally contemplated and as a result could impair the Account’s returns. The cost of any required clean-up relating to a single real estate investment (including remediating contaminated property) and the Account’s potential liability for environmental damage, including paying personal injury claims and performing under indemnification obligations to third parties, could exceed the value of the Account’s investment in a property, the property’s value, or in an extreme case, a significant portion of the Account’s assets. Finally, while the Account may from time to time acquire third-party insurance related to environmental risks, such insurance coverage may be inadequate to cover the full cost of any loss and would cause the Account to be reliant on the financial health of our third-party insurer at the time any such claim is submitted.
Uninsurable Losses: Certain catastrophic losses (e.g., from earthquakes, wars, terrorist acts, nuclear accidents, hurricanes, wind, floods or environmental or industrial hazards or accidents) may be uninsurable or so expensive to insure against that it is economically disadvantageous to buy insurance for them. Further, the terms and conditions of the insurance coverage the Account has on its properties, in conjunction with the type of loss actually suffered at a property, may subject the property, or the Account as a whole, to a cap on insurance proceeds that is less than the loss or losses suffered. If a disaster that we have not insured against occurs, if the insurance contains a high deductible, and/or if the aggregate insurance proceeds for a particular type of casualty are capped, the Account could lose some of its original investment and any future profits from the property. Also, the Account may not have sufficient access to internal or external sources of funding to repair or reconstruct a damaged property to the extent insurance proceeds do not cover the full loss. In addition, some leases may permit a tenant to terminate its obligations in certain situations, regardless of whether those events are fully covered by insurance. In that case, the Account would not receive rental income from the property while that tenant’s space is vacant, and any such vacancy might impact the value of that property. Finally, as with respect to all third-party insurance, the Account is reliant on the continued financial health of such insurers and their ability to pay on valid claims. If the financial health of an insurer were to deteriorate quickly, the Account may not be able to find adequate coverage from another carrier on favorable terms, which could adversely impact the Account’s returns.

28	Prospectus ■ TIAA Real Estate Account

Risks of investing in real estate investment trust securities
The Account invests in registered and unregistered REIT securities for diversification, liquidity management and other purposes. The Account’s investment in REITs may also increase, as a percentage of net assets, during periods in which the Account is experiencing large net inflow activity, in particular due to net participant transfers into the Account. As of December 31, 2017, REIT securities comprised approximately 5.0% of the Account’s net assets. Investments in REIT securities are part of the Account’s real estate-related investment strategy and are subject to many of the same general risks associated with direct real property ownership. In particular, equity REITs may be affected by changes in the value of the underlying properties owned by the entity, while mortgage REITs may be affected by the quality of any credit extended. In addition to these risks, because REIT investments are securities and generally publicly traded, they may be exposed to market risk and potentially significant price volatility due to changing conditions in the financial markets and, in particular, changes in overall interest rates, regardless of the value of the underlying real estate such REIT may own. Also, sales of REIT securities by the Account for liquidity management purposes may occur at times when values of such securities have declined and it is otherwise an inopportune time to sell the security. Volatility in REITs can cause significant fluctuations in the Account’s AUV on a daily basis, as they are correlated to equity markets which have experienced significant day to day fluctuations over the past few years.
REITs do not pay federal income taxes if they distribute most of their earnings to their shareholders and meet other tax requirements. Many of the requirements to qualify as a REIT, however, are highly technical and complex. Failure to qualify as a REIT results in tax consequences, as well as disqualification from operating as a REIT for a period of time. Consequently, if the Account invests in securities of a REIT that later fails to qualify as a REIT, this may adversely affect the performance of our investment. Certain provisions of recently “Enacted Tax Legislation,” as described under such heading in the section below entitled “Taxes” and related guidance that may be issued by the Treasury and Internal Revenue Service may impact REIT qualification in an unforeseen manner. The Account will continue to monitor such developments.
Risks of mortgage-backed securities
The Account from time to time has invested in mortgage-backed securities and may in the future invest in such securities. Mortgage-backed securities, such as CMBS, are subject to many of the same general risks inherent in real estate investing, making mortgage loans and investing in debt securities. The underlying mortgage loans may experience defaults with greater frequency than projected when such mortgages were underwritten, which would impact the values of these securities, and could hamper our ability to sell such securities. In particular, these types of investments may be subject to prepayment risk or extension risk (i.e., the risk that borrowers will repay the loans earlier or later than anticipated). If the

TIAA Real Estate Account ■ Prospectus	29

underlying mortgage assets experience faster than anticipated prepayments of principal, the Account could fail to recoup some or all of its initial investment in these securities, since the original price paid by the Account was based in part on assumptions regarding the receipt of interest payments. If the underlying mortgage assets are repaid later than anticipated, the Account could lose the opportunity to reinvest the anticipated cash flows at a time when interest rates might be rising. The rate of prepayments depends on a variety of geographic, social and other functions, including prevailing market interest rates and general economic factors. Further, it is possible that the U.S. Government may change its support of, and policies regarding, Fannie Mae and Freddie Mac and, thus, the Account may be unable to acquire agency mortgage-backed securities in the future. Even if the Account so acquired such securities, such changes may result in a negative effect on the pricing of such securities. Other policy changes impacting Fannie Mae and Freddie Mac and/or U.S. Government programs related to mortgages that may be implemented in the future could create market uncertainty and affect the actual or perceived credit quality of issued securities, adversely affecting mortgage-backed securities through an increased risk of loss.
Importantly, the fair market value of these securities is also highly sensitive to changes in interest rates, liquidity of the secondary market and economic conditions impacting financial institutions and the credit markets generally. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased prepayments. Further, volatility and disruption in the mortgage market and credit markets generally (such as was the case in 2008 and 2009) may cause there to be a very limited or even no secondary market for these securities and they therefore may be harder to sell than other securities.
Risks of U.S. Government agency securities and corporate obligations
The Account invests in securities issued by U.S. Government agencies and U.S. Government-sponsored entities. Some of these issuers may not have their securities backed by the full faith and credit of the U.S. Government, which could adversely affect the pricing and value of such securities. U.S. Government securities that are supported by the full faith and credit of the United States present limited credit risk compared to other types of debt securities but are not free of risk. Other U.S. Government securities are supported by the right of the agency or instrumentality to borrow an amount limited to a specific line of credit from the U.S. Treasury or by the discretionary authority of the U.S. Government to purchase financial obligations of the agency or instrumentality, which are thus subject to a greater amount of credit risk than those supported by the full faith and credit of the United States. Still other U.S. Government securities are only supported by the credit of the issuing agency or instrumentality which are subject to greater credit risk as compared to other U.S. Government securities. The maximum potential liability of the issues of some U.S. Government securities may

30	Prospectus ■ TIAA Real Estate Account

exceed then current resources, including any legal right to support from the U.S. Treasury. Because the U.S. Government is not obligated by law to support an agency or instrumentality that it sponsors, or such agency’s or instrumentality’s securities, the Account only invests in U.S. Government securities when TIAA determines that the credit risk associated with the obligation is suitable for the Account. It is possible that issuers of U.S. Government securities will not have the funds to meet their payment obligations in the future. Uncertainty regarding the status of negotiations in the U.S. Congress to increase the statutory debt ceiling may increase the risk that the U.S. Government may default on payments on certain U.S. Government securities, including those held by the Account.
Also, the Account may invest in corporate obligations (such as commercial paper) and while the Account seeks out such holdings in short-term, higher-quality liquid instruments, the ability of the Account to sell these securities may be uncertain, particularly when there are general dislocations in the finance or credit markets. Any such volatility could have a negative impact on the value of these securities. Further, transaction activity may fluctuate significantly from time to time, which could impair the Account’s ability to dispose of a security at a favorable time, regardless of the credit quality of the underlying issuer. Also, inherent with investing in any corporate obligation is the risk that the credit quality of the issuer will deteriorate, which could cause the obligations to be downgraded and hamper the value or the liquidity of these securities. Finally, any further downgrades or threatened downgrades of the credit rating for U.S. Government obligations generally could impact the pricing and liquidity of agency securities or corporate obligations in a manner which could impact the value of the Account’s units. On one occasion, the long-term credit rating of the United States has been downgraded by at least one leading rating agency as a result of disagreements within the U.S. Government over raising the debt ceiling to repay outstanding obligations. Similar situations in the future could result in higher interest rates, lower prices of U.S. Treasury securities and increase the costs of various kinds of debt, which may adversely affect the Account.
Risks of liquid investments
The Account’s investments in liquid investments (whether real estate-related, such as REITs, CMBS or some loans receivable, or non-real estate-related, such as cash equivalents and government securities, and whether debt or equity), are subject to the following general risks:

•
Financial/Credit Risk — The risk, for debt securities, that the issuer will not be able to pay principal and interest when due (and/or declare bankruptcy or be subject to receivership) and, for equity securities such as common or preferred stock, that the issuer’s current earnings will fall or that its overall financial soundness will decline, reducing the security’s value.

•
Market Volatility Risk — The risk that the Account’s investments will experience price volatility due to changing conditions in the financial markets even regardless of the credit quality or financial condition of the

TIAA Real Estate Account ■ Prospectus	31

underlying issuer. This risk is particularly acute to the extent the Account holds equity securities, which have experienced significant short-term price volatility in recent years. Also, to the extent the Account holds debt securities, changes in overall interest rates can cause price fluctuations.

•
Interest Rate Volatility — The risk that interest rate volatility may affect the Account’s current income from an investment. As interest rates rise, the value of certain debt securities (such as those bearing lower fixed rates) held by the Account is likely to decrease.

•
Deposit/Money Market Risk — The risk that, to the extent the Account’s cash held in bank deposit accounts exceeds federally insured limits as to that bank, the Account could experience losses if banks fail. In addition, there is some risk that investments held in money market accounts or funds can suffer losses.

Further, to the extent that a significant portion of the Account’s net assets at any particular time consist of cash, cash equivalents and non-real estate-related liquid securities, the Account’s returns may suffer as compared to the return that could have been generated by more profitable real estate-related investments. Such a potential negative impact on returns may be exacerbated in times of low prevailing interest rates payable on many classes of liquid securities, such as is the case as of the date hereof and which may persist in the future.
Risks of foreign investments
In addition to other investment risks noted above, foreign investments present the following special risks:

•
The value of foreign investments or rental income can increase or decrease due to changes or fluctuations in foreign currency exchange rates, imposition of currency exchange control or market control regulations, possible expropriation or confiscatory taxation, political, social, diplomatic and economic developments and foreign regulations. The Account translates into U.S. dollars purchases and sales of securities, income receipts and expense payments made in foreign currencies at the exchange rates prevailing on the respective dates of the transactions. The effect of any changes in currency exchange rates on foreign mezzanine (including U.K.) debt or other foreign debt investments and mortgage loans payable is included in the Account’s net realized and unrealized gains and losses. As such, fluctuations in currency exchange rates, even if hedged, may impair or reduce the Account’s returns and result in poorer overall performance of the Account than if it had not acquired such foreign investments or entered into any foreign currency hedging transactions.

•
The Account may, but is not required to, hedge its exposure to changes in currency rates, which could involve extra costs. Further, any hedging activities might not be successful. Such hedges may also be subject to valuation changes. In addition, a lender to a foreign property owned by the

32	Prospectus ■ TIAA Real Estate Account

Account could require the Account to compensate it for its loss associated with such lender’s hedging activities.

•
Non-U.S. jurisdictions may impose withholding taxes on the Account as a result of its investment activity in that jurisdiction. TIAA may be eligible for a foreign tax credit in respect of such tax paid by the Account and such credit (if available to TIAA) would be reimbursed to the Account. However, there may be circumstances where TIAA is unable to receive some or all of the benefit of a foreign tax credit and the Account would thus not receive reimbursement, which could harm the value of the Account’s units.

•	Foreign real estate markets may have different liquidity and volatility attributes than U.S. markets.

•
The regulatory environment in non-U.S. jurisdictions may disfavor owners and operators of real estate investment properties, resulting in less predictable and/or economically harmful outcomes if the Account were to face a significant dispute with a tenant or with a regulator itself.

•
The Account may be subject to increased risk of regulatory scrutiny pursuant to U.S. federal statutes, such as the Foreign Corrupt Practices Act, which, among other things, requires robust compliance and oversight programs to help prevent violations. The costs associated with maintaining such programs, in addition to costs associated with a potential regulatory inquiry, could impair the Account’s returns and divert management’s attention from other Account activities.

•
It may be more difficult to obtain and collect a judgment on foreign investments than on domestic investments, and the costs associated with contesting claims relating to foreign investments may exceed those costs associated with a similar claim on domestic investments.

•
We may invest from time to time in securities issued by (1) entities domiciled in foreign countries, (2) domestic affiliates of such entities and/or (3) foreign domiciled affiliates of domestic entities. Such investments could be subject to the risks associated with investments subject to foreign regulation, including political unrest or the seizure, expropriation, repatriation or nationalization of the issuer’s assets. These events could depress the value of such securities and/or make such securities harder to sell on favorable terms, if at all.

Risks of investing in mortgage loans and related investments
The Account’s investment strategy includes, to a limited extent, investments in mortgage loans (i.e., the Account serving as lender).

•	General Risks of Mortgage Loans. The Account will be subject to the risks inherent in making mortgage loans, including:

•
The borrower may default on the loan, requiring that the Account foreclose on the underlying property to protect the value of its mortgage loan. Since its mortgage loans are usually non-recourse, the Account must rely solely on the value of a property for its security. In addition, there is a

TIAA Real Estate Account ■ Prospectus	33

risk of delay in exercising any contractual remedies due to actions of the borrower, including, without limitation, bankruptcy or insolvency of the borrower.

•
The larger the mortgage loan compared to the value of the property securing it, the greater the loan’s risk. Upon default, the Account may not be able to sell the property for its estimated or appraised value. Also, certain liens on the property, such as mechanic’s or tax liens, may have priority over the Account’s security interest.

•
A deterioration in the financial condition of tenants, which could be caused by general or local economic conditions or other factors beyond the control of the Account, or the bankruptcy or insolvency of a major tenant, may adversely affect the income of a property, which could increase the likelihood that the borrower will default under its obligations.

•	The borrower may be unable to make a lump sum principal payment due under a mortgage loan at the end of the loan term, unless it can refinance the mortgage loan with another lender.

•
If interest rates are volatile during the loan period, the Account’s variable-rate mortgage loans could have volatile yields. Further, to the extent the Account makes mortgage loans with fixed interest rates, it may receive lower yields than that which is then available in the market if interest rates rise generally.

•
Interest Rate Risk. The risk that the value or yield of fixed-income investments may decline if interest rates change. In general, when prevailing interest rates decline, the market values of outstanding fixed-income investments (particularly those paying a fixed rate of interest) tend to increase while yields on similar newly issued fixed-income investments tend to decrease, which could adversely affect the Account’s income. Conversely, when prevailing interest rates increase, the market values of outstanding fixed-income investments (particularly those paying a fixed rate of interest) tend to decline while yields on similar newly issued fixed-income investments tend to increase. If a fixed-income investment pays a floating or variable rate of interest, changes in prevailing interest rates may increase or decrease the investment’s yield. Fixed-income investments with longer durations tend to be more sensitive to interest rate changes than shorter-term investments. Interest rate risk is generally heightened during periods when prevailing interest rates are low or negative. During periods of very low or negative interest rates, a fixed-income investment may not be able to maintain positive returns. In general, changing interest rates could have unpredictable effects on the markets and may expose fixed-income and related markets to heightened volatility.

•
Extension Risk. The risk that during periods of rising interest rates, borrowers pay off their mortgage loans later than expected, preventing the Account from reinvesting principal proceeds at higher interest rates, resulting in less income than potentially available. These risks are normally

34	Prospectus ■ TIAA Real Estate Account

present in mortgage-backed securities and other asset-backed securities. For example, homeowners have the option to prepay their mortgages. Therefore, the duration of a security backed by home mortgages can lengthen depending on homeowner prepayment activity. A decline in the prepayment rate and the resulting increase in duration of fixed-income securities held by the Account can result in losses to the Account.

•
Prepayment Risks. The Account’s mortgage loan investments will usually be subject to the risk that the borrower repays a loan early. Also, the Account may be unable to reinvest the proceeds at as high an interest rate as the original mortgage loan rate, resulting in a decline in income.

•
Interest Limitations. The interest rate we charge on mortgage loans may inadvertently violate state usury laws that limit rates, if, for example, state law changes during the loan term. If this happens, the Account could incur penalties or may be unable to enforce payment of the loan.

•
Risks of Investing in Domestic and Foreign Mezzanine Loans. The Account may invest from time to time in domestic and foreign (including U.K.) mezzanine loans to entities which own real estate assets. Generally these loans will be secured by a pledge of the equity securities of the entity, but not by a first lien security interest in the property itself. As such, the Account’s recovery in the event of an adverse circumstance at the property (such as a default under a mortgage loan on the property) will be subordinated to the recovery available to the first lien mortgage lender(s) to the property. The Account’s remedy may solely consist of foreclosing on the equity interest in the entity owning the property, and that equity interest will be junior in right of recovery to a loan secured by the property owned by the entity. Also, as a subordinated lender, the Account may have limited rights to exercise control over the process by which the mortgage loan is restructured or the property is liquidated following a default. Any of these circumstances may result in the Account being unable to recover some or all of its original investment.

•
Risks of Currency Hedging Strategies for Foreign Mezzanine Loans. In managing foreign (including U.K.) mezzanine or other foreign debt, the Account may use or enter into forward currency contracts, currency swaps and may buy or sell put and call options and futures contracts on foreign currencies as well as other derivatives transactions in order to hedge against the risks of exchange rate uncertainties and currency fluctuations impacting the Account’s foreign portfolio investments. Changes in exchange rates and exchange control regulations may increase or reduce the value of foreign (including U.K.) mezzanine or other debt. Currency hedging and similar transactions involve special risks and may limit potential gains due to increases in a currency’s value. Unanticipated changes in interest rates, domestic or foreign securities prices or currency exchange rates may result in poorer overall performance of the Account than if it had not entered into any such currency-related transactions. In addition, the Account could incur

TIAA Real Estate Account ■ Prospectus	35

additional costs of paying hedge unwind fees if it has to terminate cross-currency swaps prematurely due to early repayment of foreign mezzanine or other foreign debt. The Account does not intend to speculate in foreign currency exchange transactions or forward currency contracts.

•	Risks of Participations. To the extent the Account invested in a participating mortgage, the following additional risks would apply:

•
The participation feature, in tying the Account’s returns to the performance of the underlying asset, might generate insufficient returns to make up for the higher interest rate the loan would have obtained without the participation feature.

•
In very limited circumstances, a court may characterize the Account’s participation interest as a partnership or joint venture with the borrower and the Account could lose the priority of its security interest or become liable for the borrower’s debts.

Risks of Securities Lending
As described more fully in “Securities Lending” below, in lending its securities, the Account bears the market risk with respect to the investment of collateral and the risk the borrower or securities lending agent (the “Agent”) may default on its contractual obligations to the Account. Each Agent bears the risk that the borrower may default on its obligation to return the loaned securities as the Agent is contractually obligated to indemnify the Account if at the time of a default by a borrower some or all of the loaned securities have not been returned.
Conflicts of interest within TIAA
General: TIAA and its affiliates (including Nuveen Alternatives Advisors, LLC (“NAA”) and Teachers Advisors, LLC (“TAL”), its wholly owned subsidiaries and registered investment advisers, and TH Real Estate Global, LLC (“THRE”), its wholly owned subsidiary) have interests in other real estate programs and accounts and also engage in other business activities. As such, they will have conflicts of interest in allocating their time between the Account’s business and these other activities. Also, the Account may be buying properties at the same time as TIAA affiliates that may have similar investment objectives to those of the Account. There is also a risk that TIAA will choose a property that provides lower returns to the Account than a property purchased by TIAA and its affiliates. Further, the Account will likely acquire properties in geographic areas where TIAA and its affiliates own or manage properties. In addition, the Account may desire to sell a property at the same time another TIAA affiliate is selling a property in an overlapping market. Conflicts could also arise because some properties owned or managed by TIAA and its affiliates may compete with the Account’s properties for tenants. Among other things, if one of the TIAA entities attracts a tenant that the Account is competing for, the Account could suffer a loss of revenue due to delays in locating another suitable tenant. TIAA has adopted allocation policies and procedures applicable to the purchasing conflicts scenario, but the resolution of s

36	Prospectus ■ TIAA Real Estate Account

uch conflicts may be economically disadvantageous to the Account. As a result of TIAA’s and its affiliates’ obligations to TIAA itself and to other current and potential investment vehicles sponsored by TIAA affiliates with similar objectives to those of the Account, there is no assurance that the Account will be able to take advantage of every attractive investment opportunity that otherwise is in accordance with the Account’s investment objectives.
Liquidity Guarantee: In addition, as discussed elsewhere in this prospectus, the TIAA General Account provides a liquidity guarantee to the Account. While an independent fiduciary is responsible for establishing a “trigger point” (a percentage of TIAA’s ownership of liquidity units beyond which TIAA’s ownership may be reduced at the fiduciary’s direction), there is no express cap on the amount TIAA may be obligated to fund under this guarantee. Further, the Account’s independent fiduciary oversees any redemption of TIAA liquidity units. TIAA’s ownership of liquidity units (including the potential for changes in its levels of ownership in the future) from time to time could result in the perception that TIAA is taking into account its own economic interests while serving as investment manager for the Account. In particular, the value of TIAA’s liquidity units fluctuates in the same manner as the value of accumulation units held by all participants. Any perception of a conflict of interest could cause participants to transfer accumulations out of the Account to another investment option, which could have an adverse impact on the Account’s ability to act most optimally upon its investment strategy. For a discussion of the relevant allocation policies and procedures TIAA has established, as well as a summary of other conflicts of interest which may arise as a result of TIAA’s management of the Account, see the section entitled “Establishing and managing the Account — The role of TIAA — Conflicts of interest.”
No opportunity for prior review of transactions
Investors do not have the opportunity to evaluate the economic or financial merit of the purchase, sale or financing of a property or other investment before the Account completes the transaction, so investors will need to rely solely on TIAA’s judgment and ability to select investments consistent with the Account’s investment objective and policies. Further, the Account may change its investment objective and pursue specific investments in accordance with any such amended investment objective without the consent of the Account’s investors.
Risks of registration under the Investment Company Act of 1940
The Account has not registered, and management intends to continue to operate the Account so that it will not have to register, as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Generally, a company is an “investment company” and required to register under the Investment Company Act if, among other things, it holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or it is engaged or

TIAA Real Estate Account ■ Prospectus	37

proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such company’s total assets (exclusive of government securities and cash items) on an unconsolidated basis.
If the Account were obligated to register as an investment company, the Account would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things, limitations on capital structure, restrictions on certain investments, compliance with reporting, record keeping, voting and proxy disclosure requirements and other rules and regulations that could significantly increase its operating expenses and reduce its operating flexibility. To maintain compliance with the exemptions from the Investment Company Act, the Account may be unable to sell assets it would otherwise want to sell and may be unable to purchase securities it would otherwise want to purchase, which might materially adversely impact the Account’s performance.
Cybersecurity risks
With the increased use of technologies such as the Internet to conduct business, the Account and its service providers (including, but not limited to, TIAA, Services, the independent fiduciary and the Account’s custodian and financial intermediaries) are susceptible to cybersecurity risks. In general, cybersecurity attacks can result from infection by computer viruses or other malicious software or from deliberate actions or unintentional events, including gaining unauthorized access through “hacking” or other means to digital systems, networks, or devices that are used to service the Account’s operations in order to misappropriate assets or sensitive information, corrupt data, or cause operational disruption. Cybersecurity attacks can also be carried out in a manner that does not require gaining unauthorized access, including by carrying out a “denial-of-service” attack on the Account or its service providers’ websites. In addition, authorized persons could inadvertently or intentionally release and possibly destroy confidential or proprietary information stored on the Account’s systems or the systems of its service providers.
Cybersecurity failures by the Account or any of its service providers, or the issuers of any portfolio securities in which the Account invests (e.g., issuers of REIT stocks or debt securities), have the ability to result in disruptions to and impacts on business operations and may adversely affect the Account and the value of your accumulation units. Such disruptions or impacts may result in: financial losses; interference with the processing of contract transactions, including the processing of orders from TIAA’s website; interfere with the Account’s ability to calculate AUVs; barriers to trading and order processing; Account contract owners’ inability to transact business with the Account; violations of applicable federal and state privacy or other laws; regulatory fines, penalties, reputational damage, reimbursement or other compensation costs; or additional compliance costs. The Account may incur additional, incremental costs

38	Prospectus ■ TIAA Real Estate Account

to prevent and mitigate the risks of cybersecurity attacks or incidents in the future. The Account and its contract owners could be negatively impacted by such cyber-attacks or incidents. Although the Account has established business continuity plans and risk-based processes and controls to address such cybersecurity risks, there are inherent limitations in such plans and systems in part due to the evolving nature of technology and cybersecurity attack tactics. As a result, it is possible that the Account or the Account’s service providers will not be able to adequately identify or prepare for all cybersecurity attacks. In addition, the Account cannot directly control the cybersecurity plans or systems implemented by its service providers.
About the Account’s investments — In general
Direct investments in real estate
Direct Purchase: The Account will generally buy direct ownership interests in existing or newly constructed income-producing properties, primarily office, industrial, retail, and multi-family residential properties. The Account will invest mainly in established properties with existing rent and expense schedules and in addition, the Account may selectively invest in real estate development projects or engage in redevelopment projects, including pure ‘ground up’ developments.
Investments in mortgages
General: The Account can originate or acquire interests in mortgage loans, generally on the same types of properties it might otherwise buy — i.e., the Account will be a creditor. These mortgage loans may pay fixed or variable interest rates or have “participating” features (as described below). Normally the Account’s mortgage loans will be secured by properties that have income-producing potential. They usually will not be insured or guaranteed by the U.S.
government, its agencies or anyone else. They usually will be non-recourse, which means they won’t be the borrower’s personal obligations. Most will be first mortgage loans on existing income-producing property, with first-priority liens on the property. These loans may be amortized (i.e., principal is paid over the course of the loan), or may provide for interest-only payments, with a balloon payment at maturity. In addition, the Account may originate a mortgage loan on a property it has recently sold (this is sometimes called “seller financing”).
Participating Mortgage Loans: The Account may make mortgage loans which permit the Account to share (have a “participation”) in the income from or appreciation of the underlying property. These participations let the Account receive additional interest, usually calculated as a percentage of the income the borrower receives from operating, selling or refinancing the property. The Account may also have an option to buy an interest in the property securing the participating loan.
Managing Mortgage Loan Investments: TIAA can manage the Account’s mortgage loans in a variety of ways, including:

TIAA Real Estate Account ■ Prospectus	39

•	renegotiating and restructuring the terms of a mortgage loan;

•	extending the maturity of any mortgage loan made by the Account;

•	consenting to a sale of the property subject to a mortgage loan;

•	financing the purchase of a property by making a new mortgage loan in connection with the sale; and/or

•	selling the mortgage loans, or portions of them, before maturity.
Other real estate-related investments
Joint Investment Vehicles Involved in Real Estate Activities: The Account can hold interests in joint ventures, limited partnerships, limited liability companies, funds, and other commingled investment vehicles involved in real estate-related activities, including owning, financing, managing, or developing real estate. Many times, the Account will have limited voting and management rights in these commingled vehicles, including over the selection and disposition of the underlying real estate-related assets owned by the vehicle. Also, the Account’s ability to sell freely its interests in commingled vehicles may be restricted by the terms of the governing agreements and financing (including credit) agreements to which the Account is a party. From time to time, the Account may also serve as the general partner, managing member, manager or administrator for a joint venture, for which it may earn fees and assume certain responsibilities (including fiduciary duties) typically associated with serving as a manager. The Account will not hold real property jointly with TIAA or its affiliates.
Real Estate Investment Trusts: The Account may invest in public and/or privately placed registered and unregistered equity investments in REITs, which are entities (usually publicly owned and traded) that lease, manage, acquire, hold mortgages on, and develop real estate. Normally the Account will attempt to replicate the holdings of widely recognized REIT indexes, but at times may gain exposure to REITs by purchasing the common or preferred stock of an individual REIT, by purchasing index funds or exchange traded funds, or by purchasing debt securities issued by a REIT. REITs seek to maximize share value and increase cash flows by acquiring and developing new real estate projects, upgrading existing properties or renegotiating existing arrangements to increase rental rates and occupancy levels. REITs must distribute at least 90% of their taxable income to shareholders in order to benefit from a special tax structure, which means they may pay high dividends. The value of a particular REIT can be affected by such factors as general economic and market conditions (in particular as to publicly traded REITs), the performance of the real estate sector in which the REIT primarily invests, cash flow, the skill of its management team, and defaults by its lessees or borrowers.
Mortgage-Backed Securities: The Account can invest in mortgage-backed securities and other mortgage-related or asset-backed instruments, including CMBS, residential mortgage backed securities (“RMBS”), mortgage-backed securities issued or guaranteed by agencies or instrumentalities of the U.S. Government, non-agency mortgage instruments, and collateralized mortgage

40	Prospectus ■ TIAA Real Estate Account

obligations that are fully collateralized by a portfolio of mortgages or mortgage-related securities. Mortgage-backed securities are instruments that directly or indirectly represent a participation in, or are secured by and payable from, one or more mortgage loans secured by real estate. In most cases, mortgage-backed securities distribute principal and interest payments on the mortgages to investors. Interest rates on these instruments can be fixed or variable. Some classes of mortgage-backed securities may be entitled to receive mortgage prepayments before other classes do. Therefore, the prepayment risk for a particular instrument may be different than for other mortgage-related securities. Many classes of mortgage-backed securities experienced volatility in pricing and liquidity following the 2008 financial crisis with some volatility persisting to the present day.
Mezzanine Loan Investments: Consistent with its investment objectives, the Account may invest in domestic and foreign (including U.K.) mezzanine debt. Management believes that domestic and foreign mezzanine lending may provide opportunities to generate returns that are commensurate with targeted returns for property acquisitions. Unlike a commercial mortgage loan, a mezzanine loan is not secured by a mortgage on a property. Rather, it is a debt investment whereby the lender typically has a security interest in an owner’s equity in an entity that owns a property. A mezzanine loan is subordinate to a first mortgage but senior to the owner’s ownership interest. If a borrower fails to make an interest payment, a mezzanine lender can foreclose on the equity of the entity that owns the property. Investments in foreign mezzanine debt will expose the Account to certain additional risks with foreign investments, including foreign currency fluctuation, which risks are described in the section above entitled “Risk Factors — Foreign Investments.” For higher quality assets, management will selectively determine whether to enter into mezzanine loan investments with higher levels of leverage. Management may also engage in currency hedging strategies for foreign mezzanine loan investments in order to reduce the impact of foreign currency fluctuations related to such foreign loan investments. Use of currency hedging strategies involves special risks, which risks are described in the section above entitled “Risks of Currency Hedging Strategies for Foreign Mezzanine Loans.”
Stock of Companies Involved in Real Estate Activities: From time to time, the Account can invest in common or preferred stock of companies whose business involves real estate. These stocks may be listed on U.S. or foreign stock exchanges or traded over-the-counter in the U.S. or abroad.
Non-real estate-related investments
The Account can also invest in:

•	U.S. Treasury or U.S. Government agency securities;

•
Money market instruments and other cash equivalents. These will usually be high-quality, short-term debt instruments, including U.S. Government or government agency securities, commercial paper, certificates of deposit,

TIAA Real Estate Account ■ Prospectus	41

bankers’ acceptances, repurchase agreements, interest-bearing time deposits, and corporate debt securities;

•
Corporate debt or asset-backed securities of U.S. or foreign entities, including foreign Mezzanine (including U.K.) debt, or debt securities of foreign governments or multinational organizations, but only if they are investment-grade and rated in the top four categories by a nationally recognized rating organization (or, if not rated, deemed by TIAA to be of equal quality); and

•	To a limited extent common or preferred stock, or other ownership interests, of U.S. or foreign companies that are not involved in real estate.
Foreign real estate and other foreign investments
The Account from time to time will invest in foreign real estate or real estate-related investments. It might also invest in securities or other instruments of foreign government or private issuers. Under the Account’s investment guidelines, investments in direct foreign real estate, together with foreign real estate-related securities and foreign non-real estate-related liquid investments, may not comprise more than 25% of the Account’s net assets. However, through the date of this prospectus, such foreign real estate-related investments have never represented more than 7.5% of the Account’s net assets and management does not intend such foreign investments to exceed 10% of the Account’s net assets. As of the date of this prospectus, the Account did not hold any foreign real estate investments.
Depending on investment opportunities, the Account’s foreign investments could at times be concentrated in one or two foreign countries. TIAA will consider the special risks involved in foreign investing before investing in foreign real estate and won’t invest unless our standards are met.
General investment and operating policies
Standards for real estate investments
Buying Real Estate or Making Mortgage Loans: Before the Account purchases real estate or makes a mortgage loan, TIAA will consider such factors as:

•	the location, condition, and use of the underlying property;

•	its operating history and its future income-producing capacity; and

•	the quality, operating experience, and creditworthiness of the tenants or the borrower.
TIAA will also analyze the fair market value of the underlying real estate, taking into account the property’s operating cash flow (based on the historical and projected levels of rental and occupancy rates and expenses), as well as the general economic conditions in the area where the property is located.
Diversification: TIAA has percentage limitations on the type and location of properties that the Account can buy. The Account seeks to diversify its investments by type of property, geographic location and tenant mix. How much

42	Prospectus ■ TIAA Real Estate Account

the Account diversifies will depend upon whether suitable investments are available, the Account’s ability to divest of properties that are in over-concentrated locations or sectors, and how much the Account has available to invest.
Special Criteria for Making Mortgage Loans: Ordinarily, the Account will only make a mortgage loan if the loan, when added to any existing debt, will not exceed 85% of the appraised value of the mortgaged property when the loan is made, unless the Account is compensated for taking additional risk.
Selling Real Estate Investments: The Account doesn’t intend to buy and sell its real estate investments simply to make short-term profits, although proceeds from sales of real estate investments do play a role in the Account’s cash management generally. Rather, the Account’s general strategy in selling real estate investments is to dispose of those assets which management believes:

•	have maximized in value;

•	have underperformed or face deteriorating property-specific or market conditions;

•	represent properties needing significant capital infusions in the future;

•
are appropriate to dispose of in order to remain consistent with its intent to diversify the Account by property type and geographic location (including reallocating the Account’s exposure to or away from certain property types in certain geographic locations); and/or

•	otherwise do not satisfy the investment objectives or strategy of the Account.
Management from time to time will evaluate the need to manage liquidity in the Account as part of its analysis as to whether to undertake a particular asset sale. The Account will reinvest any sale proceeds that management doesn’t believe it will need to pay operating expenses, fund other obligations (such as debt obligations and funding commitments under limited partnership agreements) or to meet participant redemption requests (e.g., cash withdrawals or transfers).
Other real estate-related policies
Appraisals and Valuations of Real Estate Assets: The Account will rely on TIAA’s own analysis, normally along with an independent external appraisal, in connection with the purchase of a property by the Account. The Account will normally receive an independent external appraisal performed by a third-party appraisal firm at or before the time it buys a real estate asset, and the Account also generally obtains an independent appraisal when it makes mortgage loans.
Subsequently, each of the Account’s real properties are appraised, and mortgage loans are valued, at least once every calendar quarter. Each of the Account’s real estate properties are appraised each quarter by an independent third-party appraiser who is a member of a professional appraisal organization. In addition, TIAA’s internal appraisal staff performs a review of each independent appraisal of each real estate property as the final step in the Account’s process of determining the value, in conjunction with the Account’s independent fiduciary,

TIAA Real Estate Account ■ Prospectus	43

and TIAA’s internal appraisal staff or the independent fiduciary may request an additional appraisal or valuation outside of this quarterly cycle. Any differences in the conclusions of TIAA’s internal appraisal staff and the independent appraiser will be reviewed by the independent fiduciary, which will make a final determination on the matter (which may include ordering a subsequent independent appraisal).
Please see the section below entitled “Valuing the Account’s assets” for more information on how each class of the Account’s investments (including assets other than real estate properties) are valued.
Borrowing: The Account is authorized to borrow money and assume or obtain a mortgage on a property — i.e., make leveraged real estate investments. Under the Account’s current investment guidelines, management intends to maintain the Account’s loan to value ratio at or below 30% (measured at the time of incurrence and after giving effect thereto). Forms of borrowing may include:

•	placing new debt on properties;

•	refinancing outstanding debt;

•	assuming debt on the Account’s properties;

•	extending the maturity date of outstanding debt; or

•	an unsecured line of credit or credit facility.
The Account’s loan to value ratio at any time is based on the ratio of the outstanding principal amount of the Account’s debt to the Account’s total gross asset value. The Account’s total gross asset value, for these purposes, is equal to the total fair value of the Account’s assets (including the fair value of the Account’s interest in joint ventures), with no reduction associated with any indebtedness on such assets.
In calculating outstanding indebtedness, we will include only the Account’s actual percentage interest in any borrowings on a joint venture investment and not that of any joint venture partner. Also, at the time the Account (or a joint venture in which the Account is a partner) enters into a revolving or other line of credit, management includes only amounts outstanding when calculating outstanding indebtedness.
As of December 31, 2017, the aggregate principal amount of the Account’s outstanding debt (including the Account’s share of debt on its joint venture investments) was approximately $4.6 billion and the Account’s loan to value ratio was approximately 15.5%.
In times of high net inflow activity, in particular during times of high net participant transfer inflows, management may determine to apply a portion of such cash flows to make prepayments of indebtedness prior to scheduled maturity, which would have the effect of reducing the Account’s loan to value ratio. Such prepayments may require the Account to pay fees or ‘yield maintenance’ amounts to lenders.
The Account may only borrow up to 70% of the then current value of a property, although construction loans may be for 100% of costs incurred in developing a property. Except for construction loans, any mortgage loans on a property will be

44	Prospectus ■ TIAA Real Estate Account

non-recourse to the Account, meaning that if there is a default on a loan in respect of a specific property, the lender will have recourse to (i.e., be able to foreclose on) only the property encumbered (or the joint venture owning the property), or to other specific Account properties that may have been pledged as security for the defaulted loan, but not to any other assets of the Account. When possible, the Account will seek to have loans mature at varying times to limit the risks of borrowing.
The Account will not obtain mortgage financing on properties it owns from TIAA or any of its affiliates. Under certain circumstances, TIAA or an affiliate may provide a loan to a third party purchaser of a property sold by the Account, but no such financing will be made with respect to a property the Account still owns. However, the Account may place an intra-company mortgage on an Account property held by a subsidiary for tax planning or other purposes. This type of mortgage will not be subject to the general limitations on borrowing described above.
When the Account assumes or obtains a mortgage on a property, or enters into a line of credit or credit facility, it will bear the expense of mortgage or other loan payments. It will also be exposed to certain additional risks, which are described in the section above entitled “Risk factors — Risks of borrowing.”
In addition, the Account may obtain an unsecured line of credit or credit facility to meet short-term or long-term cash or other financial needs. Management expects the proceeds from any such short-term borrowing would be used to meet the cash flow needs of the Account’s properties and real estate-related investments or the need to honor unexpected participant withdrawal activity. However, depending on the circumstances, proceeds from a line of credit or credit facility could be used for long-term Account-level funding needs, including for the acquisition of one or more individual properties.
Discretion to Evict or Foreclose: TIAA may, in its discretion, evict defaulting tenants or foreclose on defaulting borrowers to maintain the value of an investment, when it decides that it is in the Account’s best interests.
Property Management and Leasing Services: The Account usually will hire a national or regional independent third-party property management company to perform the day-to-day management services for each of the Account’s properties, including supervising any on-site personnel, negotiating maintenance and service contracts, providing advice on major repairs and capital improvements and assisting the Account in ensuring compliance with environmental regulations. The property manager will also recommend changes in rent schedules and create marketing and advertising programs to attain and maintain high levels of occupancy by responsible tenants. The Account may also hire independent third-party leasing companies to perform or coordinate leasing and marketing services to fill any vacancies. The fees paid to the property management company, along with any leasing commissions and expenses, will reduce the Account’s cash flow from a property.

TIAA Real Estate Account ■ Prospectus	45

Insurance: We intend to arrange for, or require proof of, comprehensive insurance, including liability, fire, and extended coverage, for the Account’s real properties and properties securing mortgage loans or subject to purchase-leaseback transactions. The Account currently participates in property, casualty and other related insurance programs as part of TIAA’s property insurance programs, and the Account bears only the cost of insuring only the properties it owns. The terms and conditions of the insurance coverage the Account has on its properties, in conjunction with the type of loss actually suffered at a property, may subject the property, or the Account as a whole, to a cap on insurance proceeds that is less than the loss or losses suffered. In addition, the Account’s insurance policies on its properties currently include catastrophic coverage for wind, earthquakes and terrorist acts, but we can’t assure you that it will be adequate to cover all losses. We also can’t assure you that we will be able to obtain coverage for wind, earthquakes and terrorist acts at an acceptable cost, if at all, at the time a policy expires. While the Account will seek to have coverage placed with highly rated, financially healthy insurance carriers, the Account is reliant on the continued financial health of the third-party insurers it engages.
Other policies
Investment Company Act of 1940: The Account has not registered, and we intend to operate the Account so that it will not have to register, as an “investment company” under the Investment Company Act. This will require monitoring the Account’s portfolio so that it won’t have more than 40% of the value of its total assets, excluding U.S. Government securities and cash items, in investment securities. As a result, the Account may be unable to make some potentially profitable investments, it may be unable to sell assets it would otherwise want to sell or it may be forced to sell investments in investment securities before it would otherwise want to do so.
Changing Operating Policies or Winding Down: Under the terms of the contracts and in accordance with applicable insurance law, TIAA can decide, in its sole discretion, to change the operating policies of the Account or to wind it down. If the Account is wound down, you may need to transfer your accumulations or annuity income to TIAA’s Traditional Annuity or any CREF account available under your employer’s plan. All investors in the Account will be notified in advance if we decide to change a significant policy or wind down the Account.
Securities Lending: Subject to the Account’s investment policies relating to loans of portfolio securities, the Account may lend certain of its portfolio securities (e.g., REIT stocks) to certain other financial institutions, including brokers and dealers that are not affiliated with the Account or TIAA, are registered with the SEC and are members of the Financial Industry Regulatory Authority (“FINRA”). All loans of the Account’s portfolio securities will be fully collateralized. In connection with the lending of its securities, the Account will receive as collateral cash, securities issued or guaranteed by the U.S. Government (e.g., Treasury securities), or other collateral permitted by applicable law, which at all

46	Prospectus ■ TIAA Real Estate Account

times while the loan is outstanding will be maintained in amounts equal to at least 100% of the current market value of the outstanding loaned securities for U.S. equities (including domestic REIT stocks) and fixed-income assets and 105% for non-U.S equities (including foreign REIT stocks), or such lesser percentage as may be permitted by the SEC or the New York State Department of Financial Services (“NYDFS”) (including a decline in the value of the collateral). Such percentage may not fall below 100% of the market value of the loaned securities (unless due to a decline in the value of the collateral), and all such collateral levels will be reviewed daily.
Cash collateral received by the Account will generally be invested in overnight cash deposits, U.S. Treasury repurchase agreements (or repos), or in one or more funds maintained by the Account’s securities lending agent for the purpose of investing cash collateral. During the term of the loan, the Account will continue to have investment risks with respect to the securities being loaned, as well as risk with respect to the investment of the cash collateral, and the Account may lose money as a result of the investment of such collateral. In addition, an Account could suffer loss if the loan terminates and the Account is forced to liquidate investments at a loss in order to return the cash collateral to the borrower.
By lending its securities, the Account will receive amounts equal to the interest or dividends paid on the securities loaned and, in addition, will expect to receive a portion of the income generated by the short-term investment of cash received as collateral or, alternatively, where securities or letter of credit are used as collateral, a lending fee paid directly to the Account by the borrower of the securities. Under certain circumstances, a portion of the lending fee may be paid or rebated to the borrower by the Account. Such securities loans will be terminable by the Account at any time and will not be made to affiliates of TIAA. The Account may terminate a loan of securities in order to regain record ownership of, and to exercise beneficial rights related to, the loaned securities, including, but not necessarily limited to, voting or subscription rights. The Account may also terminate a loan in the event that a vote of holders of those securities is required on a material matter. The Account may pay reasonable fees to persons unaffiliated with the Account for services, for arranging such loans, or for acting as securities lending agent (each an “Agent”). Loans of securities will be made only to firms deemed creditworthy.
Establishing and managing the Account — The r.ole of TIAA
Establishing the Account
The Board established the Real Estate Account as a separate account of TIAA under New York law on February 22, 1995. The Account is regulated by NYDFS and the insurance departments of the other jurisdictions in which the annuity contracts are offered. Although TIAA owns the assets of the Real Estate Account, and the Account’s obligations under the contracts are obligations of TIAA, the

TIAA Real Estate Account ■ Prospectus	47

Account’s income, investment gains, and investment losses are credited to or charged against the assets of the Account without regard to TIAA’s other income, gains, or losses. Under New York insurance law, TIAA can’t charge the Account with liabilities incurred by any other TIAA business activities or any other TIAA separate account.
Managing the Account
Officers of TIAA, under the direction and control of the Board, manage the investment of the Account’s assets, following investment management procedures TIAA has adopted for the Account. The Account does not have officers, directors or employees. TIAA’s investment management responsibilities include:

•	identifying and recommending purchases, sales and financings of appropriate real estate-related and other investments;

•	providing (including by arranging for others to provide) all portfolio accounting, custodial, and related services for the Account; and

•	arranging for others to provide certain advisory or other management services to the Account’s joint ventures or other investments.
In addition, TIAA performs administration functions for the Account. These functions include receiving and allocating premiums, calculating and making annuity payments and providing recordkeeping and other services. Distribution services for the Account (which include, without limitation, distribution of the annuity contracts, advising existing annuity contract owners in connection with their accumulations and helping employers implement and manage retirement plans) are performed by Services. TIAA and Services provide investment management, administration and distribution services, as applicable, on an “at cost” basis. In the future, TIAA may retain one or more affiliated sub-advisers (e.g., one or more registered investment advisers in TIAA’s Nuveen division) to provide investment management and administration services to the Account. For more information about the charge for investment management, administration and distribution services, please see the section below entitled “Expense deductions.”
You don’t have the right to vote for TIAA Trustees. Please see the section below entitled “General matters — Voting rights.” For information about the Trustees, certain executive officers of TIAA and the Account’s portfolio management team, see Appendix A to this prospectus.
TIAA’s ERISA Fiduciary Status. To the extent that assets of a plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), are allocated to the Account, TIAA will be acting as an “investment manager” and a fiduciary under ERISA with respect to those assets.
Liquidity guarantee
The TIAA General Account provides the Account with a liquidity guarantee enabling the Account to have funds available to meet participant redemption, transfer or cash withdrawal requests. This guarantee is required by the NYDFS. If

48	Prospectus ■ TIAA Real Estate Account

the Account can’t fund participant requests from the Account’s own cash flow and liquid investments, the TIAA General Account will fund such requests by purchasing accumulation units (accumulation units that are purchased by TIAA are generally referred to as “liquidity units”) issued by the Account. TIAA guarantees that you can redeem your accumulation units at their accumulation unit value next determined after your transfer or cash withdrawal request is received in good order. “Good order” means actual receipt of the transaction request along with all information and supporting legal documentation necessary to effect the transaction. Whether the liquidity guarantee is exercised is based on the cash level of the Account from time to time, as well as recent participant withdrawal activity and the Account’s expected working capital, debt service and cash needs, all subject to the oversight of the independent fiduciary. While the proceeds from liquidity unit purchases are not placed in a segregated account solely to fund participant requests, the guarantee is in place to meet participant needs. Liquidity units owned by TIAA are valued in the same manner as accumulation units owned by the Account’s participants. Importantly, however, this liquidity guarantee is not a guarantee of the investment performance of the Account or a guarantee of the value of your units. Transfers from the Account to a CREF or TIAA account, or another investment option, are limited to once every calendar quarter (except for specifically prescribed systematic transfers established in accordance with the terms of the participant’s contract and employer’s plan), and cash withdrawals may be further restricted by the terms of your plan.
TIAA’s obligation to provide Account participants liquidity through purchases of liquidity units is not subject to an express regulatory or contractual limitation, although as described under the section below entitled “Establishing and managing the Account — the role of TIAA — Role of the independent fiduciary,” the independent fiduciary may (but is not obligated to) require the reduction of TIAA’s interest through sales of assets from the Account if TIAA’s interest exceeds a predetermined trigger point. Even if this trigger point were reached and regardless of whether the independent fiduciary has required the Account to dispose of any assets, TIAA’s obligation to provide liquidity under the guarantee will continue.
Please see the section below entitled “Expense deductions.” Primarily as a result of significant net participant transfers throughout 2008 (in particular, in the second half of 2008), pursuant to this liquidity guarantee obligation, the TIAA General Account first purchased liquidity units on December 24, 2008. Between December 2008 and June 2009, the TIAA General Account paid an aggregate of approximately $1.2 billion to purchase liquidity units in a number of separate transactions, with the last such transaction occurring in June 2009. Management cannot predict whether future liquidity unit purchases will be required under the liquidity guarantee although as of the date of this prospectus, management believes such purchases are unlikely in the near term.

TIAA Real Estate Account ■ Prospectus	49

Redemption of Liquidity Units. The independent fiduciary is vested with oversight and approval over any redemption of TIAA’s liquidity units, acting in the best interests of the Account’s participants.
As of December 31, 2017, TIAA did not own any liquidity units, as the independent fiduciary completed the systematic redemption of all of the liquidity units previously held by the TIAA General Account in March 2013. As a general matter, the independent fiduciary may authorize or direct the redemption of all or a portion of liquidity units at any time and TIAA will request the approval of the independent fiduciary before any liquidity units are redeemed.
Upon termination and liquidation of the Account (wind-up), any liquidity units held by TIAA will be the last units redeemed, unless the independent fiduciary directs otherwise. Finally, TIAA may redeem its liquidity units more frequently than once per calendar quarter, subject at all times to the oversight and approval of the Account’s independent fiduciary (discussed in more detail in the subsection entitled “— Role of the independent fiduciary” immediately below).
Role of the independent fiduciary
Because TIAA’s ability to purchase and sell liquidity units raises certain technical issues under ERISA, TIAA applied for and received a prohibited transaction exemption from the U.S. Department of Labor in 1996 (PTE-96-76). In connection with the exemption, TIAA has appointed an independent fiduciary for the Real Estate Account, with overall responsibility for reviewing Account transactions to determine whether they are in accordance with the Account’s investment guidelines. RERC, LLC, a real estate consulting firm whose principal offices are located in Des Moines, IA (“RERC”), was appointed as independent fiduciary effective March 1, 2006 and currently serves as the Account’s independent fiduciary pursuant to an amended and restated letter agreement dated February 21, 2018 that was signed on February 26, 2018 and is effective as of March 1, 2018. The term of such letter agreement expires on February 28, 2021.
Under the terms of PTE 96-76, RERC’s responsibilities include:

•	reviewing and approving the Account’s investment guidelines and monitoring whether the Account’s investments comply with those guidelines;

•	reviewing and approving the valuation of the Account and of the properties held in the Account as well as the valuation procedures and rules for the Account;

•
approving adjustments to any property valuations that change the value of the property or the Account as a whole above or below certain prescribed levels, or that are made within three months of the annual independent appraisal;

•	reviewing and approving how the Account values accumulation and annuity units;

•	approving the appointment of all independent appraisers;

•	reviewing the purchase and sale of units by TIAA to ensure that the Account uses the correct unit values; and

50	Prospectus ■ TIAA Real Estate Account

•
requiring appraisals besides those normally conducted, if the independent fiduciary believes that any of the properties have changed materially, or that an additional appraisal is necessary or appropriate to ensure the Account has correctly valued a property.

In addition, RERC has certain responsibilities with respect to the Account that it had historically undertaken or is currently undertaking with respect to TIAA’s purchase and ownership of liquidity units, including among other things, reviewing the purchases and redemption of liquidity units by TIAA to ensure the Account uses the correct unit values. In connection therewith, as set forth in PTE 96-76, the independent fiduciary’s responsibilities include:

•	establishing the percentage of total liquidity units that TIAA’s ownership should not exceed (the “trigger point”) and creating a method for changing the trigger point;

•	approving any adjustment of TIAA’s ownership interest in the Account and, in its discretion, requiring an adjustment if TIAA’s ownership of liquidity units reaches the trigger point; and

•
once the trigger point has been reached, participating in any program to reduce TIAA’s ownership in the Account by utilizing cash flow or liquid investments in the Account, or by utilizing the proceeds from asset sales. If the independent fiduciary were to determine that TIAA’s ownership should be reduced following the trigger point, its role in participating in any asset sales program would include:

(i)	participating in the selection of properties for sale,

(ii)	providing sales guidelines, and

(iii)	approving those sales if, in the independent fiduciary’s opinion, such sales are desirable to reduce TIAA’s ownership of liquidity units.
In establishing the appropriate trigger point, including whether or not to require certain actions once the trigger point has been reached, the independent fiduciary will assess, among other things and to the extent consistent with PTE 96-76 and the independent fiduciary’s duties under ERISA, the risk that a conflict of interest could arise due to the level of TIAA’s ownership interest in the Account.
A special subcommittee consisting of five (5) independent outside members of the Investment Committee of the Board renewed the appointment of RERC as the independent fiduciary for an additional three-year term, which appointment was effective as of March 1, 2018, and continues through February 28, 2021. This subcommittee may renew the independent fiduciary appointment, remove the independent fiduciary, or appoint its successor. The independent fiduciary can be removed for cause by the vote of three (3) out of the five (5) subcommittee members and will not be reappointed if two (2) of the subcommittee members disapprove of the reappointment. The independent fiduciary can resign after providing at least 180 days’ written notice.
The Account pays the independent fiduciary directly. The investment management charge includes the costs associated with retaining the independent fiduciary. Under PTE 96-76, the independent fiduciary must receive less than 5%

TIAA Real Estate Account ■ Prospectus	51

of its annual gross revenues (including payment for its services to the Account) from TIAA and its affiliates.
When you decide as a participant or plan fiduciary to invest in the Account, after TIAA has provided you with full and fair disclosure, including the disclosure in this prospectus, you are also acknowledging that you approve and accept RERC or any successor to serve as the Account’s independent fiduciary.
Conflicts of interest
General. Officers of TIAA that provide advice with respect to the Real Estate Account may also provide investment advice with respect to investments owned by TIAA, and investments managed by NAA and TAL. In addition, TIAA and its affiliates offer (and may in the future offer) other accounts and investment products that are not managed under an “at cost” expense structure. Therefore, TIAA and its officers may at times face various conflicts of interest. For example, the TIAA General Account and privately offered core property investment funds managed by NAA (the “core property investment funds”) may sometimes compete with the Account in the purchase of investments; however, each account will be subject to the allocation procedure described below. (Each of the TIAA General Account, the Account and the core property investment funds together with any other real estate accounts or funds that are established or may be established by TIAA or its affiliates in the future, are herein referred to as an “account.”)
Many of the officers of TIAA involved in performing services for the Account will have competing demands on their time. The officers will devote such time to the affairs of the Account as TIAA’s management determines, in its sole discretion exercising good faith, is necessary to properly service the Account. TIAA believes that it has sufficient personnel to discharge its responsibility to the Account, the General Account, and other accounts in order to appropriately manage such conflicts of interest if they arise. TIAA or its affiliates may form and/or manage other real estate investment vehicles in the future and we will take steps to assure that those vehicles are integrated into appropriate conflict of interest policies. TIAA does not accept acquisition or placement fees for the services it provides to the Account.
TIAA and its affiliates (including THRE and other subsidiaries of Nuveen, LLC (“Nuveen”)) allocate new investments (including real property investments and commercial mortgages, but generally not real estate limited partnership investments) among the accounts (including the Account) in accordance with a written allocation procedure as adopted by TIAA and such affiliates and modified from time to time. Under the allocation procedure, an internal real estate acquisitions team adds transactions as they are identified into an internal deal pipeline. Proposed transactions in the pipeline are presented at regular internal real estate review meetings, at which the portfolio managers for each of the accounts will evaluate acquisition opportunities which conform to the investment strategy of the applicable account. If only one portfolio manager is interested in making a bid to pursue the transaction, the transaction is allocated to that

52	Prospectus ■ TIAA Real Estate Account

account and there is no change in the rotation order. However, if more than one account expresses an interest in a transaction in a particular sector, a strict rotation system will be used so that the accounts are treated equitably and transactions are impartially allocated.
Under the rotation system, an allocations coordinator will allocate a transaction to the interested account in the top most position of the rotation for a specific real estate sector, but the Account will then drop to the bottom of the rotation for new or additional investment opportunities in that sector. This rotation system is employed on a sector-by-sector basis for each of the office, retail, industrial, multi-family, student housing and other sectors; and each sector has its own rotation. As a result, an account (including the Account) could, at any one time, be at the top or the bottom of the rotation for new investment opportunities in any one or all five of the sectors in which the Account could invest. If an account chooses not to pursue a transaction that has been allocated to it, the acquisitions team may bring the transaction back into the main rotation. New funds or accounts with the ability to invest in transactions without a co-investor (i.e., “stand alone” accounts), will be added to the main rotation. Where such new funds or accounts are a co-investor with TIAA as a joint venture partner and the portfolio manager for TIAA or THRE affiliate does not have discretion to deploy investors’ capital for acquisitions within such mandate (i.e., a non-discretionary mandate) , such mandates will be part of a sub-rotation within the account that was allocated the transaction and will not have a separate place in the main rotation. New funds or accounts where TIAA is a joint venture partner and the portfolio manager for TIAA or THRE affiliate does have discretion to deploy investors’ capital for acquisitions within such mandate (i.e., a fully discretionary mandate), regardless of the ownership percentage, are added to the main rotation.
Also, there may be circumstances where multiple properties are presented to TIAA for sale as a single acquisition opportunity, and the proposed price is inclusive of all the properties. If more than one account has interest in all or a portion of such bundled acquisition opportunity, the acquisitions team will investigate with the seller whether the properties can be unbundled and offered to the accounts on an individual basis and the sector-based rotation system described above will apply to the allocation of such unbundled properties.
The allocation procedure contains substantive requirements for proceeding through the different stages of the bidding process prior to allocation to preserve the fairness, equitability and transparency of the transaction. The procedure also provides a process for handling exceptions to the allocation process when requested by a portfolio manager for the accounts.
The allocation procedure is overseen and monitored by senior officers of TIAA and its affiliates, including THRE and other subsidiaries of Nuveen, pursuant to Nuveen’s existing compliance policies and processes.
Leasing Conflicts. Conflicts could also arise because some properties in the TIAA General Account, and other accounts may compete for tenants with the Account’s properties. Management believes the potential for leasing conflicts are

TIAA Real Estate Account ■ Prospectus	53

minimized by the unique characteristics of each property, including location, submarket, physical characteristics, amenities and lease rollover schedules. Management believes the differing business strategies of the accounts also reduce potential conflicts. If a conflict arises, as appropriate, the competing accounts will arrange that different property managers and leasing brokers are engaged, each charged with using their best efforts to support the property management and leasing activity for each particular property and an ethical screen will be placed between the internal asset managers for the respective properties.
Sales Conflicts. Conflicts could also potentially arise when two TIAA accounts attempt to sell properties located in the same market or submarket, especially if there are a limited number of potential purchasers and/or if such purchaser has an ongoing business relationship with TIAA or one of its specific accounts.
Liquidity Guarantee. TIAA’s ownership of liquidity units (including potential changes in future ownership levels) could result in the perception that TIAA is taking into account its own economic interests while serving as investment manager for the Account. In particular, there is the concern that TIAA could make investment decisions (and other management decisions) with respect to the Account which serves the interest of the TIAA General Account, at the expense of those participants that have chosen the Account as an investment option. This could manifest itself, among other ways, by the Account disposing its properties solely to raise liquidity in avoidance of having a need for the liquidity guarantee, or by foregoing otherwise attractive investment opportunities so as not to impair liquid asset levels.
Management believes that any conflict (or potential conflict) is mitigated by, among other things, the detailed valuation procedure for the Account’s properties, which includes independent appraisals and the oversight of the independent fiduciary. Also, the independent fiduciary oversees the execution of the liquidity guarantee to ensure the proper unit values are applied, and the independent fiduciary will oversee any liquidity unit redemptions. Further, the independent fiduciary is vested with the right to establish a trigger point, which is a level of ownership at which the fiduciary is empowered, but not required, to reduce TIAA’s ownership interest (with the goal to mitigate any potential conflict of interest) through the means described in the immediately preceding section. For example, the independent fiduciary could perceive a conflict of interest if it believed that management directed the sale of properties solely to increase liquidity (not in accordance with the Account’s investment guidelines or at “fire sale” prices) with the sole goal of avoiding the need for further TIAA liquidity unit purchases under the liquidity guarantee. In such case, the independent fiduciary would be authorized to adjust the trigger point, at which time the fiduciary would have control over the sales of properties (including the timing and pricing) to ensure such sales are in the best interests of the Account.
While it retains the oversight over the Account’s investment guidelines, valuation and appraisal matters and the liquidity guarantee as described in

54	Prospectus ■ TIAA Real Estate Account

“— Role of the independent fiduciary,” the independent fiduciary’s authority to override investment management decisions made by TIAA’s managers acting on behalf of the Account is limited to those circumstances after which the trigger point has been reached or during a wind-down of the Account.
Indemnification
The Account has agreed to indemnify TIAA and its affiliates, including its officers and trustees, against certain liabilities related to the Account to the extent permitted by law, including liabilities under the Securities Act of 1933. The Account may make such indemnification out of its assets. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to TIAA and its affiliates, the Account has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
Summary of the Account’s properties
The properties — In general
At December 31, 2017, the Account owned a total of 138 real estate investments (110 of which were wholly owned and 28 of which were held in real estate-related joint ventures), representing 79.5% of the Account’s total investment portfolio (on a gross asset value basis). At December 31, 2017, the real estate portfolio included:

•	39 office investments (including 13 held in joint ventures);

•	38 apartment investments (including one held in a joint venture);

•	35 industrial investments (including one held in a joint venture);

•	22 retail investments (including 10 held in joint ventures);

•	2 portfolios of storage facilities (each held in joint ventures);

•	a 35.86% joint venture interest in land held for future development; and

•	a fee interest encumbered by a ground lease.
Of the 138 real estate investments, 33 were subject to mortgages (including 14 joint venture property investments).
Additional detailed information regarding the Account’s properties, including its commercial (non-residential) and residential property investments, as well as the Account’s ten largest tenants, as of December 31, 2017 can be found in the Account’s 2017 Form 10-K and is incorporated by reference in this prospectus. The Account’s investments include both properties that are wholly owned by the Account and properties owned by the Account’s joint venture investments. Certain property investments are comprised of a portfolio of properties.

TIAA Real Estate Account ■ Prospectus	55

Recent transactions
The following describes property and financing transactions by the Account between April 1, 2017 and April 11, 2018. Except as noted, the expenses for operating the properties purchased are either borne or reimbursed, in whole or in part, by the property tenants, although the terms vary under each lease. The Account is responsible for operating expenses not reimbursed under the terms of a lease.
Purchases
One Beeman Road — Northborough, MA
On April 12, 2017, the Account purchased an industrial property located in Northborough, Massachusetts for $33.5 million.
The Bridges — Minneapolis, MN
On July 13, 2017, the Account acquired a student housing complex located near the University of Minnesota for $60.9 million.
The Knoll — Minneapolis, MN
On July 13, 2017, the Account acquired a student housing complex located near the University of Minnesota for $14.8 million, which is net of a $17.7 million mortgage loan the Account assumed with the property, as further discussed in the Financings section.
803 Corday — Naperville, IL
On August 10, 2017, the Account purchased an apartment property located in Naperville, Illinois for $92.9 million.
DDR Joint Venture: Village Crossing: Phase I — Niles, IL
On September 7, 2017, the DDR joint venture investment, in which the Account holds an 85% interest, purchased a retail property located in Niles, Illinois for $44.4 million (the Account’s share).
Broward Industrial Portfolio — Various, FL
On September 19, 2017, the Account purchased an investment portfolio consisting of four industrial properties located in the Miami/Fort Lauderdale metro area for $54.1 million.
Orion on Orpington — Orlando, FL
On September 21, 2017, the Account purchased a student housing complex located near the University of Central Florida for $42.3 million.
Bridgepointe Shopping Center — San Mateo, CA
On November 10, 2017, the Account purchased a retail property located in San Mateo, California for $124.1 million.

56	Prospectus ■ TIAA Real Estate Account

Frontera Industrial Business Park — San Diego, CA
On November 16, 2017, the Account purchased an industrial property located in San Diego, California for $56.0 million.
Allure at Camarillo — Camarillo, CA
On November 30, 2017, the Account purchased an apartment property located in Camarillo, California for $59.7 million.
Storage Portfolio II — Various Locations, U.S.A.
On November 30, 2017, the Account purchased a 90% interest in a joint venture investment, consisting of 36 storage properties located throughout the U.S., for $267.5 million (the Account’s share), which is gross of a $175.0 million mortgage loan the Account acquired at the time of the purchase, as further discussed in the Financings section.
9625 Towne Centre Drive — San Diego, CA
On December 19, 2017, the Account purchased a 35.861% interest in a joint venture investment consisting of land for development for $13.8 million (the Account’s share).
Campus Pointe 2: Campus Pointe 3 — San Diego, CA
On December 19, 2017, the Account’s Campus Pointe 2 joint venture investment, in which the Account holds a 45% interest, purchased land for development located in San Diego, California for $13.0 million (the Account’s share).
Campus Pointe 4 — San Diego, CA
On December 28, 2017, the Account purchased a 45% interest in a joint venture investment which holds an office property located in San Diego, California for $8.7 million (the Account’s share).
30700 Russell Ranch — Westlake Village, CA
On January 4, 2018, the Account purchased an office property located in Westlake Village, California for $32.8 million.
Carrington Park — Plano, TX
On February 22, 2018, the Account purchased an apartment property located in Plano, Texas for $64.2 million.
Churchill on the Park — Dallas, TX
On March 1, 2018, the Account purchased an apartment property located in Dallas, Texas for $71.2 million.

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Sales
Ontario Industrial Portfolio: Inland Empire Industrial Portfolio — Various Locations, CA
On August 17, 2017, the Account sold an industrial portfolio held within its Ontario Industrial Portfolio located in various parts of California for a net sales price of $66.0 million, resulting in a realized gain of $20.9 million, the majority of which has been previously recognized as unrealized gains in the Account’s consolidated statements of operations. The Account’s cost basis in the property at the date of the sale was $45.1 million.
Rancho Cucamonga Industrial Portfolio: Inland Empire Industrial Portfolio — Various Locations, CA
On August 17, 2017, the Account sold an industrial portfolio held within its Rancho Cucamonga Industrial Portfolio located in various parts of California for a net sales price of $104.8 million, resulting in a realized gain of $56.0 million, the majority of which has been previously recognized as unrealized gains in the Account’s consolidated statements of operations. The Account’s cost basis in the property at the date of the sale was $48.8 million.
The Pepper Building — Philadelphia, PA
On September 15, 2017, the Account sold this apartment property located in Philadelphia, Pennsylvania for a net sales price of $51.7 million, realizing a loss of $1.7 million from the sale, the majority of which has been previously recognized as unrealized losses in the Account’s consolidated statements of operations. The Account’s cost basis in the property at the date of the sale was $53.4 million.
DDR Joint Venture: McFarland Plaza — Tuscaloosa, AL
On September 18, 2017, the DDR joint venture investment, in which the Account holds an 85% interest, sold a retail property located in Tuscaloosa, Alabama for a net sales price of $14.7 million (the Account’s share), which is gross of a $7.4 million mortgage loan extinguished during the sale of the property, as further discussed in the Financings section. The sale resulted in a realized loss of $8.9 million, the majority of which has been previously recognized as unrealized gains in the Account’s consolidated statements of operations. The Account’s cost basis in the property at the date of the sale was $23.6 million.
Kierland Apartment Portfolio — Scottsdale, AZ
On October 27, 2017, the Account sold an apartment portfolio investment located in Scottsdale, Arizona for a net sales price of $147.1 million, realizing a loss of $27.2 million from the sale, the majority of which has been previously recognized as unrealized losses in the Account’s consolidated statements of operations. The Account’s cost basis in the property at the date of the sale was $174.3 million.

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The Caruth — Dallas, TX
On November 13, 2017, the Account sold an apartment property located in Dallas, Texas for a net sales price of $82.2 million, which is gross of a $45.0 million mortgage loan assumed by the Purchaser during the sale of the property, as further discussed in the Financings section. The sale resulted in a realized gain of $10.8 million, the majority of which has been previously recognized as unrealized losses in the Account’s consolidated statements of operations. The Account’s cost basis in the property at the date of the sale was $71.4 million.
DDR Joint Venture: Costco Plaza — White Marsh, MD
On December 21, 2017, the DDR joint venture investment, in which the Account holds an 85% interest, sold a retail property located in White Marsh, Maryland for a net sales price of $11.0 million (the Account’s share), which is gross of a $8.9 million mortgage loan extinguished during the sale of the property, as further discussed in the Financings section. The sale resulted in a realized loss of $12.3 million, the majority of which has been previously recognized as unrealized gains in the Account’s consolidated statements of operations. The Account’s cost basis in the property at the date of the sale was $23.3 million.
Urban Center — Tampa, FL
On March 8, 2018, the Account sold an office property located in Tampa, Florida for a net sales price of $141.1 million, realizing a loss of $12.1 million from the sale, the majority of which has been previously recognized as unrealized losses in the Account’s Consolidated Statements of Operations. The Account’s cost basis in the property at the date of the sale was $153.2 million.
Financings
Foundry Square II — San Francisco, CA
On April 3, 2017, an office property in which the Account holds a 50.1% interest, extinguished $55.1 million (the Account’s share) of outstanding mortgage debt.
Tradition at Kierland — Scottsdale, AZ
On May 1, 2017, the Account extinguished a $25.8 million mortgage loan associated with the property.
Legend at Kierland — Scottsdale, AZ
On May 1, 2017, the Account extinguished a $21.8 million mortgage loan associated with the property.

TIAA Real Estate Account ■ Prospectus	59

West Town Mall — Knoxville, TN
On June 29, 2017, a retail property in which the Account holds a 50% interest, refinanced $105.0 million (the Account’s share) of outstanding mortgage debt associated with the property.
The Knoll — Minneapolis, MN
On July 13, 2017, concurrent with the purchase of a student housing complex located near the University of Minnesota, the Account assumed a $17.7 million mortgage loan. The loan has an interest rate of 3.98%, matures on December 5, 2020, and is adjusted monthly for principal payments.
Colorado Center — Santa Monica, CA
On August 1, 2017, the Colorado Center joint venture investment, in which the Account holds a 50% interest, entered into a new mortgage loan with a principal amount of $275.0 million (the Account’s share). The debt has an interest rate of 3.563%, maturing August 9, 2027 and is interest only.
DDR Joint Venture — Various, U.S.A.
On August 14, 2017, the DDR joint venture investment, in which the Account holds an 85% interest, entered into a new mortgage loan secured by three retail properties with a principal amount totaling $90.3 million (the Account’s share). The debt has an interest rate of 3.82%, maturing on September 11, 2027 and is interest only.
DDR Joint Venture: McFarland Plaza — Tuscaloosa, AL
On September 18, 2017, the DDR joint venture investment, in which the Account holds an 85% interest, extinguished $7.4 million of outstanding mortgage debt (the Account’s share) concurrent with the sale of a retail property located in Tuscaloosa, Alabama.
The Caruth — Dallas, TX
On November 13, 2017, concurrent with the sale, the Purchaser assumed a $45.0 million mortgage loan associated with the property.
Storage Portfolio II — Various Locations, U.S.A.
On November 30, 2017, concurrent with the acquisition by the Account of a 90% interest in a storage joint venture investment portfolio, the joint venture entered into a $175.0 million mortgage loan (the Account’s share). The loan has an interest rate of 4.175% and matures on December 1, 2027.
DDR Joint Venture: Costco Plaza — White Marsh, MD
On December 21, 2017, the DDR joint venture investment, in which the Account holds an 85% interest, extinguished $8.9 million of outstanding mortgage

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debt (the Account’s share) concurrent with the sale of a retail property located in White Marsh, Maryland.
Storage Portfolio I — Various Locations, U.S.A.
On February 2, 2018, Storage Portfolio I, LLC joint venture investment, in which the Account holds a 66.02% interest, refinanced a mortgage loan that is secured with a portfolio of storage properties located throughout the United States. The mortgage loan now has an outstanding principal balance of $151.2 million. The debt has an interest rate of 4.5325%, maturing March 1, 2028 and is interest only.
Circa Green Lake — Seattle, WA
On February 21, 2018, the Account entered into a new mortgage loan with a principal amount of $52.0 million, secured by an apartment property investment located in Seattle, Washington. The debt has an interest rate of 3.710%, maturing March 5, 2025 and is interest only.
Union - South Lake Union — Seattle, WA
On February 21, 2018, the Account entered into a new mortgage loan with a principal amount of $57.0 million, secured by an apartment property investment located in Seattle, Washington. The debt has an interest rate of 3.660%, maturing March 5, 2025 and is interest only.
99 High Street — Boston, MA
On February 22, 2018, the Account entered into a new mortgage loan with a principal amount of $277.0 million, secured by an office property investment located in Boston, Massachusetts. The debt has an interest rate of 3.900%, maturing March 1, 2030 and is interest only.
Holly Street Village — Pasadena, CA
On April 2, 2018, the Account’s Holly Street Village investment entered into a new mortgage loan with a principal amount of $49.0 million. The debt has an interest rate of 3.65%, maturing May 1, 2025 and is interest only.
Township Apartments — Redwood City, CA
On April 5, 2018, the Account’s Township Apartments investment entered into a new mortgage loan with a principal amount of $81.0 million. The debt has an interest rate of 3.65%, maturing May 1, 2025 and is interest only.
Other
Storage Portfolio I — Various Locations, U.S.A.
On February 2, 2018, the Account restructured its Storage Portfolio I, LLC joint venture, which holds a portfolio of storage properties across the United States, reducing the Account’s interest in the joint venture to 66.02%.

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Valuing the Account’s assets
We value the Account’s assets as of the close of each valuation day by taking the sum of:

•	the value of the Account’s cash, cash equivalents, and short-term and other debt instruments;

•	the value of the Account’s other securities and other non-real estate assets;

•	the value of the individual real properties (based on the most recent valuation of that property) and other real estate-related investments owned by the Account;

•
an estimate of the net operating income accrued by the Account from its properties, other real estate-related investments and non-real estate-related investments (including short-term marketable securities) since the end of the prior valuation day; and

•
actual net operating income earned from the Account’s properties, other real estate-related investments and non-real estate-related investments (but only to the extent any such item of income differs from the estimated income accrued for on such investments), and then reducing the sum by the Account’s liabilities, including the daily investment management, administration and distribution fees and certain other fees and expenses attributable to operating the Account. Daily estimates of net operating income are adjusted to reflect actual net operating income on a monthly basis, at which time such adjustments (if any) are reflected in the Account’s unit value. Please see the section below entitled “Expense deductions.”
Fair value for the Account’s assets is based upon quoted market prices in active exchange markets, where available. If listed prices or quotes in such markets are not available, fair value is based upon vendor-provided, evaluated prices or internally developed models that primarily use market-based or independently sourced market data, including interest rate yield curves, market spreads, and currency rates. Valuation adjustments may be made to reflect credit quality, a counterparty’s creditworthiness, the Account’s creditworthiness, liquidity, and other observable and unobservable data that are applied consistently over time.
The methods described earlier are considered to produce a fair value calculation that represents a good faith estimate as to what an unaffiliated buyer in the market place would pay to purchase the asset or receive to transfer the liability. Since fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, actual realizable values or future fair values may differ from amounts reported. Furthermore, while the Account believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments, while reasonable, could result in different estimates of fair value at the reporting date.

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Valuing real estate investments
Valuing Real Property: Investments in real estate properties are stated at fair value, as determined in accordance with policies and procedures reviewed by the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. Accordingly, the Account does not record depreciation.
Fair value for real estate properties is defined as the price that would be received to sell the asset in an orderly transaction between market participants at the measurement date. Determination of fair value involves significant levels of judgment because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction. Property and investment values are affected by, among other things, the availability of capital, occupancy rates, rental rates, and interest and inflation rates. As a result, determining real estate and investment values involves many assumptions. Amounts ultimately realized from each investment may vary significantly from the market value presented. Actual results could differ from those estimates. Please see the section above entitled “Risk factors — Risks associated with real estate investing — Valuation and appraisal risks.”
In accordance with the Account’s procedures designed to comply with Fair Value Measurements and Disclosures in U.S. Generally Accepted Accounting Principles (“GAAP”), the Account values real estate properties purchased by the Account initially based on an independent appraisal at the time of the closing of the purchase, which may result in a potential unrealized gain or loss reflecting the difference between an investment’s fair value (i.e., exit price) and its cost basis (which is inclusive of transaction costs).
Subsequently, each property will be valued each quarter by an independent appraiser and the property value will be updated as appropriate. In general, the Account obtains independent appraisals of its real estate properties spread out throughout the quarter, which is intended to result in appraisal adjustments, and thus, adjustments to the valuations of its holdings (to the extent such adjustments are made), that happen regularly throughout each quarter and not on one specific day in each quarter.
Further, management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change (for example, under certain circumstances a valuation adjustment could be made when bids are obtained for properties held for sale). The Account’s independent fiduciary, RERC, LLC, oversees the Account’s entire appraisal process and, among other things, must approve all independent appraisers used by the Account. TIAA’s internal appraisal staff oversees the entire appraisal process and reviews each independent quarterly appraisal, in conjunction with the Account’s independent fiduciary, prior to the value reflected in that appraisal being recorded in the Account. Any differences in the conclusions of TIAA’s internal appraisal staff and the independent appraiser will be reviewed by the independent fiduciary, which will

TIAA Real Estate Account ■ Prospectus	63

make a final determination on the matter (which may include ordering a subsequent independent appraisal).
Real estate appraisals are estimates of property values based on a professional’s opinion. All appraisals are performed in accordance with Uniform Standards of Professional Appraisal Practices, the real estate appraisal industry standards created by The Appraisal Foundation. Appraisals of properties held outside of the U.S. are performed in accordance with industry standards commonly applied in the applicable jurisdiction. Further, these independent appraisers (as well as TIAA’s internal appraisal staff) are always expected to be MAI-designated members of the Appraisal Institute (or its European equivalent, Royal Institute of Chartered Surveyors) and state certified appraisers from national or regional firms with relevant property type experience and market knowledge. Under the Account’s current procedures, each independent appraisal firm will be rotated off of a particular property at least every three years, although such appraisal firm may perform appraisals of other Account properties subsequent to such rotation.
We intend that the overarching principle and primary objective when valuing our real estate investments will be to produce a valuation that represents a fair and accurate estimate of the fair value of our investments. Implicit in our definition of fair value is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

•	Buyer and seller are typically motivated;

•	Both parties are well informed or well advised, and acting in what they consider their best interests;

•	A reasonable time is allowed for exposure in the open market;

•	Payment is made in terms of cash or in terms of financial arrangements comparable thereto; and

•	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.
The Account’s net asset value will include the value of any note receivable (an amount that someone else owes the Account) from selling a real estate-related investment. We’ll estimate the value of the note by applying a discount rate appropriate to then-current market conditions.
Development Properties. Development properties will be carried at fair value, which is anticipated initially to equal the Account’s cost, and the value will be adjusted as additional development costs are incurred. At a minimum, once a property receives a certificate of occupancy, within one year from the initial funding by the Account, or the property is substantially leased, whichever is earlier, the property will be appraised by an independent external appraiser approved by the independent fiduciary. We may also have the properties independently appraised earlier if circumstances warrant.
Property Portfolios. The Account may, at times, value individual properties together (whether or not purchased at the same time) in a portfolio as a single

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asset, to the extent we believe that the property may be sold as one portfolio. The Account may also realize efficiencies in property management by pooling a number of properties into a portfolio. The value assigned to the portfolio as a whole may be more or less than the valuation of each property individually. The Account will also, from time to time, sell one or more individual properties that comprise a portfolio, with the Account retaining title to the remaining individual properties comprising that portfolio. In such a circumstance, the Account could determine to no longer designate such remaining properties as one portfolio.
Because of the nature of real estate assets and because the fair value of our investments is not reduced by transaction costs that will be incurred to sell the investments, the Account’s net asset value won’t necessarily reflect the net realizable value of its real estate assets (i.e., what the Account would receive if it sold them). Please see the section entitled “Valuing the Account’s assets — Valuation Adjustments.”
Valuing Real Property Subject to a Mortgage: When a real estate property is subject to a mortgage, the mortgage is valued independently of the property and its fair value is reported separately. The independent fiduciary reviews and approves all mortgage valuation adjustments before such adjustments are recorded by the Account. The Account will continue to use the revised value for each real estate property and mortgage loan payable to calculate the Account’s daily net asset value until the next valuation review or appraisal.
Valuing Loans Receivable (i.e., the Account as a creditor): Loans receivable are stated at fair value and are initially valued at the face amount of the loan funding. Subsequently, loans receivable are valued at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the liquidity for loans of similar characteristics, the performance of the underlying collateral and the credit quality of the counterparty.
Valuing Mortgage Loans Payable (i.e., the Account as a debtor): Mortgage loans payable are stated at fair value. The estimated fair value of mortgage loans payable is generally based on the amount at which the liability could be transferred in a current transaction, exclusive of transaction costs. Fair values are estimated based on market factors, such as market interest rates and spreads on comparable loans, the liquidity for mortgage loans of similar characteristics, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the maturity date of the loan, the return demands of the market, and the credit quality of the Account. Different assumptions or changes in future market conditions could significantly affect estimated fair values. At times, the Account may assume debt in connection with the purchase of real estate.
Valuing Real Estate Joint Ventures: Real estate joint ventures are stated at the fair value of the Account’s ownership interests in the underlying entities. The Account’s ownership interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable, and other factors, such as ownership percentage, ownership rights, buy/sell agreements, distribution

TIAA Real Estate Account ■ Prospectus	65

provisions and capital call obligations. In addition, any restrictions on the right of the Account to transfer its ownership interest to third-parties could adversely affect the value of the Account’s interest. Upon the disposition of all real estate investments by an investee entity, the Account will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, which occurs prior to the dissolution of the investee entity.
Valuing Real Estate Limited Partnerships: Limited partnerships are stated at the fair value of the Account’s ownership in the partnership, which is based on the most recent net asset value of the partnership, as reported by the sponsor. Since market quotations are not readily available, the limited partnership interests are valued at fair value as determined in good faith under the direction of the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. As circumstances warrant, prior to the receipt of financial statements of the limited partnership, the Account will estimate the value of its interests in good faith and will from time to time seek input from the issuer or the sponsor of the investment vehicle.
Net Operating Income: The Account usually receives operating income from its investments intermittently, not daily. In fairness to participants, we estimate the Account’s net operating income rather than applying it when we actually receive it, and assume that the Account has earned (accrued) a proportionate amount of that estimated amount daily. You bear the risk that, until we adjust the estimates when we receive actual items of income, the Account’s net assets could be under- or over-valued.
Every year, we prepare a month-by-month estimate of the revenues and expenses (estimated net operating income) for each of the Account’s properties. Each day, we add the appropriate fraction of the estimated net operating income for the month to the Account’s net asset value.
Every month, the Account receives a report of the actual operating results for the prior month for each property (actual net operating income). We then recognize the actual net operating income on the accounting records of the Account and adjust the outstanding daily accrued receivable accordingly. As the Account actually receives income from a property, we’ll adjust the daily accrued receivable and other accounts appropriately.
Valuation Adjustments: General. Management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change. Also, the independent fiduciary can require additional appraisals if it believes a property’s value may have changed materially and such change is not reflected in the quarterly valuation review, or otherwise to ensure that the Account is valued appropriately. For example, under certain circumstances a valuation adjustment could be made when bids are obtained for properties held for sale by the Account. In addition, adjustments may be made for events or circumstances indicating an impairment of a tenant’s ability to pay amounts due to the Account under a lease (including due to a bankruptcy filing of that tenant). Also, adjustments may be

66	Prospectus ■ TIAA Real Estate Account

made to reflect factors (such as sales values for comparable properties or local employment rate) bearing uniquely on a particular region in which the Account holds properties. We may not always be aware of each event that might require a valuation adjustment, and because our evaluation is based on subjective factors and we give different weight to different factors, we may not in all cases make a valuation adjustment where changing conditions could potentially affect the value of an investment.
Required Approvals. The independent fiduciary must approve adjustments to any valuation of one or more properties or real estate-related assets that:

•	is made within three months of the annual independent appraisal, or

•	results in an increase or decrease of:

•	more than 6% of the value of any of the Account’s properties since the last independent annual appraisal;

•	more than 2% in the value of the Account since the prior calendar month; and/or

•	more than 4% in the value of the Account within any calendar quarter.
Right to Change Valuation Methods: If we decide that a different valuation method would reflect the value of a real estate-related investment more accurately, we may use that method if the independent fiduciary consents. Changes in TIAA’s valuation methods could change the Account’s net asset value and change the values at which participants purchase or redeem Account interests.
Valuing other investments (including certain real estate-related investments)
Debt Securities: We value debt securities (excluding money market instruments) for which market quotations are readily available based on the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). We derive these values utilizing an independent pricing service, such as FT Interactive Data Corp, Reuters and Bloomberg, except when we believe the prices do not accurately reflect the security’s fair value. Debt securities for which market quotations are not readily available are valued at fair value as determined in good faith by the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole.
Short-term Investments: Short-term investments are valued in the same manner as debt securities stated in the preceding paragraph.
Money Market Instruments: We value money market instruments at amortized cost.
Equity Securities: We value equity securities (including REIT securities) listed or traded on the New York Stock Exchange (or any of its constituent, affiliate or subsidiary exchanges, including NYSE Arca) at their last sale price on the valuation day. If no sale is reported that day, we use the mean of the last bid and asked prices, exclusive of transaction costs. Equity securities listed or traded on

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any other exchange are valued in a comparable manner on the principal exchange where traded.
We value equity securities traded on the Nasdaq Stock Market at the Nasdaq Official Closing Price on the valuation day. If no sale is reported that day, we use the mean of the last bid and asked prices, exclusive of transaction costs. Other U.S. over-the-counter equity securities are valued at the mean of the last bid and asked prices.
Mortgage-Backed Securities: We value mortgage-backed securities, including CMBS and RMBS, in the same manner in which we value debt securities, as described above.
Foreign Securities: To value equity and fixed income securities traded on a foreign exchange or in foreign markets, we use their closing values under the generally accepted valuation method in the country where traded, as of the valuation date. We convert this to U.S. dollars at the exchange rate in effect on the valuation day. Under certain circumstances (for example, if there are significant movements in the United States markets and there is an expectation the securities traded on foreign markets will adjust based on such movements when the foreign markets open the next day), the Account may adjust the value of equity or fixed income securities that trade on a foreign exchange or market after the foreign exchange or market has closed.
Investments Lacking Current Market Quotations: We value securities or other assets for which current market quotations are not readily available at fair value as determined in good faith under the direction of the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. In evaluating fair value for the Account’s interest in certain commingled investment vehicles, the Account will generally look to the value periodically assigned to interests by the issuer. When possible, the Account will seek to have input in formulating the issuer’s valuation methodology.
Expense deductions
Expense deductions are made each valuation day from the net assets of the Account for various services to manage the Account’s investments, administer the Account and the contracts, distribute the contracts and to cover certain risks borne by TIAA. Investment management, administration and distribution services are provided “at cost” by TIAA and Services. Currently, TIAA provides investment management services and administration services for the Account, and Services provides distribution services for the Account. In addition, TIAA charges the Account a fee to bear certain mortality and expense risks, and risks associated with providing the liquidity guarantee. TIAA guarantees that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.
The estimated annual expense deduction rate that appears in the expense table below reflects an estimate of the amount we currently expect to deduct to approximate the costs that the Account will incur from May 1, 2018 through

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April 30, 2019. Actual expenses may be higher or lower. The expenses identified in the table below do not include any fees which may be imposed by your employer under a plan maintained by your employer.

Type of Expense Deduction	Estimated Percent of Net Assets Annually	Services Performed

Investment Management	0.250%	For investment advisory, investment management, portfolio accounting, custodial and similar services, including independent fiduciary and appraisal fees
Administration	0.220%	For administration and operations of the Account and the contracts, including administrative services such as receiving and allocating premiums and calculating and making annuity payments
Distribution	0.115%	For services and expenses associated with distributing the annuity contracts
Mortality and Expense Risk	0.005%	For TIAA’s bearing certain mortality and expense risks
Liquidity Guarantee	0.200%	For TIAA’s liquidity guarantee
Total Annual Expense Deduction[1,2]	0.790%	Total

[1]	TIAA guarantees that the total annual expense deduction will not exceed an annual rate of 2.50% of average net assets.

[2]	Property-level expenses, including property management fees and transfer taxes, are not reflected in the table above; instead these expenses are charged directly to the Account’s properties.
Since expenses for services provided to the Account are charged to the Account at cost, they are estimates for the year based on projected expense and asset levels. Administration charges include certain costs associated with the provision by TIAA entities of recordkeeping and other services for retirement plans and other pension products in addition to the Account. A portion of these expenses are allocated to the Account in accordance with applicable allocation procedures.
At the end of every quarter, we reconcile the amount deducted from the Account during that quarter as discussed above with the expenses the Account actually incurred. If there is a difference, we add it to or deduct it from the Account in equal daily installments over the remaining days in the immediately following quarter, provided that material differences may be repaid in the current calendar quarter in accordance with GAAP.. Our at cost deductions are based on projections of Account assets and overall expenses, and the size of any adjusting payments will be directly affected by how different our projections are from the Account’s actual assets or expenses. The expenses identified in the table above do not include any fees which may be imposed by your employer under a plan maintained by your employer.
The size of the Account’s assets can be affected by many factors, including changes in the value of portfolio holdings, net income earned on the Account’s investments, premium activity and participant transfers into or out of the Account and participant cash withdrawals from the Account. In addition, our operating expenses can fluctuate based on a number of factors including participant transaction volume, operational efficiency, and technological, personnel and other

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infrastructure costs. Historically, the adjusting payments have resulted in both upward and downward adjustments to the Account’s expense deductions for the following quarter.
The Board can revise the estimated expense rates (the daily deduction rate before the quarterly adjustment referenced above) for the Account from time to time, usually on an annual basis, to keep deductions as close as possible to actual expenses.
Currently there are no deductions from premiums, transfers or withdrawals, but we reserve the right to change this in the future. Any such deductions would only be assessed to the extent the relevant contract provided for such deductions at the time the contract was issued.
The expenses paid by a contract owner who is a participant in a retirement plan can also be affected by the expenses that the plan is obligated to pay TIAA for recordkeeping and other plan-related services for the plan and its participants. For more information, see the section of this Prospectus below entitled “Information from TIAA — TIAA plan pricing.”
Certain relationships with TIAA
As noted elsewhere in this prospectus, the TIAA General Account plays a significant role in operating the Account, including providing a liquidity guarantee and investment advisory, administration and other services. In addition, Services, a wholly owned subsidiary of TIAA, provides distribution services for the Account.
Liquidity Guarantee. As noted above under the section entitled “Establishing and managing the Account — The role of TIAA — Liquidity guarantee,” if the
Account’s liquid assets and its cash flow from operating activities and participant transactions are insufficient to fund redemption requests, the TIAA General Account has agreed to purchase liquidity units. TIAA thereby guarantees that a participant can redeem accumulation units at their net asset value next determined.
In the years ended December 31, 2008 and December 31, 2009, TIAA purchased liquidity units in a number of separate transactions at a purchase price equal to $155.6 million and approximately $1.1 billion, respectively. Since January 1, 2010 and through the date of this prospectus, the TIAA General Account has purchased no additional liquidity units. These liquidity units are valued in the same manner as are accumulation units held by the Account’s participants.
For the years ended December 31, 2017, December 31, 2016 and December 31, 2015, the Account expensed $47.0 million, $38.4 million and $31.7 million, respectively, for this liquidity guarantee from TIAA through a daily deduction from the net assets of the Account.
Investment Advisory, Administration and Distribution Services/Mortality and Expense Risks Borne by TIAA. As noted above under the section entitled “Expense deductions”, deductions are made each valuation day from the net assets of the

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Account for various services required to manage investments, administer the Account and distribute the contracts. These services are performed at cost by TIAA and Services. Deductions are also made each valuation day to cover mortality and expense risks borne by TIAA.
For the years ended December 31, 2017, December 31, 2016 and December 31, 2015, the Account expensed $72.0 million, $72.6 million and $69.3 million, respectively, for investment management services and $1.2 million, $1.2 million and $1.1 million, respectively, for mortality and expense risks provided/borne by TIAA. For the same period, the Account expensed $85.0 million, $89.8 million and $80.8 million, respectively, for administrative and distribution services provided by TIAA and Services, as applicable.
Legal proceedings
The Account is party to various claims and routine litigation arising in the ordinary course of business. As of the date of this prospectus, management of the Account does not believe that the results of any such claims or litigation, individually or in the aggregate, will have a material effect on the Account’s business, financial position or results of operations.
The contracts
TIAA offers the Real Estate Account as a variable option for the annuity contracts described below. Some employer plans may not offer the Real Estate Account as an option for RA, GA, SRA, GRA, GSRA (including institutionally owned GSRA), Retirement Choice, Retirement Choice Plus or Keogh contracts. CREF is a companion organization to TIAA. A companion CREF contract may have been issued to you when you received the TIAA contract offering the Account. For more information about the CREF annuity contracts, the TIAA Traditional Annuity, the TIAA Access variable annuity accounts, other TIAA annuities and separate accounts offered from time to time and particular funds and investment options offered under the terms of your plan, please see the applicable contracts and respective prospectuses for those investment options.
Importantly, neither TIAA nor CREF guarantee the investment performance of the Account nor do they guarantee the value of your units at any time.
RA (Retirement Annuity) and GRA (Group Retirement Annuity)
RA and GRA contracts are used mainly for employer sponsored retirement plans. RA contracts are issued directly to you. GRA contracts, which are group contracts, are issued through an agreement between your employer and TIAA.
Depending on the terms of your employer’s plan, RA premiums can be paid by your employer, you, or both. GRA premiums can only be paid by your employer (though some premiums may be paid by your employer pursuant to a salary reduction agreement with you). If you are paying some or all of the periodic

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premiums, your contributions can be in either pre-tax dollars by salary reduction or after-tax dollars by payroll deduction. Your employer may offer you the option of making contributions in the form of after-tax Roth IRA-style contributions, though you won’t be able to take tax deductions for these contributions. You can also transfer accumulations from another investment choice under your employer’s plan to your contract. Your GRA premiums can be from pre-tax or after-tax contributions. As with RAs, you can transfer your accumulations from another investment choice under your employer’s plan to your GRA contract.
SRA (Supplemental Retirement Annuity) and GSRA (Group Supplemental Retirement Annuity)
These are generally limited to supplemental voluntary tax-deferred annuity (“TDA”) plans and supplemental 401(k) plans. SRA contracts are issued directly to you. GSRA contracts, which are group contracts, are issued through an agreement between your employer and TIAA. Generally, your employer pays premiums in pre-tax dollars through salary reduction. Your employer may offer you the option of making contributions in the form of after-tax Roth IRA-style contributions, though you won’t be able to take tax deductions for these contributions. Although you cannot pay premiums directly, you can transfer amounts from other TDA plans subject to the terms of the plan.
Retirement Choice/Retirement Choice Plus annuities
These are very similar in operation to the GRAs and GSRAs, respectively, except that, they are issued directly to your employer or your plan’s trustee. Among other rights, the employer retains the right to transfer accumulations under these contracts to alternate funding vehicles.
Traditional IRA and Roth IRA
You and your spouse can each open a Traditional IRA with an annual contribution of up to $5,500 each or by rolling over funds from another IRA or an eligible retirement plan, if you meet the Account’s eligibility requirements. If you are age 50 or older, you may contribute up to $6,500. The combined limit for your contributions to a Traditional IRA and a Roth IRA for a single year is $5,500, or $6,500 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2017 and 2018; different dollar limits may apply in future years.)
You and your spouse can each open a Roth IRA with an annual contribution up to $5,500 each or with a rollover from another IRA or a Traditional IRA issued by TIAA if you meet the Account’s eligibility requirements, subject to rules applicable to Roth IRA conversions. If you are age 50 or older you may contribute up to $6,500. The combined limit for your contributions to a Traditional IRA and a Roth IRA for a single year is $5,500, or $6,500 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2017 and 2018; different dollar limits may apply in future years.)

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Both Traditional and Roth IRAs are issued directly to you. Joint accounts are not permissible.
Your employer may offer SEP IRAs (Simplified Employee Pension Plans), which are subject to different rules.
Traditional and Roth IRAs may together be referred to as “IRAs” in this prospectus.
GA (Group Annuity) and institutionally owned GSRAs
These contracts are used exclusively for employer retirement plans and are issued directly to your employer or your plan’s trustee. Your employer pays premiums directly to TIAA (you can’t pay the premiums directly to TIAA) and your employer or the plan’s trustee may control the allocation of contributions and transfers to and from these contracts including withdrawing completely from the Account. If a GA or Institutionally Owned GSRA contract is issued pursuant to your plan, the rules relating to transferring and withdrawing your money, receiving any annuity income or death benefits, and the timing of payments may be different, and are determined by your plan. Ask your employer or plan administrator for more information.
Keogh contracts
If you are a self-employed individual who owns an unincorporated business, you could, prior to 2013, use the Account’s Keogh contracts for a Keogh plan, and cover common law employees, subject to the Account’s eligibility requirements. Note, however, that while TIAA will offer new contracts for new entrants into Keogh plans established prior to 2013, it will no longer offer contracts for Keogh plans that the Account is not currently funding.
ATRA (after-tax retirement annuity)
The after-tax retirement annuities (“ATRA”) are individual non-qualified deferred annuity contracts, issued to participants who are eligible and would like to remit personal premiums under the contractual provisions of their RA contract. To be eligible, you must have an active and premium-paying or paid up RA contract.
Note that the tax rules governing these non-qualified contracts differ significantly from the treatment of qualified contracts. Please see the section below entitled “Taxes” for more information.
Eligibility for IRA and Keogh contracts
Each of you and your spouse can open a Traditional or Roth IRA or a Keogh, subject to the limitations described above, if you’re a current or retired employee or trustee of an Eligible Institution, or if you own a TIAA or CREF annuity contract or a TIAA individual insurance contract. To be considered a retired employee for this purpose, an individual must be at least 55 years old and have completed at least three years of service at an Eligible Institution. In the case of partnerships, at least half the partners must be eligible individuals and the partnership itself

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must be primarily engaged in education or research. Eligibility may be restricted by certain income limits on opening Roth IRA contracts.
State regulatory approval
State regulatory approval may be pending for certain of these contracts, and these contracts may not currently be available in your state.
Starting out
Generally, we’ll issue you a TIAA contract when we receive a completed application or enrollment form in good order. “Good order” means actual receipt of the transaction request along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your complete application (or complete request for redemptions, transfers, withdrawals or payment of death or other benefits), and any other information or supporting documentation we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds by us to effect the transaction. We may, in our sole discretion, determine whether any particular transaction request (including, among others, a purchase, redemption or withdrawal request or a request to pay benefits) is in good order and reserve the right to change or waive any good order requirement at any time either in general or with respect to a particular plan, contract or transaction.
If your application is incomplete and we do not receive the necessary information and signed application in good order within five business days of our receipt of the initial premium, we will return the initial premium at that time. In addition, it is also possible that if we are unable to reach you to obtain additional or missing information relating to incomplete applications, or transaction requests that are not in good order, the transaction may be cancelled.
If we receive premiums from your employer and, where applicable, a completed application from you before we receive your specific allocation instructions (or if your allocation instructions violate employer plan restrictions or do not total 100%), we will invest all premiums remitted on your behalf in the default option your employer has designated. It is possible that the default option will not be the Account but will be another investment option available under your plan. We consider your employer’s designation of a default option to be an instruction to us to allocate your premiums to that option as described above. You should consult your plan documents or sales representative to determine your employer’s designated default option and to obtain information about that option. Further, to the extent you hold an IRA contract, the default option will be that fund or account specified in your IRA forms.
When we receive complete allocation instructions from you in good order, we’ll follow your instructions for future premiums. However, if you want the premiums previously allocated to the default option (and earnings and losses on them) to be transferred to the options identified in your instructions, you must specifically

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request that we transfer these amounts from the default option to your investment option choices.
Amounts may be invested in an account other than the Real Estate Account only in the limited circumstances identified in the paragraph immediately above (which require a participant’s specific instructions) and the circumstances outlined under the section below entitled “How to transfer and withdraw your money — Restrictions on premiums and transfers to the Account," namely: (1) we receive premiums before we receive your completed application or allocation instructions, (2) a participant’s allocations violate employer plan restrictions or do not total 100%, or (3) we stop accepting premiums for and/or transfers into the Account.
TIAA doesn’t generally restrict the amount or frequency of payment of premiums to your contract, although we may in the future. Your employer’s retirement plan may limit your premium amounts. There also may be restrictions on remitting premiums on an IRA. In addition, the Code limits the total annual premiums you may invest in plans qualified for favorable tax treatment. If you want to directly contribute personal premiums under the contractual provisions of your RA contract, you will be issued an ATRA contract. Premiums and any earnings on the ATRA contract will not be subject to your employer’s retirement plan. The restrictions relating to these premiums are in the contract itself.
In most cases (subject to any restriction we may impose, as described in this prospectus), TIAA accepts premiums to a contract during your accumulation period. Once your first premium has been paid, your TIAA contract can’t lapse or be forfeited for nonpayment of premiums. However, TIAA can stop accepting premiums to the Real Estate Account at any time.
You may remit premium payments to the following address: P..O. Box 1259, Charlotte, N.C. 28201.
Note that we cannot accept credit cards, money orders or travelers checks. In addition, we will not accept a third-party check where the relationship of the payor to the account owner cannot be identified from the face of the check.
You will receive a confirmation statement each time you make a transfer to, a transfer out, or a cash withdrawal from the Account. The statement will show the date and amount of each transaction. However, if you’re remitting premiums through an employer or other qualified plan, using an automatic investment plan or systematic withdrawal plan, you may instead receive a statement confirming those transactions following the end of each calendar quarter.
If you have any accumulations in the Account, you will be sent a statement in each quarter which sets forth the following information:

(1)	Premiums paid during the quarter;

(2)	The number and dollar value of accumulation units in the Account credited to you during the quarter and in total;

(3)	Cash withdrawals, if any, from the Account during the quarter; and

(4)	Any transfers during the quarter.

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You also will receive reports containing the financial statements of the Account and certain information about the Account’s investments.
Important information about procedures for opening a new account
To help the U.S. Government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.
What this means for you: When you open an account, we will ask for your name, street address (not a post office box), date of birth, Social Security number and other information that will allow us to identify you, such as your home telephone number and driver’s license or certain other identifying documents. Until you provide us with the information needed, we may not be able to open an account or effect any transactions for you. Furthermore, if we are unable to verify your identity, or that of another person authorized to act on your behalf, or if it is believed that potentially criminal activity has been identified, we reserve the right to take such action as deemed appropriate, which may include closing your account.
Choosing among investment accounts
Once an account is opened on your behalf, you may allocate all or part of your premiums to the Real Estate Account, unless your employer’s plan precludes that choice. You can also allocate premiums to TIAA’s Traditional Annuity, the CREF variable investment accounts, the TIAA Access variable annuity accounts, other TIAA annuities and separate accounts offered from time to time (if available under the terms of your employer’s plan) and, in some cases, certain funds if the account or fund is available under your employer’s plan.
You can change your allocation choices for future premiums by:

•	writing to our office at P..O. Box 1259, Charlotte, N.C. 28201;

•	using the TIAA Web Center’s account access feature at www.tiaa.org; or

•	calling our Automated Telephone Service (24 hours a day) at 800 842-2252.
The right to cancel your contract
Generally, you may cancel any RA, SRA, GSRA, IRA, ATRA or Keogh contract in accordance with the contract’s Right to Examine provision (unless we have begun making annuity payments from it) and subject to the time period regulated by the state in which the contract is issued. Although the contract terms and state law provisions differ, you will generally have between 10 and 60 days to exercise this cancellation right. To cancel a contract, you must mail or deliver the contract with your cancellation instructions (or signed Notice of Cancellation when such has been provided with your contract) to our home office. We’ll cancel the contract, then send either the current accumulation or the premium, depending on the state in which your contract was issued, to whomever originally submitted the

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premiums. Unless we are returning premiums paid as required by state law, you will bear the investment risk during this period.
Determining the value of your interest in the account — accumulation units
Each payment to the Real Estate Account buys a number of accumulation units. Similarly, any withdrawal from the Account results in the redemption of a number of accumulation units. The price you pay for accumulation units, and the price you receive for accumulation units when you redeem accumulation units, is the value of the accumulation units calculated for the business day on which we receive your purchase, redemption or transfer request in good order (unless you ask for a later date for a redemption or transfer). This date is called the “effective date.” Therefore, if we receive your purchase, redemption or transfer request in good order before the NYSE closes, that business day will be considered the effective date of your order. If we receive your request in good order after the NYSE closes, the next business day will be considered the effective date of your order.
Payments and orders to redeem accumulation units (or adjustments thereto) may be processed after the effective date. “Processed” means when amounts are credited or debited to you in the Account. In the event there are market fluctuations between the effective date and the processing date and the price of accumulation units on the processing date is higher or lower than your price on the effective date, that difference will be paid or retained by Services, the Account’s distributor. This amount, which may be positive or negative, together with similar amounts paid or retained by Services in connection with transactions involving other investment products offered under pension plans administered by TIAA or its affiliates and the amount of interest, if any, paid by Services to participants in connection with certain delayed payments, is apportioned to the Account pursuant to an agreement with Services, under which the Account reimburses Services for the services it has provided to the Account.
The accumulation unit value reflects the Account’s investment experience (i.e., the real estate net operating income accrued, as well as dividends, interest and other income accrued), realized and unrealized capital gains and losses, as well as Account expense charges.
Calculating Accumulation Unit Values: We calculate the Account’s accumulation unit value at the end of each valuation day. To do that, we multiply the previous day’s value by the net investment factor for the Account. The net investment factor is calculated as A divided by B, where A and B are defined as:

A.	The value of the Account’s net assets at the end of the current valuation period, less premiums received during the current valuation period.

B.	The value of the Account’s net assets at the end of the current valuation period, less premiums received during the current valuation period.

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The value of the Account’s net assets at the end of the previous valuation period, plus the net effect of transactions made at the start of the current valuation period.
How to transfer and withdraw your money
Generally, depending on the terms of your plan, contracts, tax law and applicable governing documents, TIAA allows you to move your money to and from the Real Estate Account in the following ways:

•	from the Real Estate Account to the following accounts if available under your employer’s plan or IRA: a CREF investment account, a TIAA Access variable account or TIAA’s Traditional Annuity;

•
to the Real Estate Account from the following accounts if available under your employer’s plan or IRA: a CREF investment account, a TIAA Access variable account or TIAA’s Traditional Annuity (transfers from TIAA’s Traditional Annuity under RA, GRA or Retirement Choice contracts are subject to restrictions);

•	from the Real Estate Account to a fund (including TIAA-CREF affiliated funds), if available under your plan or IRA;

•	to the Real Estate Account from a TIAA-CREF affiliated fund, if available under your plan or IRA;

•
depending on the terms of your plan, contracts and governing instruments, to the Real Estate Account from other TIAA annuity products and separate accounts, and/or from the Real Estate Account to other TIAA annuity products and separate accounts;

•	from the Real Estate Account to investment options offered by other companies, if available under your plan or IRA;

•	to the Real Estate Account from other companies/plans;

•	by withdrawing cash; and

•	by setting up a program of automatic withdrawals or transfers.
For more information regarding the transfer policies of CREF, TIAA Access, TIAA’s Traditional Annuity or another investment option listed above, please see the respective contract, prospectus or other governing instrument. These options may be limited by the terms of your employer’s plan, by current tax law, or by the terms of your contract, as set forth below.
Currently, transfers from the Real Estate Account to any TIAA annuity offered by your employer’s plan, to one of the CREF accounts or to funds offered under the terms of your plan do not require a minimum transaction amount; however, in the future, TIAA reserves the right, in its sole discretion, to impose minimum transactions levels, which levels will generally be at least $1,000 (except for systematic transfers, which must be at least $100) or your entire accumulation, if less. Lump sum cash withdrawals from the Real Estate Account, transfers to TIAA immediately begin annuity income and transfers to other companies are not subject to a minimum amount. Transfers and cash withdrawals are currently free.

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Because excessive transfer activity can hurt performance and other participants, TIAA may in the future, subject to applicable state law and the terms of your contract, limit how often you transfer or otherwise modify the transfer privilege, including, among other things, placing restrictions on transfers or charging fees for transfers and/or withdrawals.
As indicated, transfers and cash withdrawals are effective at the end of the business day we receive your request and all required documentation in good order. You can also choose to have transfers and withdrawals take effect at the close of any future valuation day. For any transfers to TIAA’s Traditional Annuity, the crediting rate will be the rate in effect at the close of business of the first day that you participate in TIAA’s Traditional Annuity, which is the next business day after the effective date of the transfer.
To request a transfer or to withdraw cash, you may:

•	write to TIAA’s office at P..O. Box 1259, Charlotte, N.C. 28201;

•	call us at 800-842-2252; or

•	use the TIAA Web Center’s account access feature at www.tiaa.org.
If you are married, and all or part of your accumulation is attributable to contributions made under

•	an employer plan subject to ERISA; or

•
an employer plan that provides for spousal rights to benefits, then only to the extent required by the Internal Revenue Code the (“Code”) or ERISA or the terms of your employer plan, your rights to choose certain benefits are restricted by the rights of your spouse to benefits.

You may be required to complete and return certain forms (in good order) to effect these transactions. We can limit, suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.
Before you transfer or withdraw cash, please make sure that you consult the terms of your employer’s plan, as it may contain additional restrictions. In addition, please make sure you understand the possible federal and other income tax consequences. Please see the section below entitled “Taxes.”
Transfers to and from other TIAA-CREF accounts and funds
Transfers from the Real Estate Account. Once every calendar quarter you can transfer some or all of your accumulation in the Real Estate Account to the following accounts if offered by your employer’s plan or IRA: TIAA’s Traditional Annuity, to another TIAA annuity, to one of the CREF accounts, to a TIAA Access variable annuity account or to funds (which may include TIAA-CREF affiliated funds). Transfers to TIAA’s Traditional Annuity or other TIAA annuities or accounts, a CREF account or to certain other options may be restricted by your employer’s plan, current tax law or by the terms of your contract. In addition, there are important exceptions to this once per calendar quarter limitation, as outlined in the section below entitled “How to transfer and withdraw your money — Market timing/excessive trading policy.”

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Transfers to the Real Estate Account. Currently, you can also transfer some or all of your accumulation in TIAA’s Traditional Annuity, in your CREF accounts, TIAA Access variable annuity accounts or in the funds or TIAA annuities offered under the terms of your plan to the Real Estate Account, if your employer’s plan offers the Account; subject to the terms of the plan, current tax law and the terms of your contract. Transfers from TIAA’s Traditional Annuity to the Real Estate Account under RA, GRA or Retirement Choice contracts can only be effected over a period of time (up to 10 annual installments) and may be subject to other limitations, as specified in your contract. Amounts held under an ATRA contract cannot be transferred to or from any retirement plan contract.
Currently, these transfers do not require a minimum transaction amount; however, in the future TIAA reserves the right, in its sole discretion, to impose minimum transaction levels, which levels will generally be at least $1,000 (except for systematic transfers, which must be at least $100) or your entire accumulation, if less. Because excessive transfer activity can hurt performance and other participants, TIAA may in the future, subject to applicable state law and the terms of your contract, limit how often you transfer or otherwise modify the transfer privilege, including, among other things, placing restrictions on transfers or charging fees for transfers and/or withdrawals. Please see the section below entitled “How to transfer and withdraw your money — Restrictions on premiums and transfers to the Account.”
Transfers to other companies
Generally you may transfer funds from the Real Estate Account to a company other than TIAA or CREF, subject to certain tax restrictions. This right may be limited by your employer’s plan or the terms of your contract. If your employer participates in our special transfer services program, we can make automatic monthly transfers from your RA or GRA contract to another company. Roth amounts in a 403(b) or 401(a) plan can only be rolled over to another Roth account under such plan or to a Roth IRA, as permitted by applicable law and the terms of the plans. IRA to IRA rollover rules have recently changed. See the section below entitled “Taxes” for more information on these developments.
Under the Retirement Choice and Retirement Choice Plus contracts, your employer could transfer monies from the Account and apply it to another account or investment option, subject to the terms of your plan, and without your consent.
Transfers from other companies/plans
Subject to your employer’s plan and federal tax law, you can usually transfer or roll over money from another 403(b), 401(a)/403(a) or governmental 457(b) retirement plan to your qualified TIAA contract. You may also roll over before-tax amounts in a Traditional IRA to 403(b) plans, 401(a)/403(a) plans or eligible governmental 457(b) plans, provided such employer plans agree to accept the rollover. Roth amounts in a 403(b) or 401(a) plan can only be rolled over to another Roth account under such plan or to a Roth IRA, as permitted by

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applicable law and the terms of the plans. Funds in a private 457(b) plan can be transferred to another private 457(b) plan only. Accumulations in private 457(b) plans may not be rolled over to a qualified plan (e.g., a 401(a) plan), a 403(b) plan, a governmental 457(b) plan or an IRA. IRA to IRA rollover rules have recently changed. See the section below entitled “Taxes” for more information on these developments.
Withdrawing cash
You may withdraw cash from your SRA, GSRA, IRA, ATRA or Keogh Real Estate Account accumulation at any time during the accumulation period, provided federal tax law and the terms of your employer’s plan permit it (see below). Normally, you can’t withdraw money from a contract if you’ve already applied that money to begin receiving lifetime annuity income. Current federal tax law restricts your ability to make cash withdrawals from your accumulation under most voluntary salary reduction agreements. In addition, if you are married, you may be required by law or your employer’s plan to show us advance written consent from your spouse before TIAA makes certain transactions on your behalf.
Withdrawals are generally available only if you reach age 59½, leave your job, become disabled, die, satisfy requirements related to qualified reservist distributions or if your employer terminates its retirement plan. If your employer’s plan permits, you may also be able to withdraw money if you encounter hardship, as defined by the IRS, but hardship withdrawals can be from contributions only, and not investment earnings. You may be subject to a 10% penalty tax if you make a withdrawal before you reach age 59½, unless an exception applies to your situation.
Under current federal tax law, you are not permitted to withdraw from 457(b) plans earlier than the calendar year in which you reach age 70½, leave your job or are faced with an unforeseeable emergency (as defined by law). There are generally no early withdrawal tax penalties if you withdraw under any of these circumstances (i.e., no 10% tax on distributions prior to age 59½).
Special rules and restrictions apply to Traditional and Roth IRAs.
If you request a withdrawal, we will send the proceeds by check to the address of record, or by electronic funds transfer to the bank account on file. A letter of instruction with a bank signature guarantee is required if the withdrawal is sent to an address other than the address of record, or to an address of record that has been changed within either the last 30 or 14 calendar days, depending on the service model applicable to your plan. You may obtain a signature guarantee from some commercial or savings banks, credit unions, trust companies, or member firms of a U.S. stock exchange. A notary public cannot provide a signature guarantee. Proceeds directed to a bank account not on file have similar restrictions that require completion of a verification process. Please contact us for further information. We reserve the right to require a signature guarantee on any redemption.

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Systematic withdrawals and transfers
If your employer’s plan allows, you can set up a program to make cash withdrawals or transfers automatically by specifying that we withdraw from your Real Estate Account accumulation, or transfer to or from the Real Estate Account, any fixed number of accumulation units, dollar amount, or percentage of accumulation until you tell us to stop or until your accumulation is exhausted. Currently, the program must be set up so that at least $100 is automatically transferred or withdrawn at a time. In the future, we may eliminate this minimum transfer amount. Further, a systematic plan of this type may allow pre-specified transfers or withdrawals to be made more often than quarterly, depending on the terms of your employer’s plan. Additional restrictions on systematic transfers may apply for Account participants with accumulation amounts (in most contracts) exceeding $150,000. This restriction may vary for certain IRA contracts issued in the state of Florida. Please refer to your TIAA contract for specific details related to this limitation. See “Restrictions on premiums and transfers to the Account” below.
Withdrawals to pay financial advisor fees
If permitted by your employer’s plan, you may authorize a series of systematic withdrawals to pay the fees of a financial advisor. Such systematic withdrawals are subject to all provisions applicable to systematic withdrawals, except as otherwise described in this section. One series of systematic withdrawals to pay financial advisor fees may be in effect at the same time that one other series of systematic withdrawals is also in effect. Systematic withdrawals to pay financial advisor fees must be scheduled to be made quarterly only, on the first day of each calendar quarter. The amount withdrawn from each investment account must be specified in dollars or as a percentage of accumulation, and will be in proportion to the accumulations in each account at the end of the business day prior to the withdrawal. The financial advisor may request that we stop making withdrawals. We reserve the right to determine the eligibility of financial advisors for this type of fee reimbursement. Before you set up this program, make sure you understand the possible tax consequences of these withdrawals. Please see the discussion in the section below entitled “Taxes.”
Restrictions on premiums and transfers to the Account
From time to time we may stop accepting premiums for and/or transfers into the Account. We might do so if, for example, we can’t find sufficient appropriate real estate-related investment opportunities at a particular time. Whenever reasonably possible, we will notify you before we decide to restrict premiums and/or transfers. However, because we may need to respond quickly to changing market conditions or to the liquidity needs and demands of the Account, we reserve the right (subject to the terms of some contracts) to stop accepting premiums and/or transfers at any time without prior notice.

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With most contracts, individual participants are limited from making internal funding vehicle transfers into their Account accumulation if, after giving effect to such transfer, the total value of such participant’s Account accumulation (under all contracts issued to such participant) would exceed $150,000. This restriction may vary for certain IRA contracts issued in the state of Florida. Please refer to your TIAA contract for specific details related to this limitation.
As of the date of this prospectus, all jurisdictions in which the Account is offered have approved this limitation, but the effective date of the limitation as applies to an individual participant will be reflected on his or her applicable contract or endorsement form. These contracts or endorsements will contain important details with respect to this limitation.
Under this limitation, an internal funding vehicle transfer means the movement (or attempted movement) of accumulations from any of the following to the Account:

•	a TIAA Traditional Annuity accumulation,

•	a Real Estate Account accumulation (from one contract to another),

•	a companion CREF certificate,

•	other TIAA separate account accumulations, and

•	any other funding vehicle accumulation which is administered by TIAA or CREF on the same record-keeping system as the contract.
The following transfers are currently not subject to this limitation:

•	systematic transfers and withdrawals,

•	automatic rebalancing activity,

•	any transaction arising from a TIAA-sponsored advice product or service, and

•	Transfer Payout Annuity payments directed to the Account.
This limitation does not apply to most types of premium contributions and certain group contracts recordkept on non-TIAA platforms. Minimum Distribution Option (“MDO”) contracts will be subject to this limitation, but the limitation does not apply to other annuity pay-out contracts.
A transfer which cannot be applied pursuant to this limitation, along with any other attempted movements of funds submitted as part of a noncompliant transfer request into the Account, will be rejected in its entirety, and therefore the funds that were to be transferred will remain in the investment option from which the transfer was to be made. The Account accumulation unit values used in applying this provision will be those calculated as of the valuation day preceding the day on which the proposed transfer is to be effective. A participant will not be required to reduce his or her accumulation to a level at or below $150,000 if the total value of the participant’s Account accumulation under all contracts exceeds $150,000 on the effective date as indicated in the contract or contract endorsement. This provision may vary for certain IRA contracts issued in the state of Florida. Please refer to your TIAA contract for specific details related to the provision. TIAA reserves the right in the future to modify the nature of this

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limitation and to include categories of transactions associated with services that may be introduced in the future.
If we decide to stop accepting premiums into the Account, amounts that would otherwise be allocated to the Account will be allocated to the default option designated by your employer instead (or the default option specified on your IRA forms), unless you give us other allocation instructions. We will not transfer these amounts out of the default option designated by your employer when the restriction period is over, unless you request that we do so. However, we will resume allocating premiums to the Account on the date we remove the restrictions.
Additional limitations
Federal law requires us to obtain, verify and record information that identifies each person who opens an account. Until we receive the information we need, we may not be able to effect transactions for you. Furthermore, if we are unable to verify your identity, or that of another person authorized to act on your behalf, or if we believe that we have identified potentially criminal activity, we reserve the right to take such action as we deem appropriate, which may include closing your account.
Market timing/excessive trading policy
There are participants who may try to profit from making transactions back and forth among the CREF accounts, the Account, the TIAA Access variable account and the funds or other investment options available under the terms of your plan in an effort to “time” the market or for other reasons. As money is shifted in and out of these accounts, the accounts or funds may incur transaction costs, including, among other things, expenses for buying and selling securities. These costs are borne by all participants, including long-term investors who do not generate these costs. In addition, excessive trading can interfere with efficient portfolio management and cause dilution if traders are able to take advantage of pricing inefficiencies. Consequently, the Account is not appropriate for market timing or frequent trading and you should not invest in the Account if you want to engage in such activity.
To discourage this activity, transfers of accumulations from the Real Estate Account to a CREF or TIAA account, or another investment option, are limited to once every calendar quarter. A few limited exceptions to this once per calendar quarter limitation apply, including:

(i)	systematic transfers out of the Real Estate Account (as described in the section above entitled “How to transfer and withdraw your money — Systematic withdrawals and transfers”);

(ii)	annual portfolio rebalancing activities;

(iii)	plan or plan-sponsor initiated transactions, including transfers and rollovers made to external carriers;

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(iv)	participants enrolled in TIAA’s qualified managed account for retirement plan assets;

(v)	single-sum distributions where funds are moved from one TIAA annuity contract or certificate to another, as well as those made directly to a participant;

(vi)	asset allocation programs and similar programs approved by TIAA’s management;

(vii)	death and hardship withdrawals or withdrawals made pursuant to a qualified domestic relations order (“QDRO”); and

(viii)	certain transactions made within a retirement or employee benefit plan, such as contributions, mandatory (or minimum) distributions and loans.
TIAA reserves the right to reject any purchase or exchange request with respect to the Account, including when it is believed that a request would be disruptive to the Account’s efficient portfolio management. TIAA also may suspend or terminate your ability to transact in the Account by telephone, fax or over the Internet for any reason, including the prevention of excessive trading. A purchase or exchange request could be rejected or electronic trading privileges could be suspended because of the timing or amount of the investment or because of a history of excessive trading by the participant. Because TIAA has discretion in applying this policy, it is possible that similar transaction activity could be handled differently because of the surrounding circumstances.
Notwithstanding such discretion, TIAA seeks to apply its excessive trading policies and procedures uniformly to all Account participants. As circumstances warrant, TIAA may request transaction data from intermediaries from time to time to verify whether the Account’s policies are being followed and/or to instruct intermediaries to take action against participants who have violated the Account’s policies. TIAA has the right to modify these policies and procedures at any time without advance notice.
The Account is not appropriate for excessive trading. You should not invest in the Account if you want to engage in excessive trading or market timing activity. Participants seeking to engage in excessive trading may deploy a variety of strategies to avoid detection, and, despite TIAA’s efforts to discourage excessive trading, there is no guarantee that TIAA or its agents will be able to identify all such participants or curtail their trading practices.
If you invest in the Account through an intermediary, including through a retirement or employee benefit plan, you may be subject to additional market timing or excessive trading policies implemented by the intermediary or plan. Please contact your intermediary or plan sponsor for more details.
When you are ready to receive annuity income
The annuity period in general
You can receive an income stream from all or part of an accumulation in the Account. Generally, once distributions are permitted to begin under your plan or

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contract, you may begin to receive annuity income. You should be at least age 59½ to begin receiving annuity income other than from a one-life or two-life annuity. Otherwise, you may have to pay a 10% penalty tax on the taxable amount, except under certain circumstances. In addition, you cannot begin receiving income later than permitted under the minimum distribution rules of the Code. See “Taxes” for more information. Also, under the terms of the contract, you cannot begin a one-life annuity after age 90 or a two-life annuity after either you or your annuity partner reaches age 90.
Your income payments may be paid out from the Account through a variety of income options. You can pick a different income option for different portions of your accumulation, but once you’ve started life annuity payments you cannot change your income option or annuity partner for that payment stream. Usually income payments are monthly. You can choose quarterly, semiannual and annual payments as well. TIAA has the right to not make payments at any interval that would cause the initial payment to be less than $100. We will send your payments by mail to your home address or, on your request, by mail or electronic funds transfer to your bank.
For one-life annuities, two-life annuities, annuities for a fixed period, and Income Test Drive your initial income payments are based on the value of your accumulation on the last valuation day before the annuity starting date. We calculate initial income based on:

•	the amount of money you have accumulated in the Account

•	the income option or options you choose; and

•	an assumed annual investment return of 4% and, for one-life annuities, two-life annuities, and Income Test Drive, mortality assumptions for you and your annuity partner, if you have one.
On your annuity starting date, all of your accumulation units allocated to one-life annuities, two-life annuities or annuities for a fixed period will be converted to annuity units of the Account.
For one-life annuities, two-life annuities, annuities for a fixed period, and Income Test Drive there are two income change methods for annuity payments: annual and monthly. Under the annual income change method, payments change each May 1, based on the net investment results of the Account during the prior year (from the day following the last Valuation Day in March of the prior year through the last Valuation Day in March of the current year). Under the monthly income change method, payments change every month, based on the net investment results during the previous valuation period. Under this method, we value annuity units on the 20th of each month or on the preceding Business Day if the 20th is not a Business Day. The total value of your annuity payments may be more or less than your total premiums.
Annuity starting date
Ordinarily, annuity payments begin on the date you designate as your annuity starting date, provided we have received all documentation necessary for the

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income option you have picked. If something is missing, we will defer your annuity starting date until we receive the missing information. Your first annuity payment may be delayed while we process your choice of income options and calculate the amount of your initial payment. You may designate any future date for your annuitization request, in accordance with our procedures and as long as it is one on which we process annuitizations.
Any premiums received within 70 days after payments begin may be used to provide additional annuity income. Premiums received after 70 days will remain in your accumulating annuity contract until you have given further instructions. Ordinarily, your first annuity payment can be made on any business day between the first and twentieth of any month.
Annuity income options
Both the number of annuity units you purchase and the amount of your income payments will depend on which income option(s) you pick. Your employer’s plan, tax law and ERISA may limit which income options you can use to receive income. Ordinarily, you will choose your income options shortly before you want payments to begin, but you can make or change your choice any time before your annuity starting date.
All of the income options provide variable payments, and the amount of income you receive depends in part on the investment experience of the investment accounts selected by you. The current options are:

•
One-Life Annuity with or without Guaranteed Period: Pays income as long as you live. If you opt for a guaranteed period (10, 15 or 20 years) and you die before it’s over, income payments will continue to your beneficiary until the end of the period. If you do not opt for a guaranteed period, all payments end at your death, so, it’s possible for you to receive only one payment if you die less than a month after payments start. (The 15-year guaranteed period is not available under all contracts.)

•	Annuity for a Fixed Period: Pays income for any period you choose from five to 30 years (two to 30 years for RAs, GRAs, and SRAs). This option is not available under all contracts.

•
Two-Life Annuity: Pays income to you as long as you live, then continues at either the same or a reduced level for the life of your annuity partner. There are four types of two-life annuity options, all available with or without a guaranteed period-Full Benefit to Survivor, Two-Thirds Benefit to Survivor, 75% Benefit to Annuity Partner and a Half-Benefit to Annuity Partner. Under the Two-Thirds Benefit to Survivor option, payments to you will be reduced upon the death of your annuity partner.

•
Minimum Distribution Option (“MDO”): Generally available only if you must begin annuity payments under the IRC minimum distribution requirements. (Some employer plans allow you to elect this option earlier. Please contact TIAA for more information.) The option, if elected, automatically pays an amount designed to fulfill the distribution requirements under federal tax

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law. (The option is not available under all contracts.) The value of the accumulation placed under this option must be at least $10,000. You must apply your entire accumulation under a contract if you want to use the MDO. It is possible that income under the MDO will cease during your lifetime. Prior to age 90, and subject to applicable plan and legal restrictions, you can apply any remaining part of an accumulation applied to the MDO to any other income option for which you’re eligible. Using the MDO will not affect your right to take a cash withdrawal of any accumulation not yet distributed (to the extent that a cash withdrawal was available to you under your contract and under the terms of your employer’s plan). This automatic payout option is not available under all contracts. Instead, for some contracts, required minimum distributions will be paid directly from these contracts pursuant to the terms of your employer’s plan.

•
Income Test Drive: Income Test Drive is an optional feature that lets you try variable income payments for a 2-year period without making an irrevocable decision. Your annuity unit payments will not begin during the Income Test Drive; instead, payments made during the Income Test Drive are withdrawals from your accumulation units. Payments are calculated to approximate the amount you would receive under a One-life or Two-life annuity for the income option and income change method you select, adjusted to reflect the Income Test Drive. You can change your mind during the Income Test Drive, and future payments will stop when you notify us of your decision prior to expiration of the 2-year period. If you die during the Income Test Drive, payments will stop, and the beneficiary named in your contract will be entitled to the remaining accumulation. At the end of the Income Test Drive, if you have not decided to stop payments, your remaining accumulation applied to the Income Test Drive feature will be converted to annuity units payable under the income option you chose when you started this feature. Once the conversion to annuity units takes place, it is irrevocable. If you decide before the end of the Income Test Drive that you want to convert to annuity units immediately, you may do so subject to certain election procedures. The conversion of accumulation units to annuity units may result in annuity payments that are greater or lesser than the amount of the last payment during the Income Test Drive. State regulatory approval may be pending for the Income Test Drive and it may not currently be available in your state. We may stop providing the Income Test Drive feature at any time. The Income Test Drive feature may not be available under the terms of your employer’s plan. For information about withdrawals from your contract, see “How to transfer and withdraw your money.”

For any of the income options described above, current federal tax law provides that your guaranteed period can’t exceed the joint life expectancy of you and your beneficiary or annuity partner. Other code stipulations may make some income options unavailable to you. If you are married at your annuity start date,

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you may be required by law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives the right.
Receiving Lump-Sum Payments (Retirement Transition Benefit): If your employer’s plan allows, you may be able to receive a single sum payment of up to 10% of the value of any part of an accumulation being converted to a one-life or two-life annuity on the annuity starting date. Such employer plan and 10% limitations do not apply to IRAs. Of course, if your employer’s plan allows cash withdrawals, you can take a larger amount (up to 100%) of your accumulation as a cash payment. The retirement transition benefit will be subject to current federal income tax requirements and possible early distribution penalties. See “Taxes.”
Other income options may become available in the future, subject to the terms of your retirement plan and relevant federal and state laws. TIAA may stop offering certain income options in the future. For more information about any annuity option, please contact TIAA.
Transfers during the annuity period
After you begin receiving annuity income from a one-life annuity, two-life annuity or annuity for a fixed period, you can transfer all or part of the future annuity income (which is the actuarial present value of the payments based on the applicable interest rate and the mortality basis associated with that fund at the time of the transfer) payable once each calendar quarter (i) from the Real Estate Account into a “comparable annuity” payable from a CREF or TIAA account or TIAA’s Traditional Annuity, or (ii) from a CREF or TIAA variable account into a comparable annuity payable from the Real Estate Account. Comparable annuities are those which are payable under the same income option and have the same first and second annuitant, and remaining guaranteed period.
We’ll process your transfer on the business day we receive your request in good order. You can also choose to have a transfer take effect at the close of any future business day. Transfers under the annual income payment method will affect your annuity payments beginning on the May 1 following the March 31 which is on or after the effective date of the transfer. Transfers under the monthly income payment method and all transfers into TIAA’s Traditional Annuity will affect your annuity payments beginning with the first payment due after the monthly payment valuation day that is on or after the transfer date. You can switch between the annual and monthly income change methods, and the switch will go into effect on the last valuation day of March. Although the payout streams are actuarially equivalent and there is no charge for engaging in such a transfer, it is possible that the new funds may apply different mortality or interest assumptions, and could therefore result in variation between the initial payments from the new fund and the payments that were being made out of the original fund.
Annuity payments
The amount of annuity payments from a one-life annuity, two-life annuity, or annuity for a fixed period we pay you or your beneficiary (annuitant) will depend

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upon the number and value of the annuity units payable. The number of annuity units is first determined on the day before the annuity starting date. The amount of the annuity payments will change according to the income change method chosen.
Under the annual income change method, the value of an annuity unit for payments is redetermined on March 31 of each year (or, if March 31 is not a valuation day, the immediately preceding valuation day). This date is called the “annual payment valuation day.” Annuity payments change beginning May 1. The change reflects the net investment experience of the Real Estate Account. The net investment experience for the twelve months following the annual payment valuation day will be reflected in the annuity unit value determined on the next year’s annual payment valuation day.
Under the monthly income change method, the value of an annuity unit for payments is determined on the payment valuation day, which is the 20th day of the month preceding the payment due date or, if the 20th is not a business day, the preceding business day. The monthly changes in the value of an annuity unit reflect the net investment experience of the Account. The formulas for calculating the number and value of annuity units payable are described below.
Calculating the Number of Annuity Units Payable: When a participant or a beneficiary converts the value of all or a portion of his or her accumulation into a one-life annuity, two-life annuity or annuity for a fixed period, the number of annuity units payable from the Real Estate Account under an income change method is determined by dividing the value of the Account accumulation to be applied to provide the annuity payments by the product of the annuity unit value for that income change method and an annuity factor. The annuity factor as of the annuity starting date is the value of an annuity in the amount of $1.00 per month beginning on the first day such annuity units are payable, and continuing for as long as such annuity units are payable.
The annuity factor will reflect interest assumed at the effective annual rate of 4%, and the mortality assumptions for the person(s) on whose life (lives) the annuity payments will be based. Mortality assumptions will be based on the then-current settlement mortality schedules for this Account. Annuitants bear no mortality risk under their contracts — actual mortality experience will not reduce annuity payments after they have started. TIAA may change the mortality assumptions used to determine the number of annuity units payable for any future accumulations converted to provide annuity payments.
The number of annuity units payable under an income change method under your contract will be reduced by the number of annuity units you transfer out of that income change method under your contract. The number of annuity units payable will be increased by any internal transfers you make to that income change method under your contract.
Value of Annuity Units: The Real Estate Account’s annuity unit value is calculated separately for each income change method for each valuation day. The annuity unit value for each income change method is determined by updating the

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annuity unit value from the previous valuation day to reflect the net investment performance of the Account for the current valuation period relative to the 4% assumed investment return. In general, your payments will increase if the performance of the Account is greater than 4% and decrease if the value is less than 4%. The value is further adjusted to take into account any changes expected to occur in the future at revaluation either once a year or once a month, assuming the Account will earn the 4% assumed investment return in the future.
The initial value of the annuity unit for a new annuitant is the value determined as of the valuation day before annuity payments start.
For participants under the annual income change method, the value of the annuity unit for payment remains level until the following May 1. For those who have already begun receiving annuity income as of March 31, the value of the annuity unit for payments due on and after the next succeeding May 1 is equal to the annuity unit value determined as of the last valuation day in March.
For participants under the monthly income change method, the value of the annuity unit for payments changes on the payment valuation day of each month for the payment due on the first of the following month.
Further, certain variable annuity payouts might not be available if issuing the payout annuity would violate state law.
TIAA reserves the right, subject to approval by the Board of Trustees, to modify the manner in which the number and/or value of annuity units is calculated in the future. No such modification will reduce any participant’s benefit once the participant’s annuitization period has commenced.
Death benefits
Choosing beneficiaries
Subject to the terms of your employer’s plan, death benefits under TIAA contracts are payable to the beneficiaries you name. When you purchase your annuity contract, you name one or more beneficiaries to receive the death benefit if you die. You can generally change your beneficiaries any time before you die, and, unless you instruct otherwise, your annuity partner can do the same after your death.
Amount of death benefit
If you die during the accumulation period, the death benefit is the amount of your accumulation. If you and your annuity partner die during the annuity period while payments are still due under a fixed-period annuity or for the remainder of a guaranteed period, the death benefit is the present value, based on an specified effective annual interest rate, of the unit annuity payments due for the remainder of the period.

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Payment of death benefit
To authorize payment and pay a death benefit, we must have received all necessary forms and documentation (in good order), including proof of death and the selection of the method of payment.
Every state has some form of unclaimed property laws that impose varying legal and practical obligations on insurers and, indirectly, on contract owners, insureds, beneficiaries and other payees of proceeds. Unclaimed property laws generally provide for escheatment to the state of unclaimed proceeds under various circumstances.
Contract owners are urged to keep their own, as well as their insureds’, beneficiaries’ and other payees’, information up to date, including full names, postal and electronic media addresses, telephone numbers, dates of birth, and Social Security numbers. Such updates should be communicated in writing to TIAA at P . O . Box 1259, Charlotte, NC 28201, by calling our Automated Telephone Service (24 hours a day) at 800-842-2252 or via www.tiaa.org.
Methods of payment of death benefits
Generally, you can choose for your beneficiary the method we will use to pay the death benefit, but few participants do this. If you choose a payment method, you can also prevent your beneficiaries from changing it. Most people leave the choice to their beneficiaries. We can prevent any choice if its initial payment is less than $25. If your beneficiary does not specifically instruct us to start paying death benefits within a year of your death, we can start making payments to them over five years using the fixed-period annuity method of payment.
Payments during accumulation period: Currently, the available methods of payment for death benefits from funds in the accumulation period are:

•	Single-Sum Payment, in which the entire death benefit is paid to your beneficiary at once;

•	One-Life Annuity With or Without Guaranteed Period, in which the death benefit is paid for the life of the beneficiary or through the guaranteed period;

•
Annuity for a Fixed Period of 5 to 30 years (not available under Retirement Choice and Retirement Choice Plus contracts or IRA contracts that are issued or opened on or after October 11, 2010), in which the death benefit is paid for a fixed period;

•
Minimum Distribution Payments, in which the beneficiary can elect to have payments made automatically in the amounts necessary to satisfy the Internal Revenue Code’s minimum distribution requirements. It is possible under this method that your beneficiary will not receive income for life.

Death benefits are usually paid monthly (unless you chose a single-sum method of payment), but your beneficiary can switch them to quarterly, semiannual or annual payments. Note that for Retirement Choice and Retirement

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Choice Plus contracts, beneficiaries may only receive either a single-sum payment or a one-life annuity (with or without a guaranteed benefit in the plan).
Payments during annuity period: If you and your annuity partner die during the annuity period, your beneficiary can choose to receive any remaining guaranteed periodic payments due under your contract. Alternatively, your beneficiary can choose to receive the commuted value of those payments in a single sum unless you have indicated otherwise. The amount of the commuted value will be different from the total of the periodic payments that would otherwise be paid.
Ordinarily, death benefits are subject to federal tax. If taken as a lump sum, death benefits would be taxed like complete withdrawals. If taken as annuity benefits, the death benefit would be taxed like annuity payments. For more information, see the discussion under “Taxes” below.
Your spouse’s rights to death benefits
In general, your choice of beneficiary for death benefits may, in some cases, be subject to the consent of your spouse. Similarly, if you are married at the time of your death, federal law may generally require a portion of the death benefit be paid to your spouse even if you have named someone else as beneficiary. If you die without having named any beneficiary, any portion of your death benefit not payable to your spouse will generally go to your estate unless your employer’s plan provides otherwise.
If you are married, and all or part of your accumulation is attributable to contributions made under:

A.	an employer plan subject to ERISA; or

B.
an employer plan that provides for spousal rights to benefits, then, only to the extent required by the IRC or ERISA or the terms of your employer plan, your rights to choose certain benefits are restricted by the rights of your spouse to benefits as follows:

•	Spouse’s survivor retirement benefit. If you are married on your annuity starting date, your income benefit must be paid under a two-life annuity with your spouse as second annuitant.

•
Spouse’s survivor death benefit. If you die before your annuity starting date and your spouse survives you, the payment of the death benefit to your named beneficiary may be subject to your spouse’s right to receive a death benefit. Under an employer plan subject to ERISA, your spouse has the right to a death benefit of at least 50% of any part of your accumulation attributable to contributions made under such a plan. Under an employer plan not subject to ERISA, your spouse may have the right to a death benefit in the amount stipulated in the plan.

Your spouse may consent to a waiver of his or her rights to these benefits.
Waiver of spouse’s rights to death benefits
If you are married, and all or part of your accumulation is attributable to contributions made under:

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A.	an employer plan subject to ERISA; or

B.
an employer plan that provides for spousal rights to benefits, then, only to the extent required by the IRC or ERISA or the terms of your employer plan, your spouse must consent to a waiver of his or her rights to survivor benefits before you can choose:

•	an income option other than a two-life annuity with your spouse as second annuitant; or

•	beneficiaries who are not your spouse for more than the percentage of the death benefit allowed by the employer plan; or

•	a lump-sum benefit.
In order to waive the rights to spousal survivor benefits, we must receive, in a form satisfactory to us, your spouse’s consent, or a satisfactory verification that your spouse cannot be located. A waiver of rights with respect to an income option or a lump-sum benefit must be made in accordance with the IRC and ERISA, or the applicable provisions of your employer plan. A waiver of the survivor death benefit may not be effective if it is made prior to the earlier of the plan year in which you reach age 35 or your severance from employment of your employer.
Verification of your marital status may be required, in a form satisfactory to us, for purposes of establishing your spouse’s rights to benefits or a waiver of these rights. You may revoke a waiver of your spouse’s rights to benefits at any time during your lifetime and before the annuity starting date. Your spouse may not revoke a consent to a waiver after the consent has been given.
Taxes
This section offers general information concerning federal taxes. It doesn’t cover every situation. Tax treatment varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, check with a qualified tax advisor.
How the Real Estate Account is treated for tax purposes
The Account is not a separate taxpayer for purposes of the Code — its earnings are taxed as part of TIAA’s operations. Although TIAA is not expected to owe any federal income taxes on the Account’s earnings, if TIAA does incur taxes attributable to the Account, it may make a corresponding charge against the Account.
Taxes in general
During the accumulation period, Account premiums paid in before-tax dollars, employer contributions and earnings attributable to these amounts are not taxed until they’re withdrawn. Annuity payments, single-sum withdrawals, systematic withdrawals, and death benefits are usually taxed as ordinary income. Premiums paid in after-tax dollars aren’t taxable when withdrawn, but earnings attributable to these amounts are taxable unless those amounts are contributed as Roth

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contributions to a 401(a), 403(b) or governmental 457(b) plan and certain criteria are met before the amounts (and the income on the amounts) are withdrawn. Generally, transfers between qualified retirement plans are not taxed.
Only one rollover between IRAs is permitted in a 12 month period. The 12 month restriction period applies to the aggregate of all of the taxpayer’s IRAs, effectively treating them as one IRA for purposes of the limit. Please consult your qualified tax adviser for more information before making any IRA rollover.
Generally, contributions you can make under an employer’s plan are limited by federal tax law. Employee voluntary salary reduction contributions and Roth after-tax contributions to 403(b) and 401(k) plans are limited in the aggregate to $18,500 per year ($24,500 per year if you are age 50 or older). Certain long-term employees may be able to defer additional amounts to a 403(b) plan. Contributions to Traditional and Roth IRAs, other than rollover contributions, cannot generally exceed $5,500 per year ($6,500 per year for taxpayers age 50 or older). The maximum contribution limit to a 457(b) non-qualified deferred compensation plan for employees of state and local governments is $18,500 ($24,500 if you are age 50 or older). Special catch-up rules may permit a higher contribution in one or more of the last three years prior to an individual’s normal retirement age under the plan.
Note that the dollar limits listed above are for 2018; different dollar limits may apply in future years.
Early distributions
If you want to withdraw funds or begin receiving income from any 401(a), 403(a), or 403(b) retirement plan or an IRA before you reach age 59½, you may have to pay a 10 percent early distribution tax on the taxable amount. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59½ (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. You won’t have to pay this tax in certain circumstances. Early distributions from 457(b) plans are not subject to a 10% penalty tax unless, in the case of a governmental 457(b) plan, the distribution includes amounts rolled over to the plan from an IRA, 401(a)/403(a), or 403(b) plan. Consult your tax advisor for more information.
Minimum distribution requirements
In most cases, payments from qualified contracts must begin by April 1 of the year after the year you reach age 70½, or if later, by retirement. For Traditional IRAs, and with respect to 5% or more owners of the business covered by a Keogh plan, payments must begin by April 1 of the year after you reach age 70½. Under

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the terms of certain retirement plans, the plan administrator may direct us to make the minimum distributions required by law even if you do not elect to receive them. In addition, if you don’t begin distributions on time, you may be subject to a 50% excise tax on the amount you should have received but did not. Roth IRAs are generally not subject to these rules requiring minimum distributions during your lifetime. You are responsible for requesting distributions that comply with the minimum distribution rules. Please consult your tax advisor for more information.
Premium taxes
Some states assess premium taxes on the premiums paid under the contract. We will deduct the total amount of premium taxes, if any, from your accumulation based on current state insurance laws, subject to the provisions of your contract, and our status in the state. Generally, premium taxes range from 0% to 3.5%, depending on the state.
Withholding on distributions
If we pay an “eligible rollover” distribution directly to you, federal law requires us to withhold 20% from the taxable portion. On the other hand, if we roll over such a distribution directly to an IRA or employer plan, we do not withhold any federal income tax. The 20% withholding also does not apply to certain types of distributions that are not considered eligible rollovers such as payments from IRAs, hardship withdrawals, lifetime annuity payments, substantially equal periodic payments over your life expectancy or over 10 or more years, or minimum distribution payments.
For the taxable portion of non-eligible rollover distributions, we will usually withhold federal income taxes unless you tell us not to and you are eligible to avoid withholding. However, if you tell us not to withhold but we don’t have your taxpayer identification number on file, we still are required to withhold taxes. These rules also apply to distributions from governmental 457(b) plans. In general, all amounts received under a private 457(b) plan are taxable and are subject to federal income tax withholding as wages. Nonresident aliens who pay U.S. taxes are subject to different withholding rules.
Federal estate, gift, and generation-skipping transfer taxes
While no attempt is being made to discuss in detail the federal estate tax implications of the contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary who survives the decedent is included in the decedent’s gross estate. Depending on the terms of the contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning advisor for more information.

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Under certain circumstances, the Code may impose a generation-skipping (“GST”) tax when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the contract owner. Regulations issued under the Code may require us to deduct the tax from your contract, or from any applicable payment, and pay it directly to the IRS. For 2018, the federal estate tax, gift tax, and GST tax exemptions and maximum rates are $11.2 million and 40%, respectively. The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.
Definition of Spouse under Federal Law
A person who meets the definition of “spouse” under federal law may avail themselves to certain rights and benefits under a contract. Any right of a spouse that is made available to continue the contract and all contract provisions relating to spouses and spousal continuation are available only to a person who meets the definition of ‘‘spouse’’ under federal law. IRS guidance provides that civil unions and domestic partnerships that may be recognized under state law are not marriages unless denominated as such. Consult a qualified tax advisor for more information on this subject.
Special rules for after-tax retirement annuities
If you paid premiums directly to an RA and the premiums are not subject to your employer’s retirement plan, or if you have been issued an ATRA contract, the following general discussion describes our understanding of current federal income tax law that applies to these accumulations. This discussion does not apply to premiums paid on your behalf under the terms of your employer’s retirement plan. It also does not cover every situation and does not address all possible circumstances.
In General. These annuities are generally not taxed until distributions occur. When distributions occur, they are taxed as follows:

•
Withdrawals, including withdrawals of the entire accumulation under the contract, are generally taxed as ordinary income to the extent that the contract’s value is more than your investment in the contract (i.e., what you have paid into it).

•
Annuity payments are generally treated in part as taxable ordinary income and in part as non-taxable recovery of your investment in the contract until you recover all of your investment in the contract. After that, annuity payments are taxable in full as ordinary income.

Required Distributions. In general, if you die after you start your annuity payments but before the entire interest in the annuity contract has been distributed, the remaining portion must be distributed at least as quickly as under the method in effect on the date of your death. If you die before your annuity payments begin, the entire interest in your annuity contract generally must be

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distributed within five years after your death, or be used to provide payments that begin within one year of your death and that will be made for the life of your designated beneficiary or for a period not extending beyond the life expectancy of your designated beneficiary. The “designated beneficiary” refers to a natural person you designate and to whom ownership of the contract passes because of your death. However, if the designated beneficiary is your surviving spouse, your surviving spouse can continue the annuity contract as the new owner.
Death Benefit Proceeds. Death benefit proceeds are taxed like withdrawals of the entire accumulation in the contract if distributed in a single sum and are taxed like annuity payments if distributed as annuity payments. Your beneficiary may be required to take death benefit proceeds within a certain time period.
Penalty Tax on Certain Distributions. You may have to pay a penalty tax (10% of the amount treated as taxable income) on distributions you take prior to age 59½. There are some exceptions to this rule, however. You should consult a tax advisor for information about those exceptions.
Medicare Tax. Distributions from after-tax contracts (such as ATRA contracts) may be considered “investment income” for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (i.e., earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately.) Please consult a tax advisor for more information.
Withholding. Annuity distributions are generally subject to federal income tax withholding but most recipients can usually choose not to have the tax withheld.
Certain Designations or Exchanges. Designating an annuitant, payee or other beneficiary, or exchanging a contract may have tax consequences that should be discussed with a tax advisor before you engage in any of these transactions.
Multiple Contracts. All non-qualified deferred annuity contracts issued by us and certain of our affiliates to the same owner during a calendar year must generally be treated as a single contract in determining when and how much income is taxable and how much income is subject to the 10% penalty tax (see above).
Diversification Requirements. The investments of the Real Estate Account must be “adequately diversified” in order for the ATRA Contracts to be treated as annuity contracts for Federal income tax purposes. It is intended that Real Estate Account will satisfy these diversification requirements.
Owner Control. In certain circumstances, owners of non-qualified variable annuity contracts have been considered for Federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the variable account assets. While we believe that the ATRA Contracts do not give you investment control over assets in the Real Estate Account or any other separate account underlying your ATRA Contract, we reserve

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the right to modify the ATRA Contracts as necessary to prevent you from being treated as an owner of the assets in the Real Estate Account.
Premium Taxes. Some states, the District of Columbia, and Puerto Rico assess premium taxes on the premiums paid under the ATRA contract. We will deduct the total amount of premium taxes, if any, from your accumulation based on current state insurance laws, subject to the provisions of your contract, and our status in the state. Generally, the premium taxes range from 0.5% to 3.5% depending on the state.
Residents of Puerto Rico
The IRS has announced that income from an annuity received by residents of Puerto Rico is U.S.-source income that is generally subject to United States federal income tax.
Annuity purchases by nonresident aliens
The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Prospective purchasers who are nonresident aliens are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.
Special rules for withdrawals to pay advisory fees
If you have arranged for us to pay advisory fees to your financial advisor from your accumulations, those partial withdrawals generally will not be treated as taxable distributions as long as:

•	the payment is for expenses that are ordinary and necessary;

•	the payment is made from a Section 401 or 403 retirement plan or an IRA;

•
your financial advisor’s payment is only made from the accumulations in your retirement plan or IRA, as applicable, and not directly by you or anyone else, under the agreement with your financial advisor; and

•	once advisory fees begin to be paid from your retirement plan or IRA, as applicable, you continue to pay those fees solely from your plan or IRA, as applicable, and not from any other source.
However, withdrawals to pay advisory fees to your financial advisor from your accumulations under an ATRA contract will be treated as taxable distributions.
Foreign tax credit
The Account may be subject to foreign taxes on investments in other countries, including capital gains tax on any appreciation in value when a real estate

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investment in a foreign jurisdiction is eventually sold. Any potential tax impact will not be reflected in the valuation of the foreign investment and may not be fully reflected in a tax accrual by the Account. Upon payment of any foreign tax by the Account, TIAA may be eligible to receive a foreign tax credit, which (subject to certain limitations) may be available to reduce its U.S. tax burden. The Account is a segregated asset account of TIAA and incurs no material federal income tax attributable to the investment performance of the Account under the Code. As a result, the Account will not realize any tax benefit from any foreign tax credit that may be available to TIAA; however, to the extent that TIAA can utilize the foreign tax credit in its consolidated tax return, TIAA will reimburse the Account for that benefit at that time. The extent to which TIAA is able to utilize the credits when the Account incurs a foreign tax will determine the amount and timing of reimbursement from TIAA to the Account for the resulting foreign tax credit. The Account’s unit values may be adversely impacted in the future if a foreign tax is paid, and TIAA is not able to utilize (and therefore does not reimburse the Account for), either immediately or in the future, the foreign tax credit earned as a result of the foreign tax paid by the Account.
Enacted tax legislation
On December 22, 2017, H.R. 1 was enacted into law as P .L. 115-77, popularly known as the “Tax Cuts and Jobs Act” (the “Act”), permanently cutting the corporate tax rate from 35% to 21%, temporarily reducing individual tax rates and providing a partial deduction for certain income earned by pass-through entities until 2026, while making fundamental changes to the taxation of foreign persons and income. To broaden the income tax base to pay for the rate cuts and pass-through income deduction, many corporate deductions have been eliminated or modified and many individual deductions suspended until 2026. With most provisions effective on January 1, 2018, the Joint Committee on Taxation (“JCT”) estimates that the Act will increase the federal deficit by approximately $1.5 trillion over 10 years. The JCT also estimates that the Act will result in some economic growth over the same period. While the Act is expected to have effects on the economy that will impact the performance of real estate and credit markets, we cannot predict those effects. You should discuss the possibility of such impacts with your financial adviser.
Certain provisions of the Act should have more direct impacts on real estate and credit markets. A limitation on the aggregate deduction for state and local income taxes and property taxes to $10,000 and certain limitations on the deduction for qualified residence interest could impact the housing market in certain areas, affecting the performance of certain real estate investments. Limitations on deductibility of business interest and increased expensing provisions could impact the market for commercial real estate. Other provisions may also impact real estate or credit markets in certain circumstances in ways that we cannot predict. Guidance to be issued by the Treasury Department and

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Internal Revenue Service may alter these effects. Your tax adviser should monitor these developments.
We have not identified any provisions of the Act that would diminish the favorable tax treatment that annuity contract owners currently receive.
Possible tax law changes
There is always the possibility that the tax treatment of your contract could change by legislation or otherwise. However, the timing and nature of legislative changes is uncertain. Consult a tax advisor with respect to legislative developments and their effect on your contract. We have the right to modify the contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.
General matters
Making choices and changes
You may have to make certain choices or changes (e.g., changing your income option, making a cash withdrawal) by written notice in good order satisfactory to us and received at our home office or at some other location that we have specifically designated for that purpose. When we receive a notice of a change in beneficiary or other person named to receive payments, we’ll execute the change as of the date it was signed, even if the signer has died in the meantime. We execute all other changes as of the date received.
Telephone and internet transactions
You can use our Automated Telephone Service (“ATS”) or the TIAA Web Center’s account access feature to check your account balances, transfer to TIAA’s Traditional Annuity, TIAA Access variable annuity accounts or CREF, and/or allocate future premiums among the accounts and funds available to you through TIAA. Note that, currently, all requests to make lump-sum transfers out of the Real Estate Account to another investment option (whether or not affiliated with TIAA or CREF) may not be made by means of TIAA’s Internet website. You will be asked to enter your Personal Identification Number (“PIN”) and Social Security number for both systems. (You can establish a PIN by calling us.) Both will lead you through the transaction process and will use reasonable procedures to confirm that instructions given are genuine. If we use such procedures, we are not responsible for incorrect or fraudulent transactions. All transactions made over the ATS and Internet are electronically recorded.
To use the ATS, you need a touch-tone phone. The toll free number for the ATS is 800-842-2252. To use the Internet, go to the account access feature of the TIAA Web Center at www.tiaa.org. We can suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.

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Voting rights
You don’t have the right to vote on the management and operation of the Account directly; however, you may send ballots to advise the TIAA Board of Overseers about voting for nominees for the TIAA Board of Trustees.
Electronic prospectus
If you received this prospectus electronically and would like a paper copy, please call 877-518-9161 and we will send it to you. Under certain circumstances where we are legally required to deliver a prospectus to you, we cannot send you a prospectus electronically unless you’ve consented.
Householding
To lower costs and eliminate duplicate documents sent to your home, we may begin mailing only one copy of the Account’s prospectus, prospectus supplements or any other required documents to your household, even if more than one participant lives there. If you would prefer to continue receiving your own copy of any of these documents, you may call us toll-free at 877-518-9161, or write us.
Miscellaneous policies
Amending the Contracts: The contract may be amended by agreement of TIAA and the contract owner without the consent of any other person, provided that such change does not reduce any benefit purchased under the contract up to that time. Any endorsement or amendment of the contract, waiver of any of its provisions, or change in rate schedule will be valid only if in writing and signed by an executive officer of TIAA.
If You’re Married: If you’re married, you may be required by law or your employer’s plan to get advance written consent from your spouse before we make certain transactions for you. If you’re married at your annuity starting date, you may also be required by law or your employer’s plan to choose an income option that provides survivor annuity income to your spouse, unless he or she waives that right in writing. There are limited exceptions to the waiver requirement.
Texas Optional Retirement Program Restrictions: If you’re in the Texas Optional Retirement Program, you or your beneficiary can redeem some or all of your accumulation only if you retire, die, or leave your job in the state’s public institutions of higher education.
Assigning Your Contract: Generally, neither you nor your beneficiaries can assign your ownership of a TIAA retirement contract to anyone else.
Overpayment of Premiums: If your employer mistakenly sends more premiums on your behalf than you’re entitled to under your employer’s retirement plan or the Code, we’ll refund them to your employer as long as we’re requested to do so (in writing) before you start receiving annuity income.

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Any time there’s a question about premium refunds, TIAA will rely on information from your employer. If you’ve withdrawn or transferred the amounts involved from your accumulation, we won’t refund them.
Errors or Omissions: We reserve the right to correct any errors or omissions on any form, report, or statement that we send you.
Payment to an Estate, Guardian, Trustee, etc.: We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee, or other entity not a natural person. Neither TIAA nor the Account will be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.
Benefits Based on Incorrect Information: If the amounts of benefits provided under a contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If the Account has overpaid or underpaid, appropriate adjustments will be made.
Proof of Survival: We reserve the right to require satisfactory proof that anyone named to receive benefits under a contract is living on the date payment is due. If we have not received this proof after we request it in writing, the Account will have the right to make reduced payments or to withhold payments entirely until such proof is received.
Distribution
The annuity contracts are offered continuously by Services, which is registered with the SEC as a broker-dealer and a registered investment adviser and is a member of the Financial Industry Regulatory Authority (“FINRA”). Teachers Personal Investors Services, Inc. (“TPIS”), also a broker-dealer registered with the SEC and a member of FINRA, may participate in the distribution of the contracts on a limited basis. Services and TPIS are direct or indirect wholly owned subsidiaries of TIAA. Their addresses are at 730 Third Avenue, New York, NY 10017-3206. No commissions are paid for distributing the contracts.
State regulation
TIAA, the Real Estate Account, and the contracts (including any proposed modification thereto) are subject to regulation by the NYDFS as well as by the insurance regulatory authorities of certain other states and jurisdictions.
TIAA and the Real Estate Account must file with the NYDFS both quarterly and annual statements. The Account’s books and assets are subject to review and examination by the NYDFS at all times, and a full examination into the affairs of the Account is made at least every five years. In addition, examinations of the Account’s operations are usually conducted periodically by insurance regulators in several other states.

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Legal matters
All matters involving state law and relating to the contracts, including TIAA’s right to issue the contracts, have been passed upon by Meredith J. Kornreich, Senior Managing Director, General Counsel, Retail and Institutional Financial Services, of TIAA.
Dechert LLP has provided legal advice to the Account related to certain matters under the federal securities laws.
Experts
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the TIAA Real Estate Account for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The statutory-basis financial statements of Teachers Insurance and Annuity Association of America as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 included in this Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Mitchell Titus, an independent auditor, has audited the statement of revenues and certain expenses of the following property:

(i)	One Beeman Road, located in Northborough, MA, for the year ended December 31, 2016.
After reasonable inquiry, the Account is not aware of any material factors relating to the specific properties audited by Mitchell Titus, other than as specifically set forth elsewhere in this prospectus that would cause the reported financial information indicated in such financial statements not to be necessarily indicative of future operating results.
We have included these financial statements in the prospectus and elsewhere in the registration statement in reliance on Mitchell Titus’ reports, given on the authority of such firm as experts in accounting and auditing.
Carr, Riggs & Ingram, LLC, an independent auditor, has audited the statement of revenues and certain expenses of the following properties:

(i)	The Bridges, Minneapolis, MN, for the year ended December 31, 2016; and

(ii)	The Knoll, Minneapolis, MN, for the year ended December 31, 2016.
After reasonable inquiry, the Account is not aware of any material factors relating to the specific properties audited by Carr, Riggs & Ingram, LLC, other than as specifically set forth elsewhere in this prospectus that would cause the reported financial information indicated in such financial statements not to be necessarily indicative of future operating results.

104	Prospectus ■ TIAA Real Estate Account

We have included these financial statements in the prospectus and elsewhere in the registration statement in reliance on Carr, Riggs & Ingram, LLC’s reports, given on the authority of such firm as experts in accounting and auditing.
CohnReznick LLP., an independent auditor, has audited the statement of revenues and certain expenses of the following properties:

(i)	803 Corday (“AMLI at Naperville”), Naperville, IL, for the year ended December 31, 2016;

(ii)	Village Crossing Phase I, Niles, IL, for the year ended December 31, 2016;

(iii)	Broward Industrial Portfolio, Broward County, Florida, for the year ended December 31, 2016;

(iv)	Orion on Orpington, Orlando, FL, for the year ended December 31, 2016;

(v)	Bridgepointe Shopping Center, San Mateo, CA, for the year ended December 31, 2016;

(vi)	Frontera Industrial Business Park, San Diego, CA, for the year ended December 31, 2016; and

(vii)	Carrington Park, Plano, TX, for the year ended December 31, 2017.
After reasonable inquiry, the Account is not aware of any material factors relating to the specific properties audited by CohnReznick LLP., other than as specifically set forth elsewhere in this prospectus that would cause the reported financial information indicated in such financial statements not to be necessarily indicative of future operating results.
We have included these financial statements in the prospectus and elsewhere in the registration statement in reliance on CohnReznick LLP’s reports, given on the authority of such firm as experts in accounting and auditing.
Grant Thornton LLP., an independent auditor, has audited the statement of revenues and certain expenses of the following properties:

(i)	Allure at Camarillo, Camarillo, CA, for the year ended December 31, 2016;

(ii)	Storage Portfolio II (“Project Jazz”), Various, USA, for the year ended December 31, 2016; and

(iii)	30700 Russell Ranch Road, Westlake Village, CA, for the year ended December 31, 2016.
After reasonable inquiry, the Account is not aware of any material factors relating to the specific properties audited by Grant Thornton LLP., other than as specifically set forth elsewhere in this prospectus that would cause the reported financial information indicated in such financial statements not to be necessarily indicative of future operating results.
We have included these financial statements in the prospectus and elsewhere in the registration statement in reliance on Grant Thornton LLP’s reports, given on the authority of such firm as experts in accounting and auditing.

TIAA Real Estate Account ■ Prospectus	105

Additional information
Information available at the SEC
The Account has filed annual reports, quarterly reports, current reports and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.
The Account has also filed with the SEC a Registration Statement on Form S-1 under the Securities Act to register the units offered by this prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus, and any documents incorporated therein, are part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the units we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits as well as any documents incorporated by reference (including the Account’s 2017 Form 10-K). Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.
Incorporation of information by reference
The SEC allows the Account to “incorporate by reference” certain information that the Account files with the SEC. Incorporation by reference allows the Account to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus. The Account filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, with the SEC with respect to the securities it may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits and other documents incorporated by reference herein, for further information about us and the securities the Account may offer pursuant to this prospectus.
Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the

106	Prospectus ■ TIAA Real Estate Account

documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Information Available from the SEC.”
The documents the Account is incorporating by reference into this prospectus are:

•
The Account’s 2017 Form 10-K. The 2017 Form 10-K contains, among other things, the Account’s annual audited financial statements as well as additional information regarding the Account’s business, properties, legal proceedings, changes in and disagreements with the accountants on accounting and financial disclosure, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and quantitative and qualitative disclosure about market risk.

Unless otherwise noted, the SEC file number for each of the documents listed above is 033-92990.
Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request, orally or in writing, a copy of any or all of the documents incorporated by reference herein. These documents will be provided to you at no cost, by contacting: Office of the Corporate Secretary, TIAA, 730 Third Avenue, New York, NY 10017-3206, telephone: 212-916-4000. In addition, such incorporated reports and documents can be located on TIAA’s website at www.tiaa.org/public/prospectuses/index.html.
You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. The Account has not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. The Account is not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
Information from TIAA
TIAA plan pricing
TIAA provides recordkeeping and other plan-related services for many retirement plans and their participants investing in the Account. A retirement plan sponsor typically agrees with TIAA on the services to be provided and a total price for providing these services to its plan and its participants. TIAA plan pricing arrangements can affect the overall costs of retirement plan investments for plan sponsors and participants. TIAA plan pricing arrangements are not reflected in the

TIAA Real Estate Account ■ Prospectus	107

Account expenses described in this Prospectus, and may result in compensation to TIAA that is more or less than TIAA’s cost associated with services for any plan.
Employer plan fees
Your employer may, in accordance with the terms of your plan, withdraw amounts from your accumulations under your Retirement Choice or Retirement Choice Plus contract, and, if your certificate so provides, on your GRA or GSRA, or GA contract, to pay fees associated with the administration of the plan. TIAA processes such fee withdrawals in accordance with the terms of the record–keeping service agreement between TIAA and the plan sponsor. An employer plan fee withdrawal cannot be revoked after its effective date under the plan and will reduce the accumulation from which it is paid by the amount withdrawn.
Further information; reports to participants
TIAA will mail to each participant in the Account periodic reports providing information relating to their accumulations in the Account, including premiums paid, number and value of accumulations, and withdrawals or transfers during the period, as well as such other information as may be required by applicable law or regulations. Further information may be obtained from TIAA at 730 Third Avenue, New York, NY 10017-3206.
Customer complaints
Customer complaints may be directed to TIAA Customer Care, P .O. Box 1259, Charlotte, NC 28201-1259, telephone 800-842-2252.

108	Prospectus ■ TIAA Real Estate Account

Financial statements
The unaudited pro-forma condensed financial statements of the Account, certain property-specific financial statements and the condensed statutory-basis financial statement information of TIAA follow within this prospectus. The full audited statutory-basis financial statements of TIAA are included in this prospectus.
The statements of TIAA should be distinguished from the financial statements of the Account and should be considered only as bearing on the ability of TIAA to meet its obligations under the contracts. They should not be considered as bearing upon the assets held in the Account.
The audited financial statements of the TIAA Real Estate Account are incorporated into this prospectus by reference to the Account’s 2017 Form 10-K as outlined in the section above entitled “Additional information — Incorporation of information by reference.”

Index to financial statements

TIAA REAL ESTATE ACCOUNT
PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
110	Pro forma condensed statement of assets and liabilities
110	Pro forma condensed statement of operations
112	Notes to pro forma condensed financial statements
PROPERTY FINANCIAL STATEMENTS:
113	One Beeman Road — Northborough, Massachusetts
118	The Bridges — Minneapolis, Minnesota
122	The Knoll — Minneapolis, Minnesota
126	803 Corday (AMLI at Naperville) — Naperville, Illinois
131	Village Crossing Phase I — Niles, Illinois
136	Broward Industrial Portfolio — Broward County, Florida
141	Orion on Orpington — Orlando, Florida
146	Bridgepointe Shopping Center — San Mateo, California
151	Frontera Industrial Business Park — San Diego, California
156	Allure at Camarillo — Camarillo, California
160	Storage Portfolio II (Project Jazz) — Various, United States
164	Carrington Park — Plano, Texas
169	30700 Russell Ranch Road — Westlake Village, California
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
174	Condensed statutory-basis financial statement information

TIAA Real Estate Account ■ Prospectus	109

Pro forma condensed statement of assets and li.abilities (unaudited)
TIAA Real Estate Account

(in millions)	As of December 31, 2017
	Historical	Adjustments		Pro Forma
ASSETS
Real estate properties and real estate joint ventures and limited partnerships, at value	$21,745.7	$97.0	(a)	$21,842.7
Marketable securities	5,125.5	—		5,125.5
Loans receivable	298.8	—		298.8
Other	283.6	—		283.6
TOTAL ASSETS	27,453.6	97.0		27,550.6
Mortgage notes payable	2,238.3	—		2,238.3
Accrued real estate property level expenses and taxes	199.1	—		199.1
Payable for collateral for securities loaned	18.5	—		18.5
Other	55.1	—		55.1
TOTAL LIABILITIES	2,511.0	—		2,511.0
NET ASSETS	$24,942.6	$97.0		$25,039.6
Pro forma condensed statement of operations (unaudited)

110	Prospectus ■ TIAA Real Estate Account

TIAA Real Estate Account

	For the Year Ended December 31, 2017
	Historical	Adjustments		Pro Forma
Rental income	$1,059.6	$38.2	(b)	$1,097.8
Operating expenses	221.2	9.1	(b)	230.3
Real estate taxes	166.7	5.5	(b)	172.2
Interest expense	89.7	—		89.7
Total real estate property expenses and taxes	477.6	14.6		492.2
Real estate income, net	582.0	23.6		605.6
Income from real estate joint ventures and limited partnerships	214.1	17.6	(c)	231.7
Interest and dividends	80.4	—		80.4
TOTAL INCOME, NET	876.5	41.2		917.7
EXPENSES	205.2	1.7	(d)	206.9
INVESTMENT INCOME, NET	671.3	39.5		710.8
REALIZED AND UNREALIZED GAINS	387.1	—		387.1
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$1,058.4	$39.5		$1,097.9

TIAA Real Estate Account ■ Prospectus	111

Notes to pro forma condensed financial statements (unaudited)
TIAA Real Estate Account
Note 1—Purpose and Assumptions
As required by the Securities and Exchange Commission under Regulation S-X Article 11-01(5), these pro forma condensed financial statements of the TIAA Real Estate Account (“Account”) have been prepared because the Account has made significant purchases of real estate property investments during the period from January 1, 2017 through the date of this prospectus.
Various assumptions have been made in order to prepare these pro forma condensed financial statements. The pro forma condensed statement of operations for the year ended December 31, 2017 has been prepared assuming real estate property investments purchased during the period from January 1, 2017 through the date of this prospectus were purchased as of January 1, 2017.
Note 2—Pro Forma Adjustments
The following pro forma adjustments were made in preparing the pro forma condensed financial statements to reflect the purpose described in Note 1.
Pro forma Condensed Statement of Assets and Liabilities:

(a)	To record the cost of real estate property investments purchased during the period from January 1, 2018 through March 1, 2018.
Pro forma Condensed Statement of Operations:

(b)
To record the rental income and real estate property level expenses of the real estate properties purchased during the period from January 1, 2017 through the date of this prospectus, assuming such properties were owned for the entire year ended December 31, 2017.

(c)
To record income for the joint ventures purchased during the period from January 1, 2017 through the date of this prospectus, assuming the joint venture interests were owned for the entire year ended December 31, 2017.

(d)
To record additional investment management expense charges which would have been incurred during the year ended December 31, 2017, based on the net investment amounts involved and assuming the real estate property investments purchased during the period from January 1, 2017 through the date of this prospectus had been purchased as of January 1, 2017.

112	Prospectus ■ TIAA Real Estate Account

One Beeman Road — Northborough, Massachusetts
INDEPENDENT AUDITOR’S REPORT
To Management
Teachers Insurance and Annuity Association of America
We have audited the accompanying statements of revenues and certain expenses of One Beeman Road, located in Northborough, MA 01532 (the ‘‘Property’’), as described in Note 1, for the year ended December 31, 2016, and the related notes to the financial statement.
Management’s Responsibility for the Financial Statement
Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property, as described in Note 1, for the year ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

TIAA Real Estate Account ■ Prospectus	113

Emphasis of Matter
The accompanying statements of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and, as described in Note 1, is not intended to be a complete presentation of the Property’s revenue and expenses.

May 30, 2017

114	Prospectus ■ TIAA Real Estate Account

One Beeman Road — Northborough, Massachusetts
Statements of revenue and certain expenses

	Two Months Ended February 28, 2017 (Unaudited)	Year Ended December 31, 2016 (Audited)
REVENUES
Rental revenue	$416,205	$2,282,147
Tenant recoveries and other income	109,155	641,565
Total revenue	525,360	2,923,712
CERTAIN EXPENSES
Real estate taxes	58,427	350,733
Common area maintenance	59,063	105,983
Property management fee	12,681	75,733
Building repairs and maintenance	19,630	61,816
Insurance	2,661	17,957
Utilities	3,374	14,839
Payroll	1,162	518
Total certain expenses	156,998	627,579
Revenue in excess of certain expenses	$368,362	$2,296,133
The accompanying notes are an integral part of this financial statement.
Notes to statements of revenues and certain expenses
For the Year Ended December 31, 2016 and for the Two Months Ended February 28, 2017 (unaudited)
Note 1 — Basis of presentation
The accompanying statements of revenues and certain expenses include the operations of One Beeman Road, located in Northborough, MA 01532 (“the Property”). The Property is a 342,900-square-foot industrial distribution facility.
The accompanying statements of revenues and certain expenses relate to the Property and have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission of 1933, as amended. Accordingly, the statements are not representative of the actual operations for the periods presented, as revenues and certain operating expenses, which may be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such items include depreciation, amortization, interest expense, interest income, income taxes, amortization of above- and below-market leases, and certain other expenses directly related to the future operations of the Property.

TIAA Real Estate Account ■ Prospectus	115

One Beeman Road — Northborough, Massachusetts
The statements of revenues and certain expenses for the two months ended February 28, 2017, is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statements of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period do not necessarily indicate the results for the entire year.
Note 2 — Summary of significant accounting policies
Use of estimates
The preparation of the statements of revenues and certain expenses in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect various amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.
Revenue recognition
Rental income from operating leases, which include scheduled increases over the lease term, is recognized on a straight-line basis. For the year ended December 31, 2016, income recognized on a straight-line bases is less than income that would have been accrued in accordance with the lease terms by approximately $63,799. For the unaudited two month period ended February 28, 2017, income recognized on a straight-line basis is more than income that would have been accrued in accordance with the lease terms by approximately $16,633.
Tenant recoveries and other income related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the applicable expenses are incurred.
Note 3 — Tenant concentrations
For the year ended December 31, 2016, and the two month period ended February 28, 2017 (unaudited), all revenue generated by the Property is from one tenant in the courier industry.

116	Prospectus ■ TIAA Real Estate Account

One Beeman Road — Northborough, Massachusetts
Note 4 — Minimum future lease rentals
There is a lease agreement in place with one tenant to lease space in the Property. The minimum future cash rents receivable under the operating lease in each of the next five years and thereafter as of December 31, 2016, are as follows:

Year	Amount
2017	$2,403,431
2018	2,403,431
2019	2,426,503
2020	2,541,862
2021	2,541,862
2022	2,541,862
Thereafter	17,144

Leases generally require reimbursement of the tenant’s proportional share of common area, real estate taxes, and other operating expenses, and have been excluded from the amounts above.
Note 5 — Subsequent events
Subsequent events have been evaluated through May 30, 2017, the date the statements of revenues and certain expenses were available for issuance. Management has determined that there are no subsequent events that require disclosure under Financial Accounting Standards Board Accounting Standards Codification Topic 855, Subsequent Events.

TIAA Real Estate Account ■ Prospectus	117

The Bridges — Minneapolis, Minnesota
INDEPENDENT AUDITORS’ REPORT’
To the Management of
Teachers Insurance and Annuity Association of America
We have audited the accompanying statements of revenues and certain expenses of The Bridges (the “Property”), as described in Note A, for the year ended December 31, 2016, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statement
Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property, as described in Note A, for the year ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

118	Prospectus ■ TIAA Real Estate Account

Emphasis of Matter
The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and, as described in Note A, is not intended to be a complete presentation of the Property’s revenues and expense.
Carr, Riggs & Ingram, LLC
July 31, 2017

TIAA Real Estate Account ■ Prospectus	119

The Bridges — Minneapolis, Minnesota
Statements of revenues and certain expenses

	For The Year Ended December 31, 2016 (Audited)	For The Period Ended May 31, 2017 (Unaudited)
REVENUES
Rental income	$4,467,253	$2,019,915
Other operating income	640,896	218,295
Total revenues	5,108,149	2,238,210
CERTAIN EXPENSES
Advertising and marketing	117,620	52,631
General and administrative	61,258	27,748
Insurance	36,185	24,462
Management fees	165,692	72,004
Real estate taxes	874,083	445,303
Repairs and maintenance	383,337	158,192
Salaries and wages	402,282	146,969
Utilities	186,115	76,559
Total certain expenses	2,226,572	1,003,868
Revenue in excess of certain expenses	$2,881,577	$1,234,342
See Independent Auditors’ Report and Accompanying Notes
Notes to Statements of revenues and certain expenses
Note A — Organization and basis of presentation
The statement of revenues and certain expenses (the “financial statement”) for the year ended December 31, 2016 relates to the operations of The Bridges (the “Property”). The Property was built in 2014 and consists of 210 apartment units with a total of 360 beds in an eleven-story residential apartment building, and a two-level parking structure located in Minneapolis, Minnesota. TIAA Real Estate Account, a subsidiary of TIAA-CREF, purchased the Property on July 13, 2017. As of December 31, 2016 and April 30, 2017, the Property was 98% and 99% leased, respectively.
The accompanying financial statement is presented in conformity with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission. Accordingly, the financial statement is not representative of the actual operations for the period presented, as certain expenses which may not be comparable to the expenses expected to be incurred in the future operations of the Property have been excluded. Expenses excluded consist of depreciation, amortization,

120	Prospectus ■ TIAA Real Estate Account

The Bridges — Minneapolis, Minnesota
income taxes and certain other expenses not directly related to the future operations of the Property.
The statement of revenues and certain expenses for the period ended May 31, 2017 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.
Note B — Summary of significant accounting policies
Use of estimates
The preparation of the financial statement in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect various amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.
Revenue recognition
Rental income from tenant leases is recognized as earned. Lease terms generally do not extend beyond one year.
Advertising and marketing costs
Advertising and marketing costs are expensed as incurred.
Note C — Related parties
The Property is under a property management agreement with an affiliate of the seller. For the year ended December 31, 2016 and the period ended May 31, 2017, the Property incurred $165,692 and $72,004 in management fees, respectively. Additionally, during the year ended December 31, 2016 and the period ended May 31, 2017, the Property paid $402,282 and $146,969, respectively, to the affiliate for the cost of salaries and wages earned.
Note D — Subsequent events
Subsequent events have been evaluated through July 31, 2017, the date the financial statement was available for issuance. Management has determined that there are no subsequent events that require disclosure under Financial Accounting Standards Board Accounting Standards Codification Topic 855, Subsequent Events.

TIAA Real Estate Account ■ Prospectus	121

The Knoll — Minneapolis, Minnesota
INDEPENDENT AUDITORS’ REPORT
To the Management of
Teachers Insurance and Annuity Association of America
We have audited the accompanying statements of revenues and certain expenses of The Knoll (the “Property”), as described in Note A, for the year ended December 31, 2016, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statement
Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property, as described in Note A, for the year ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

122	Prospectus ■ TIAA Real Estate Account

Emphasis of Matter
The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and, as described in Note A, is not intended to be a complete presentation of the Property’s revenues and expense.
Carr, Riggs & Ingram, LLC
July 31, 2017

TIAA Real Estate Account ■ Prospectus	123

The Knoll — Minneapolis, Minnesota
Statements of revenues and certain expenses

	For The Year Ended December 31, 2016 (Audited)	For The Period Ended May 31, 2017 (Unaudited)
REVENUES
Rental income	$2,440,536	$1,068,812
Other operating income	316,266	121,314
Total revenues	2,756,802	1,190,126
CERTAIN EXPENSES
Advertising and marketing	72,234	27,972
General and administrative	35,892	14,610
Insurance	49,155	26,769
Management fees	89,379	38,696
Real estate taxes	444,148	244,308
Repairs and maintenance	231,511	106,209
Salaries and wages	250,812	84,803
Utilities	76,641	31,582
Total certain expenses	1,249,772	574,949
Revenue in excess of certain expenses	$1,507,030	$615,177
See Independent Auditors’ Report and Accompanying Notes
Notes to Statements of revenues and certain expenses
Note A — Organization and basis of presentation
The statement of revenues and certain expenses (the “financial statement”) for the year ended December 31, 2016 relates to the operations of The Knoll (the “Property”). The Property was built in 2013 and consists of 101 apartment units with a total of 226 beds in a five-story residential apartment building, and a two-level underground parking structure located in Minneapolis, Minnesota. TIAA Real Estate Account, a subsidiary of TIAA-CREF, purchased the Property on July 13, 2017. As of December 31, 2016 and May 31, 2017, the Property was 96% and 95% leased, respectively.
The accompanying financial statement is presented in conformity with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission. Accordingly, the financial statement is not representative of the actual operations for the period presented, as certain expenses which may not be comparable to the expenses expected to be incurred in the future operations of the Property have been excluded. Expenses excluded consist of depreciation, amortization,

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The Knoll — Minneapolis, Minnesota
income taxes and certain other expenses not directly related to the future operations of the Property.
The statement of revenues and certain expenses for the period ended May 31, 2017 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.
Note B — Summary of significant accounting policies
Use of estimates
The preparation of the financial statement in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect various amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.
Revenue recognition
Rental income from tenant leases is recognized as earned. Lease terms generally do not extend beyond one year.
Advertising and marketing costs
Advertising and marketing costs are expensed as incurred.
Note C — Related parties
The Property is under a property management agreement with an affiliate of the seller. For the year ended December 31, 2016 and the period ended May 31, 2017, the Property incurred $89,379 and $38,696 in management fees, respectively. Additionally, during the year ended December 31, 2016 and the period ended May 31, 2017, the Property paid $250,812 and $84,803, respectively, to the affiliate for the cost of salaries and wages earned.
Note D — Subsequent events
Subsequent events have been evaluated through July 31, 2017, the date the financial statement was available for issuance. Management has determined that there are no subsequent events that require disclosure under Financial Accounting Standards Board Accounting Standards Codification Topic 855, Subsequent Events.

TIAA Real Estate Account ■ Prospectus	125

803 Corday (AMLI at Naperville) — Naperville, Illinois
INDEPENDENT AUDITOR’S REPORT
To the Board of Directors and Stockholders
TIAA-CREF, Inc.
AMLI at Naperville
We have audited the accompanying Statements of Revenues and Certain Operating Expenses (the “financial statement”) of AMLI at Naperville located in Naperville, Illinois (the “Property”) for the year ended December 31, 2016, and the related notes to the financial statement.
Management’s Responsibility for the Financial Statement
Management of the Seller of AMLI at Naperville is responsible for the preparation and fair presentation of the financial statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the financial statement of AMLI at Naperville for the year ended

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December 31, 2016, in conformity with U.S. generally accepted accounting principles.
Other Matter
As described in Note 1 to the financial statement, the Statement of Revenue and Certain Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in registration statements of TIAA Real Estate Account and is not intended to be a complete presentation of the Property’s revenue and expenses. Our opinion is not modified with respect to this matter.

Charlotte, North Carolina
November 27, 2017

TIAA Real Estate Account ■ Prospectus	127

803 Corday (AMLI at Naperville) — Naperville, Illinois
Statements of revenue and certain operating expenses

	Year Ended December 31, 2016 (audited)	Period from January 1, 2017 to June 30, 2017 (unaudited)
REVENUES
Base rent	$6,909,605	$3,478,743
Tenant reimbursements	266,940	136,108
Other income	342,160	183,427
Total operating revenues	7,518,705	3,798,278
CERTAIN EXPENSES
Real estate taxes	1,084,786	554,100
Salaries and wages	572,632	311,104
Utilities	350,520	186,579
Repairs and maintenance	293,791	174,818
Property operating expenses	152,001	72,279
Other expenses	536,076	268,266
Total certain operating expenses	2,989,806	1,567,146
Excess of revenue over certain operating expenses	$4,528,899	$2,231,132
See Notes to statements of revenue and certain operating expenses.
Notes to Statements of revenue and certain operating expenses
Year Ended December 31, 2016 and Period From January 1, 2017 Through June 30, 2017 (Unaudited)
Note 1 — Organization and basis of presentation
The accompanying Statements of Revenue and Certain Operating Expenses (the “financial statements”) for the year ended December 31, 2016 and the 6 months ended June 30, 2017 (unaudited), relate to the operations of AMLI at Naperville located in Naperville, IL acquired from Dan Levine and Frankel Trust, an unaffiliated entity.
The accompanying financial statement was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for the acquisition of real estate properties. The Statement of Revenue and Certain Operating Expenses is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded generally consist of interest and debt related costs, depreciation and amortization expense, interest income,

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803 Corday (AMLI at Naperville) — Naperville, Illinois
income taxes and certain other expenses not directly related to the future operations of the Property. Therefore, the Statement of Revenue and Certain Operating Expenses may not be comparable to a statement of operations for AMLI at Naperville after its acquisition by the Company. Except as noted above, TIAA-CREF is not aware of any material factors relating to AMLI at Naperville for the year ended December 31, 2016 or the period from January 1, 2017 through June 30, 2017 (unaudited), that would cause the reported financial information not to be indicative of future operating results.
Note 2 — Summary of significant accounting policies
Basis of accounting
The Statement of Revenue and Certain Operating Expenses has been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.
Revenue Recognition
Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the partnership and the tenants of the property are operating leases.
Property operations
Certain operating expenses represent the direct expenses of operating AMLI at Naperville and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, general and administrative and other operating expenses that are expected to continue in the ongoing operation of AMLI at Naperville.
Use of estimates
The preparation of the accompanying Statement of Revenue and Certain Operating Expenses in accordance with the accounting principles generally accepted in the United States requires management of the Seller of AMLI at Naperville to make certain estimates and assumptions that the reported amounts of revenue and certain operating expenses during the reporting periods. Actual results could differ from those estimates.

TIAA Real Estate Account ■ Prospectus	129

803 Corday (AMLI at Naperville) — Naperville, Illinois
Note 3 — Subsequent events
Events that occur after December 31, 2016 but before the financial statement was available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at December 31, 2016 are recognized in the accompanying financial statements. Subsequent events which provide evidence about conditions that existed after December 31, 2016 require disclosure in the accompanying notes. Management evaluated the activity of the Property through November 27, 2017 (the date the financial statements were available to be issued) and concluded that no subsequent events have occurred that would require recognition in the Statement of Revenue and Certain Operating Expenses and related footnotes.

130	Prospectus ■ TIAA Real Estate Account

Village Crossing Phase I — Niles, Illinois
INDEPENDENT AUDITOR’S REPORT
To the Board of Directors and Stockholders
TIAA
Village Crossing Phase I
We have audited the accompanying Statements of Revenue and Certain Operating Expenses (the “financial statement”) of Village Crossing Phase I located in Niles, Illinois (the “Property”) for the year ended December 31, 2016, and the related notes to the financial statement.
Management’s Responsibility for the Financial Statement
Management of the Seller of Village Crossing Phase I is responsible for the preparation and fair presentation of the financial statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the financial statement of Village Crossing Phase I for the year ended December 31, 2016, in conformity with U.S. generally accepted accounting principles.

TIAA Real Estate Account ■ Prospectus	131

Other Matter
As described in Note 1 to the financial statement, the Statement of Revenue and Certain Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in registration statements of the TIAA Real Estate Account and is not intended to be a complete presentation of the Property’s revenue and expenses. Our opinion is not modified with respect to this matter.
Charlotte, North Carolina
February 26, 2018

132	Prospectus ■ TIAA Real Estate Account

Village Crossing Phase I — Niles, Illinois
Statements of revenue and certain operating expenses

	Year Ended December 31, 2016 (audited)	Period from January 1, 2017 to June 30, 2017 (unaudited)
REVENUES
Rental revenue	$3,356,551	$1,660,418
Tenant reimbursables	1,459,084	706,172
Other operating revenue (expense)	5,855	2,899
Total operating revenue	4,821,490	2,369,489
CERTAIN EXPENSES
Real estate taxes	1,248,288	674,806
Repairs and maintenance	117,108	21,048
Utilities	91,550	52,485
Other reimbursable property expenses	259,158	124,750
Non-reimbursable operating expenses	87,714	21,879
Total certain operating expenses	1,803,818	894,968
Excess of revenue over certain operating expenses	$3,017,672	$1,474,521
See Notes to statements of revenue and certain operating expenses.
Notes to statements of revenue and certain operating expenses
Year Ended December 31, 2016 and Period From January 1, 2017 Through June 30, 2017 (Unaudited)
Note 1 — Organization and basis of presentation
The accompanying Statements of Revenue and Certain Operating Expenses (the “financial statements”) for the year ended December 31, 2016 and the period from January 1, 2017 through June 30, 2017 (unaudited), relate to the operations of Village Crossing Phase I located in Niles, Illinois, acquired from State Teachers Retirement System of Ohio, an unaffiliated entity.
The accompanying financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for the acquisition of real estate properties. The financial statements are not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded generally consist of interest and debt related costs, depreciation and amortization expense, interest income, income taxes, property management fees, insurance expense and certain other expenses not directly related to the future

TIAA Real Estate Account ■ Prospectus	133

Village Crossing Phase I — Niles, Illinois
operations of the Property. Therefore, the financial statements may not be comparable to a statement of operations for Village Crossing Phase I after its acquisition by the Company. Except as noted above, TIAA is not aware of any material factors relating to Village Crossing Phase I for the year ended December 31, 2016 or the period from January 1, 2017 through June 30, 2017 (unaudited), that would cause the reported financial information not to be indicative of future operating results.
Note 2 — Summary of significant accounting policies
Basis of accounting
The financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, expenses are recognized when incurred.
Revenue Recognition
Rental income from the operating leases, which include schedule increases over the lease term, is recognized on a straight-line basis. For the year ended December 31, 2016, income recognized on a straight-line basis is less than income that would have been accrued in accordance with the lease terms by approximately $190,494. For the six month period ended June 30, 2017 income recognized on a straight-line basis is less than income that would have been accrued in accordance with the lease terms by approximately $7,080.
Property operations
Certain operating expenses represent the direct expenses of operating Village Crossing Phase I and consist primarily of repairs and maintenance, utilities, real estate taxes, general and administrative and other operating expenses that are expected to continue in the ongoing operation of Village Crossing Phase I.
Use of estimates
The preparation of the accompanying financial statements in accordance with the accounting principles generally accepted in the United States requires management of the Seller of Village Crossing Phase I to make certain estimates and assumptions that the reported amounts of revenue and certain operating expenses during the reporting periods. Actual results could differ from those estimates.

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Village Crossing Phase I — Niles, Illinois
Note 3 — Future rent payments
Approximate minimum future rents required under the lease in effect at December 31, 2016 are as follows:

For the year ended December 31, 2017	$3,541,993
For the year ended December 31, 2018	3,564,605
For the year ended December 31, 2019	3,376,363
For the year ended December 31, 2020	3,200,791
For the year ended December 31, 2021	1,822,505
Thereafter	2,610,022
Total	$18,116,279
Note 4 — Subsequent events
Events that occur after December 31, 2016 but before the financial statement was available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at December 31, 2016 are recognized in the accompanying financial statements. Subsequent events which provide evidence about conditions that existed after December 31, 2016 require disclosure in the accompanying notes. Management evaluated the activity of the Property through February 26, 2018 (the date the financial statements were available to be issued) and concluded that no subsequent events have occurred that would require recognition in the financial statements and related footnotes.

TIAA Real Estate Account ■ Prospectus	135

Broward Industrial Portfolio — Broward County, Florida
INDEPENDENT AUDITOR’S REPORT
To the Board of Directors and Stockholders
TH Real Estate
Broward Industrial Portfolio
We have audited the accompanying Statement of Revenue and Certain Operating Expenses (the “financial statement”) of Broward Industrial Portfolio located in Broward County, Florida (the “Property”) for the year ended December 31, 2016, and the related notes to the financial statement.
Management’s Responsibility for the Financial Statement
Management of the Seller of Broward Industrial Portfolio is responsible for the preparation and fair presentation of the financial statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the financial statement of Broward Industrial Portfolio for the year ended

136	Prospectus ■ TIAA Real Estate Account

December 31, 2016, in conformity with U.S. generally accepted accounting principles.
Other Matter
As described in Note 1 to the financial statement, the Statement of Revenue and Certain Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in registration statements of TIAA Real Estate Account and is not intended to be a complete presentation of the Property’s revenue and expenses. Our opinion is not modified with respect to this matter.
Charlotte, North Carolina
February 2, 2018

TIAA Real Estate Account ■ Prospectus	137

Broward Industrial Portfolio — Broward County, Florida
Statements of revenue and certain operating expenses

	Year Ended December 31, 2016	Period from January 1, 2017 to June 30, 2017 (unaudited)
REVENUE
Base rent	$2,748,640	$2,019,300
Free rent	(72,424)	(47,577)
Tenant reimbursements	1,262,253	580,964
Other income	24,036	14,066
Total operating revenue	3,962,505	2,566,753
CERTAIN EXPENSES
Real estate taxes	804,382	479,021
Salaries and wages	20,433	14,998
Utilities	68,550	51,145
Repairs and maintenance	247,801	117,240
Landscaping	116,815	63,971
Management fee	141,033	81,640
Insurance	84,001	52,721
Bad debt expense	197,950	22,951
General and administrative	6,553	2,541
Total certain operating expenses	1,687,518	886,228
Excess of revenue over certain operating expenses	$2,274,987	$1,680,525
See Notes to Statements of revenue and certain operating expenses.
Notes to Statements of revenue and certain operating expenses
Year Ended December 31, 2016 and Period From January 1, 2017 Through June 30, 2017 (Unaudited)
Note 1 — Organization and basis of presentation
The accompanying Statements of Revenue and Certain Operating Expenses (the “financial statements”) for the year ended December 31, 2016 and the six months ended June 30, 2017 (unaudited), relate to the operations of Broward Industrial Portfolio located in Broward County, Florida, acquired from CBRE, an unaffiliated entity.
The accompanying financial statement was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for the acquisition of real estate properties. The Statement of Revenue and Certain Operating Expenses is not representative of the actual

138	Prospectus ■ TIAA Real Estate Account

Broward Industrial Portfolio — Broward County, Florida
operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded generally consist of interest and debt related costs, depreciation and amortization expense, interest income, income taxes and certain other expenses not directly related to the future operations of the Property. Therefore, the Statement of Revenue and Certain Operating Expenses may not be comparable to a statement of operations for Broward Industrial Portfolio after its acquisition by the Company. Except as noted above, TIAA Real Estate Accounting is not aware of any material factors relating to Broward Industrial Portfolio for the year ended December 31, 2016 or the period from January 1, 2017 through June 30, 2017 (unaudited), that would cause the reported financial information not to be indicative of future operating results.
Note 2 — Summary of significant accounting policies
Basis of accounting
The Statement of Revenue and Certain Operating Expenses has been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.
Revenue Recognition
Rental income from the operating lease, which includes scheduled increases over the lease term, is recognized on a straight-line basis. For the year ended December 31, 2016, income recognized on a straight-line basis is less than income that would have been accrued in accordance with the lease terms by approximately $33,930. For the period January 1, 2017 to June 30, 2017 (unaudited), income recognized on a straight-line basis is more than income that would have been accrued in accordance with the lease terms by approximately $142,185.
Property operations
Certain operating expenses represent the direct expenses of operating Broward Industrial Portfolio and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, general and administrative and other operating expenses that are expected to continue in the ongoing operation of Broward Industrial Portfolio.
Use of estimates
The preparation of the accompanying Statement of Revenue and Certain Operating Expenses in accordance with the accounting principles generally accepted in the United States requires management of the Seller of Broward Industrial Portfolio to make certain estimates and assumptions that the reported

TIAA Real Estate Account ■ Prospectus	139

Broward Industrial Portfolio — Broward County, Florida
amounts of revenue and certain operating expenses during the reporting periods. Actual results could differ from those estimates.
Note 3 — Future rent payments
Approximate minimum future rents required under the lease in effect at December 31, 2016 are as follows:

For the year ended December 31, 2017	$3,008,940
For the year ended December 31, 2018	2,864,666
For the year ended December 31, 2019	2,600,851
For the year ended December 31, 2020	1,350,197
For the year ended December 31, 2021	956,186
Thereafter	2,617,097
Total	$13,397,937
Note 4 — Subsequent events
Events that occur after December 31, 2016 but before the financial statement was available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at December 31, 2016 are recognized in the accompanying financial statements. Subsequent events which provide evidence about conditions that existed after December 31, 2016 require disclosure in the accompanying notes. Management evaluated the activity of the Property through February 2, 2018 (the date the financial statements were available to be issued) and concluded that no subsequent events have occurred that would require recognition in the Statement of Revenue and Certain Operating Expenses and related footnotes.

140	Prospectus ■ TIAA Real Estate Account

Orion on Orpington — Orlando, Florida
INDEPENDENT AUDITOR’S REPORT
To the Board of Directors and Stockholders
TIAA-CREF, Inc.
Orion on Orpington
We have audited the accompanying Statement of Revenue and Certain Operating Expenses (the “financial statement”) of Orion on Orpington located in Orlando, Florida (the “Property”) for the year ended December 31, 2016, and the related notes to the financial statement.
Management’s Responsibility for the Financial Statement
Management of the Seller of Orion on Orpington is responsible for the preparation and fair presentation of the financial statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the financial statement of Orion on Orpington for the year ended

TIAA Real Estate Account ■ Prospectus	141

December 31, 2016, in conformity with U.S. generally accepted accounting principles.
Other Matter
As described in Note 1 to the financial statement, the Statement of Revenue and Certain Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in registration statements of TIAA Real Estate Account and is not intended to be a complete presentation of the Property’s revenue and expenses. Our opinion is not modified with respect to this matter.
Charlotte, North Carolina
January 4, 2018

142	Prospectus ■ TIAA Real Estate Account

Orion on Orpington — Orlando, Florida
Statements of revenue and certain operating expenses

	Year Ended December 31, 2016	Period from January 1, 2017 to July 31, 2017 (unaudited)
REVENUE
Base rent	$4,117,313	$2,439,948
Gain/loss to lease	7,371	53,307
Vacancy loss	(85,888)	(69,941)
Fees	165,032	132,981
Tenant Reimbursement	361,755	220,145
Other income	85,976	26,668
Total operating revenues	4,651,559	2,803,108
CERTAIN OPERATING EXPENSES
Marketing	75,857	36,320
Administrative	161,852	95,097
Management fee	138,065	82,193
Payroll	397,921	210,912
Maintenance	216,377	116,485
Tenant turnover	59,565	2,440
Utilities	598,251	360,648
Insurance	86,622	47,486
Real estate taxes	440,571	277,263
Total certain operating expenses	2,175,081	1,228,844
Excess of revenue over certain operating expenses	$2,476,478	$1,574,264
See Notes to Statements of revenue and certain operating expenses.
Notes to Statements of revenue and certain operating expenses
Year Ended December 31, 2016 and Period From January 1, 2017 Through July 31, 2017 (Unaudited)
Note 1 — Organization and basis of presentation
The accompanying Statements of Revenue and Certain Operating Expenses (the “financial statement”) for the year ended December 31, 2016 and the 7 months ended July 31, 2017 (unaudited), relate to the operations of Orion on Orpington located in Orlando, Florida, acquired from Holiday Fenoglio Fowler, L.P.., an unaffiliated entity.
The accompanying financial statement was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange

TIAA Real Estate Account ■ Prospectus	143

Orion on Orpington — Orlando, Florida
Commission for the acquisition of real estate properties. The Statement of Revenue and Certain Operating Expenses is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded generally consist of interest and debt related costs, depreciation and amortization expense, interest income, income taxes and certain other expenses not directly related to the future operations of the Property. Therefore, the Statement of Revenue and Certain Operating Expenses may not be comparable to a statement of operations for Orion on Orpington after its acquisition by the Company. Except as noted above, TIAA-CREF is not aware of any material factors relating to Orion on Orpington for the year ended December 31, 2016 or the period from January 1, 2017 through July 31, 2017 (unaudited), that would cause the reported financial information not to be indicative of future operating results.
Note 2 — Summary of significant accounting policies
Basis of accounting
The Statement of Revenue and Certain Operating Expenses has been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.
Revenue Recognition
Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the partnership and the tenants of the property are operating leases.
Property operations
Certain operating expenses represent the direct expenses of operating Orion on Orpington and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, general and administrative and other operating expenses that are expected to continue in the ongoing operation of Orion on Orpington.
Use of estimates
The preparation of the accompanying Statement of Revenue and Certain Operating Expenses in accordance with the accounting principles generally accepted in the United States requires management of the Seller of Orion on Orpington to make certain estimates and assumptions that the reported amounts of revenue and certain operating expenses during the reporting periods. Actual results could differ from those estimates.

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Orion on Orpington — Orlando, Florida
Note 3 — Subsequent events
Events that occur after December 31, 2016 but before the financial statement was available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at December 31, 2016 are recognized in the accompanying financial statements. Subsequent events which provide evidence about conditions that existed after December 31, 2016 require disclosure in the accompanying notes. Management evaluated the activity of the Property through January 4, 2018 (the date the financial statements were available to be issued) and concluded that no subsequent events have occurred that would require recognition in the Statement of Revenue and Certain Operating Expenses and related footnotes.

TIAA Real Estate Account ■ Prospectus	145

Bridgepointe Shopping Center — San Mateo, California
INDEPENDENT AUDITOR’S REPORT
To the Board of Directors and Stockholders
TH Real Estate
Bridgepointe Shopping Center
We have audited the accompanying Statement of Revenue and Certain Operating Expenses (the “financial statement”) of Bridgepointe Shopping Center located in Orlando, Florida (the “Property”) for the year ended December 31, 2016, and the related notes to the financial statement.
Management’s Responsibility for the Financial Statement
Management of the Seller of Bridgepointe Shopping Center is responsible for the preparation and fair presentation of the financial statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the financial statement of Bridgepointe Shopping Center for the year ended

146	Prospectus ■ TIAA Real Estate Account

December 31, 2016, in conformity with U.S. generally accepted accounting principles.
Other Matter
As described in Note 1 to the financial statement, the Statement of Revenue and Certain Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in registration statements of TIAA Real Estate Account and is not intended to be a complete presentation of the Property’s revenue and expenses. Our opinion is not modified with respect to this matter.
Charlotte, North Carolina
January 3, 2018

TIAA Real Estate Account ■ Prospectus	147

Bridgepointe Shopping Center — San Mateo, California
Statements of revenue and certain operating expenses

	Year Ended December 31, 2016	Period from January 1, 2017 to September 30, 2017 (unaudited)
REVENUE
Rental revenue	$5,932,299	$4,045,205
Tenant reimbursement	1,977,247	1,022,176
Percentage rent	129,101	3,582
Other operating revenue (expense)	(5,866)	5,954
Total operating revenues	8,032,781	5,076,917
CERTAIN OPERATING EXPENSES
Real estate taxes	1,301,788	622,894
Insurance	308,184	296,391
Common area maintenance	607,528	188,913
Utilities	144,246	90,588
Landscaping and maintenance	77,354	42,259
Management fees	251,412	167,463
Non recoverable operating expenses	—	13,658
Total certain operating expenses	2,690,512	1,422,166
Excess of revenue over certain operating expenses	$5,342,269	$3,654,751
See Notes to statements of revenue and certain operating expenses.
Notes to Statements of revenue and certain operating expenses
Year Ended December 31, 2016 and Period From January 1, 2017 Through   September 30, 2017 (Unaudited)
Note 1 — Organization and basis of presentation
The accompanying Statements of Revenue and Certain Operating Expenses (the “financial statements”) for the year ended December 31, 2016 and the period from January 1, 2017 through September 30, 2017 (unaudited), relate to the operations of Bridgepointe Shopping Center located in San Mateo, California, acquired from SPI Holdings, an unaffiliated entity.
The accompanying financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for the acquisition of real estate properties. The financial statements are not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded generally consist of interest and debt related costs, depreciation and

148	Prospectus ■ TIAA Real Estate Account

Bridgepointe Shopping Center — San Mateo, California
amortization expense, interest income, income taxes and certain other expenses not directly related to the future operations of the Property. Therefore, the financial statements may not be comparable to a statement of operations for Bridgepointe Shopping Center after its acquisition by the Company. Except as noted above, TIAA is not aware of any material factors relating to Bridgepointe Shopping Center for the year ended December 31, 2016 or the period from January 1, 2017 through September 30, 2017 (unaudited), that would cause the reported financial information not to be indicative of future operating results.
Note 2 — Summary of significant accounting policies
Basis of accounting
The financial statements have been prepared using the actual method of accounting on the basis of presentation described in Note 1. As such, expenses are recognized when incurred.
Revenue Recognition
Rental income from the operating leases, which include schedule increases over the lease term, is recognized on a straight-line basis. For the year ended December 31, 2016, income recognized on a straight-line basis is more than income that would have been accrued in accordance with the lease terms by approximately $4,060. For the nine month period ended September 30, 2017 income recognized on a straight-line basis is less than income that would have been accrued in accordance with the lease terms by approximately $(13,453).
Property operations
Certain operating expenses represent the direct expenses of operating Bridgepointe Shopping Center and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, general and administrative and other operating expenses that are expected to continue in the ongoing operation of Bridgepointe Shopping Center.
Use of estimates
The preparation of the accompanying financial statements in accordance with the accounting principles generally accepted in the United States requires management of the Seller of Bridgepointe Shopping Center to make certain estimates and assumptions that the reported amounts of revenue and certain operating expenses during the reporting periods. Actual results could differ from those estimates.

TIAA Real Estate Account ■ Prospectus	149

Bridgepointe Shopping Center — San Mateo, California
Note 3 — Future rent payments
Approximate minimum future rents required under the lease in effect at December 31, 2016 are as follows:

For the year ended December 31, 2017	$5,393,420
2018	5,483,729
2019	3,162,797
2020	2,148,204
2021	1,518,489
Thereafter	7,279,958
$24,986,597
Note 4 — Subsequent events
Events that occur after December 31, 2016 but before the financial statement was available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at December 31, 2016 are recognized in the accompanying financial statements. Subsequent events which provide evidence about conditions that existed after December 31, 2016 require disclosure in the accompanying notes. Management evaluated the activity of the Property through January 3, 2018 (the date the financial statements were available to be issued) and concluded that no subsequent events have occurred that would require recognition in the financial statements and related footnotes.

150	Prospectus ■ TIAA Real Estate Account

Frontera Industrial Business Park — San Diego, California
INDEPENDENT AUDITOR’S REPORT
To the Board of Directors and Stockholders
TIAA
Frontera Industrial Business Park
We have audited the accompanying Statement of Revenue and Certain Operating Expenses (the “financial statement”) of Frontera Industrial Business Park located in San Diego, California (the “Property”) for the year ended December 31, 2016, and the related notes to the financial statement.
Management’s Responsibility for the Financial Statement
Management of the Seller of Frontera Industrial Business Park is responsible for the preparation and fair presentation of the financial statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the financial statement of Frontera Industrial Business Park for the

TIAA Real Estate Account ■ Prospectus	151

year ended December 31, 2016, in conformity with U.S. generally accepted accounting principles.
Other Matter
As described in Note 1 to the financial statement, the Statement of Revenue and Certain Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in registration statements of TIAA Real Estate Account and is not intended to be a complete presentation of the Property’s revenue and expenses. Our opinion is not modified with respect to this matter.

Charlotte, North Carolina
February 1, 2018

152	Prospectus ■ TIAA Real Estate Account

Frontera Industrial Business Park — San Diego, California
Statements of revenue and certain operating expenses

	Year Ended December 31, 2016	Period from January 1, 2017 to July 31, 2017 (unaudited)
REVENUE
Base rent	$2,238,519	$1,359,449
Expense recoveries	818,721	659,469
Other income	111,387	13,012
Total operating revenues	3,168,627	2,031,930
CERTAIN OPERATING EXPENSES
Cleaning	66,039	51,749
Repairs and maintenance	192,661	72,616
Utilities	135,533	81,513
Roads/Grounds	104,392	68,485
Security	16,597	36,765
Parking	25,837	2,918
Administration	3,080	8,932
Real estate tax	379,073	224,408
Insurance	106,783	63,328
Total certain operating expenses	1,029,995	610,714
Excess of revenue over certain operating expenses	$2,138,632	$1,421,216
See Notes to statements of revenue and certain operating expenses.
Notes to Statements of revenue and certain operating expenses
Year Ended December 31, 2016 and Period From January 1, 2017 Through July 31, 2017 (Unaudited)
Note 1 — Organization and basis of presentation
The accompanying Statements of Revenue and Certain Operating Expenses (the “financial statements”) for the year ended December 31, 2016 and the period from January 1, 2017 through July 31, 2017 (unaudited), relate to the operations of Frontera Industrial Business Park located in San Diego, California, acquired from SPI Holdings, an unaffiliated entity.
The accompanying financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for the acquisition of real estate properties. The financial statements are not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be

TIAA Real Estate Account ■ Prospectus	153

Frontera Industrial Business Park — San Diego, California
incurred in the future operations of the Property, have been excluded. Expenses excluded generally consist of interest and debt related costs, depreciation and amortization expense, property management fees, interest income, income taxes and certain other expenses not directly related to the future operations of the Property. Therefore, the financial statements may not be comparable to a statement of operations for Frontera Industrial Business Park after its acquisition by the Company. Except as noted above, TIAA is not aware of any material factors relating to Frontera Industrial Business Park for the year ended December 31, 2016 or the period from January 1, 2017 through July 31, 2017 (unaudited), that would cause the reported financial information not to be indicative of future operating results.
Note 2 — Summary of significant accounting policies
Basis of accounting
The financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, expenses are recognized when incurred.
Revenue Recognition
Rental income from the operating leases, which include schedule increases over the lease term, is recognized on a straight-line basis. For the year ended December 31, 2016, income recognized on a straight-line basis is more than income that would have been accrued in accordance with the lease terms by approximately $100,622. For the seven-month period ended July 31, 2017 income recognized on a straight-line basis is more than income that would have been accrued in accordance with the lease terms by approximately $151,111.
Property operations
Certain operating expenses represent the direct expenses of operating Frontera Industrial Business Park and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, general and administrative and other operating expenses that are expected to continue in the ongoing operation of Frontera Industrial Business Park.
Use of estimates
The preparation of the accompanying financial statements in accordance with the accounting principles generally accepted in the United States requires management of the Seller of Frontera Industrial Business Park to make certain estimates and assumptions that the reported amounts of revenue and certain operating expenses during the reporting periods. Actual results could differ from those estimates.

154	Prospectus ■ TIAA Real Estate Account

Frontera Industrial Business Park — San Diego, California
Note 3 — Future rent payments
Approximate minimum future rents required under the lease in effect at December 31, 2016 are as follows:

For the year ended December 31, 2017	$1,982,500
2018	2,144,721
2019	2,099,754
2020	1,692,308
2021	1,323,376
Thereafter	494,662
$9,737,321
Note 4 — Subsequent events
Events that occur after December 31, 2016 but before the financial statement was available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at December 31, 2016 are recognized in the accompanying financial statements. Subsequent events which provide evidence about conditions that existed after December 31, 2016 require disclosure in the accompanying notes. Management evaluated the activity of the Property through February 1, 2018 (the date the financial statements were available to be issued) and concluded that no subsequent events have occurred that would require recognition in the financial statements and related footnotes.

TIAA Real Estate Account ■ Prospectus	155

Allure at Camarillo — Camarillo, California
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
To the Board of Directors of
Teachers Insurance and Annuity Association of America (TIAA):

We have audited the accompanying statement of revenues and certain expenses of Allure at Camarillo located in Camarillo, California (the “Property”), for the year ended December 31, 2016 and the related notes to the financial statement (the “Financial Statement”).
Management’s responsibility for the financial statement
Management is responsible for the preparation and fair presentation of this Financial Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Financial Statement that is free from material misstatement, whether due to fraud or error.
Auditors’ responsibility
Our responsibility is to express an opinion on this Financial Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether this Financial Statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Financial Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Financial Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Financial Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Financial Statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the Financial Statement referred to above presents fairly, in all material respects, the revenues and certain expenses (described in Note 1) of the

156	Prospectus ■ TIAA Real Estate Account

Property for the year ended December 31, 2016 in accordance with accounting principles generally accepted in the United States of America.
Emphasis of Matter
We draw attention to Note 1 to the Financial Statement, which describes that the accompanying Financial Statement was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X (for inclusion in the Registration Statement on Form S-1 of the TIAA Real Estate Account) and is not intended to be a complete presentation of the Property’s revenues and expenses. Our opinion is not modified with respect to this matter.
Charlotte, North Carolina
February 28, 2018

TIAA Real Estate Account ■ Prospectus	157

Allure at Camarillo — Camarillo, California
Statements of revenues and certain operating expenses

	Year Ended December 31, 2016	Period from January 1, 2017 through July 31, 2017 (unaudited)
REVENUES
Rent revenue	$3,555,687	$2,164,665
Other revenue	263,833	139,816
Total revenues	3,819,520	2,304,481
CERTAIN OPERATING EXPENSES
Management fees	114,785	68,897
Payroll	334,989	210,035
General and administrative	70,683	38,475
Repairs and maintenance	239,326	114,685
Utilities	191,290	110,125
Property insurance	50,115	28,272
Property taxes	438,308	257,810
Total certain operating expenses	1,439,496	828,299
Excess of revenue over certain operating expenses	$2,380,024	$1,476,182
The accompanying notes are an integral part of these financial statements.
Notes to Statements of revenue and certain operating expenses
1 — Organization and basis of presentation
The accompanying Statements of Revenues and Certain Operating Expenses (the Financial Statements) for the year ended December 31, 2016 and the period from January 1, 2017 through July 31, 2017 (unaudited), relate to the operations of the multi-family apartment rental property known as Allure at Camarillo (the Property), in Camarillo, California, acquired from a third-party entity (the Seller).
The accompanying Financial Statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for the acquisition of the Property. The Financial Statements are not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded generally consist of interest and debt related costs, depreciation and amortization expense, interest income, income taxes and certain other expenses not directly related to the future operations of the Property. Therefore, the Financial Statements may not be comparable to a statement of operations for the Property after its acquisition by Teachers Insurance and Annuity Association of America (TIAA). Except as noted above, TIAA is not aware of any material factors relating to

158	Prospectus ■ TIAA Real Estate Account

Allure at Camarillo — Camarillo, California
the Property for the year ended December 31, 2016 or the period from January 1, 2017 through July 31, 2017 (unaudited), that would cause the reported financial information not to be indicative of future operating results.
2 — Summary of significant accounting policies
Basis of accounting
The financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, expenses are recognized when incurred.
Revenue Recognition
The Property earns revenue primarily through rental revenue, which is recognized monthly. Rental revenue from the operating leases is recognized monthly based on the terms in the lease agreement. Rental revenue is earned while the tenant is in possession of the space.
Property operations
Certain operating expenses represent the direct expenses of operating the Property and consist primarily of management fees, payroll, general and administrative, repairs and maintenance, utilities, property taxes, and property insurance that are expected to continue in the ongoing operation of the Property.
Use of estimates
The preparation of the accompanying Financial Statements in conformity with accounting principles generally accepted in the United States requires management of the Seller of the Property to make certain estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting periods. Actual results could differ from those estimates.
3 — Subsequent events
Events that occur after December 31, 2016 but before the Financial Statements were available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at December 31, 2016 are recognized in the accompanying Financial Statements. Subsequent events which provide evidence about conditions that existed after December 31, 2016 require disclosure in the accompanying notes. Management evaluated the activity of the Property through February 28, 2018, and concluded that no subsequent events have occurred that would require recognition or disclosure in the Financial Statements and related footnotes.

TIAA Real Estate Account ■ Prospectus	159

Storage Portfolio II (Project Jazz) — Various, United States
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
To the Board of Directors of
Teachers Insurance and Annuity Association of America (TIAA):

We have audited the accompanying statement of revenues and certain operating expenses of Project Jazz, a portfolio of properties located in the United States (the “Property”), for the year ended December 31, 2016, and the related notes to the financial statement (the “Financial Statement”).
Management’s responsibility for the financial statement
Management is responsible for the preparation and fair presentation of this Financial Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Financial Statement that is free from material misstatement, whether due to fraud or error.
Auditors’ responsibility
Our responsibility is to express an opinion on this Financial Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether this Financial Statement is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Financial Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Financial Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Property’s preparation and fair presentation of the Financial Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Financial Statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

160	Prospectus ■ TIAA Real Estate Account

Opinion
In our opinion, the Financial Statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses (described in Note 1) of the Property for the year ended December 31, 2016, in accordance with accounting principles generally accepted in the United States of America.
Emphasis of Matter
We draw attention to Note 1 to the Financial Statement, which describes that the accompanying Financial Statement was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X (for inclusion in the Registration Statement on Form S-1 of the TIAA Real Estate Account) and is not intended to be a complete presentation of the Property’s revenue and expenses. Our opinion is not modified with respect to this matter.
Charlotte, North Carolina
February 15, 2018

TIAA Real Estate Account ■ Prospectus	161

Storage Portfolio II (Project Jazz)— Various, United States
Statements of revenues and certain operating expenses

	Year Ended December 31, 2016	Period from January 1, 2017 to September 30, 2017 (unaudited)
REVENUES
Rent revenue	$24,676,441	$19,654,701
Other revenue	1,714,680	1,487,953
Total revenues	26,391,121	21,142,654
CERTAIN OPERATING EXPENSES
Repairs and maintenance	915,788	690,995
Utilities	770,937	602,266
Real estate tax	2,573,595	2,106,858
Property insurance	251,106	138,370
General and administrative	4,158,251	3,044,508
Other operating expenses	138,577	126,059
Total certain operating expenses	8,808,254	6,709,056
Excess of revenue over certain operating expenses	$17,582,867	$14,433,598
The accompanying notes are an integral part of these financial statements.
Notes to Statements
1 — Organization and basis of presentation
The accompanying Statements of Revenues and Certain Operating Expenses (the Financial Statements) for the year ended December 31, 2016 and the period from January 1, 2017 through September 30, 2017 (unaudited) relate to the operations of Project Jazz (the Property), a portfolio of 36 individual self-storage unit properties located in 15 states, acquired from a third-party entity (the Seller).
The accompanying Financial Statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for the acquisition of the Property. The Financial Statements are not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded generally consist of interest and debt related costs, depreciation and amortization expense, interest income, income taxes and certain other expenses not directly related to the future operations of the Property. Therefore, the Financial Statements may not be comparable to a statement of operations for the Property after its acquisition by Teachers Insurance and Annuity Association of America (TIAA). Except as noted above, TIAA is not aware of any material factors relating to

162	Prospectus ■ TIAA Real Estate Account

Storage Portfolio II (Project Jazz)— Various, United States
the Property for the year ended December 31, 2016 or the period from January 1, 2017 through September 30, 2017 (unaudited), that would cause the reported financial information not to be indicative of future operating results.
2 — Summary of significant accounting policies
Basis of accounting
The financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, expenses are recognized when incurred.
Revenue Recognition
The Property earns revenue primarily through rental revenue, which is recognized monthly. It is earned while the tenant is in possession of the space, based on terms included in the monthly lease agreement. Late fees are earned when tenants do not pay rent timely and are recognized upon receipt.
Property operations
Certain operating expenses represent the direct expenses of operating the Property and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, general and administrative and other operating expenses that are expected to continue in the ongoing operation of the Property.
Use of estimates
The preparation of the accompanying Financial Statements in conformity with accounting principles generally accepted in the United States requires management of the Seller of the Property to make certain estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting periods. Actual results could differ from those estimates.
3 — Subsequent events
Events that occur after December 31, 2016 but before the Financial Statements were available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at December 31, 2016 are recognized in the accompanying Financial Statements. Subsequent events which provide evidence about conditions that existed after December 31, 2016 require disclosure in the accompanying notes. Management evaluated the activity of the Property through February 15, 2018, and concluded that no subsequent events have occurred that would require recognition or disclosure in the Financial Statements and related footnotes.

TIAA Real Estate Account ■ Prospectus	163

Carrington Park — Plano, Texas
INDEPENDENT AUDITOR’S REPORT
To the Board of Directors and Stockholders
TIAA
Carrington Park
We have audited the accompanying Statement of Revenue and Certain Operating Expenses (the “financial statement”) of Carrington Park located in Plano, Texas (the “Property”) for the year ended December 31, 2017, and the related notes to the financial statement.
Management’s Responsibility for the Financial Statement
Management of the Seller of Carrington Park is responsible for the preparation and fair presentation of the financial statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

164	Prospectus ■ TIAA Real Estate Account

Opinion
In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the financial statement of Carrington Park for the year ended December 31, 2017, in conformity with U.S. generally accepted accounting principles.
Other Matter
As described in Note 1 to the financial statement, the Statement of Revenue and Certain Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in registration statements of the TIAA Real Estate Account and is not intended to be a complete presentation of the Property’s revenue and expenses. Our opinion is not modified with respect to this matter.
Charlotte, North Carolina
March 6, 2018

TIAA Real Estate Account ■ Prospectus	165

Carrington Park — Plano, Texas
Statements of revenue and certain operating expenses

	Year Ended December 31, 2017	Period from January 1, 2018 to January 31, 2018 (unaudited)
REVENUE
Gross Potential Rent	$5,331,122	$555,051
Rent Losses	(389,738)	(76,727)
Other Income	574,187	39,094
Total operating revenues	5,515,571	517,418
CERTAIN OPERATING EXPENSES
Controllable Expenses
Utilities	369,167	39,793
Maintenance & Repairs	85,347	2,965
Alarm & Cable	1,860	57
Landscaping	55,385	4,934
Make-ready/Turnover	92,217	4,842
Payroll	432,114	46,316
Marketing	38,842	2,129
Admin/Office	78,326	19,899
Total Controllable Expenses	1,153,258	120,935
Controllable Expenses
Property Taxes	1,009,941	74,789
Licenses & Permits	7,201	—
Total Non-Controllable Expenses	1,017,142	74,789
Total certain operating expenses	2,170,400	195,724
Excess of revenue over certain operating expenses	$3,345,171	$321,694
See Notes to Statements of revenue and certain operating expenses.
Notes to Statements of revenue and certain operating expenses
Year Ended December 31, 2017 and Period From January 1, 2018 through   January 31, 2018 (unaudited)
Note 1 — Organization and basis of presentation
The The accompanying Statements of Revenue and Certain Operating Expenses (the “financial statements”) for the year ended December 31, 2017 and the period from January 1, 2018 through January 31, 2018 (unaudited), relate to the operations of Carrington Park located in Plano, Texas.

166	Prospectus ■ TIAA Real Estate Account

Carrington Park — Plano, Texas
The accompanying financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for the acquisition of real estate properties. The financial statements are not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded generally consist of interest and debt related costs, depreciation and amortization expense, property management fees, insurance expense, interest income, income taxes and certain other expenses not directly related to the future operations of the Property. Therefore, the financial statements may not be comparable to a statement of operations for Carrington Park after its acquisition by the Company. Except as noted above, TIAA is not aware of any material factors relating to Carrington Park for the year ended December 31, 2017 or the period from January 1, 2018 through January 31, 2018 (unaudited), that would cause the reported financial information not to be indicative of future operating results.
Note 2 — Summary of significant accounting policies
Basis of accounting
The financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, expenses are recognized when incurred.
Revenue Recognition
Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the property and the tenants of the property are operating leases.
Property operations
Certain operating expenses represent the direct expenses of operating Carrington Park and consist primarily of repairs and maintenance, utilities, real estate taxes, payroll, general and administrative and other operating expenses that are expected to continue in the ongoing operation of Carrington Park.
Use of estimates
The preparation of the accompanying financial statements in accordance with the accounting principles generally accepted in the United States requires management of the Seller of Carrington Park to make certain estimates and assumptions that the reported amounts of revenue and certain operating expenses during the reporting periods. Actual results could differ from those estimates.

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Carrington Park — Plano, Texas
Note 3 — Subsequent events
Events that occur after December 31, 2017 but before the financial statement was available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at December 31, 2017 are recognized in the accompanying financial statements. Subsequent events which provide evidence about conditions that existed after December 31, 2017 require disclosure in the accompanying notes. Management evaluated the activity of the Property through March 6, 2018 (the date the financial statements were available to be issued) and concluded that no subsequent events have occurred that would require recognition in the financial statements and related footnotes.

168	Prospectus ■ TIAA Real Estate Account

30700 Russell Ranch Road — Westlake Village, California
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
To the Board of Directors of
Teachers Insurance and Annuity Association of America (TIAA):
We have audited the accompanying statement of revenue and certain expenses of 30700 Russell Ranch Road located in Westlake Village, California (the “Property”), for the year ended December 31, 2016 and the related notes to the financial statement (the “Financial Statement”).
Management’s responsibility for the financial statement
Management is responsible for the preparation and fair presentation of this Financial Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Financial Statement that is free from material misstatement, whether due to fraud or error.
Auditors’ responsibility
Our responsibility is to express an opinion on this Financial Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether this Financial Statement is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Financial Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Financial Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Financial Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Financial Statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the Financial Statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses (described in

TIAA Real Estate Account ■ Prospectus	169

Note 1) of the Property for the year ended December 31, 2016, in accordance with accounting principles generally accepted in the United States of America.
Emphasis of Matter
We draw attention to Note 1 to the Financial Statement, which describes that the accompanying Financial Statement was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X (for inclusion in the Registration Statement on Form S-1 of the TIAA Real Estate Account) and is not intended to be a complete presentation of the Property’s revenue and expenses. Our opinion is not modified with respect to this matter.
Charlotte, North Carolina
February 26, 2018

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30700 Russell Ranch Road — Westlake Village, California
Statements of revenue and certain operating expenses

	For the Year Ended December 31, 2016	Period from January 1, 2017 to September 30, 2017 (unaudited)
REVENUES
Rent revenue	$2,990,156	$2,518,438
Other revenue	14,293	11,171
Total revenues	3,004,449	2,529,609
CERTAIN OPERATING EXPENSES
Repairs and maintenance	635,619	388,267
Utilities	292,316	248,527
Real estate tax	325,754	238,965
Property insurance	51,911	34,927
General and administrative	231,933	198,557
Total certain operating expenses	1,537,533	1,109,243
Excess of revenue over certain operating expenses	$1,466,916	$1,420,366
The accompanying notes are an integral part of these financial statements.
Notes to statements of revenue and certain operating expenses
1 — Organization and Basis of Presentation
The accompanying Statements of Revenues and Certain Operating Expenses (the Financial Statements) for the year ended December 31, 2016 and the period from January 1, 2017 through September 30, 2017 (unaudited), relate to the operations of the office rental property known as 30700 Russell Ranch Road (the Property), in Westlake Village, California, acquired from a third-party entity (the Seller).
The accompanying Financial Statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for the acquisition of the Property. The Financial Statements are not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded generally consist of interest and debt related costs, depreciation and amortization expense, interest income, income taxes and certain other expenses not directly related to the future operations of the Property. Therefore, the Financial Statements may not be comparable to a statement of operations for the Property after its acquisition by Teachers Insurance and Annuity Association of America (TIAA). Except as noted above, TIAA is not aware of any material factors relating to

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30700 Russell Ranch Road — Westlake Village, California
the Property for the year ended December 31, 2016 or the period from January 1, 2017 through September 30, 2017 (unaudited), that would cause the reported financial information not to be indicative of future operating results.
2 — Summary of significant accounting policies
Basis of accounting
The financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, expenses are recognized when incurred.
Revenue Recognition
Rental income from the operating leases, which include scheduled increases over the lease term, is recognized on a straight-line basis. For the year ended December 31, 2016, income recognized on a straight-line basis is less than income that would have been accrued in accordance with the lease terms by approximately $93,000. For the nine-month period ended September 30, 2017 (unaudited), income recognized on a straight-line basis is less than income that would have been accrued in accordance with the lease terms by approximately $23,000. Rental revenue is earned while the tenant is in possession of the space.
Property operations
Certain operating expenses represent the direct expenses of operating the Property and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, and general and administrative expenses that are expected to continue in the ongoing operation of the Property.
Use of estimates
The preparation of the accompanying Financial Statements in conformity with accounting principles generally accepted in the United States requires management of the Seller of the Property to make certain estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting periods. Actual results could differ from those estimates.
3 — Future Rental Income
Available space in the Property is leased to tenants under noncancelable operating leases that expire on various dates through 2028. The leases provide for increases in future minimum rental payments and require reimbursement of common area maintenance charges, certain operating expenses, and real estate taxes.

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30700 Russell Ranch Road — Westlake Village, California

The minimum future rental income from these leases as of December 31, 2016 is as follows:

2017	3,506,730
2018	3,793,442
2019	3,876,205
2020	3,554,351
2021	3,618,107
Thereafter	3,759,025
22,107,860
4 — Subsequent events
Events that occur after December 31, 2016, but before the Financial Statements were available to be issued, must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at December 31, 2016, are recognized in the accompanying Financial Statements. Subsequent events which provide evidence about conditions that existed after December 31, 2016 require disclosure in the accompanying notes. Management evaluated the activity of the Property through February 26, 2018, and concluded that no subsequent events have occurred that would require recognition or disclosure in the Financial Statements and related footnotes.

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Teachers Insurance and Annuity Association of America
Condensed statutory-basis financial statement information
(The following condensed statutory-basis financial statement information has been derived from the audited statutory-basis financial statements which are available upon request.)

Statutory-basis statements of admitted assets, liabilities and capital and contingency reserves
	December 31,
(in millions)	2017	2016

ADMITTED ASSETS
Bonds	$184,895	$185,216
Preferred stocks	338	170
Common stocks	5,680	3,391
Mortgage loans	26,597	21,101
Real estate	2,078	2,230
Cash, cash equivalents and short-term investments	640	605
Contract loans	1,680	1,587
Derivatives	244	526
Securities lending collateral assets	706	649
Other long-term investments	30,165	27,512
Investment income due and accrued	1,794	1,787
Net deferred federal income tax asset	1,964	3,208
Other assets	770	703
Separate account assets	37,596	33,757
TOTAL ADMITTED ASSETS	$295,147	$282,442

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
LIABILITIES
Reserves for life and health insurance, annuities and deposit-type contracts	$207,664	$201,447
Dividends due to policyholders	1,884	1,932
Interest maintenance reserve	2,136	1,706
Federal income taxes payable	17	22
Asset valuation reserve	5,388	4,167
Derivatives	470	62
Payable for collateral for securities loaned	706	649
Other liabilities	2,981	3,137
Separate account liabilities	37,565	33,737
TOTAL LIABILITIES	258,811	246,859

CAPITAL AND CONTINGENCY RESERVES
Capital (2,500 shares of $1,000 par value common stock issued and outstanding and $550,000 paid-in capital)	3	3
Surplus notes	5,041	4,000
Contingency reserves:
For investment losses, annuity and insurance mortality, and other risks	31,292	31,580
TOTAL CAPITAL AND CONTINGENCY RESERVES	36,336	35,583
TOTAL LIABILITIES, CAPITAL AND CONTINGENCY RESERVES	$295,147	$282,442

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Teachers Insurance and Annuity Association of America
(The following condensed statutory-basis financial statement information has been derived from the audited statutory-basis financial statements which are available upon request.)
Statutory-basis statements of operations

	For the Years Ended December 31,
(in millions)	2017	2016	2015

REVENUES
Insurance and annuity premiums and other considerations	$16,644	$16,595	$13,659
Annuity dividend additions	1,503	1,970	1,574
Net investment income	11,875	11,907	11,335
Other revenue	371	325	289
TOTAL REVENUES	$30,393	$30,797	$26,857

BENEFITS AND EXPENSES
Policy and contract benefits	$16,206	$14,385	$14,575
Dividends to policyholders	3,212	3,813	3,334
Increase in policy and contract reserves	6,115	7,461	3,922
Net operating expenses	2,123	1,620	1,643
Net transfers to separate accounts	1,123	1,851	1,725
TOTAL BENEFITS AND EXPENSES	$28,779	$29,130	$25,199
Income before federal income taxes and net realized capital gains (losses)	$1,614	$1,667	$1,658
Federal income tax expense (benefit)	(4)	16	(83)
Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(598)	(161)	(487)
NET INCOME	$1,020	$1,490	$1,254
Basis of presentation:
The accompanying financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the New York State Department of Financial Services (“NYDFS” or the “Department”); a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).
The following is a summary of the significant accounting policies followed by Teachers Insurance and Annuity Association of America (the “Company”):
Investments: Securities are accounted for as of the date the investments are purchased or sold (trade date). Private placement securities are recorded on the

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Teachers Insurance and Annuity Association of America
settlement date. Realized capital gains and losses on investment transactions are accounted for under the specific identification method. A realized loss is recorded when an impairment is considered to be other-than-temporary.
Bonds: Bonds are stated at amortized cost using the constant yield method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. Bonds the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value. Exchange Traded Funds identified in the Purposes and Procedures Manual of the NAIC Investment Analysis Office as qualifying for bond treatment are stated at fair value.
Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Expected future cash flows and prepayment speeds are evaluated quarterly. Certain loan-backed and structured securities are reported at the lower of amortized cost or fair value as a result of the NAIC modeling process.
If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.
For loan-backed and structured securities which the Company has the intent and ability to hold for a period of time sufficient to recover the amortized cost basis, when an OTTI has occurred because the Company does not expect to recover the entire amortized cost basis of the security, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured security’s effective interest rate.
For loan-backed and structured securities, when an OTTI has occurred because the Company intends to sell the security or does not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI realized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.
In periods subsequent to the recognition of an OTTI loss for a loan-backed or structured security, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.
Preferred Stocks: Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5, or 6 which are stated at the lower of amortized cost or fair value. The fair value of preferred stocks is determined using

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Teachers Insurance and Annuity Association of America
prices provided by independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other-than- temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.
Common Stocks: Unaffiliated common stocks are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus as an unrealized gain or loss. For common stocks without quoted market prices, fair value is estimated using independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.
Investments in wholly-owned subsidiaries are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus, and (2) non-insurance subsidiaries are stated at the value of their underlying audited GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income to the extent they are not in excess of the investee’s undistributed accumulated earnings, and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.
Mortgage Loans: Mortgage loans are stated at amortized cost, net of valuation allowances. Mortgage loans held for sale are stated at the lower of amortized cost or fair value. Mortgage loans are evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation allowance is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation allowance for mortgage loans are included in net unrealized capital gains and losses on investments. When an event occurs resulting in an impairment that is other-than-temporary, a direct write-down is recorded as a realized loss and a new cost basis is established. The fair value of mortgage loans is generally determined using a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.
Real Estate: Real estate occupied by the Company and real estate held for the production of income is carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value, less encumbrances, and estimated costs to sell. The Company utilizes the straight-line method of depreciation on real estate and it is generally computed over a forty-year period. A real estate property may be considered impaired when events or circumstances indicate that the carrying value may not be recoverable. When the Company determines that an investment in real estate is impaired, a direct write-down is made to reduce the carrying value of the property to its estimated fair

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Teachers Insurance and Annuity Association of America
value based on an external appraisal, net of encumbrances, and a realized loss is recorded. The Company makes investments in commercial real estate directly, through wholly owned subsidiaries and through real estate limited partnerships. The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company assesses assets to determine if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company evaluates the recoverability of income producing investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an impairment is required.
Other Long-term Investments: Other long-term investments primarily include investments in joint ventures, partnerships, and limited liability companies which are stated at cost, adjusted for the Company’s percentage of the most recent available financial statements based on the underlying U.S. GAAP, International Financial Reporting Standards or U.S. Tax basis equity, generally measured at fair value, as reflected on the respective entity’s financial statements.
The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses the investments for potential impairment by performing analysis between the fair value and the cost basis of the investments. The Company evaluates recoverability of the asset to determine if OTTI is warranted. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value, and the amount of the reduction is accounted for as a realized loss.
Investments in wholly-owned non-insurance subsidiaries are stated at the value of their underlying audited GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income to the extent they are not in excess of the investee’s undistributed accumulated earnings, and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.
Other long-term investments include the Company’s investments in surplus notes, which are stated at amortized cost. All of the Company’s investments in surplus notes have a NAIC 1 rating designation.
Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short-term, highly liquid investments with original maturities of three months or less at the date of purchase and are stated at amortized cost.
Short-Term Investments: Short-term investments (investments with remaining maturities of one year or less at the time of acquisition, excluding those investments classified as cash equivalents) that are not impaired are stated at

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Teachers Insurance and Annuity Association of America
amortized cost using the straight line interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.
Contract Loans: Contract loans are stated at outstanding principal balances. The excess of unpaid contract loan balances over the cash surrender value, if any, is non-admitted and reflected as an adjustment to surplus. Interest income on such contract loans is recorded as earned using the contractually agreed upon interest rate.
Derivative Instruments: The Company has filed a Derivatives Use Plan with the Department. This plan details the Company’s derivative policy objectives, strategies, controls and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that the Company has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, hedge effectiveness and counterparty credit quality. The Company may use derivative instruments for hedging, income generation, or asset replication purposes.
Derivatives used by the Company may include swaps, forwards, futures or options.
The carrying value of a derivative position may be at cost or fair value, depending on the type of instrument and accounting status. Hedge accounting is applied for some foreign currency swaps that hedge fixed income investments carried at amortized cost. A currency translation adjustment computed at the spot rate is recorded for these foreign currency swaps as an unrealized gain or loss. The derivative component of a Replication (Synthetic Asset) Transaction (“RSAT”) is carried at unamortized premiums received or paid, adjusted for any impairments. The cash component of a RSAT is classified as a bond on the Company’s balance sheet and carried at amortized cost. Derivatives used in hedging transactions where hedge accounting is not being utilized are carried at fair value. The Company does not offset the carrying value amounts recognized for derivatives executed with the same counterparty under a netting agreement.
Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are non-admitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are non-admitted. The Company accrues interest income on impaired loans to the extent it is deemed collectible.
Separate Accounts: Separate Accounts are established in conformity with insurance laws, are segregated from the Company’s general account and are maintained for the benefit of separate account contract holders. Separate

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Teachers Insurance and Annuity Association of America
accounts are accounted for at fair value, except the TIAA Stable Value Separate Account, which supports book value separate account agreements, in which case the assets are accounted for at amortized cost. Separate account liabilities reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract.
Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the balance sheet date. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts denominated in foreign currencies are adjusted to reflect exchange rates at the balance sheet date. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.
Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets. Changes in non-admitted assets are reported as a direct adjustment to surplus.
At December 31, the major categories of assets that are non-admitted are as follows (in millions):

	2017	2016	Change
Net deferred federal income tax asset	$3,720	$7,030	$(3,310)
Furniture and electronic data processing equipment	532	583	(51)
Other long-term investments	126	141	(15)
Receivable from parent, subsidiaries and affiliates	27	28	(1)
Other	202	227	(25)
Total	$4,607	$8,009	$(3,402)
Electronic Data Processing Equipment, Computer Software, Furniture and Equipment and Leasehold Improvements: Electronic data processing (“EDP”) equipment, computer software and furniture and equipment which qualify for capitalization are depreciated over the lesser of useful life or 3 years. Office alterations and leasehold tenant improvements which qualify for capitalization are depreciated over the lesser of useful life or 5 years or the remaining life of the lease, respectively.
At December 31, the accumulated depreciation on EDP equipment, computer software, furniture and equipment and leasehold improvements is as follows (in millions):

	2017	2016

EDP equipment and computer software	$1,424	$1,588
Furniture and equipment and leasehold improvements	$102	$462

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Teachers Insurance and Annuity Association of America
Repurchase Agreement: Repurchase agreements are agreements between a seller and a buyer, whereby the seller of securities sells and simultaneously agrees to repurchase the same or substantially the same securities from the buyer at a stated price on a specified date. Repurchase agreements are generally accounted for as secured borrowings. The assets transferred are not removed from the balance sheet; the cash collateral received is reported on the balance sheet with an offsetting liability reported in “Other liabilities.”
Securities Lending Program: The Company has a securities lending program whereby it may lend securities to qualified institutional borrowers to earn additional income. The Company receives collateral (in the form of cash) against the loaned securities and maintains collateral in an amount not less than 102% of the market value of loaned securities during the period of the loan. The cash collateral received is reported in “Securities lending collateral assets” with an offsetting collateral liability included in “Payable for collateral for securities loaned.” Securities lending income is recorded in the accompanying Statements of Operations in “Net investment income.”
Insurance and Annuity Premiums and Other Considerations: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity premiums and other considerations, including consideration on annuity product rollovers, are recognized as revenue when received. Deposits on deposit-type contracts are recorded directly as a liability when received. Expenses incurred when acquiring new business are charged to operations as incurred.
Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.
Liabilities for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals (that represent a return to the contract holders) plus additional reserves (if any) necessitated by actuarial regulations.
The Company performed asset adequacy analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves, and determined that its reserves are sufficient to meet its obligations.
Asset Valuation Reserve (“AVR”) and Interest Maintenance Reserve (“IMR”): Mandatory reserves have been established for the General Account and Separate Account investments, where required. Such reserves consist of the AVR for potential credit-related losses on applicable General Account and Separate

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Teachers Insurance and Annuity Association of America
Account invested assets. Changes to the AVR are reported as direct additions to or deductions from surplus. An IMR is established for interest-related realized capital gains (losses) resulting from changes in the general level of interest rates for the General Account, as well as any Separate Accounts, not carried at fair value. Transfers to the IMR are deducted from realized capital gains and losses and are net of related federal income tax. IMR amortization, as calculated under the grouped method, is included in net investment income. Net realized capital gains (losses) are presented net of federal income tax expense or benefit and IMR transfer. For bonds, excluding loan-back and structured securities, losses from other-than-temporary impairments are recorded entirely to either the AVR or the IMR in accordance with the nature of the impairment.
Net Realized Capital Gains (Losses): Realized capital gains (losses), net of taxes, exclude gains (losses) deferred into the IMR and gains (losses) of the separate accounts. Realized capital gains (losses), including OTTI, are recognized in net income and are determined using the specific identification method.
Dividends Due to Policyholders: Dividends on insurance policies and pension annuity contracts in the payout phase are declared by the TIAA Board of Trustees (the “Board”) in December of each year, and such dividends are credited to policyholders in the following calendar year. Dividends on pension annuity contracts in the accumulation phase are declared by the Board in February of each year, and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.
Federal Income Taxes: Current federal income taxes are charged or credited based upon amounts estimated to be payable or recoverable as a result of operations for the current year and any adjustments to such estimates from prior years. Deferred federal income tax assets (“DTAs”) and deferred federal income tax liabilities (“DTLs”) are recognized for expected future tax consequences of temporary differences between statutory and taxable income. Temporary differences are identified and measured using a balance sheet approach whereby statutory and tax balance sheets are compared. Changes in DTAs and DTLs are recognized as a separate component of surplus. Net DTAs are admitted to the extent permissible under NAIC SAP. Gross DTAs are reduced by a statutory valuation allowance if it is more likely than not that some portion or all of the gross DTA will not be realized. The Company is required to establish a tax loss contingency if it is more likely than not that a tax position will not be sustained. The amount of the contingency reserve is management’s best estimate of the amount of the original tax benefit that could be reversed upon audit, unless the best estimate is greater than 50% of the original tax benefit, in which case the reserve is equal to the entire tax benefit.

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The Company files a consolidated federal income tax return with its includable insurance and non-insurance subsidiaries. The consolidating companies participate in tax allocation agreements. The tax allocation agreements provide that each member of the group is allocated its share of the consolidated tax provision or benefit, determined generally on a separate company basis, but may, where applicable, recognize the tax benefits of net operating losses or capital losses utilizable by the consolidated group. Intercompany tax balances are settled quarterly on an estimated basis with a final settlement occurring within 30 days of the filing of the consolidated return. The tax allocation agreements are not applied to subsidiaries that are disregarded under federal tax law.
Statements of Cash Flows: Non-cash activities are excluded from the Statutory–Basis Statements of Cash Flows. These non-cash activities for the years ended December 31 include the following (in millions):

	2017	2016	2015

Exchange/transfer/conversion/distribution of invested assets	5,003	2,753	4,302
Capitalized interest	351	310	308
Total	5,354	3,063	4,610
Additional asset information
The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds at December 31, is shown below (in millions):

	2017
		Excess of
	Book/Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. governments	$32,407	$3,330	$(42)	$35,695
All other governments	5,071	473	(15)	5,529
States, territories and possessions	632	73	(1)	704
Political subdivisions of states, territories, and possessions	1,058	90	(10)	1,138
Special revenue and special assessment, non-guaranteed agencies and government	18,353	1,124	(63)	19,414
Credit tenant loans	9,324	792	(26)	10,090
Industrial and miscellaneous	116,877	7,697	(432)	124,142
Hybrids	343	73	(6)	410
Parent, subsidiaries and affiliates	830	—	(4)	826
Total	$184,895	$13,652	$(599)	$197,948

TIAA Real Estate Account ■ Prospectus	183

Teachers Insurance and Annuity Association of America
Unrealized Losses on Bonds, Preferred Stocks and Unaffiliated Common Stocks: The gross unrealized losses and estimated fair values for securities by the length of time that individual securities are in a continuous unrealized loss position are shown in the table below (in millions):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
DECEMBER 31, 2017
Loan-backed and structured bonds	$4,983	$(42)	$4,941	$6,388	$(193)	$(6,195)
All other bonds	7,234	(111)	7,123	8,123	(278)	7,845
TOTAL BONDS	$12,217	$(153)	$12,064	$14,511	$(471)	$14,040
Unaffiliated common stocks	121	(4)	117	31	(8)	23
TOTAL BONDS AND STOCKS	$12,338	$(157)	$12,181	$14,542	$(479)	$14,063

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
DECEMBER 31, 2016
Loan-backed and structured bonds	$11,144	$(333)	$10,811	$2,457	$(137)	$2,320
All other bonds	28,164	(970)	27,194	4,182	(370)	3,812
TOTAL BONDS	$39,308	$(1,303)	$38,005	$6,639	$(507)	$6,132
Unaffiliated common stocks	177	(7)	170	118	(21)	97
TOTAL BONDS AND STOCKS	$39,485	$(1,310)	$38,175	$6,757	$(528)	$6,229
Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the Company has concluded that these securities are not other-than-temporarily impaired. Additionally, the Company currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover.

184	Prospectus ■ TIAA Real Estate Account

Teachers Insurance and Annuity Association of America
Mortgage Loan Diversification: The following tables set forth the mortgage loan portfolio by property type and geographic distribution as of December 31:

	2017	2016
Mortgage Loans by Property Type (Commercial & Residential)	% of Total	% of Total
Office buildings	32.4%	32.3%
Shopping centers	28.9	28.1
Apartments	15.6	13.8
Industrial buildings	13.1	13.6
Other-commercial	5.4	5.8
Residential	4.6	6.4
TOTAL	100.0%	100.0%

	2017		2016
	% of Total		% of Total
Mortgage Loans by Geographic Distribution	Commercial	Residential	Commercial	Residential
South Atlantic	25.1%	16.0%	26.5%	16.1%
Pacific	17.4	44.4	17	44.3
South Central	14.6	6.8	16.8	6.9
Middle Atlantic	15.8	14.4	16.3	14.1
North Central	8.8	3.2	11.2	3.1
New England	8.4	5.5	6.7	5.7
Other	9.9	9.7	5.5	9.8
TOTAL	100.0%	100.0%	100.0%	100.0%
Regional classification is based on American Council of Life Insurers regional chart. See below for details of regions.
South Atlantic states are DE, DC, FL, GA, MD, NC, SC, VA and WV
South Central states are AL, AR, KY, LA, MS, OK, TN and TX
Middle Atlantic states are PA, NJ and NY
Pacific states are AK, CA, HI, OR and WA
North Central states are IA, IL, IN, KS, MI, MN, MO, NE, ND, OH, SD and WI
New England states are CT, MA, ME, NH, RI and VT
Other comprises investments in Mountain states (AZ, CO, ID, MT, NV, NM, UT, and WY), Australia, Canada and United Kingdom.
Net Investment Income: The components of net investment income for the years ended December 31, are as follows (in millions):

TIAA Real Estate Account ■ Prospectus	185

Teachers Insurance and Annuity Association of America

	2017	2016	2015
Bonds	$8,709	$8,879	$8,823
Stocks	43	146	76
Mortgage loans	1,055	937	846
Real estate	237	222	236
Derivatives	109	57	17
Other long-term investments	2,242	2,239	1,753
Cash, cash equivalents and short-term investments	9	6	3
Total gross investment income	12,404	12,486	11,754
Less investment expenses	(723)	(725)	(685)
Net investment income before amortization of IMR	11,681	11,761	11,069
Plus amortization of IMR	194	146	266
NET INVESTMENT INCOME	$11,875	$11,907	$11,335
Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions and write-downs due to OTTI for the years ended December 31, are as follows (in millions):

	2017	2016	2015
Bonds	$632	$(204)	$(380)
Stocks	(116)	16	(85)
Mortgage loans	(8)	(17)	14
Real estate	67	226	83
Derivatives	(131)	125	324
Other long-term investments	(470)	(358)	(320)
Cash, cash equivalents and short-term investments	51	(23)	(36)
Total before capital gains taxes and transfers to IMR	25	(235)	(400)
Transfers to IMR	(623)	74	(87)
Net realized capital losses less capital gains taxes, after transfers to IMR	$(598)	$(161)	$(487)
Federal Income Taxes: By charter, the Company is a stock life insurance company operating on a non-profit basis. However, the Company has been fully subject to federal income taxation as a stock life insurance company since January 1, 1998.

186	Prospectus ■ TIAA Real Estate Account

Appendix A — Management of TIAA
The TIAA Real Estate Account has no officers or directors and no TIAA trustee or executive officer receives compensation from the Account. The Trustees and certain principal executive officers of TIAA as of April 15, 2018, their years of birth, and their principal occupations during at least the past five years are as follows:

TRUSTEES
Name & Year of Birth (YOB)	Principal Occupations During Past 5 Years
Ronald L. Thompson Chairman of the TIAA Board of Trustees YOB: 1949
Director, Fiat Chrysler Automobiles (2014 to present). Member, Plymouth Ventures Partnership II Advisory Board (2010 to present). Director, Medical University of South Carolina Foundation (2013 to present), and Trustee, Washington University in St. Louis (1987 to 2013 and 2014 to present).

Jeffrey R. Brown YOB: 1968
Josef and Margot Lakonishok Professor of Business and Dean of the Gies College of Business at the University of Illinois at Urbana-Champaign (2015 to present). Professor of Finance and Director of the Center for Business and Public Policy, University of Illinois at Urbana-Champaign (2007 to present). Board Member, Center for Audit Quality (2016 to present).

James R. Chambers YOB: 1957
Special Advisor, Board, Weight Watchers International, Inc. (2016). Director, President and Chief Executive Officer (2012 to 2016), Weight Watchers International, Inc. President, US Snacks and Confectionary at Kraft Foods (2010 to 2012). Director, Big Lots, Inc. (2012 to present).

Lisa W. Hess YOB: 1955	President and Managing Partner, SkyTop Capital (2010 to present). Director, Radian Group, Inc. (2011 to present).
Edward M. Hundert, M.D. YOB: 1956
Dean for Medical Education and Daniel D. Federman, M.D. Professor in Residence of Global Health and Social Medicine and Medical Education, Harvard University Medical School (2014 to present). Senior lecturer in Medical Ethics (2007 to 2014), Director of the Center for Teaching and Learning, Harvard Medical School (2011 to 2014).

Lawrence H. Linden YOB: 1947
Founding Trustee, Linden Trust for Conservation (1993 to present), Director, World Wildlife Fund (2002 to present). Advisory Director, Redstone Strategy Group (2006 to present). Strategic Advisory Board Member, New World Capital Group (2011 to present).

Maureen O’Hara YOB: 1953
R.W. Purcell Professor of Finance, Johnson Graduate School of Management, Cornell University (1992 to present), where she has taught since 1979. Professor of Finance, University of Technology Sydney (2016 to present).

Donald K. Peterson YOB: 1949	Director, Sanford C. Bernstein Fund Inc. (2007 to present). Director, Bernstein Fund Inc. (2015 to present). Trustee Emeritus, Worcester Polytechnic Institute (2015 to present).
Sidney A. Ribeau YOB: 1947
Professor of Communications, Howard University (2014 to present). President, Howard University (2008 to 2013). Co-founder, TM2 Education Search (2016 to present). Director, Worthington Industries (2000 to present).

Dorothy K. Robinson YOB: 1951	Of Counsel K&L Gates (2016 to present). Senior Counselor to the President, Yale University (2014 to 2015). Vice President and General Counsel, Yale University (1995 to 2014).
Kim M. Sharan YOB: 1957
Founder and CEO, Kim M. Sharan, LLC (2004 to present). President of Financial Planning and Wealth Strategies and Chief Marketing Officer, Ameriprise Financial (2002 to 2014). Board Member, Partner Here (2014 to present). Director, Girls Inc. (2014 to present).

TIAA Real Estate Account ■ Prospectus	187

TRUSTEES
Name & Year of Birth (YOB)	Principal Occupations During Past 5 Years
David L. Shedlarz YOB: 1948	Director, Pitney Bowes Inc. (2001 to present). Director, The Hershey Company (2008 to present). Director, Teladoc, Inc. (2016 to present).
Marta Tienda YOB: 1950
Maurice P. During ’22 Professor in Demographic Studies and Professor of Sociology and Public Affairs, Princeton University (since 1999). Director, Novume Solutions (2017 to present). Board Chair (2017 to present), Trustee (2004 to present), Alfred P. Sloan Foundation. Trustee, Jacobs Foundation of Switzerland (1999 to present). Board member, Robin Hood Foundation (2017 to present).

OFFICER-TRUSTEES
Name & Year of Birth (YOB)	Principal Occupations During Past 5 Years
Roger W. Ferguson, Jr. YOB: 1951	President and Chief Executive Officer of TIAA and CREF (since 2008).
OFFICERS
Name & Year of Birth (YOB)	Principal Occupations During Past 5 Years
Carol W. Deckbar YOB: 1962
Executive Vice President, Institutional Investment and Endowment Services of TIAA and Executive Vice President of CREF. Prior positions: Executive Vice President, CEO, TIAA-CREF Asset Management at TIAA; Executive Vice President, COO Asset Management at TIAA.

Virginia M. Wilson YOB: 1954
Senior Executive Vice President, Chief Financial Officer of TIAA and Executive Vice President, Chief Financial Officer and Principal Accounting Officer of CREF. Prior position: Executive Vice President, Chief Financial Officer of TIAA.

Ronald Pressman YOB: 1958
Senior Executive Vice President, Institutional Financial Services Chief Executive Officer of TIAA, and Executive Vice President of the TIAA-CREF Fund Complex. Prior positions: Executive Vice President and Chief Operating Officer of TIAA.

Kathie J. Andrade YOB: 1960	Senior Executive Vice President, Retail Financial Services Chief Executive Officer of TIAA. Prior position: Executive Vice President, Head of Individual Advisory Services of TIAA.
PORTFOLIO MANAGEMENT TEAM
Name & Year of Birth (YOB)	Principal Occupations During Past 5 Years
Randy Giraldo YOB: 1975	Managing Director, Portfolio Manager, Head of TIAA Real Estate Account. Head of Portfolio Management for THRE division of Nuveen. Prior position: Managing Director.
Gordon (Chris) McGibbon YOB: 1972
Senior Managing Director, Head of Americas, TH Real Estate. Prior positions: Managing Director, PM of GA Mortgage and Real Estate Portfolios, TIAA. Managing Director, PM of Direct, Flagship Open Ended Real Estate Fund.

188	Prospectus ■ TIAA Real Estate Account

Appendix B — Special terms
Accumulation: The total value of your accumulation units in the Real Estate Account.
Accumulation Period: The period that begins with your first premium and continues until the entire accumulation has been applied to purchase annuity income, transferred from the Account, or paid to you or a beneficiary.
Accumulation Unit: A share of participation in the Real Estate Account for someone in the accumulation period. The Account’s accumulation unit value changes daily.
Annuity Unit: A measure used to calculate the amount of annuity payments due a participant.
Beneficiary: Any person or institution named to receive benefits if you die during the accumulation period or if you (and your annuity partner, if you have one) die before the guaranteed period of your annuity ends.
Business Day: Any day the New York Stock Exchange (NYSE) is open for trading. A business day ends at 4 p.m. Eastern Time, or when trading closes on the NYSE, if earlier. The term “NYSE” includes the New York Stock Exchange and its constituent, affiliate and subsidiary exchanges, including NYSE Arca Equities and NYSE MKT.
Calendar Day: Any day of the year. Calendar days end at the same time as business days.
Commuted Value: The present value of annuity payments due under an income option or method of payment not based on life contingencies. Present value is adjusted for investment gains or losses since the annuity unit value was last calculated.
Contracts: Individual and group variable annuity contracts issued by TIAA.
Eligible Institution: A non-profit institution, including any governmental institution, organized in the United States.
ERISA: The Employee Retirement Income Security Act of 1974, as amended.
General Account: All of TIAA’s assets other than those allocated to the Real Estate Account or to other existing or future TIAA separate accounts.
Good Order: Actual receipt of an order along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your complete application (or complete request for redemptions, transfers, withdrawals or payment of death or other benefits), and any other information or supporting documentation we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order and reserve the right to change or waive any good order requirement at any time either in general or with respect to a particular plan, contract or transaction. In addition, it is also possible that if we are unable to reach you to obtain additional or missing information relating to incomplete

TIAA Real Estate Account ■ Prospectus	189

applications, or transaction requests that are not in good order, the transaction may be cancelled.
Income Change Method: The method under which you choose to have your annuity payments revalued. Under the annual income change method, your payments are revalued once each year. Under the monthly income change method, your payments are revalued every month.
Separate Account: An investment account legally separated from the general assets of TIAA, whose income and investment gains and losses are credited to or charged against its own assets, without regard to TIAA’s other income, gains or losses.
Valuation Day: Any business day.
Valuation Period: The time from the end of one valuation day to the end of the next.
For purposes of this prospectus, the term “we” refers collectively to the Account and the TIAA officers that provide management services to the Account, as well as TIAA and Services, both of which provide services for the Account.

190	Prospectus ■ TIAA Real Estate Account

PART II
INFORMATION NOT REQUIRED IN A PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.

SEC Registration Fees	$498,000
Costs of printing and engraving	600,000	*
Legal fees	44,000	*
Accounting fees	34,000	*
Blue Sky Registration Fees	5,000	*
Miscellaneous	18,200	*
Total	$1,199,200	*

*	Approximate
Item 14. Indemnification of Directors and Officers.
Trustees, officers, and employees of TIAA may be indemnified against liabilities and expenses incurred in such capacity pursuant to Article Six of TIAA’s bylaws (see Exhibit 3(B)). Article Six provides that, to the extent permitted by law, TIAA will indemnify any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a trustee, officer, or employee of TIAA or, while a trustee, officer, or employee of TIAA, served any other organization in any capacity at TIAA’s request. To the extent permitted by law, such indemnification could include judgments, fines, amounts paid in settlement, and expenses, including attorney’s fees. TIAA has in effect an insurance policy that will indemnify its trustees, officers, and employees for liabilities arising from certain forms of conduct. No payment of indemnification, advance or allowance under the foregoing provisions shall be made unless a notice shall have been filed with the New York Department of Financial Services not less than thirty days prior to such payment specifying the persons to be paid, the amounts to be paid, the manner in which payment is authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to trustees, officers, or employees of TIAA, pursuant to the foregoing provision or otherwise, TIAA has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a trustee, officer, or employee in the successful defense of any action, suit or proceeding) is asserted by a trustee, officer, or employee in connection with the securities being registered, TIAA will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.
Item 15. Recent Sales of Unregistered Securities.
None.

Item 16: Exhibits and Financial Statement Schedules
(a) Exhibits

(1)	(A)
Distribution Agreement for the Contracts Funded by the TIAA Real Estate Account, dated as of January 1, 2008, by and among Teachers Insurance and Annuity Association of America, for itself and on behalf of the Account, and TIAA-CREF Individual & Institutional Services, LLC[1]

(3)	(A)	Restated Charter of TIAA (as amended)[2]
	(B)	Amended Bylaws of TIAA[3]
(4)	(A)
Forms of RA, GRA, GSRA, SRA, IRA Real Estate Account Endorsements[4], Keogh Contract, Retirement Choice and Retirement Choice Plus Contracts[5] and Retirement Select and Retirement Select Plus Contracts and Endorsements[6]

	(B)	Forms of Income-Paying Contracts[4]
	(C)	Form of Contract Endorsement for Internal Transfer Limitation[7]
	(D)	Form of Non-ERISA Retirement Choice Plus Contract[9]
http://www.sec.gov/Archives/edgar/data/946155/000162828017002745/exhibit4d1.htm
http://www.sec.gov/Archives/edgar/data/946155/000162828017002745/exhibit4d2.htm
	(E)	Form of Trust Company Retirement Choice Contract[10]
http://www.sec.gov/Archives/edgar/data/946155/000162828017002745/exhibit4e1.htm
http://www.sec.gov/Archives/edgar/data/946155/000162828017002745/exhibit4e2.htm
	(F)	Form of Trust Company Retirement Choice Plus Contract[11]
http://www.sec.gov/Archives/edgar/data/946155/000162828017002745/exhibit4f1.htm
http://www.sec.gov/Archives/edgar/data/946155/000162828017002745/exhibit4f2.htm
(G)
Form of Income Test Drive Endorsement for Retirement Annuity Contracts, After-Tax Retirement Annuity Contracts, Supplemental Retirement Annuity Contracts, IRA Contracts (including Rollover IRA, Contributory IRA, Roth IRA, OneIRA)[12]

(H)
Form of Income Test Drive Endorsement for Group Retirement Annuity Certificates, Group Supplemental Retirement Annuity Certificates, Keogh Certificates, Retirement Choice Certificates, Retirement Choice Plus Certificates, Non-ERISA Retirement Choice Plus Certificates, Trust Retirement Choice Certificates, and Trust Retirement Choice Plus Certificates[13]

	(I)	Form of OneIRA Non-Qualified Deferred Annuity Contract (and Rate Schedule)[14]
(5)		Opinion and Consent of Meridith J. Kornreich, Esq.*
(10)	(A)	Amended and Restated Independent Fiduciary Letter Agreement, dated as of February 21, 2018, between TIAA, on behalf of the Registrant, and RERC, LLC[15]
	(B)	Custodian Agreement, dated as of March 3, 2008, by and between TIAA, on behalf of the Registrant, and State Street Bank and Trust Company, N.A.[8]
(23)	(A)	Consent of Meredith J. Kornreich, Esq. (included in Exhibit 5)*
	(B)	Consent of Dechert LLP*
	(C)	Consent of PricewaterhouseCoopers LLP*
	(D)	Consent of Mitchell Titus*
	(E)	Consent of Carr, Riggs & Ingram*
	(F)	Consent of Cohn Reznick LLP*
	(G)	Consent of Grant Thornton LLP*
	(H)	Consent of PricewaterhouseCoopers LLP*
(24)		Powers of Attorney[16]
(101)
The following financial information from the Registration Statement on Form S-1 for the periods ended December 31, 2017, formatted in XBRL (Extensible Business Reporting Language): (i) the Statements of Assets and Liabilities, (ii) the Statements of Operations, (iii) the Statements of Changes in Net Assets, (iv) the Statements of Cash Flows, and (v) the Notes to the Financial Statements. Any other required schedule has been omitted because the schedule is not applicable to the registrant.**

*	Filed herewith.
** Previously furnished.

1	Previously filed and incorporated herein by reference to Exhibit 1(A) to the Account’s Registration Statement on Form S-1, filed with the Commission on March 15, 2013 (File No. 333-187309).

2	Previously filed and incorporated herein by reference to Exhibit 3(A) to the Account’s Registration Statement on Form S-1, filed with the Commission on April 22, 2015 (File No. 333-202583).

3	Previously filed and incorporated herein by reference to Exhibit 3(B) to the Account’s Registration Statement on Form S-1, filed with the Commission on April 22, 2015 (File No. 333-202583).

4	Previously filed and incorporated herein by reference to the Account’s Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 filed April 30, 1996 (File No. 33-92990).

5	Previously filed and incorporated herein by reference to the Account’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed May 2, 2005 (File No. 333-121493).

6
Previously filed and incorporated herein by reference to Exhibit 4(A) to the Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed April 29, 2004 (File No. 333-113602).

7
Previously filed and incorporated herein by reference to Exhibit 4(C) to the Account’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and filed with the Commission on November 12, 2010 (File No. 33-92990).

8
Previously filed and incorporated herein by reference to Exhibit 10(B) to the Account’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and filed with the Commission on March 14, 2013 (File No. 33-92990).

9	Previously filed and incorporated by reference to Exhibit 4(D)(1) and 4(D)(2) to the Account’s Registration Statement on Form S-1, filed with the Commission on March 21, 2017 (File No. 333-216849).

10	Previously filed and incorporated by reference to Exhibit 4(E)(1) and 4(E)(2) to the Account’s Registration Statement on Form S-1, filed with the Commission on March 21, 2017 (File No. 333-216849).

11	Previously filed and incorporated by reference to Exhibit 4(F)(1) and 4(F)(2) to the Account’s Registration Statement on Form S-1, filed with the Commission on March 21, 2017 (File No. 333-216849).

12	Previously filed and incorporated by reference to Exhibit 4(G) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 15, 2018 (File No. 333-216849).

13	Previously filed and incorporated by reference to Exhibit 4(H) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 15, 2018 (File No. 333-216849).

14	Previously filed and incorporated by reference to Exhibit 4(I) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 15, 2018 (File No. 333-216849).

15	Previously filed and incorporated by reference to Exhibit 10.1 to the Account’s Current Report on Form 8-K, filed with the Commission on March 1, 2018 (File No. 33-92990).

16	Previously filed and incorporated by reference to Exhibit 24 to to the Account’fs Registration Statement on
Form S-1, filed with the Commission on March 16, 2018 (File No. 333-223713).
(b) Financial Statement Schedules
All Schedules have been omitted because they are not required under the related instructions or are inapplicable.
Item 17. Undertakings.
The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) To provide the full financial statements of TIAA promptly upon written or oral request.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectuses of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Report of independent auditors

To the Board of Trustees of
Teachers Insurance and Annuity
Association of America

We have audited the accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America, which comprise the statutory-basis statements of admitted assets, liabilities and capital and contingency reserves as of December 31, 2017 and 2016, and the related statutory-basis statements of operations and changes in capital and contingency reserves, and of cash flows for each of the three years in the period ended December 31, 2017.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of the statutory-basis financial statements in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statutory-basis financial statements that are free from material misstatement, whether due to fraud or error.
Auditor's Responsibility
Our responsibility is to express an opinion on the statutory-basis financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statutory-basis financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles
As described in Note 2 to the statutory-basis financial statements, the statutory-basis financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the New York State Department of Financial Services, which is a basis of accounting other than accounting principles generally accepted in the United States of America.
The effects on the statutory-basis financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.
Adverse Opinion on U.S. Generally Accepted Accounting Principles
In our opinion, because of the significance of the matter discussed in the "Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles" paragraph, the statutory-basis financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2017 and 2016, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2017.
Opinion on Statutory Basis of Accounting
In our opinion, the statutory-basis financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and capital and contingency reserves of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2017, in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services described in Note 2.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 14, 2018

Statutory—basis statements of admitted assets, liabilities and capital and contingency reserves
Teachers Insurance and Annuity Association of America

	December 31,
(in millions)	2017	2016
ADMITTED ASSETS
Bonds	$184,895	$185,216
Preferred stocks	338	170
Common stocks	5,680	3,391
Mortgage loans	26,597	21,101
Real estate	2,078	2,230
Cash, cash equivalents and short-term investments	640	605
Contract loans	1,680	1,587
Derivatives	244	526
Securities lending collateral assets	706	649
Other long-term investments	30,165	27,512
Investment income due and accrued	1,794	1,787
Net deferred federal income tax asset	1,964	3,208
Other assets	770	703
Separate account assets	37,596	33,757
Total admitted assets	$295,147	$282,442
LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Liabilities
Reserves for life and health insurance, annuities and deposit-type contracts	$207,664	$201,447
Dividends due to policyholders	1,884	1,932
Interest maintenance reserve	2,136	1,706
Federal income taxes payable	17	22
Asset valuation reserve	5,388	4,167
Derivatives	470	62
Payable for collateral for securities loaned	706	649
Other liabilities	2,981	3,137
Separate account liabilities	37,565	33,737
Total liabilities	258,811	246,859
Capital and Contingency Reserves
Capital (2,500 shares of $1,000 par value common stock issued and outstanding and $550,000 paid-in capital)	3	3
Surplus notes	5,041	4,000
Contingency reserves:
For investment losses, annuity and insurance mortality, and other risks	31,292	31,580
Total capital and contingency reserves	36,336	35,583
Total liabilities, capital and contingency reserves	$295,147	$282,442

Statutory—basis statements of operations
Teachers Insurance and Annuity Association of America

	For the Years Ended December 31,
(in millions)	2017	2016	2015
REVENUES
Insurance and annuity premiums and other considerations	$16,644	$16,595	$13,659
Annuity dividend additions	1,503	1,970	1,574
Net investment income	11,875	11,907	11,335
Other revenue	371	325	289
Total revenues	$30,393	$30,797	$26,857
BENEFITS AND EXPENSES
Policy and contract benefits	$16,206	$14,385	$14,575
Dividends to policyholders	3,212	3,813	3,334
Increase in policy and contract reserves	6,115	7,461	3,922
Net operating expenses	2,123	1,620	1,643
Net transfers to separate accounts	1,123	1,851	1,725
Total benefits and expenses	$28,779	$29,130	$25,199
Income before federal income taxes and net realized capital gains (losses)	$1,614	$1,667	$1,658
Federal income tax expense (benefit)	(4)	16	(83)
Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(598)	(161)	(487)
Net income	$1,020	$1,490	$1,254

Statutory—basis statements of changes in capital and contingency reserves
Teachers Insurance and Annuity Association of America

(in millions)	Capital Stock and Additional Paid-in Capital	Surplus Notes	Contingency Reserves	Total
Balance, December 31, 2014	$3	$4,000	$29,917	$33,920
Net income	—	—	1,254	1,254
Change in net unrealized capital losses on investments	—	—	(1,433)	(1,433)
Change in asset valuation reserve	—	—	1,110	1,110
Change in net deferred income tax	—	—	(160)	(160)
Change in post-retirement benefit liability	—	—	1	1
Change in non-admitted assets:
Deferred federal income tax asset	—	—	147	147
Other assets	—	—	(104)	(104)
Balance, December 31, 2015	3	4,000	30,732	34,735
Net income	$—	$—	$1,490	$1,490
Change in net unrealized capital losses on investments	—	—	(481)	(481)
Change in asset valuation reserve	—	—	(257)	(257)
Change in net deferred income tax	—	—	(272)	(272)
Change in post-retirement benefit liability	—	—	4	4
Change in non-admitted assets:
Deferred federal income tax asset	—	—	271	271
Other assets	—	—	93	93
Balance, December 31, 2016	3	4,000	31,580	35,583
Net income	$—	$—	$1,020	$1,020
Change in net unrealized capital losses on investments	—	—	1,070	1,070
Change in asset valuation reserve	—	—	(1,221)	(1,221)
Change in net deferred income tax	—	—	(4,554)	(4,554)
Change in post-retirement benefit liability	—	—	(5)	(5)
Change in non-admitted assets:
Deferred federal income tax asset	—	—	3,310	310
Other assets	—	—	92	92
Change in surplus notes	—	1,041	—	1,041
Balance, December 31, 2017	$3	$5,041	$31,292	$36,336

Statutory—basis statements of cash flows
Teachers Insurance and Annuity Association of America

	For the Years Ended December 31,
(in millions)	2017	2016	2015
CASH FROM OPERATIONS
Insurance and annuity premiums and other considerations	$16,650	$16,599	$13,666
Net investment income	11,301	11,324	10,776
Miscellaneous income	361	317	281
Total receipts	28,312	28,240	24,723
Policy and contract benefits	16,128	14,449	14,211
Operating expenses	1,729	1,560	1,756
Dividends paid to policyholders	1,756	1,819	1,794
Federal income tax expense (benefit)	(16)	15	(108)
Net transfers to separate accounts	1,127	1,814	1,726
Total disbursements	20,724	19,657	19,379
Net cash from operations	7,588	8,583	5,344
CASH FROM INVESTMENTS
Proceeds from investments sold, matured, or repaid:
Bonds	27,267	25,064	22,145
Stocks	1,298	529	819
Mortgage loans and real estate	1,464	2,342	2,419
Other invested assets	2,213	2,314	2,624
Miscellaneous proceeds	52	622	333
Cost of investments acquired:
Bonds	25,622	28,844	23,440
Stocks	3,489	1,005	1,167
Mortgage loans and real estate	6,684	4,593	6,145
Other invested assets	3,923	4,457	4,047
Miscellaneous applications	1,076	191	254
Net cash used in investments	(8,500)	(8,219)	(6,713)
CASH FROM FINANCING AND OTHER
Proceeds from issuance of surplus notes	1,994	—	—
Extinguishment of surplus notes	(950)
Premium paid on extinguishment of surplus notes	(373)
Net deposits on deposit-type contracts funds	24	(7)	20
Other cash provided (applied)	252	(285)	340
Net cash from (used in) financing and other	947	(292)	360
NET CHANGE IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	35	72	(1,009)
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, BEGINNING OF YEAR	605	533	1,542
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, END OF YEAR	$640	$605	$533

Note 1—organization
Teachers Insurance and Annuity Association of America ("TIAA" or the "Company") was established in 1918 as a legal reserve life insurance company under the insurance laws of the State of New York. All of the outstanding common stock of TIAA is held by the TIAA Board of Overseers ("Board of Overseers"), a not-for-profit corporation incorporated in the State of New York originally created for the purpose of holding the stock of TIAA.
The Company's primary purpose is to aid and strengthen non-profit educational and research organizations, governmental entities and other non-profit institutions by providing retirement and insurance benefits for their employees and their families and by counseling such organizations and their employees on benefit plans and other measures of economic security.
Note 2—significant accounting policies
Basis of presentation:
The financial statements of Teachers Insurance and Annuity Association of America (“TIAA” or the “Company”) are presented on the basis of statutory accounting principles prescribed or permitted by the New York State Department of Financial Services (“NYDFS” or the “Department”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).
The table below provides a reconciliation of the Company’s net income and capital and contingency reserves between NAIC SAP and the New York SAP annual statement filed with the Department. The additional reserve for the term conversions results from the Department requiring in Regulation No. 147 (11NYCRR 98) Valuation of Life Insurance Reserves Section 98.4 for any policy which guarantees renewal, or conversion to another policy, without evidence of insurability, additional reserves shall be held that account for excess mortality due to anti-selection with appropriate margins to cover expenses and risk of moderately adverse deviations in experience.

			For the Years Ended December 31,
(in millions)	SSAP#	F/S Line	2017	2016	2015
Net income, New York SAP			$1,021	$1,491	$1,254
New York SAP prescribed practices:
Additional reserves for term conversions	51R	Increase in policy and contract reserves	(1)	-1	0
Net income, NAIC SAP			$1,020	$1,490	$1,254

Capital and contingency reserves, New York SAP			$36,358	$35,604	$34,755
Additional reserves for term conversions	51R	Reserves for life and health insurance, annuities and deposit-type contracts	(22)	(21)	(20)
Capital and contingency reserves, NAIC SAP			$36,336	$35,583	$34,735
The Company’s risk based capital as of December 31, 2017 and 2016 would not have triggered a regulatory event without the use of the New York SAP prescribed practices.
Accounting Principles Generally Accepted in the United States: The Financial Accounting Standards Board ("FASB") dictates the accounting principles for financial statements that are prepared in conformity with GAAP with applicable authoritative accounting pronouncements. As a result, the Company cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP.

The primary differences between GAAP and NAIC SAP can be summarized as follows:
Under GAAP:

•	Investments in bonds considered to be “available for sale” are carried at fair value under GAAP rather than at amortized cost under NAIC SAP;

•
Impairments on securities (other than loan-backed and structured securities) due to credit losses are recorded as other-than-temporary impairments (“OTTI”) through earnings for the difference between amortized cost and discounted cash flows when a security is deemed impaired. Other declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, an impairment for such securities is recorded through earnings for the difference between amortized cost and fair value;

•
For loan-backed and structured securities that are other-than-temporarily impaired, declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, such declines in fair value are not recorded until a credit loss occurs;

•
Changes in the allowance for estimated uncollectible amounts related to mortgage loans are recorded through earnings under GAAP rather than as unrealized losses on impairments included in the Asset Valuation Reserve, which is a component of surplus under NAIC SAP;

•
Changes in the value of certain other long-term investments accounted for under the equity method of accounting are recorded through earnings under GAAP rather than as unrealized gains (losses), which is a component of surplus under NAIC SAP;

•
Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s share of the underlying GAAP equity or statutory surplus of a domestic insurance subsidiary;

•
Contracts that contain an embedded derivative are bifurcated from the host contract and accounted for separately under GAAP, whereas under NAIC SAP, the embedded derivative is not bifurcated between components and is accounted for as part of the host contract;

•	Certain assets designated as “non-admitted assets” and excluded from assets in the statutory balance sheet are included in the GAAP balance sheet;

•	Surplus notes are reported as a liability rather than a component of capital and contingency reserves;

•	The Asset Valuation Reserve (“AVR”) is eliminated as it is not recognized under GAAP. The AVR is established under NAIC SAP with changes recorded as a direct charge to surplus;

•
The Interest Maintenance Reserve (“IMR”) is eliminated as it is not recognized under GAAP. The realized gains and losses resulting from changes in interest rates are reported as a component of net income under GAAP rather than being deferred and subsequently amortized into income over the remaining expected life of the investment sold;

•	Dividends on participating policies are accrued when earned under GAAP rather than being recognized for the year when they are approved;

•
Policy acquisition costs, such as commissions, and other costs incurred in connection with acquiring new business, are deferred and amortized over the expected lives of the policies issued under GAAP rather than being expensed when incurred;

•
Policy and contract reserves are based on management's best estimates of expected mortality, morbidity, persistency and interest under GAAP rather than being based on statutory mortality, morbidity and interest requirements;

•
Deferred income taxes, subject to valuation allowance, include federal and state income taxes and changes in the deferred tax are reflected in earnings. Under NAIC SAP, deferred taxes exclude state income taxes and are admitted to the extent they can be realized within three years subject to a 15% limitation of capital and surplus with changes in the net deferred tax reflected as a component of surplus;

•
Contracts that do not subject the Company to risks arising from policyholder mortality or morbidity are reported as a deposit liability. Under NAIC SAP, contracts that have any mortality and morbidity risk, regardless of significance, and contracts with life contingent annuity purchase rate guarantees are classified as insurance contracts and amounts received under these contracts are reported as revenue;

•
Assets and liabilities are reported gross of reinsurance under GAAP and net of reinsurance under NAIC SAP. Certain reinsurance transactions are accounted for as financing transactions under GAAP and as reinsurance under NAIC SAP. Transactions recorded as financing have no impact on premiums or losses incurred, while under NAIC SAP, premiums paid to the reinsurer are recorded as ceded premiums (a reduction in revenue) and expected reimbursement for losses from the reinsurer are recorded as a reduction in losses;

•
When reserves ceded to an unauthorized reinsurer exceed the assets or letters of credit supporting the reserves no liability is established under GAAP. Under NAIC SAP, a liability is established and changes to these amounts are credited or charged directly to unassigned surplus (deficit).

The effects of these differences, while not determined, are presumed to be material.
Use of Estimates: The preparation of statutory-basis financial statements requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities at the date of the financial statements. Management is also required to disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.
The most significant estimates include those used in the recognition of other-than-temporary impairments, reserves for life and health insurance, annuities and deposit-type contracts and the valuation of deferred tax assets.

Accounting Policies:

The following is a summary of the significant accounting policies followed by the Company:
Bonds: Bonds are stated at amortized cost using the constant yield method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. NAIC ratings are applied to bonds and other securities. Categories 1 and 2 are considered investment grade, while Categories 3 through 6 are considered below investment grade. Bonds are recorded on a trade date basis, except for private placement bonds, which are recorded on the funding date. Bonds the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value. Exchange Traded Funds identified in the Purposes and Procedures Manual of the NAIC Investment Analysis Office as qualifying for bond treatment are stated at fair value.
Pursuant to the NAIC adopted modifications to SSAP No. 26R, Bonds, which were effective December 31, 2017, the Company holds Securities Valuations Office ("SVO") identified bond exchange traded funds ("ETFs"). These ETFs are reported at fair value, and the Company has not elected systematic value.
Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Expected future cash flows and prepayment speeds are evaluated quarterly. Certain loan-backed and structured securities are reported at the lower of amortized cost or fair value as a result of the NAIC modeling process.
If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.
For loan-backed and structured securities which the Company has the intent and ability to hold for a period of time sufficient to recover the amortized cost basis, when an OTTI has occurred because the Company does not expect to recover the entire amortized cost basis of the security, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured security’s effective interest rate.
For loan-backed and structured securities, when an OTTI has occurred because the Company intends to sell the security or does not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI realized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.
In periods subsequent to the recognition of an OTTI loss for a loan-backed or structured security, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

Preferred Stocks: Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5, or 6 which are stated at the lower of amortized cost or fair value. The fair value of preferred stocks is determined using prices provided by independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.
Common Stocks: Unaffiliated common stocks are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus as an unrealized gain or loss. For common stocks without quoted market prices, fair value is estimated using independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.
Investments in wholly-owned subsidiaries are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus, and (2) non-insurance subsidiaries are stated at the value of their underlying audited GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income to the extent they are not in excess of the investee’s undistributed accumulated earnings, and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.
Mortgage Loans: Mortgage loans are stated at amortized cost, net of valuation allowances. Amortized cost consists of the unpaid principal balance of the loans, net of unamortized premiums, discounts, and certain mortgage origination fees. Mortgage loans held for sale are stated at the lower of amortized cost or fair value. Mortgage loans are evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation allowance is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation allowance for mortgage loans are included in net unrealized capital gains and losses on investments. When an event occurs resulting in an impairment that is other-than-temporary, a direct write-down is recorded as a realized loss and a new cost basis is established. The fair value of mortgage loans is generally determined using a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.
Real Estate: Real estate occupied by the Company and real estate held for the production of income is carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value, less encumbrances, and estimated costs to sell. The Company utilizes the straight-line method of depreciation on real estate and it is generally computed over a forty-year period. A real estate property may be considered impaired when events or circumstances indicate that the carrying value may not be recoverable. When the Company determines that an investment in real estate is impaired, a direct write-down is made to reduce the carrying value of the property to its estimated fair value based on an external appraisal, net of encumbrances, and a realized loss is recorded. The Company makes investments in commercial real estate directly, through wholly owned subsidiaries and through real estate limited partnerships. The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company assesses assets to determine if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company evaluates the recoverability of income producing investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an impairment is required.
Other Long-term Investments: Other long-term investments primarily include investments in joint ventures, partnerships, and limited liability companies which are stated at cost, adjusted for the Company’s percentage of the most recent available financial statements based on the underlying U.S. GAAP, International Financial Reporting Standards or U.S. Tax basis equity, generally measured at fair value, as reflected on the respective entity’s financial statements.
The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses the investments for potential impairment by performing analysis between the fair value and the cost basis of the investments. The Company evaluates recoverability of the Company's direct investment to determine if OTTI is warranted. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value, and the amount of the reduction is accounted for as a realized loss.
Investments in wholly-owned non-insurance subsidiaries are stated at the value of their underlying audited GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income to the extent they are not in excess of the investee’s undistributed accumulated earnings, and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

Other long-term investments include the Company’s investments in surplus notes, which are stated at amortized cost. All of the Company’s investments in surplus notes have a NAIC 1 rating designation.
Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short-term, highly liquid investments with original maturities of three months or less at the date of purchase and are stated at amortized cost.
Short-Term Investments: Short-term investments (investments with remaining maturities greater than three months and less than or equal to 12 months at the time of acquisition, excluding those investments classified as cash equivalents) that are not impaired are stated at amortized cost using the straight line interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.
Contract Loans: Contract loans are stated at outstanding principal balances. The excess of unpaid contract loan balances over the cash surrender value, if any, is non-admitted and reflected as an adjustment to surplus. Interest income on such contract loans is recorded as earned using the contractually agreed upon interest rate.
Derivative Instruments: The Company has filed a Derivatives Use Plan with the Department. This plan details the Company’s derivative policy objectives, strategies, controls and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that the Company has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, hedge effectiveness and counterparty credit quality. The Company may use derivative instruments for hedging, income generation, or asset replication purposes.
Derivatives used by the Company may include swaps, forwards, futures or options.
The carrying value of a derivative position may be at cost or fair value, depending on the type of instrument and accounting status. Hedge accounting is applied for some foreign currency swaps that hedge fixed income investments carried at amortized cost. A currency translation adjustment computed at the spot rate is recorded for these foreign currency swaps as an unrealized gain or loss. The derivative component of a Replication (Synthetic Asset) Transaction (“RSAT”) is carried at unamortized premiums received or paid, adjusted for any impairments. The cash component of a RSAT is classified as a bond on the Company’s balance sheet and carried at amortized cost. Derivatives used in hedging transactions where hedge accounting is not being utilized are carried at fair value. The Company does not offset the carrying value amounts recognized for derivatives executed with the same counterparty under a netting agreement.
Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are non-admitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are non-admitted. The Company accrues interest income on impaired loans to the extent it is deemed collectible.
Separate Accounts: Separate Accounts are established in conformity with insurance laws, are segregated from the Company's general account and are maintained for the benefit of separate account contract holders. Separate accounts are accounted for at fair value, except the TIAA Stable Value Separate Account, which supports book value separate account agreements, in which case the assets are accounted for at amortized cost. Separate account liabilities reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract.
Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the balance sheet date. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts denominated in foreign currencies are adjusted to reflect exchange rates at the balance sheet date. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.
Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets. Changes in non-admitted assets are reported as a direct adjustment to surplus.
At December 31, the major categories of assets that are non-admitted are as follows (in millions):

	2017	2016	Change
Net deferred federal income tax asset	$3,720	$7,030	$(3,310)
Furniture and electronic data processing equipment	532	583	(51)
Other long-term investments	126	141	(15)
Receivable from parent, subsidiaries and affiliates	27	28	(1)
Other	202	227	(25)
Total	$4,607	$8,009	$(3,402)
Electronic Data Processing Equipment, Computer Software, Furniture and Equipment and Leasehold Improvements: Electronic data processing (“EDP”) equipment, computer software and furniture and equipment which qualify for capitalization are depreciated over the lesser of useful life or 3 years. Office alterations and leasehold tenant improvements which qualify for capitalization are depreciated over the lesser of useful life or 5 years or the remaining life of the lease, respectively.
At December 31, the accumulated depreciation on EDP equipment, computer software, furniture and equipment and leasehold improvements is as follows (in millions):

	2017	2016
EDP equipment and computer software	$1,424	$1,588
Furniture and equipment and leasehold improvements	$102	$462
Repurchase Agreement: Repurchase agreements are agreements between a seller and a buyer, whereby the seller of securities sells and simultaneously agrees to repurchase the same or substantially the same securities from the buyer at a stated price on a specified date. Repurchase agreements are generally accounted for as secured borrowings. The assets transferred are not removed from the balance sheet; the cash collateral received is reported on the balance sheet with an offsetting liability reported in “Other liabilities.”
Securities Lending Program: The Company has a securities lending program whereby it may lend securities to qualified institutional borrowers to earn additional income. The Company receives collateral (in the form of cash) against the loaned securities and maintains collateral in an amount not less than 102% of the market value of loaned securities during the period of the loan. The cash collateral received is reported in “Securities lending collateral assets” with an offsetting collateral liability included in “Payable for collateral for securities loaned.” Securities lending income is recorded in the accompanying Statements of Operations in "Net investment income."
Insurance and Annuity Premiums and Other Considerations: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity premiums and other considerations, including consideration on annuity product rollovers, are recognized as revenue when received. Deposits on deposit-type contracts are recorded directly as a liability when received. Expenses incurred when acquiring new business are charged to operations as incurred.
Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.
Liabilities for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals (that represent a return to the contract holders) plus additional reserves (if any) necessitated by actuarial regulations.
The Company performed asset adequacy analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves, and determined that its reserves are sufficient to meet its obligations.
Asset Valuation Reserve (“AVR”) and Interest Maintenance Reserve (“IMR”): Mandatory reserves have been established for the General Account and Separate Account investments, where required. Such reserves consist of the AVR for potential credit-related losses on applicable General Account and Separate Account invested assets. Changes to the AVR are reported as direct additions to or deductions from surplus. An IMR is established for interest-related realized capital gains (losses) resulting from changes in the general level of interest rates for the General Account, as well as any Separate Accounts, not carried at fair value. Transfers to the IMR are deducted from realized capital gains and losses and are net of related federal income tax. IMR amortization, as calculated under the grouped method, is included in net investment income. Net realized capital gains (losses) are presented net of federal income tax expense or benefit and IMR transfer. For bonds, excluding loan-back and structured securities, losses from other-

than-temporary impairments are recorded entirely to either the AVR or the IMR in accordance with the nature of the impairment.
Net Realized Capital Gains (Losses): Realized capital gains (losses), net of taxes, exclude gains (losses) deferred into the IMR and gains (losses) of the separate accounts. Realized capital gains (losses), including OTTI, are recognized in net income and are determined using the specific identification method.
Dividends Due to Policyholders: Dividends on insurance policies and pension annuity contracts in the payout phase are declared by the TIAA Board of Trustees (the "Board") in December of each year, and such dividends are credited to policyholders in the following calendar year. Dividends on pension annuity contracts in the accumulation phase are declared by the Board in February of each year, and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.
Federal Income Taxes: Current federal income taxes are charged or credited based upon amounts estimated to be payable or recoverable as a result of operations for the current year and any adjustments to such estimates from prior years. Deferred federal income tax assets (“DTAs”) and deferred federal income tax liabilities (“DTLs”) are recognized for expected future tax consequences of temporary differences between statutory and taxable income. Temporary differences are identified and measured using a balance sheet approach whereby statutory and tax balance sheets are compared. Changes in DTAs and DTLs are recognized as a separate component of surplus. Net DTAs are admitted to the extent permissible under NAIC SAP. Gross DTAs are reduced by a statutory valuation allowance if it is more likely than not that some portion or all of the gross DTA will not be realized. The Company is required to establish a tax loss contingency if it is more likely than not that a tax position will not be sustained. The amount of the contingency reserve is management’s best estimate of the amount of the original tax benefit that could be reversed upon audit, unless the best estimate is greater than 50% of the original tax benefit, in which case the reserve is equal to the entire tax benefit.
The Company files a consolidated federal income tax return with its includable insurance and non-insurance subsidiaries. The consolidating companies participate in tax allocation agreements. The tax allocation agreements provide that each member of the group is allocated its share of the consolidated tax provision or benefit, determined generally on a separate company basis, but may, where applicable, recognize the tax benefits of net operating losses or capital losses utilizable by the consolidated group. Intercompany tax balances are settled quarterly on an estimated basis with a final settlement occurring within 30 days of the filing of the consolidated return. The tax allocation agreements are not applied to subsidiaries that are disregarded under federal tax law.
Statements of Cash Flows: Noncash activities are excluded from the Statutory - Basis Statements of Cash Flows. These noncash activities for the years ended December 31 include the following (in millions):

	2017	2016	2015
Exchange/transfer/conversion/distribution of invested assets	$5,003	$2,753	$4,302
Capitalized interest	351	310	308
Total	$5,354	$3,063	$4,610

Application of New Accounting Pronouncements:
In June 2016, the NAIC adopted substantive revisions to SSAP No. 51, Life Contracts, to incorporate references to the Valuation Manual ("VM") and to facilitate the implementation of Principles-Based Reserving ("PBR"), which was effective on January 1, 2017. The adoption of PBR will be phased-in over three years, and only applies to new policies issued after the revised Standard Valuation Law and VM are in effect. Under the current system of reserving, formulas and assumptions are used to determine reserves as prescribed by state laws and regulations. Under PBR, companies will hold the higher of (a) the reserve using prescribed methods and assumptions and (b) the PBR reserve which considers a range of future economic conditions, computed using justified company experience factors, such as mortality, policyholder behavior and expenses. The adoption of the modifications to SSAP No. 51 relating to PBR will not affect the in-force block of business issued prior to the effective date.
In August 2016, the NAIC adopted and made effective modifications to SSAP No. 51, Life Contracts. These modifications clarify that annual assumption changes from reserving methods used in PBR would not qualify as a change in valuation basis. Changes in valuation basis are recorded directly to surplus instead of through income. This modification was made to accommodate PBR when it becomes effective and subsequent implementations.

The Company’s state of domicile, New York, has not yet adopted PBR into law. When New York adopts PBR it will apply to the Company.  Until New York adopts PBR, the Company will continue to follow New York requirements, which are formula based reserves.   The Company is still evaluating the NAIC guidance and does not anticipate a material impact on surplus.
In April 2017, the NAIC adopted modifications to SSAP No. 26R, Bonds, which were effective December 31, 2017. These modifications remove SVO-identified instruments from the definition of a bond and provide separate statutory accounting guidance for these instruments, commonly referred to as SVO-Identified bond ETFs. The specific guidance for SVO-identified instruments includes a requirement for these instruments to be reported at fair value (using net asset value ("NAV") as a practical expedient), unless the investment qualifies for, and the reporting entity elects, use of a documented systematic value approach in accordance with the guidance. Revisions also incorporate the definition of a security within the definition of a bond, and incorporate definitions for non-bond, fixed-income instruments. These modifications did not have a significant impact on the Company’s financial statements.
Note 3—long-term bonds, preferred stocks, and unaffiliated common stocks
The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds at December 31, is shown below (in millions):

	2017
		Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. governments	$32,407	$3,330	$(42)	$35,695
All other governments	5,071	473	(15)	5,529
States, territories and possessions	632	73	(1)	704
Political subdivisions of states, territories, and possessions	1,058	90	(10)	1,138
Special revenue and special assessment, non-guaranteed agencies and government	18,353	1,124	(63)	19,414
Credit tenant loans	9,324	792	(26)	10,090
Industrial and miscellaneous	116,877	7,697	(432)	124,142
Hybrids	343	73	(6)	410
Parent, subsidiaries and affiliates	830	—	(4)	826
Total	$184,895	$13,652	$(599)	$197,948
	2016
		Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:		(in millions)
U.S. governments	$36,814	$3,107	$(79)	$39,842
All other governments	4,890	388	(59)	5,219
States, territories and possessions	715	70	(11)	774
Political subdivisions of states, territories, and possessions	816	35	(30)	821
Special revenue and special assessment, non-guaranteed agencies and government	16,612	1,034	(157)	17,489
Credit tenant loans	8,215	637	(71)	8,781
Industrial and miscellaneous	115,929	6,187	(1,359)	120,757
Hybrids	432	57	(17)	472
Parent, subsidiaries and affiliates	793	—	(7)	786
Total	$185,216	$11,515	$(1,790)	$194,941

Impairment Review Process: All securities are subjected to the Company’s process for identifying OTTI. The Company writes down securities it deems to have an OTTI in value during the period the securities are deemed to be impaired, based on management's case-by-case evaluation of the decline in value and prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the length of time the fair value has been below amortized cost; (b) the financial condition and near-term prospects of the issuer; (c) whether the debtor is current on contractually obligated interest and principal payments; (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators and ratings agencies; (f) the potential for impairments in an entire industry sector or sub-sector; (g) the potential for impairments in certain economically-depressed geographic locations and (h) the potential for impairment based on an estimated discounted cash flow analysis for structured and loan-backed securities. Where impairment is considered to be other-than-temporary, the Company recognizes a realized loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value.

Unrealized Losses on Bonds, Preferred Stocks and Unaffiliated Common Stocks: The gross unrealized losses and estimated fair values for securities by the length of time that individual securities are in a continuous unrealized loss position are shown in the table below (in millions):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2017
Loan-backed and structured bonds	$4,983	$(42)	$4,941	$6,388	$(193)	$(6,195)
All other bonds	7,234	(111)	7,123	8,123	(278)	7,845
Total bonds	$12,217	$(153)	$12,064	$14,511	$(471)	$14,040
Unaffiliated common stocks	121	(4)	117	31	(8)	23
Total bonds and stocks	$12,338	$(157)	$12,181	$14,542	$(479)	$14,063
	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2016
Loan-backed and structured bonds	$11,144	$(333)	$10,811	$2,457	$(137)	$2,320
All other bonds	28,164	(970)	27,194	4,182	(370)	3,812
Total bonds	$39,308	$(1,303)	$38,005	$6,639	$(507)	$6,132
Unaffiliated common stocks	177	(7)	170	118	(21)	97
Total bonds and stocks	$39,485	$(1,310)	$38,175	$6,757	$(528)	$6,229
Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the Company has concluded that these securities are not other-than-temporarily impaired. Additionally, the Company currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover.
Scheduled Maturities of Bonds: The carrying value and estimated fair value of bonds, categorized by contractual maturity, are shown below. Bonds not due at a single maturity date have been included in the following table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties. Mortgage-backed, asset-backed, and bond exchange traded fund securities are shown separately in the table below, as they are not due at a single maturity date (in millions):

	December 31, 2017		December 31, 2016
	Book/ Adjusted Carrying Value	Estimated Fair Value	Book/ Adjusted Carrying Value	Estimated Fair Value
Due in one year or less	$2,929	$2,985	$2,741	$2,788
Due after one year through five years	24,316	25,260	21,217	22,309
Due after five years through ten years	39,020	40,492	42,787	43,657
Due after ten years	58,479	65,571	54,802	58,970
Subtotal	124,744	134,308	121,547	127,724
Residential mortgage-backed securities	31,760	33,980	35,063	37,514
Commercial mortgage-backed securities	10,358	10,503	10,685	10,857
Asset-backed securities	17,994	19,118	17,324	18,258
Exchange-traded funds	39	39	597	588
Subtotal	60,151	63,640	63,669	67,217
Total	$184,895	$197,948	$185,216	$194,941

Bond Diversification: The following table presents the diversification of the carrying values of long-term bond investments at December 31. Loan-backed and structured securities issued by the U.S. government are included in residential mortgage-backed securities and asset-backed securities.

	2017	2016
Residential mortgage-backed securities	17.2%	18.9%
Manufacturing	11.5	11.4
Public utilities	10.2	9.8
Asset-backed securities	9.7	9.4
U.S. governments	8.1	8.6
Other	7.9	7.5
Services	7.3	6.6
Finance and financial services	6.9	6.6
Revenue and special obligations	5.8	4.8
Commercial mortgage-backed securities	5.6	5.8
Oil and gas	4.4	5.0
Communications	2.7	3.0
All other governments	2.7	2.6
Total	100.0%	100.0%
The following table presents the carrying value of the long-term bond portfolio by investment grade as of December 31, (dollars in millions):

	2017		2016
NAIC 1 and 2	$167,373	90.5%	$168,741	91.1%
NAIC 3 through 6	17,522	9.5	16,475	8.9
Total	$184,895	100.0%	$185,216	100.0%
Sub-prime exposure: The following table presents the carrying value of the sub-prime residential mortgage-backed securities by investment grade as of December 31, (dollars in millions):

	2017		2016
NAIC 1 and 2	$1,431	98.7%	$1,918	98.3%
NAIC 3 through 6	19	1.3	34	1.7
Total	$1,450	100.0%	$1,952	100%

Loan-backed and Structured Securities: The near-term prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from performance experience for a particular transaction and may vary by security type. The long-term assumptions are adjusted based on expected performance.
For the years ended December 31, 2017 and 2016, the Company recognized OTTI on loan-backed and structured securities of $8 million and $21 million, respectively.
Other Disclosures: The following table represents the carrying amount of bonds and stocks denominated in a foreign currency as of December 31, (in millions):

	2017	2016
Carrying amount of bonds and stocks denominated in foreign currency	$3,160	$2,542
Carrying amount of bonds and stocks denominated in foreign currency which are collateralized by real estate	$830	$793
Note 4—mortgage loans
The Company originates mortgage loans that are principally collateralized by commercial real estate. The composition of the mortgage loan portfolio as of December 31, is as follows (in millions):

Loan Type	2017	2016
Commercial loans	$22,806	$18,003
Mezzanine loans	2,563	1,741
Residential loans	1,228	1,357
Total	$26,597	$21,101

Teachers Insurance and Annuity Association of America

The maximum and minimum lending rates for mortgage loans originated or purchased during 2017 and 2016 are as follows:

	2017		2016
Loan Type	Maximum	Minimum	Maximum	Minimum
Commercial loans	6.11%	2.90%	6.00%	3.03%
Mezzanine loans	9.16%	4.69%	6.26%	5.85%
Residential loans	4.15%	3.55%	4.63%	3.10%
The maximum percentage of any one loan to the value ("LTV") of the property at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, originated or purchased during 2017 and 2016 are as follows:

	Maximum LTV
Loan Type	2017	2016
Commercial loans	79.9%	69.7%
Mezzanine loans	75.5%	76.2%
Residential loans	74.9%	80.0%
Impairment Review Process: The Company monitors the effects of current and expected market conditions and other factors on the collectability of mortgage loans to identify and quantify any impairment in value. Impairments are classified as either temporary, for which a recovery is anticipated, or other-than-temporary. Mortgage loans held to maturity with other-than-temporarily impaired values at December 31, 2017 and 2016 have been written down to net realizable values based upon independent appraisals of the collateral. For impaired mortgage loans where the impairments are deemed to be temporary, an allowance for credit losses is established.

Credit Quality
For commercial mortgage loans, the primary credit quality indicators are the loan-to-value ratio, debt service coverage ratio and delinquency. Loan-to-value-ratios compare the unpaid principal balance of the loan to the estimated fair value of the underlying collateral. Generally, the higher the loan-to-value ratio, the higher the risk of experiencing a credit loss. Debt service coverage compares a property’s net operating income to amounts needed to service the principal and interest due under the loan. Generally, the lower the debt service coverage ratio, the higher the risk of experiencing a credit loss. The debt service coverage ratio and the loan-to-value ratio, as well as the values utilized in calculating these ratios, are updated quarterly, with a portion of the loan portfolio updated annually. Delinquency is defined as a mortgage loan which is past due. Commercial mortgage loans more than 30 days past due are considered delinquent.
For residential mortgage loans, the Company's primary credit quality indicator is performance versus non-performance. The Company generally defines nonperforming residential mortgage loans as those that are 90 or more days past due and/or on non-accrual status. Generally, nonperforming residential loans have a higher risk of experiencing a credit loss.

The credit quality of commercial mortgage loans at December 31, are as follows (dollars in millions):

	Recorded Investment Commercial
	Loan-to-value Ratios
	> 70%	< 70%	Total	% of Total
2017
Debt service coverage ratios:
Greater than 1.20x	$2,175	$21,547	$23,722	93.1%
Less than 1.20x	483	1,161	1,644	6.5
Construction	92	—	92	0.4
Total	$2,750	$22,708	$25,458	100.0%
2016
Debt service coverage ratios:
Greater than 1.20x	$2,284	$15,795	$18,079	91.3%
Less than 1.20x	699	961	1,660	8.4
Construction	67		67	0.3
Total	$3,050	$16,756	$19,806	100.0%

Mortgage Loan Age Analysis: The following table sets forth an age analysis of mortgage loans as of December 31, (dollars in millions):

		Residential		Commercial
	Farm	Insured	All Other	Insured	All Other	Mezzanine	Total
2017
Recorded investment
Current	$—	$—	$1,227	$—	$22,884	$2,574	$26,685
30-59 days past due	$—	$—	$4	$—	$—	$—	$4
60-89 days past due	$—	$—	$—	$—	$—	$—	$—
90-179 days past due	$—	$—	$1	$—	$—	$—	$1
Participant or co-lender in a mortgage loan agreement
Recorded investment	$—	$—	$—	$—	$4,235	$2,516	$6,751

2016
Recorded investment
Current	$—	$—	$1,359	$—	$18,058	$1,748	$21,165
30-59 days past due	$—	$—	$1	$—	$—	$—	$1
Participant or co-lender in a mortgage loan agreement
Recorded investment	$—	$—	$—	$—	$3,858	$1,704	$5,562

Mortgage Loan Diversification: The following tables set forth the mortgage loan portfolio by property type and geographic distribution as of December 31,

	Mortgage Loans by Property Type (Commercial & Residential):
	2017	2016
	% of Total	% of Total
Office buildings	32.4	32.3
Shopping centers	28.9	28.1
Apartments	15.6	13.8
Industrial buildings	13.1	13.6
Other-commercial	5.4	5.8
Residential	4.6	6.4
Total	100.0%	100.0%

	Mortgage Loans by Geographic Distribution:
	2017		2016
	% of Total		% of Total
	Commercial	Residential	Commercial	Residential
South Atlantic	25.1%	16.0%	26.5%	16.1%
Pacific	17.4	44.4	17.0	44.3
South Central	14.6	6.8	16.8	6.9
Middle Atlantic	15.8	14.4	16.3	14.1
North Central	8.8	3.2	11.2	3.1
New England	8.4	5.5	6.7	5.7
Other	9.9	9.7	5.5	9.8
Total	100.0%	100.0%	100.0%	100.0%
Regional classification is based on American Council of Life Insurers regional chart. See below for details of regions.
South Atlantic states are DE, DC, FL, GA, MD, NC, SC, VA and WV.
South Central states are AL, AR, KY, LA, MS, OK, TN and TX.
Middle Atlantic states are PA, NJ and NY.
Pacific states are AK, CA, HI, OR and WA.
North Central states are IA, IL, IN, KS, MI, MN, MO, NE, ND, OH, SD and WI.
New England states are CT, MA, ME, NH, RI and VT.
Other comprises investments in Mountain states (AZ, CO, ID, MT, NV, NM, UT, and WY), Australia, Canada and United Kingdom.

Scheduled Mortgage Loan Maturities: At December 31, contractual maturities for mortgage loans are as follows (in millions):

	2017	2016
	Carrying Value	Carrying Value
Due in one year or less	$571	$412
Due after one year through five years	5,666	3,177
Due after five years through ten years	14,749	12,425
Due after ten years	5,611	5,087
Total	$26,597	$21,101
Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgages, although prepayment premiums may be applicable.
With respect to impaired loans, the Company accrues interest income to the extent it is deemed collectible. Cash received on impaired mortgage loans that are performing according to their contractual terms is applied in accordance with those terms. For mortgage loans in the process of foreclosure, cash received is initially held in suspense and applied as a return of principal at the time that the foreclosure process is completed, or the mortgage is otherwise disposed. There are no mortgage loans with interest more than 180 days past due at December 31, 2017 or 2016.
Mortgage loans of $43 million at December 31, 2016, represent the carrying value of amounts due from related parties that are collateralized by real estate owned by the Company’s investment subsidiaries and affiliates. There were no mortgage loans due from related parties as of December 31, 2017.
Note 5—real estate
At December 31, 2017 and 2016, the Company’s directly owned real estate investments, were carried net of third party mortgage encumbrances. There were $5 million of third party mortgage encumbrances as of December 31, 2017, and none for December 31, 2016.
The directly owned real estate portfolio is diversified by property type and geographic region based on carrying value at December 31, as follows:

	Directly Owned Real Estate by Property Type
	2017	2016
	% of Total	% of Total
Industrial buildings	39.2%	38.3%
Office buildings	28.5	27.2
Apartments	19.7	18.8
Retail	7.1	6.8
Mixed-use projects	4.2	7.7
Land under development	1.3	1.2
Total	100.0%	100.0%
	Directly Owned Real Estate by Geographic Region
	2017	2016
	% of Total	% of Total
Pacific	63.0%	60.9%
South Atlantic	25.7	24.5
Middle Atlantic	8.4	7.9
South Central	2.1	2.1
North Central	0.8	4.6
Total	100.0%	100.0%
The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company assesses assets to determine if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company evaluates the recoverability of income producing investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an adjustment is warranted.

Note 6—subsidiary, controlled and affiliated entities
The Company holds interests in subsidiary, controlled and affiliated (SCA) entities which are reported as common stock or other long-term investments. The carrying value of investments in SCA entities at December 31, are shown below (in millions):

	2017	2016
Net carrying value of the SCA entities
Reported as common stock	$4,665	$2,080
Reported as other long-term investments	22,777	20,666
Total net carrying value	$27,442	$22,746
On June 9, 2017, the Company acquired EverBank Financial Corp (“EFC”), inclusive of its wholly-owned subsidiary EverBank, for $2,648 million. EverBank and TIAA-CREF Trust Company, FSB were subsequently combined under the legal name TIAA, FSB (the “Bank”) and will be held by the Company's wholly-owned holding company TIAA FSB Holdings, Inc (“Holdings”).

Other than as disclosed above, for the years ended December 31, 2017, 2016 and 2015, the Company did not have any related party transactions which exceeded one-half of 1% of the Company’s admitted assets.
As of December 31, 2017 and 2016, no investment in a SCA entity exceeded 10% of the Company’s admitted assets, and the Company does not have any investment in foreign insurance subsidiaries.
The following tables provide information on the Company's significant investments in non-insurance SCA entities reported as common stock, as well as information received from the NAIC in response to the filing of the common stock investments as of December 31, 2017 (in millions):

2017
SCA Entity		Percentage of SCA Ownership	Gross Amount	Admitted Amount	Nonadmitted Amount
TIAA FSB Holdings, Inc.		100%	$3,331	$3,331	$—
2017
SCA Entity	Type of NAIC Filing	Date of Filing to the NAIC	NAIC Valuation Amount	NAIC Response Received Y/N	NAIC Disallowed Entities Valuation Method, Resubmission Required Y/N
TIAA FSB Holdings, Inc.	Sub-1	8/24/2017	N/A	Y	N/A
The Company held bonds of affiliates at December 31, 2017 and 2016 of $848 million and $929 million, respectively.
As of December 31, 2017 and 2016, the net amount due to SCA entities was $442 million and $255 million, respectively. The net amounts are generally settled on a daily basis with the exception of several investment and operating SCA entities which settle on a monthly basis. During 2017, the Company created a subsidiary deposit program which allows certain subsidiaries the ability to deposit excess cash with the Company and earn daily interest. The deposits from this program are included in the net amount due to SCA entities and were $469 million as of December 31, 2017.
There are no guarantees or undertakings, written or otherwise, for the benefit of an affiliate or a related party that resulted in a material contingent exposure of the reporting entity's or any related party's assets or liabilities.
The Company holds investments in downstream non-insurance holding companies, which are valued by the Company utilizing the look-through approach as defined in SSAP 97, Investments in Subsidiary, Controlled and Affiliated Entities. The financial statements for the downstream non-insurance holding companies are not audited and the Company has limited the value of its investment in these non-insurance holding companies to the value contained in the audited financial statements of the underlying investments and unamortized goodwill resulting from the statutory purchase method of accounting. All liabilities, commitments, contingencies, guarantees or obligations of these subsidiaries, which are required to be recorded as liabilities, commitments, contingencies, guarantees or obligations under applicable accounting guidance, are reflected in the Company’s determination of the carrying value of the investment in these subsidiaries, if not already recorded in the subsidiaries’ financial statements.
The Company’s carrying value in downstream non-insurance holding companies is $6,589 million and $10,115 million as of December 31, 2017 and 2016, respectively. Significant holdings as of December 31, are as follows (in millions):

	2017	2016
Subsidiary	Carrying Value	Carrying Value
TIAA Global Ag Holdco LLC	$979	$916
TIAA Super Regional Mall Member Sub LLC	824	782
TIAA Infrastructure Investments, LLC	658	289
Occator Agricultural Properties, LLC	493	441
TIAA Oail and Gas Investments, LLC	448	645
T-C Europe, LP	445	369
T-C Lux Fund Holdings LLC	358	189
TIAA-Stonepeak Investments I, LLC	312	268
T-C HV Member LLC	252	258
730 Power Development, LLC	251	102
Infra Alpha LLC	198	312
T-C Waterford Blue Lagoon LLC	197	202
T-C MV Member LLC	175	—
TIAA GTR Holdco LLC	142	75
Other	857	635
Nuveen, LLC*	—	4,632
Total	$6,589	$10,115

*
Nuveen, LLC ("Nuveen") was formerly known as TIAA Global Asset Management, LLC. The 2017 financial statements will be audited at the holding company level, and therefore is no longer valued by the Company utilizing the look through approach defined in SSAP97.

Note 7—other long-term investments
The components of the Company's carrying value in other long term investments are (in millions):

	2017	2016
Affiliated other invested assets	$22,777	$20,666
Unaffiliated other invested assets	7,007	6,780
Other long-term assets	381	66
Total other long-term investments	$30,165	$27,512
As of December 31, 2017 and 2016, affiliated other invested assets consist primarily of investments through downstream legal entities in the following (in millions):

	2017	2016
Real estate	$5,897	$5,258
Operating subsidiaries and affiliates	5,213	4,762
Securities	5,053	4,367
Agriculture and timber	4,399	4,458
Energy and infrastructure	2,215	1,821
Total affiliated other invested assets	$22,777	$20,666
Of the $5,213 million and $4,762 million of operating subsidiaries and affiliates as of December 31, 2017 and 2016, $5,064 million and $4,632 million were attributed to Nuveen, respectively.
As of December 31, 2017 and 2016, unaffiliated other invested assets consist primarily of investments in joint ventures, partnerships and LLCs with interests in venture capital, leveraged buy-out funds and other equity investments.
The following table presents the OTTI recorded for the years ended December 31, (in millions) for other long-term investments for which the carrying value is not expected to be recovered:

	2017	2016	2015
OTTI	$454	$384	$296

The following table presents the carrying value for other long-term investments denominated in foreign currency for the years ended December 31, (in millions):

	2017	2016
Other long-term investments denominated in foreign currency	$1,678	$1,765

Note 8—investments commitments
The outstanding obligation for future investments at December 31, 2017, is shown below by asset category (in millions):

	2017	In later years	Total Commitments
Bonds	$429	$82	$511
Stocks	96	60	156
Mortgage loans	413	—	413
Other long-term investments	2,067	3,576	5,643
Total	$3,005	$3,718	$6,723
The funding of bond commitments is contingent upon the continued favorable financial performance of the potential borrowers, funding of stock commitments is contingent upon their continued favorable financial performance and the funding of commercial mortgage commitments is generally contingent upon the underlying properties meeting specified requirements, including construction, leasing and occupancy. The funding of residential mortgage loan commitments is contingent upon the loan meeting specified guidelines including property appraisal reviews and confirmation of borrower credit. For other long-term investments, primarily fund investments, there are scheduled capital calls that extend into future years.
Note 9—investment income and capital gains and losses
Net Investment Income: The components of net investment income for the years ended December 31, are as follows (in millions):

	2017	2016	2015
Bonds	$8,709	$8,879	$8,823
Stocks	43	146	76
Mortgage loans	1,055	937	846
Real estate	237	222	236
Derivatives	109	57	17
Other long-term investments	2,242	2,239	1,753
Cash, cash equivalents and short-term investments	9	6	3
Total gross investment income	12,404	12,486	11,754
Less investment expenses	(723)	(725)	(685)
Net investment income before amortization of IMR	11,681	11,761	11,069
Plus amortization of IMR	194	146	266
Net investment income	$11,875	$11,907	$11,335
Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions and write-downs due to OTTI for the years ended December 31, are as follows (in millions):

	2017	2016	2015
Bonds	$632	$(204)	$(380)
Stocks	(116)	16	(85)
Mortgage loans	(8)	(17)	14
Real estate	67	226	83
Derivatives	(131)	125	324
Other long-term investments	(470)	(358)	(320)
Cash, cash equivalents and short-term investments	51	(23)	(36)
Total before capital gains taxes and transfers to IMR	25	(235)	(400)
Transfers to IMR	(623)	74	(87)
Net realized capital losses less capital gains taxes, after transfers to IMR	$(598)	$(161)	$(487)

Write-downs of investments resulting from OTTI, included in the preceding table, are as follows for the years ended December 31, (in millions):

	2017	2016	2015
Other-than-temporary impairments:
Bonds	$66	$90	$274
Stocks	311	46	284
Mortgage Loans	—	2	—
Other long-term investments	454	384	296
Total	$831	$522	$854
Information related to the sales of long term bonds are as follows for the years ended December 31, (in millions):

	2017	2016	2015
Proceeds from sales	$13,664	$10,436	$6,249
Gross gains on sales	$745	$243	$120
Gross losses on sales	$122	$321	$58
The Company performs periodic reviews of its portfolio to identify investments which may have deteriorated in credit quality to determine if any are candidates for sale in order to maintain a quality portfolio of investments. Investments which are deemed candidates for sale are continually monitored until sold and carried at the lower of amortized cost or fair value. In accordance with the Company’s valuation and impairment process, the investment will be monitored quarterly for further declines in fair value at which point an OTTI will be recorded until actual disposal of the investment.
Note 10—disclosures about fair value of financial instruments
Fair value of financial instruments
Included in the Company’s financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or for certain bonds and preferred stocks when carried at the lower of cost or fair value.
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
Fair values of financial instruments are based on quoted market prices when available. When market prices are not available, fair values are primarily provided by a third party-pricing service for identical or comparable assets, or through the use of valuation methodologies using observable market inputs. These fair values are generally estimated using a discounted cash flow analysis, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price in a hypothetical market. These valuation techniques involve management estimation and judgment for many factors including market bid/ask spreads, and such estimations may become significant with increasingly complex instruments or pricing models.

The Company’s financial assets and liabilities are classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100, Fair Value Measurements. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and Level 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:
Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.
Level 2 - Other than quoted prices within Level 1 inputs are observable for the asset or liability, either directly or indirectly.
Level 2 inputs include:
Quoted prices for similar assets or liabilities in active markets,
Quoted prices for identical or similar assets or liabilities in markets that are not active,
Inputs other than quoted prices that are observable for the asset or liability,
Inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level 3 - Inputs are unobservable inputs for the asset or liability supported by little or no market activity. Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. The Company’s data used to develop unobservable inputs is adjusted if information is reasonably available without undue cost and effort that indicates that market participants would use different assumptions.
The following table provides information about the aggregate fair value for all financial instruments and the level within the fair value hierarchy at December 31, 2017 (in millions):

	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3
Assets:
Bonds	$197,948	$184,895	$39	$193,053	$4,856
Common stock	1,015	1,015	812	—	203
Preferred stock	406	338	43	19	344
Mortgage loans	26,742	26,597	—	—	26,742
Derivatives	291	244	—	153	138
Contract loans	1,680	1,680	—	—	1,680
Separate account assets	37,599	37,596	12,716	4,845	20,038
Cash, cash equivalents & short term investments	641	640	280	361	—
Total	$266,322	$253,005	$13,890	$198,431	$54,001
	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3
Liabilities:
Deposit-type contracts	$1,062	$1,062	—	—	$1,062
Separate account liabilities	37,565	37,565	—	—	37,565
Derivatives	482	470	—	482	—
Total	$39,109	$39,097	$—	$482	$38,627

The following table provides information about the aggregate fair value for all financial instruments and the level within the fair value hierarchy at December 31, 2016 (in millions):

	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3
Assets:
Bonds	$194,941	$185,216	$588	$190,710	$3,643
Common stock	1,311	1,311	788	—	523
Preferred stock	217	170	31	18	168
Mortgage loans	21,320	21,101	—	—	21,320
Derivatives	552	526	—	516	36
Contract loans	1,587	1,587	—	—	1,587
Separate account assets	33,756	33,757	9,623	4,665	19,468
Cash, cash equivalents & short term investments	605	605	432	35	138
Total	$254,289	$244,273	$11,462	$195,944	$46,883
	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3
Liabilities:
Deposit-type contracts	$1,010	$1,010	$—	$—	$1,010
Separate account liabilities	33,737	33,737	—	—	33,737
Derivatives	77	62	—	77	—
Total	$34,824	$34,809	$—	$77	$34,747
The estimated fair values of the financial instruments presented above are determined by the Company using market information available as of December 31, 2017 and 2016. Considerable judgment is required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts the Company could realize in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.
Level 1 financial instruments
Unadjusted quoted prices for these securities are provided to the Company by independent pricing services. Common stock, preferred stock, and separate account assets in Level 1 primarily include mutual fund investments valued by the respective mutual fund companies, exchange listed equities, and public real estate investment trusts. Bonds included in level 1 represent SVO-identified exchange traded funds that qualify for bond treatment, which are valued using quoted market prices. Cash, cash equivalents and short term investments include currency denominated in US Dollars.
Level 2 financial instruments
Bonds included in Level 2 are valued principally by third party pricing services using market observable inputs. Because most bonds do not trade daily, independent pricing services regularly derive fair values using recent trades of securities with similar features. When recent trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates. Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. Additionally, for loan-backed and structured securities, valuation is based primarily on market inputs including benchmark yields, expected prepayment speeds, loss severity, delinquency rates, weighted average coupon, weighted average maturity and issuance specific information. Issuance specific information includes collateral type, payment terms of underlying assets, payment priority within the tranche, structure of the security, deal performance and vintage of loans.
Preferred stocks included in Level 2 include those which are traded in an inactive market for which prices for identical securities are not available. Valuations are based principally on observable inputs including quoted prices in markets that are not considered active.
Derivative assets and liabilities classified in Level 2 represent over-the-counter instruments that include, but are not limited to, fair value hedges using foreign currency swaps, foreign currency forwards, commodity forwards, interest rate swaps and credit default swaps. Fair values for these instruments are determined internally using market observable inputs that include, but are not limited to, forward currency rates, interest rates, credit default rates and published observable market indices.
Separate account assets in Level 2 consist principally of short term government agency notes and commercial paper.
Level 3 financial instruments
Valuation techniques for bonds included in Level 3 are generally the same as those described in Level 2 except that the techniques utilize inputs that are not readily observable in the market, including illiquidity premiums and spread adjustments to reflect industry trends or specific credit-related issues. The Company assesses the significance of unobservable inputs for each security and classifies that security in Level 3 as a result of the significance of unobservable inputs.
Estimated fair value for privately traded equity securities are principally determined using valuation and discounted cash flow models that require a substantial level of judgment.
Mortgage loans are valued using discounted cash flow models that utilize inputs which include loan and market interest rates, credit spreads, the nature and quality of underlying collateral and the remaining term of the loans.
Contract loans are fully collateralized by the cash surrender value of underlying insurance policies and are valued based on the carrying value of the loan, which approximates fair value, and are classified as Level 3.
Separate account assets classified as Level 3 primarily include directly owned real estate properties, real estate joint ventures and real estate limited partnerships. Directly owned real estate properties are valued on a quarterly basis based on independent third party appraisals. Real estate joint venture interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable and other factors such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. Real estate limited partnership interests are valued based on the most recent net asset value of the partnership.
Separate account liabilities are accounted for at fair value, except the TIAA Stable Value Separate Account, which supports book value separate account agreements, in which case the assets are accounted for at amortized cost. Separate account liabilities reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract.
Deposit-type contracts are valued based on the accumulated account value, which approximates fair value, and are classified as Level 3.

Assets and Liabilities Measured and Reported at Fair Value

The following table provides information about the Company’s financial assets and liabilities measured and reported at fair value as of December 31, (in millions):

	2017
	Level 1	Level 2	Level 3	Total
Assets at fair value:
Bonds
US Government	$—	$872	$—	$872
Industrial and miscellaneous	39	79	65	183
Total bonds	$39	$951	$65	$1,055
Common stock
Industrial and miscellaneous	$812	$—	$203	$1,015
Total common stocks	$812	$—	$203	$1,015
Derivatives
Interest rate contracts	$—	$3	$—	$3
Foreign exchange contracts	—	125	—	125
Total derivatives	$—	$128	$—	$128
Separate accounts assets	$12,706	$3,887	$20,038	$36,631
Total assets at fair value	$13,557	$4,966	$20,306	$38,829
Liabilities at fair value:
Derivatives
Foreign exchange contracts	$—	$414	$—	$414
Commodity forwards	$—	$18	$—	$18
Credit default swaps	—	14	—	14
Total liabilities at fair value	$—	$446	$—	$446
	2016
	Level 1	Level 2	Level 3	Total
Assets at fair value:
Bonds
Industrial and miscellaneous	—	$130	$28	$158
Total bonds	$—	$130	$28	$158
Common stock
Industrial and miscellaneous	$788	$—	$523	$1,311
Total common stocks	$788	$—	$523	$1,311
Derivatives
Interest rate contracts	$—	$4	$—	$4
Foreign exchange contracts	—	453	—	453
Total derivatives	$—	$457	$—	$457
Separate accounts assets	$9,601	$4,054	$19,468	$33,123
Total assets at fair value	$10,389	$4,641	$20,019	$35,049
Liabilities at fair value:
Derivatives
Foreign exchange contracts	$—	$37	$—	$37
Credit default swaps	—	11	—	11
Total liabilities at fair value	$—	$48	$—	$48

Transfers between Level 1 and Level 2
Periodically, the Company has transfers between Level 1 and Level 2 due to the availability of quoted prices for identical assets in active markets at the measurement date. The Company's policy is to recognize transfers between levels as of the actual date of the event or change in circumstances that caused the transfer.
As of December 31, 2017 and 2016 the Company had no transfers between Level 1 and Level 2 of the fair value hierarchy.
Reconciliation of Level 3 assets and liabilities measured and reported at fair value:
The following is a reconciliation of the beginning and ending balances for assets and liabilities measured and reported at fair value using Level 3 inputs at December 31, 2017 (in millions):

	Beginning Balance at 1/1/2017	Transfers into Level 3		Transfers out of Level 3		Total gains (losses) included in Net Income	Total gains (losses) included in Surplus	Purchases	Issuances (Sales)	Settlements	Ending Balance at 12/31/2017
Bonds	$28	$68	a	$(35)	b	$(6)	$11	$—	$—	$(1)	65
Common stock	523	—		(22)	c	85	(54)	414	(739)	(4)	203
Separate account assets	19,468	—		—		(10)	327	1,087	(570)	(264)	20,038
Total	$20,019	$68		$(57)		$69	$284	$1,501	$(1,309)	$(269)	$20,306

a	The Company transferred bonds into Level 3 that were measured and reported at fair value.

b	The Company transferred bonds out of Level 3 that were not measured and reported at fair value.

c	The Company transferred common stocks out of Level 3 due to the availability of observable market data used in the valuation of these securities.
The following is a reconciliation of the beginning and ending balances for assets and liabilities measured and reported at fair value using Level 3 inputs at December 31, 2016 (in millions):

	Beginning Balance at 1/1/2016	Transfers into Level 3		Transfers out of Level 3		Total gains (losses) included in Net Income	Total gains (losses) included in Surplus	Purchases	Issuances (Sales)	Settlements	Ending Balance at 12/31/2016
Bonds	$33	$29	a	$(36)	c	$—	$4	$—	$—	$(2)	$28
Common stock	502	4	b	—		(2)	18	135	(123)	(11)	523
Preferred stock	9	—		(10)	d	—	1	—	—	—	—
Separate account assets	17,321	—		—		(2)	572	1,708	(217)	86	19,468
Total	$17,865	$33		$(46)		$(4)	$595	$1,843	$(340)	$73	$20,019

a	The Company transferred bonds into Level 3 that were measured and reported at fair value.

b	The Company transferred common stocks into Level 3 due to the lack of observable market data used in the valuation of these securities.

c	The Company transferred bonds out of Level 3 that were not measured and reported at fair value.

d	The Company transferred preferred stocks out of Level 3 that were not measured and reported at fair value.
The Company's policy is to recognize transfers into and out of Level 3 at the actual date of the event or change in circumstances that caused the transfer.

Quantitative information regarding level 3 fair value measurements
The following table provides quantitative information on significant unobservable inputs (Level 3) used in the fair value measurement of assets that are measured and reported at fair value at December 31, 2017 (dollars in millions):

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Fixed maturity securities:
RMBS	$5	Discounted cash flow	Discount rate	5.5%-8.5%	7.4%
		Market Comparable	Credit analysis/market comparable	$92.50	$92.50
CMBS	$1	Market Comparable	Credit analysis/market comparable	$27.23	$27.23
ABS	$34	Discounted cash flow	Discount rate	8.7%	8.7%
		Market Comparable	Discount rate	1.7%	1.7%
Corporate and other bonds	$25	Discounted cash flow	Discount rate	14.2%	14.2%
		Market Comparable	Credit analysis/market comparable	$7.15	$7.15
Equity securities:
Common stock1	$203	Market comparable	EBITDA multiple	9.0x-14.0x	12.1x
		Equity method	Book value multiple	1.0x	1.0x
		Market Comparable	Credit analysis/market comparable	$1.00 - $1000.00	$508.31

[1]
Included in Level 3 Common Stock is the Company's holdings in FHLB of NY's stock as described in Note 20 - FHLBNY Membership and Borrowings. As prescribed in the FHLB of NY's capital plan, the par value of the capital stock is $100 and all capital stock is issued, redeemed, repurchased, or transferred at par value. Since there is not an observable market for the FHLB of NY stock, these securities have been classified as Level 3.

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Separate account assets:
Real estate properties and real estate joint ventures	$21,977
Office properties		Income approach—discounted cash flow	Discount rate	5.5%-8.0%	6.5%
			Terminal capitalization rate	4.5%-7.0%	5.5%
		Income approach—direct capitalization	Overall capitalization rate	3.8%-7.0%	4.8%
Industrial properties		Income approach—discounted cash flow	Discount rate	5.5%-8.9%	6.8%
			Terminal capitalization rate	4.5%-8.3%	5.5%
		Income approach—direct capitalization	Overall capitalization rate	4.0%-7.5%	5.0%
Residential properties		Income approach—discounted cash flow	Discount rate	5.0%-8.0%	6.1%
			Terminal capitalization rate	3.5%-6.5%	4.8%
		Income approach—direct capitalization	Overall capitalization rate	3.3%-6.0%	4.3%
Retail properties		Income approach—discounted cash flow	Discount rate	5.0%-10.5%	6.4%
			Terminal capitalization rate	4.3%-8.8%	5.2%
		Income approach—direct capitalization	Overall capitalization rate	3.8%-8.8%	4.7%

Separate account real estate assets include the values of the related mortgage loans payable in the table below.

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Mortgage loans payable	$(2,238)
Office and industrial properties		Discounted cash flow	Loan to value ratio	37.7%-69.5%	45.6%
			Equivalency rate	3.7%-5.2%	3.9%
		Net present value	Loan to value ratio	37.7%-69.5%	45.6%
			Weighted average cost of capital risk premium multiple	1.2-1.5	1.3
Residential properties		Discounted cash flow	Loan to value ratio	28.1%-64.2%	38.6%
			Equivalency rate	3.3%-3.6%	3.4%
		Net present value	Loan to value ratio	28.1%-64.2%	38.6%
			Weighted average cost of capital risk premium multiple	1.1-1.5	1.3
Retail properties		Discounted cash flow	Loan to value ratio	17.9%-56.0%	32.7%
			Equivalency rate	3.1%-4.4%	3.8%
		Net present value	Loan to value ratio	17.9%-56.0%	32.7%
			Weighted average cost of capital risk premium multiple	1.1-1.4	1.2
Separate account real estate assets include the values of the related loan receivable in the table below.

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Loans receivable	$299
Office, retail and storage properties		Discounted cash flow	Loan to value ratio	59.4%-77.3%	75.1%
			Equivalency rate	4.2%-8.3%	6.2%
Additional Qualitative Information on Fair Valuation Process

The Company has various processes and controls in place to ensure that fair value is reasonably estimated. The procedures and framework for fair value methodologies are approved by the TIAA Valuation Committee. The Risk Management Valuation group is responsible for the determination of fair value in accordance with the procedures and framework approved by the TIAA Valuation Committee.
Risk Management Valuation (1) compares price changes between periods to current market conditions, (2) compares trade prices of securities to fair value estimates, (3) compares prices from multiple pricing sources, and (4) performs ongoing vendor due diligence to confirm that independent pricing services use market-based parameters for valuation. Internal and vendor valuation methodologies are reviewed on an ongoing basis and revised as necessary based on changing market conditions to ensure values represent a reasonable exit price.
Markets in which the Company’s fixed income securities trade are monitored by surveying the Company’s traders. Risk Management Valuation determines if liquidity is active enough to support a Level 2 classification. Use of independent non-binding broker quotations may indicate a lack of liquidity or the general lack of transparency in the process to develop these price estimates, causing them to be considered Level 3.

Level 3 equity investments generally include private equity co-investments along with general and limited partnership interests. Values are derived by the general partners. The partners generally fair value these instruments based on projected net earnings, earnings before interest, taxes depreciation and amortization, discounted cash flow, public or private market transactions, or valuations of comparable companies. When using market comparable, certain adjustments may be made for differences between the reference comparable and the investment, such as liquidity. Investments may also be valued at cost for a period of time after an acquisition, as the best indication of fair value.
With respect to real property investments in TIAA’s Real Estate Account, each property is appraised, and each mortgage loan is valued, at least once every calendar quarter. Each property is appraised by an independent, third party appraiser, reviewed by the Company’s internal appraisal staff and as applicable, the Real Estate Account’s independent fiduciary. Any differences in the conclusions of the Company’s internal appraisal staff and the independent appraiser are reviewed by the independent fiduciary, who will make a final determination. The independent fiduciary was appointed by a special subcommittee of the Investment Committee of TIAA Board of Trustees to, among other things, oversee the appraisal process. The independent fiduciary must approve all independent appraisers used by the Real Estate Account.
Mortgage loans payable are valued internally by the Risk Management Valuation group, and reviewed by the Real Estate Account’s independent fiduciary, at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the liquidity for mortgage loans of similar characteristics, the maturity date of the loan, the return demands of the market.
The loans receivable are valued internally by the Risk Management Valuation group, and reviewed by the Real Estate Account’s independent fiduciary, at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the liquidity for loans of similar characteristics, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral) and the credit quality of the counterparty. The Real Estate Account continues to use the revised value after valuation adjustments for the loan receivable to calculate the Account’s daily net asset value until the next valuation review.
Note 11—restricted assets
The following tables provide information on the amounts and nature of assets pledged to others as collateral or otherwise restricted by the Company as of December 31, (dollars in millions):

	2017
	1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease) (5 minus 6)	Total Non admitted Restricted	Total Admitted Restricted ( 5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Collateral held under security lending agreements	$706	$—	$26	$—	$732	$753	$(21)	$—	$732	0.24%	0.25%
FHLB capital stock	81	—	—	—	81	101	(20)	—	81	0.03%	0.03%
On deposit with states	18	—	—	—	18	18	—	—	18	0.01%	0.01%
Pledged as collateral not captured in other categories	332	—	—	—	332	79	253	—	332	0.11%	0.11%
Other restricted assets	—	—	42	—	42	46	(4)	—	42	0.01%	0.01%
Total restricted assets	$1,137	$—	$68	$—	$1,205	$997	$208	$—	$1,205	0.40%	0.41%

	2016
	1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease) (5 minus 6)	Total Non admitted Restricted	Total Admitted Restricted ( 5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Collateral held under security lending agreements	$649	$—	$104	$—	$753	$853	$(100)	$—	$753	0.259%	0.266%
FHLB capital stock	101	—	—	—	101	96	5	—	101	0.035%	0.036%
On deposit with states	18	—	—	—	18	6	12	—	18	0.006%	0.006%
Pledged as collateral not captured in other categories	79	—	—	—	79	14	65	—	79	0.027%	0.028%
Other restricted assets	—	—	46	—	46	51	—	—	—	0.016%	0.016%
Total restricted assets	$847	$—	$150	$—	$997	$1,020	$(18)	$—	$951	0.343%	0.352%
The pledged as collateral not captured in other categories represents derivative collateral the Company has pledged. The other restricted assets represents real estate deposits held within separate accounts.

The following tables provide the collateral received and reflected as assets by the Company and the recognized obligation to return collateral assets as of December 31, (dollars in millions):

	2017
Collateral Assets	Book/Adjusted Carrying Value (BACV)	Fair Value	BACV to Total Assets (Admitted and Nonadmitted)	BACV to Total Admitted Assets
Cash, cash equivalents and short-term investments	$34	$34	0.01%	0.01%
Securities lending collateral assets	706	706	0.27%	0.27%
Total collateral assets	$740	$740	0.28%	0.28%

	2017
	Amount	% of Liability to Total Liabilities
Recognized obligation to return collateral assets	$740	0.33%

	2016
Collateral Assets	Book/Adjusted Carrying Value (BACV)	Fair Value	BACV to Total Assets (Admitted and Nonadmitted)	BACV to Total Admitted Assets
Cash, cash equivalents and short-term investments	$479	$479	0.19%	0.19%
Securities lending collateral assets	649	649	0.25%	0.26%
Total collateral assets	$1,128	$1,128	0.44%	0.45%

	2016
	Amount	% of Liability to Total Liabilities
Recognized obligation to return collateral assets	$1,128	0.53%
The Company receives primarily cash collateral for derivatives. The Company reinvests the cash collateral or uses the cash for general corporate purposes.

Note 12—derivative financial instruments
The Company uses derivative instruments for economic hedging, income generation, and asset replication purposes. The Company does not engage in derivative financial instrument transactions for speculative purposes. Derivative financial instruments used by the Company may be exchange-traded or contracted in the over-the-counter market (“OTC”). The Company’s OTC derivative transactions are cleared and settled through central clearing counterparties (“OTC-cleared”) or through bilateral contracts with other counterparties (“OTC-bilateral”). Should an OTC-bilateral counterparty fail to perform its obligations under contractual terms, the Company may be exposed to credit-related losses. The current credit exposure of the Company’s derivatives is limited to the net positive fair value of derivatives at the reporting date, after taking into consideration the existence of netting agreements and any collateral received. All of the credit exposure for the Company from OTC-bilateral contracts is with investment grade counterparties. The Company also monitors its counterparty credit quality on an ongoing basis. The NAIC has also adopted disclosure requirements included within Accounting Standards Codification 815, “Derivatives and Hedging” (“ASC 815”) and Accounting Standards Codification 460, “Guarantees” (“ASC 460”), for annual audited statements in accordance with guidelines provided by the Statutory Accounting Principles Working Group.
Collateral: The Company currently has International Swaps and Derivatives Association (“ISDA”) master swap agreements in place with each derivative counterparty relating to over-the-counter transactions. In addition to the ISDA agreement, Credit Support Annexes (“CSA”), which are bilateral collateral agreements, are put in place with a majority of the Company's derivative OTC-bilateral counterparties. The CSAs allow the Company's mark-to-market exposure to a counterparty to be collateralized by the posting of cash or highly liquid U.S. government securities. The Company also exchanges cash and securities margin for derivatives traded through a central clearinghouse. As of December 31, 2017, counterparties pledged $94 million of cash collateral and margin to the Company.
The Company must also post collateral or margin to the extent its net position with a given counterparty or clearinghouse is at a loss relative to the counterparty. As of December 31, 2017, the Company pledged the following collateral and margin to its counterparties, (in millions):

Cash collateral	$285
Securities collateral	$44
The amount of accounting loss the Company will incur if any party to the derivative contract fails completely to perform according to the terms of the contract and the collateral or other security, if any, for the amount due proved to be of no value to the Company is equal to the gross asset value of all derivative contracts which, as of December 31, 2017, is $291 million.
Commodity Forward Contracts: The Company enters into crude oil forward contracts to hedge against the effect of fluctuations in crude oil prices on certain equity investments. This type of derivative instrument is traded OTC-bilateral and the Company is exposed to both market and counterparty risk. The changes in the carrying value of crude oil forward contracts are recognized as unrealized gains or losses. Derivative instruments used in economic hedging transactions that do not quality for hedge accounting treatment are accounted for at fair value.
Contingent Features: Certain of the Company’s master swap agreements governing its derivative instruments contain provisions that require the Company to maintain a minimum credit rating from two of the major credit rating agencies. If the Company’s credit rating falls below the specified minimum, each of the counterparties to agreements with such requirements could terminate all outstanding derivative transactions between such counterparty and the Company. The termination requires immediate payment of amounts expected to approximate the net liability positions of such transactions with such counterparty. The aggregate fair value of all derivative instruments with credit-risk-related contingent features in a liability position on December 31, 2017 is $283 million for which the Company posted collateral of $254 million in the normal course of business.
Foreign Currency Swap Contracts: The Company enters into foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) as a cash flow hedge to manage currency risks on investments denominated in foreign currencies. This type of derivative instrument is traded OTC-bilateral, and the Company is exposed to both market and counterparty risk. The changes in the carrying value of foreign currency exchange rates are recognized as unrealized gains or losses. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value.

Foreign Currency Forward Contracts: The Company enters into foreign currency forward contracts to exchange foreign currency at specified future dates and at specified rates (in U.S. dollars) to manage currency risks on investments denominated in foreign currencies. This type of derivative instrument is traded OTC-bilateral, and the Company is exposed to both market and counterparty risk. The changes in the carrying value of foreign currency exchange rates are recognized as unrealized gains or losses. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value.
Interest Rate Swap Contracts: The Company enters into interest rate swap contracts to hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. These contracts allow the Company to lock in a fixed interest rate and to transfer the risk of higher or lower interest rates. This type of derivative instrument may be traded OTC-cleared or OTC-bilateral, and the Company is exposed to both market and counterparty risk. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by one counterparty at each due date. Net payments received and net payments made or accrued under interest rate swap contracts are included in net investment income. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value.
Asset Swaps: The Company enters into an asset swap contract to exchange the cash flows of a fixed interest rate bond with a short duration for the cash flows of a fixed rate bond with a longer duration, or vice versa. The Company may also exchange the cash flows of a fixed interest rate bond for the cash flows of a variable rate bond, or vice versa. This type of derivative instrument is traded OTC-bilateral, and is exposed to both market and counterparty risk. These transactions may be held in hedging relationships or in an RSAT position. Asset swaps held in economic hedging relationships are carried and reported at fair value. Asset swaps used in accounting effective hedging relationships or replication transactions are carried at amortized cost with premiums recorded to investment income over the life of the contract.
Total Return Swaps: The Company enters into a total return swap contract to exchange a cash flow based on a fixed or variable rate in return for the total economic exposure of an underlying asset, which includes cash flows, credit risk and market risk, or vice versa. This type of derivative instrument is traded OTC-bilateral, and is exposed to both market and counterparty risk. These transactions may be held in hedging relationships or in an RSAT position. Total return swaps held in hedging relationships are carried and reported at fair value. Total return swaps used in replication transactions are carried at amortized cost with premiums recorded to investment income over the life of the contract.
Purchased Credit Default Swap Contracts: The Company uses credit default swaps to hedge against unexpected credit events on selective investments in the Company’s portfolio. This type of derivative is traded OTC-bilateral and is exposed to market, credit and counterparty risk. The premium payment to the counterparty on these contracts is expensed as incurred. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value.
Written Credit Default Swaps used in Replication Transactions: A replication synthetic asset transaction is a derivative transaction (the derivative component) established concurrently with another fixed income instrument (the cash component) in order to “replicate” the investment characteristics of another instrument (the reference entity). As part of a strategy to replicate desired credit exposure in conjunction with high-rated host securities, the Company writes or sells credit default swaps on either single name corporate credits or credit indices and provides credit default protection to the buyer. This type of derivative instrument is traded OTC-bilateral, and the Company is exposed to market, credit and counterparty risk. The carrying value of credit default swaps used in RSATs represents the unamortized premium received/(paid) for selling the default protection. This premium is amortized into investment income over the life of the swap. The Company has negligible counterparty credit risk with the buyer.

The table below illustrates the effect of unrealized and realized gains and losses from derivative instruments in the Statements of Operations. Instruments utilizing hedge accounting treatment are shown as Qualifying Hedge Relationships. Instruments that utilize fair value accounting are shown as Non-qualifying Hedge Relationships. Derivatives used in Replication strategies are shown as Derivatives used for other than Hedging Purposes (in millions):

	December 31, 2017		December 31, 2016
Qualifying hedge relationships	Unrealized Gain (Loss) Recognized in Surplus	Gain (Loss) Recognized in Net Realized Capital Gain (Loss)	Unrealized Gain (Loss) Recognized in Surplus	Gain (Loss) Recognized in Net Realized Capital Gain (Loss)
Foreign currency swap contract	$(21)	$(6)	$(1)	$(1)
Non-qualifying hedge relationships
Commodity forwards	(18)	(40)
Foreign currency swaps	(544)	31	113	52
Foreign currency forwards	(161)	(132)	70	74
Interest rate contracts	(1)	—	(4)	—
Purchased credit default swaps	5	—	4	—
Total non-qualifying hedge relationships	$(719)	$(141)	$183	$126
Derivatives used for other than hedging purposes	—	5	—	—
Total derivatives	$(740)	$(130)	$182	$125
Events or circumstances that would require the Company to perform under a written credit derivative position may include, but are not limited to, bankruptcy, failure to pay, debt moratorium, debt repudiation, restructuring of debt and acceleration, or default. The maximum potential amount of future payments (undiscounted) the Company could be required to make under the credit derivative is represented by the notional amount of the contract. Should a credit event occur, the amounts owed to a counterparty by the Company may be subject to recovery provisions that include, but are not limited to:

1.	Notional amount payment by the Company to Counterparty and/or delivery of physical security by Counterparty to the Company.

2.	Notional amount payment by the Company to Counterparty net of contractual recovery fee.

3.	Notional amount payment by the Company to Counterparty net of auction determined recovery fee.
The Company will record an impairment (realized loss) on a derivative position if an existing condition or set of circumstances indicates there is a limited ability to recover an unrealized loss.
Information related to the credit quality of replication positions where credit default swaps have been sold by the Company on indexes, individual debt obligations of corporations and sovereign nations appears below. Index positions represent replications where credit default swaps have been sold by the Company on the Dow Jones North American Investment Grade Series of indexes (DJ.NA.IG). Each index is comprised of 125 liquid investment grade credits domiciled in North America and represents a broad exposure to the investment grade corporate market. Index positions also represent replications where credit default swaps have been sold by the Company on the Dow Jones North American High Yield Series of indexes (DJ.NA.HY). Each index is comprised of 100 high yield credits domiciled in North America and represents a broad exposure to the high yield corporate market. The Company writes contracts on the Dow Jones North American Investment Grade Index Series 26 and 27 (DJ.NA.IG.26 and DJ.NA.IG.27, respectively), whereby the Company is obligated to perform should there be a default on any reference entity in the index.
The Company writes contracts on the “Senior” (7% to 15%) tranche of the Dow Jones North American Investment Grade Index Series 25, 27 and 29 (DJ.NA.IG.25, DJ.NA.IG.27 and DJ.NA.IG.29, respectively), whereby the Company is obligated to perform should the default rates of each index fall between 7%-15%. The Company also writes contracts on the "Senior" (35%-100%) tranche of the Dow Jones North American High Yield Index Series 27 (DJ.NA.HY.27), whereby the Company is obligated to perform should the default rate of the index fall between 35%-100%.The maximum potential amount of future payments (undiscounted) the Company could be required to make under these positions is represented by the notional amount of the contracts. The values are listed in order of their NAIC Credit Designation, with a designation of 1 having the highest credit quality and designations of 4 or below having the lowest credit quality based on the underlying asset referenced by the credit default swap (in millions):

		December 31, 2017			December 31, 2016
	Referenced Credit Obligation	CDS Notional Amount	CDS Estimated Fair Value	Weighted Average Years to Maturity	CDS Notional Amount	CDS Estimated Fair Value	Weighted Average Years to Maturity
RSAT NAIC Designation
1 Highest quality	Single name credit default swaps	$5	$—	1	$5	$—	2
	Credit default swaps on indices	5,967	185	4	5,957	67	4
	Subtotal	5,972	185	4	5,962	67	4
2 High quality	Single name credit default swaps	25	0	1	25	0	2
	Credit default swaps on indices	450	10	3	450	8	4
	Subtotal	475	10	3	475	8	4
3 Medium quality	Single name credit default swaps	10	—	1	40	6	4
	Credit default swaps on indices	—	—	—	—	—	—
	Subtotal	10	—	1	40	6	4
Total		$6,457	$195	4	$6,477	$81	4
The table below illustrates derivative asset and liability positions held by the Company, including notional amounts, carrying values and estimated fair values. Instruments utilizing hedge accounting treatment are shown as qualifying hedge relationships. Hedging instruments that utilize fair value accounting are shown as non-qualifying hedge relationships. Derivatives used in Replication strategies are shown as Derivatives used for other than hedging Purposes. The fair value of derivative assets and liabilities appear in the Statements of Admitted Assets, Liabilities and Capital and Contingency Reserves (in millions):

		Summary of Derivative Positions
		December 31, 2017			December 31, 2016
Qualifying hedge relationships		Notional	Carrying Value	Estimated FV	Notional	Carrying Value	Estimated FV
Effective asset swaps	Assets	$810	$—	$(36)	$—
	Liabilities	—	—	—	—
Foreign currency swap contracts	Assets	37	3	4	70	13	15
	Liabilities	158	(24)	(36)	168	(14)	(30)
Total qualifying hedge relationships		$1,005	$(21)	$(68)	$238	$(1)	$(15)

Non-qualifying hedge relationships
Commodity forwards	Assets	$—	$—	$—	$—	—	$—
	Liabilities	115	(18)	(18)	—		—
Interest rate contracts	Assets	$66	$3	$3	$109	4	$4
	Liabilities	—		—	—		—
Foreign currency swaps	Assets	1,980	123	123	3,193	363	363
	Liabilities	3,449	(341)	(341)	810	(36)	(36)

		Summary of Derivative Positions
		December 31, 2017			December 31, 2016
Non-qualifying hedge relationships		Notional	Carrying Value	Estimated FV	Notional	Carrying Value	Estimated FV
Foreign currency forwards	Assets	$129	$2	$2	$2,405	$91	$91
	Liabilities	2,453	(73)	(73)	68	—	—
Purchased credit default swaps	Assets	—	—	—	—	—	—
	Liabilities	521	(14)	(14)	667	(11)	(11)
Total non-qualifying hedge relationships		$8,713	$(318)	$(318)	$7,252	$411	$411

Derivatives used for other-than-hedging purposes
Written credit default swaps	Assets	$6,417	$113	$195	$6,437	$55	$80
	Liabilities	40	—	—	40	(1)	—
Asset swaps and total return swaps	Assets	35	—	—	35	—	—
	Liabilities	—	—	—	—	—	—
Total derivatives used for other-than- hedging purposes		$6,492	$113	$195	$6,512	$54	$80
Total derivatives		$16,210	$(226)	$(191)	$14,002	$464	$476

Note 13—separate accounts
The TIAA Separate Account VA-1 ("VA-1") is a segregated investment account established on February 16, 1994 under the insurance laws of the State of New York for the purpose of issuing and funding after-tax variable annuity contracts for employees of non-profit institutions organized in the United States, including governmental institutions. VA-1 is registered with the Securities and Exchange Commission, (the "Commission") effective November 1, 1994 as an open-end, diversified management investment company under the Investment Company Act of 1940. VA-1 consists of a single investment portfolio, the Stock Index Account ("SIA"). The SIA was established on October 3, 1994 and invests in a diversified portfolio of equity securities selected to track the overall market for common stocks publicly traded in the United States.
The TIAA Real Estate Separate Account ("REA" or "VA-2") is a segregated investment account organized on February 22, 1995, under the insurance laws of the State of New York for the purpose of providing an investment option to TIAA's pension customers to direct investments to an investment vehicle that invests primarily in real estate. VA-2 is registered with the Commission under the Securities Act of 1933 effective October 2, 1995. VA-2's target is to invest between 75% and 85% of its assets directly in real estate or in real estate-related investments, with the remainder of its assets invested in publicly-traded securities and other instruments easily converted to cash to maintain adequate liquidity.
The TIAA Separate Account VA-3 ("VA-3") is a segregated investment account organized on May 17, 2006 under the laws of the State of New York for the purposes of funding individual and group variable annuities for retirement plans of employees of colleges, universities, other educational and research organizations, and other governmental and non-profit institutions. VA-3 is registered with the Commission as an investment company under the Investment Company Act of 1940, effective September 29, 2006, and operates as a unit investment trust.
The TIAA Stable Value Separate Account ("TSV") is an insulated, non-unitized separate account established on March 31, 2010 qualifying under New York Insurance Law 4240(a)(5)(ii). The Separate Account supports a flexible premium group deferred fixed annuity contract intended to be offered to employer sponsored retirement plans. The assets of this account are carried at book value.
In accordance with the domiciliary state procedures for approving items within the separate accounts, the separate accounts classification of the following items are supported by a specific state statute:

Product Identification	Product Classification	State Statute Reference
TIAA Separate Account VA-1	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Real Estate Separate Account	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Separate Account VA-3	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Stable Value	Group Deferred Fixed Annuity	Section 4240(a)(5)(ii) of the New York Insurance Law
The legal insulation of the separate account assets prevents such assets from being generally available to satisfy claims resulting from the general account.

The Company's separate account statement includes legally insulated assets as of December 31 attributed to the following products (in millions):

Product	2017	2016
TIAA Real Estate Separate Account	$25,175	$24,608
TIAA Separate Account VA-3	10,381	7,551
TIAA Separate Account VA-1	1,075	963
TIAA Stable Value	965	635
Total	$37,596	$33,757
In accordance with the products recorded within the separate account, some separate account liabilities are guaranteed by the general account. In accordance with the guarantees provided, if the investment proceeds are insufficient to cover the rate of return guaranteed for the product, the policyholder proceeds will be remitted by the general account.
The general account provides the Real Estate Separate Account with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. When the Real Estate Separate Account cannot fund participant requests, the general account will fund the requests by purchasing accumulation units in the Real Estate Separate Account. Under this agreement, the Company guarantees participants will be able to redeem their accumulation units at their accumulation unit value determined after the transfer or withdrawal request is received in good order.
Additional information regarding separate accounts of the Company is as follows for the years ended December 31, (in millions):

	2017
	Non-indexed Guarantee less than/equal to 4%		Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$460		$—	$4,547	$5,007
Reserves
For accounts with assets at:
Fair value	$—		$—	$36,388	$36,388
Amortized cost	932		—	—	932
Total reserves	$932		$—	$36,388	$37,320
By withdrawal characteristics:
Subject to discretionary withdrawal:
At book value without market value adjustment and with current surrender charge of 5% or less	$932	*	$—	$—	$932	*
At fair value	—		—	36,388	36,388
Total reserves	$932		$—	$36,388	$37,320

*	Withdrawable at book value without adjustment or charge.

	2016
	Non-indexed Guarantee less than/equal to 4%		Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$280		$—	$4,491	$4,771
Reserves
For accounts with assets at:
Fair value	—		—	$32,811	$32,811
Amortized cost	614		—	—	614
Total reserves	$614		$—	$32,811	$33,425
By withdrawal characteristics:
Subject to discretionary withdrawal:
At book value without market value adjustment and with current surrender charge of 5% or less	$614	*	$—	$—	$614	*
At fair value	—		—	32,811	32,811
Total reserves	$614		$—	$32,811	$33,425

*	Withdrawable at book value without adjustment or charge.

	2015
	Non-indexed Guarantee less than/equal to 4%		Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$156		$—	$4,102	$4,258
Reserves
For accounts with assets at:
Fair value	$—		$—	$29,258	$29,258
Amortized cost	394		—	—	394
Total reserves	$394		$—	$29,258	$29,652
By withdrawal characteristics:
Subject to discretionary withdrawal:
At book value without market value adjustment and with current surrender charge of 5% or less	$394	*	$—	$—	$394	*
At fair value	—		—	29,258	29,258
Total reserves	$394		$—	$29,258	$29,652

*	Withdrawable at book value without adjustment or charge.
The following is a reconciliation of transfers to (from) the Company to the Separate Accounts for the years ended December 31, (in millions):

	2017	2016	2015
Transfers reported in the Summary of Operations of the Separate Accounts Statement:
Transfers to Separate Accounts	$5,296	$5,092	$4,539
Transfers from Separate Accounts	(4,173)	(3,241)	(2,814)
Reconciling Adjustments:
Fund transfer exchange gain (loss)	—	—	—
Transfers reported in the Summary of Operations of the Life, Accident & Health Annual Statement	$1,123	$1,851	$1,725

Note 14—policy and contract reserves
Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves are based on assumptions for interest, mortality and other risks insured.
For annuities and supplementary contracts, policy and contract reserves are calculated using Commissioner's Annuity Reserve Valuation Method ("CARVM") in accordance with New York State Regulation 151, Actuarial Guideline 43 for variable annuity products and Actuarial Guideline 33 for all other products.
The Company has established policy reserves on deferred and payout annuity contracts issued January 1, 2001 and later that exceed the minimum amounts determined under Appendix A-820, "Minimum Life and Annuity Reserve Standards" of NAIC SAP. The excess above the minimum is as follows (in millions):

	12/31/2017	12/31/2016
Additional Reserves for:
Deferred and payout annuity contracts issued after 2000	$4,159	$4,115
The Company performed Asset Adequacy Analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves, and determined that its reserves are sufficient to meet its obligations.
For Ordinary and Collective Life Insurance, reserves for all policies are calculated in accordance with New York State Insurance Regulation 147. Reserves for regular life insurance policies are computed by the Net Level Premium method for issues prior to January 1, 1990, and by the Commissioner's Reserve Valuation Method for the vast majority of issues on and after such date. Five-year renewable term policies issued on or after January 1, 1994 use the greater of unitary and segmented reserves, where each segment is equal to the term period. Annual Renewable Term policies and Cost of Living riders issued on and after January 1, 1994 uses the segmented reserves, where each segment is equal to one year in length.
Liabilities for incurred but not reported life insurance claims and disability waiver of premium claims are based on historical experience and set equal to a percentage of paid claims. Reserves for amounts not yet due for incurred but not reported disability waiver of premium claims are a percentage of the total Active Lives Disability Waiver of Premium Reserve.
As of December 31, 2017 and 2016, the Company had $364 million and $405 million, respectively, of insurance in force for which the gross premiums were less than the net premiums according to the standard of valuation set by the Department.
The Tabular Interest, Tabular Less Actual Reserve Released and Tabular Cost are determined by formulae as prescribed by the NAIC except for deferred annuities, for which tabular interest is determined from the basic data.
Withdrawal characteristics of annuity actuarial reserves and deposit-type contract funds for the years ended December 31, are as follows (dollars in millions):

	2017
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
Subject to discretionary withdrawal:
At fair value	$—	$—	$36,388	$36,388	14.9%
At book value without adjustment (minimal or no charge or adjustment)	56,466	932	—	57,398	23.5%
Not subject to discretionary withdrawal	150,005	—	—	150,005	61.6%
Total (gross)	$206,471	$932	$36,388	$243,791	100.0%
Reinsurance ceded	—	—	—	—
Total (net)	$206,471	$932	$36,388	$243,791

	2016
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
Subject to discretionary withdrawal:
At fair value	$—	$—	$32,811	$32,811	14.0%
At book value without adjustment (minimal or no charge or adjustment)	53,544	614	—	54,158	23.2%
Not subject to discretionary withdrawal	146,757	—	—	146,757	62.8%
Total (gross)	$200,301	$614	$32,811	$233,726	100.0%
Reinsurance ceded	—	—	—	—
Total (net)	$200,301	$614	$32,811	$233,726

Note 15—management agreements
Under Cash Disbursement and Reimbursement Agreements, the Company serves as the common pay-agent for certain subsidiaries and affiliates. Under management agreements, the Company provides investment advisory and administrative services for TIAA-CREF Life Insurance Company ("TIAA-CREF Life") and administrative services to TIAA, FSB and VA-1. Additionally, effective December 26, 2016, the Company entered into a General Service and Facilities Agreements with its wholly-owned subsidiary, Nuveen, for the Company to provide and receive general services at cost inclusive of charges for overhead.
The Company allocated expenses of $2,252 million, $2,080 million and $2,083 million to its various subsidiaries and affiliates for the years ended December 31, 2017, 2016 and 2015, respectively. These allocated expenses are not included in the Company's net operating expenses. The expense allocation process determines the portion of the total investment and operating expenses attributable to each legal entity and each line of business within an entity. Every month the Company allocates incurred expenses to each line of business and its affiliates. As part of this allocation process, every department with personnel and every vendor related expense is allocated to lines of business based on defined allocation methodologies. These methodologies represent either shared or direct costs depending on the nature of the service provided. At the completion of the allocation process all expenses are assigned to a line of business and legal entity.
Activities necessary for the operation of the College Retirement Equities Fund (“CREF”), a companion organization, are provided at-cost by the Company and two of its subsidiaries. Such services are provided in accordance with an Investment Management Services Agreement, updated and amended annually as of May 1, between CREF and TIAA-CREF Investment Management, LLC (“Investment Management”), and in accordance with a Principal Underwriting and Distribution Services Agreement for CREF, updated and amended annually as of May 1, between CREF and TIAA-CREF Individual and Institutional Services, LLC (“Services”). The Company also performs administrative services for CREF, on an at-cost basis in accordance with an Administrative Service Agreement, updated and amended annually as of May 1. The management fees collected under these agreements and the equivalent allocated expenses, which amounted to approximately $808 million, $860 million, and $971 million for the years ended December 31, 2017, 2016 and 2015, respectively, are not included in the statement of operations and have no effect on the Company's operations.
Teachers Advisors, LLC ("Advisors") provides investment advisory services for VA-1, certain proprietary funds and other separately managed portfolios in accordance with investment management agreements. Teachers Personal Investors Services, Inc. (“TPIS”) and Services distribute variable annuity contracts for VA-1, REA and VA-3 as well as registered securities for certain proprietary funds and non-proprietary mutual funds.
All services necessary for the operation of REA are provided at-cost by the Company and Services. The Company provides investment management and administrative services for REA. Distribution services for REA are provided in accordance with a Distribution Agreement among Services, the Company and REA. The Company and Services receive fee payments from REA on a daily basis according to formulae established annually and adjusted periodically. The daily fee is based on an estimate of the at-cost expenses necessary to operate REA and is based on projected REA expense and asset levels, with the objective of keeping the fees as close as possible to actual expenses attributable to operating REA.  At the end of each quarter, any differences between the daily fees paid and actual expenses for the quarter are added to or deducted from REA’s fee in equal daily installments over the remaining days in the immediately following quarter.

The Bank services certain residential mortgage loans held by the Company. As of December 31, 2017 and 2016, the Company held $907 million and $1,004 million of residential mortgage loans serviced by the Bank, respectively.
Note 16—federal income taxes
By charter, the Company is a stock life insurance company operating on a non-profit basis. However, the Company has been fully subject to federal income taxation as a stock life insurance company since January 1, 1998.
The application of SSAP No. 101 requires a company to evaluate the recoverability of deferred tax assets and to establish a valuation allowance if necessary to reduce the deferred tax asset to an amount which is more likely than not to be realized. Based on the weight of all available evidence, the Company has not recorded a valuation allowance on deferred tax assets at December 31, 2017 or December 31, 2016.
Components of the net deferred tax asset/(liability) are as follows (in millions):

(1)	12/31/2017			12/31/2016			Change
	(1) Ordinary	(2) Capital	(3) (Col. 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col. 4+5) Total	(7) (Col. 1-4) Ordinary	(8) (Col. 2-5) Capital	(9) (Col. 7+8) Total
a) Gross Deferred Tax Assets	$6,586	$205	$6,791	$10,734	$621	$11,355	$(4,148)	$(416)	$(4,564)
b) Statutory Valuation Allowance Adjustments	—	—	—	—	—	—	—	—	—
c) Adjusted Gross Deferred Tax Assets (a-b)	6,586	205	6,791	10,734	621	11,355	(4,148)	(416)	(4,564)
d) Deferred Tax Assets Non-admitted	3,720	—	3,720	7,030	—	7,030	(3,310)	—	(3,310)
e) Subtotal Net Admitted Deferred Tax Asset (c-d)	2,866	205	3,071	3,704	621	4,325	(838)	(416)	(1,254)
f) Deferred Tax Liabilities	413	694	1,107	135	982	1,117	278	(288)	(10)
g) Net Admitted Deferred Tax Assets/(Net Deferred Tax Liability) (e-f)	$2,453	$(489)	$1,964	$3,569	$(361)	$3,208	$(1,116)	$(128)	$(1,244)
(2)	12/31/2017			12/31/2016			Change
	(1) Ordinary	(2) Capital	(3) (Col. 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col. 4+5) Total	(7) (Col. 1-4) Ordinary	(8) (Col. 2-5) Capital	(9) (Col. 7+8) Total
Admission Calculation Components SSAP No. 101
a) Federal Income Taxes Paid In Prior Years Recoverable Through Loss Carrybacks	$—	$—	$—	$—	$—	$—	$—	$—	$—
b) Adjusted Gross DTA Expected To Be Realized (Excluding The Amount of DTA From 2(a) above After Application of the Threshold Limitation. (The Lesser of (b)1 and (b)2 Below.)	1,921	43	1,964	3,101	107	3,208	(1,180)	(64)	(1,244)
1. Adjusted Gross DTA Expected to be Realized Following the Balance Sheet Date	1,921	43	1,964	3,101	107	3,208	(1,180)	(64)	(1,244)
2. Adjusted Gross DTA Allowed per Limitation Threshold	xxx	xxx	5,151	xxx	xxx	4,851	xxx	xxx	300
c) Adjusted Gross DTA (Excluding The Amount Of DTA From (a) and (b) above) Offset by Gross DTL	945	162	1,107	603	514	1,117	342	(352)	(10)
d) DTA Admitted as the result of application of SSAP No. 101. Total ((a)+(b)+(c))	$2,866	$205	$3,071	$3,704	$621	$4,325	$(838)	$(416)	$(1,254)

	2017	2016
Ratio percentage used to determine recovery period and threshold limitation amount	812%	990%
Amount of adjusted capital and surplus used to determine the threshold limitation in (b)2 above (in millions)	$34,340	$32,343

	12/31/2017		12/31/2016		Change
	(1) Ordinary	(2) Capital	(3) Ordinary	(4) Capital	(5) (Col. 1-3) Ordinary	(6) (Col. 2-4) Capital
Impact of Tax Planning Strategies: (dollars in millions)
Determination of adjusted gross DTAs and net admitted DTAs, by tax character as a percentage
Adjusted Gross DTAs Amount From Above	$6,586	$205	$10,734	$621	$(4,148)	$(416)
Percentage Of Adjusted Gross DTAs By Tax Character Attributable To The Impact Of Tax Planning Strategies	—%	—%	—%	—%	—%	—%
Net Admitted Adjusted Gross DTAs Amount From Above	$2,866	$205	$3,704	$621	$(838)	$(416)
Percentage Of Net Admitted Adjusted Gross DTAs By Tax Character Admitted Because Of The Impact Of Tax Planning Strategies	7.33%	—%	9.70%	—%	(2.37)%	—%
The Company does not have tax-planning strategies that include the use of reinsurance.
The Company has no temporary differences for which deferred tax liabilities are not recognized.
Income taxes incurred consist of the following major components (in millions):

	12/31/2017	12/31/2016	12/31/2015
1. Current Income Tax:
a) Federal income tax expense (benefit)	$(698)	$(484)	$(603)
b) Foreign taxes	—	—	—
c) Subtotal	$(698)	$(484)	$(603)
d) Federal income taxes expense on net capital gains	619	1,089	405
e) Generation/(utilization) of loss carry-forwards	79	(605)	198
f) Intercompany tax sharing expense/(benefit)	11	17	(83)
g) Other	(15)	(1)	—
h) Federal and foreign income taxes incurred	$(4)	$16	$(83)
	12/31/2017	12/31/2016	Change
2. Deferred Tax Assets:
(a) Ordinary:
1) Policyholder reserves	$543	$248	$295
2) Investments	772	1,564	(792)
3) Deferred acquisition costs	15	24	(9)
4) Policyholder dividends accrual	395	675	(280)
5) Fixed assets	257	387	(130)
6) Compensation and benefits accrual	168	253	(85)
7) Receivables - non-admitted	43	104	(61)
8) Net operating loss carry-forward	816	1,349	(533)
9) Tax credit carry-forward	51	42	(21)
10) Other (including items < 5% of total ordinary tax assets)	481	599	(118)
11) Intangible assets - business in force and software	3,075	5,489	(2,414)
Subtotal	$6,586	$10,734	$(4,148)
(b) Statutory valuation allowance adjustment	—	—	—
(c) Non-admitted	3,720	7,030	(3,310)
(d) Admitted ordinary deferred tax assets (2a-2b-2c)	$2,866	$3,704	$(838)
(e) Capital:
1) Investments	$186	$621	$(435)
2) Real estate	19	—	19
Subtotal	$205	$621	$(416)

	12/31/2017	12/31/2016	Change
(f) Statutory valuation allowance adjustment	—	—	—
(g) Non-admitted	—	—	—
(h) Admitted capital deferred tax assets(2e-2f-2g)	205	621	(416)
(i) Admitted deferred tax assets(2d+2h)	$3,071	$4,325	$(1,254)

	12/31/2017	12/31/2016	Change
3. Deferred Tax Liabilities:
(a) Ordinary:
1) Investments	$—	$129	$(129)
2) Reserves transition adjustment	410		410
3) Other (including items < 5% of total ordinary tax liabilities)	3	6	(3)
Subtotal	$413	$135	$278
(b) Capital:
1) Investments	694	982	(288)
Subtotal	$694	$982	$(288)
(c) Deferred tax liabilities (3a+3b)	$1,107	$1,117	$(10)
4. Net Deferred Tax:
Assets/Liabilities (2i-3c)	$1,964	$3,208	$(1,244)
The provision for federal and foreign income taxes incurred differs from the amount obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference at December 31, 2017 are as follows (dollars in millions):

Description	Tax Effect	Effective Tax Rate
Provision computed at statutory rate	$574	35.00%
Dividends received deduction	(67)	(4.09)%
Amortization of interest maintenance reserve	(68)	(4.15)%
Statutory impairment of affiliated common stock	108	6.59%
Tax effect of unrealized capital (loss) gain	236	14.39%
Rate change due to Tax Cuts and Jobs Act	3,789	231.04%
Other	(22)	(1.34)%
Total statutory income taxes	$4,550	277.44%
Federal and foreign income tax incurred (benefit) expense	$(4)	(0.24)%
Change in net deferred income tax charge (benefit)	3,789	231.04%
Tax effect of unrealized capital (loss) gain	765	46.64%
Total statutory income taxes	$4,550	277.44%
At December 31, 2017, the Company has net operating loss carry forwards with expiration dates through the year 2032 (in millions):

Year Incurred	Operating Loss	Year of Expiration
2004	$157	2019
2008	1,017	2023
2012	1,291	2027
2014	445	2029
2015	787	2030
2016	2	2031
2017	187	2032
Total	$3,886

At December 31, 2017, the Company has foreign tax credit carry forwards with expiration dates through the year 2025 (in millions):

Year Incurred	Foreign Tax Credit	Year of Expiration
2013	$4	2023
2014	13	2024
2015	5	2025
Total	$22
At December 31, 2017, and 2016, the Company has no capital loss carry forwards.
At December 31, 2017, the Company has general business credits of $32 million generated during the years 2004 to 2016 and expiring between 2024 to 2036.
The Company did not incur federal income taxes expense for 2017 or preceding years that would be available for recoupment in the event of future net losses.
The Company does not have any protective tax deposits on deposit with the Internal Revenue Service under IRC Section 6603.
Beginning in 1998, the Company filed a consolidated federal income tax return with its includable affiliates (the “consolidating companies”). The consolidating companies participate in tax-sharing agreements. Under the general agreement, which applies to all of the below listed entities except those denoted with an asterisk (*), current federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments or receive reimbursements to the extent their income (loss) contributes to or reduces consolidated federal tax expense. The consolidating companies are reimbursed for net operating losses or other tax attributes they have generated when utilized in the consolidated return.

1)	730 Texas Forest Holdings, Inc.	21)	Nuveen Investments Holdings, Inc.*
2)	AMC Holding, Inc.	22)	Nuveen Securities, LLC*
3)	Business Property Lending, Inc.	23)	Oleum Holding Company, Inc.
4)	Covariance Capital Management, Inc.	24)	T-C Europe Holdings, Inc.
5)	CustomerOne Financial Network, Inc.	25)	T-C SP, Inc.
6)	Elite Lender Services, Inc.	26)	T-Investment Properties Corp.
7)	EverBank Commercial Finance, Inc.	27)	TCT Holdings, Inc.
8)	EverBank Financial Corp.	28)	Teachers Personal Investors Service, Inc.
9)	EverBank Wealth Management, Inc.	29)	Terra Land Company
10)	EverInsurance, Inc.	30)	TIAA-CREF Life Insurance Company
11)	EverTrade Direct Brokerage, Inc.	31)	TIAA Board of Overseers
12)	GreenWood Resources, Inc.	32)	TIAA-CREF Tuition Financing, Inc.
13)	JWL Properties, Inc.	33)	TIAA-CREF Trust Company, FSB
14)	MyVest Advisors Corporation	34)	Tygris Asset Finance, Inc.
15)	MyVest Corporation	35)	Tygris Commercial Finance Group, Inc.
16)	ND Properties, Inc.	36)	Westchester Group Asset Management, Inc.
17)	NIS/R&T, Inc. f/k/a Nuveen Investment Solutions, Inc.*	37)	Westchester Group Farm Management, Inc.
18)	Nuveen Holdings, Inc.*	38)	Westchester Group Investment Management, Inc.
19)	Nuveen Holdings I, Inc. *	39)	Westchester Group Investment Management Holding Company, Inc.
20)	Nuveen Investments, Inc.*	40)	Westchester Group Real Estate, Inc.
The companies denoted with an asterisk above (collectively, "Nuveen subgroup"), are subject to a separate tax sharing agreement, under which current federal income tax expense (benefit) is computed on a separate subgroup return basis. Under the Agreement, Nuveen Holdings I, Inc. makes payments to TIAA for amounts equal to the federal income payments that the Nuveen subgroup would be obliged to pay the federal government if the Nuveen subgroup had actually filed a separate consolidated tax return. Nuveen Holdings I, Inc. is reimbursed for the subgroup losses to the extent that the subgroup tax return reflects a tax benefit that the Nuveen subgroup could have carried back to a prior consolidated return year. However, in the event the TIAA consolidated group owes Alternative Minimum Tax ("AMT") in a given year, Nuveen Holdings I, Inc. will pay or receive reimbursements for its allocable share of tax, in an amount equal to the ratio that its standalone AMT liability bears to that of the consolidated group's liability.

Amounts receivable from / (payable to) the Company's subsidiaries for federal income taxes are ($17) million and ($22) million at December 31, 2017 and 2016, respectively.
The Company’s tax years 2010 through 2012 and 2014 through 2017 are open to examination by the IRS.
The Tax Cuts and Jobs Act (the “Act”) was signed into law by the President on December 22, 2017. The Act changes existing United States tax law and includes numerous provisions that will affect businesses. The Act reduces the U.S. corporate tax rate from 35% to 21%, includes several base broadening provisions, as well as, reform to the US international tax system.
The Company’s deferred tax assets and liabilities as of December 31, 2017 reflect the enacted tax rate of 21% which is expected to apply when the deferred tax assets and liabilities will be settled or realized. The change in net deferred taxes due to the re-measurement of the deferred tax assets and liabilities is $3,789 million and impacts the 2017 effective tax rate by 231% . Furthermore, the Company has evaluated and considered the impacts of the Act to our assessment of the realizability of our deferred tax assets and have concluded that no change as of December 31, 2017 is necessary.
In February 2018 the NAIC issued INT 18-01: Updated Tax Estimates under the Tax Cuts and Jobs Act to address the application of statutory accounting principles when a reporting entity does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the Act.
The impact of the Act to DTA admissibility under SSAP 101 is currently under evaluation. Our net admitted DTA is computed based on reasonable estimates and guidance available as of the date of this filing.
In evaluating the impact of reform to the US international tax system, the Company has estimated that no material liability will be due for the transition tax provisions provided in the Act.
Any subsequent adjustment to these amounts will be recorded in the period when the information necessary to update the estimate becomes available.

Note 17—pension plan and post-retirement benefits
The Company maintains a qualified, non-contributory defined contribution money purchase plan covering substantially all employees. All employee plan liabilities are fully funded through retirement annuity contracts. Contributions are made to each participant's contract based on a percentage of salary, with the applicable percentage varying by attained age. All contributions are fully vested after three years of service. Forfeitures arising from terminations prior to vesting are used to reduce future employer contributions. The statements of operations include contributions to the plan of approximately $58 million, $55 million and $53 million for the years ended December 31, 2017, 2016 and 2015, respectively. This includes supplemental contributions made to company-owned annuity contracts under a non-qualified deferred compensation plan.
The Company previously provided pension benefits through an unfunded Supplemental Executive Retirement Plan (“SERP”) to certain select executives and any TIAA associate deemed eligible by the Board of Trustees. The SERP provided an annual retirement benefit payable at normal retirement. The obligations of the Company under the SERP are unfunded, unsecured promises to make future payments. As such, the plan has no assets. Contributions for a given period are equal to the benefit payments for that period. The benefit obligation and net periodic benefit cost of this plan for the years ended December 31, are as follows (in millions):

	SERP
	2017	2016	2015
Benefit obligation	$41	$42	$44
Net period benefit cost	$2	$2	$2
In addition to the defined contribution plan and SERP, the Company provides certain other post-retirement life and health insurance benefits to eligible retired employees who meet prescribed age and service requirements. The benefit obligation and net periodic benefit cost of this plan for the years ended December 31, are as follows (in millions):

	Post-retirement Benefits
	2017	2016	2015
Benefit obligation	$102	$94	$104
Net period benefit cost	$1	$2	$4
Note 18—reinsurance
Reinsurance transactions included in the statutory-basis statements of operations "Insurance and annuity premiums and other considerations" are as follows (in millions):

	Years Ended December 31,
	2017	2016	2015
Direct premiums	$16,657	$16,608	$13,673
Ceded premiums	(13)	(14)	(14)
Net premiums	$16,644	$16,594	$13,659
The Company enters into reinsurance agreements in the normal course of its insurance business to reduce overall risk. The Company remains liable for reinsurance ceded if the reinsurer fails to meet its obligation on the business assumed. All reinsurance is placed with unaffiliated reinsurers. A liability is established for reserves ceded to unauthorized reinsurers which are not secured by or in excess of letters of credit or trust agreements. The Company does not have reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement. Amounts shown in the financial statements are reported net of the impact of reinsurance.
Note 19—repurchase and securities lending programs
Repurchase Program
The Company has a repurchase program to sell and repurchase securities for the purposes of providing additional liquidity. For repurchase agreements, the Company’s policy requires a minimum of 95% of the fair value of securities transferred under repurchase agreements to be maintained as collateral.
The Company has procedures in place to monitor the value of the collateral held and the fair value of the securities transferred under the agreements.  If at any time the value of the collateral received from the counterparty falls below 95% of the fair value of the securities transferred, the Company is entitled to receive additional collateral from its counterparty.  The Company monitors the estimated fair value of the securities sold under the agreements on a daily basis with additional collateral sent/obtained a necessary.  If the counterparty were to default on its obligation to return the securities sold under the agreement on the repurchase date, the Company has the right to retain the collateral.
During the years ended December 31, 2017 and 2016, the Company engaged in certain repurchase transactions as cash taker. These transactions were "bilateral" in nature and the Company did not engage in any "Tri-party" repurchase transactions during the year. Additionally, there were no securities sold during the years ended December 31, 2017 and 2016 that resulted in default.
As of December 31, 2017 and 2016, the Company had no outstanding repurchase agreements.

Securities Lending Program
The Company has a securities lending program whereby it may lend securities to qualified institutional borrowers to earn additional income. The Company receives collateral (in the form of cash) against the loaned securities and maintains collateral in an amount not less than 102% of the market value of loaned securities during the period of the loan; any additional collateral required due to changes in security values is delivered to the Company the next business day. Cash collateral received by the Company will generally be invested in high-quality short-term instruments or bank deposits.
As of December 31, 2017, the estimated fair value of the Company’s securities on loan under the program was $689 million. The estimated fair value of collateral held by the Company for the bonds on loan as of December 31, 2017, was reported in “Securities lending collateral assets” with an offsetting collateral liability of $706 million included in “Payable for collateral for securities loaned”. This collateral received is cash and has not been sold or re-pledged as of December 31, 2017.
Of the cash collateral received from the program, $516 million is held as cash as of December 31, 2017, with the remaining $190 million invested in overnight Treasury reverse repurchase agreements. Thus, the collateral remains liquid and could be returned in the event of a collateral call. The amortized cost and fair value of the reinvested cash collateral by the maturity date of the invested asset is as follows (in millions):

	Amortized Cost	Fair Value
Open	$516	$516
30 Days or less	190	190
Total collateral reinvested	$706	$706
As of December 31, 2016 the estimated fair value of the Company’s securities on loan under the program was $634 million. The estimated fair value of collateral held by the Company for the bonds on loan as of December 31, 2016, was reported in “Securities lending collateral assets” with an offsetting collateral liability of $649 million included in “Payable for collateral for securities loaned.” This collateral received was cash and had not been sold or re-pledged as of December 31, 2016.
Of the cash collateral received from the program, $394 million was held as cash as of December 31, 2016, with the remaining $255 million invested in overnight Treasury reverse repurchase agreements. Thus, the collateral was liquid and could have been returned in the event of a collateral call. The amortized cost and fair value of the reinvested cash collateral by the maturity date of the invested asset is as follows (in millions):

	Amortized Cost	Fair Value
Open	$394	$394
30 Days or less	255	255
Total collateral reinvested	$649	$649
Note 20—federal home loan bank of new york membership and borrowings
The Company is a member of the Federal Home Loan Bank of New York ("FHLBNY"). Through its membership, the Company has the ability to conduct business activity ("Advances") with the FHLBNY. It is part of the Company’s strategy to utilize these funds to provide additional liquidity to supplement existing sources, and can also be a source of contingent liquidity to meet other requirements. The Company is required to pledge collateral to the FHLBNY in the form of eligible securities for all advances received. The Company considers the amount of collateral pledged to the FHLBNY as the amount encumbered by advances from the FHLBNY at a point in time. The Company has determined the estimated maximum borrowing capacity as about $14,757 million. The Company calculated this amount using 5% of total net admitted assets at the current reporting date.
The following table shows the FHLBNY capital stock held as of December 31, (in millions):

	2017			2016
	Total	General Account	Separate Account	Total	General Account	Separate Account
Membership stock - class A	$—	$—	$—	$—	$—	$—
Membership stock - class B	81	81	—	101	101	—
Activity stock	—	—	—	—	—	—
Excess stock	—	—	—	—	—	—
Total	$81	$81	—	$101	$101	$—

Membership stock at December 31, 2017 and 2016, is not eligible for redemption.
The Company did not have any borrowings outstanding as of December 31, 2017 or 2016. Therefore, no collateral was pledged by the Company to the FHLBNY as of either year end.
The following table shows the maximum collateral pledged to FHLBNY during the year ending December 31, (in millions):

	2017			2016
	Fair Value	Carrying Value	Amount Borrowed at Time of Maximum Collateral	Fair Value	Carrying Value	Amount Borrowed at Time of Maximum Collateral
General Account	$670	$620	$615	$627	$521	$575
Separate Account	—	—	—	—	—	—
Total	$670	$620	$615	$627	$521	$575
The following table shows the maximum borrowing from FHLBNY during the year ending December 31, (in millions):

	2017			2016
	Total	General Account	Separate Account	Total	General Account	Separate Account
Debt	$615	$615	$—	$575	$575	$—
Funding Agreements	—	—	—	—	—	—
Other	—	—	—	—	—	—
Total	$615	$615	$—	$575	$575	$—
Note 21—capital and contingency reserves and shareholders' dividends restrictions
The portion of contingency reserves represented or reduced by each item below for the years ended December 31 are as follows (in millions):

	2017	2016
Change in net unrealized capital gains (losses)	$1,070	$(481)
Change in asset valuation reserve	(1,221)	(257)
Change in net deferred income tax	(4,554)	(272)
Change in non-admitted assets	3,402	364
Change in post-retirement benefit liability	(5)	4
As of December 31, 2017 and 2016, the portion of contingency reserves represented by cumulative net unrealized gains was $2,857 million and $1,787 million, gross of deferred taxes, respectively.
Capital: The Company has 2,500 shares of Class A common stock authorized, issued and outstanding. All of the outstanding common stock of the Company is held by the TIAA Board of Overseers, a not-for-profit corporation created for the purpose of holding the common stock of the Company. By charter, the Company operates without profit to its sole shareholder.
Surplus Notes: On May 8, 2017, the Company issued surplus notes in an aggregate principal amount of $2,000 million. The notes bear interest at an annual rate of 4.270%, and have a maturity date of May 15, 2047. Proceeds from the issuance of the notes were $1,994 million, net of issuance discount. Interest on the notes is scheduled to be paid semiannually on May 15 and November 15 of each year through the maturity date.
In May 2017, the Company completed a tender offer in which it extinguished $950 million principal of its 6.850% surplus notes issued on December 16, 2009 and due to mature on December 16, 2039. The 2017 interest paid was $26 million and total interest paid was $481 million on the tendered notes. The Company paid a premium of $373 million due to the early redemption of these surplus notes which is reported in net operating expenses.
The following table provides information related to the Company’s outstanding surplus notes as of December 31, 2017 (in millions):

Date Issued	Interest Rate		Par Value (Face Amount of Notes)	Carrying Value of Note	Interest Paid Year to Date	Principal and/or Interest Paid Inception to Date	Date of Maturity
12/16/2009	6.850%		$1,050	$1,049	$72	$575	12/16/2039
9/18/2014	4.900%		1,650	1,649	81	242	9/15/2044
9/18/2014	4.375%	*	350	349	15	46	9/15/2054
5/8/2017	4.270%		2,000	1,994	44	44	5/15/2047
Total			$5,050	$5,041	$212	$907
*The Company will bear interest at a fixed annual rate of 4.375% from and including September 18, 2014 to but excluding September 15, 2024 payable semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2015, then at an annual floating rate equal to Three-Month LIBOR plus 2.661% from and including September 15, 2024 to but excluding the date on which the Fixed-to-Floating Rate Notes are paid in full, payable quarterly, in arrears on March 15, June 15, September 15 and December 15 of each year, commencing December 15, 2024.
The instruments listed in the above table, are unsecured debt obligations of the type generally referred to as “surplus notes” and are issued in accordance with Section 1307 of the New York Insurance Law. The surplus notes are subordinated in right of payment to all present and future indebtedness, policy claims and other creditor claims of the Company and rank pari passu with any future surplus notes of the Company and with any other similarly subordinated obligations.
The notes were issued in transactions pursuant to Rule 144A under the Securities Act of 1933, as amended, and the notes are evidenced by one or more global notes deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company.
No subsidiary or affiliate of the Company is an obligor or guarantor of the notes, which are solely obligations of the Company. No affiliates of the Company hold any portion of the notes.
The notes are unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of the Company. Under New York Insurance Law, the notes are not part of the legal liabilities of the Company. The notes are not scheduled to repay any principal prior to maturity. Each payment of interest and principal may be made only with the prior approval of the Superintendent and only out of the Company’s surplus funds, which the Superintendent of the Department determines to be available for such payments under New York Insurance Law. In addition, provided that approval is granted by the Superintendent of the Department, the notes may be redeemed at the option of the Company at any time at the “make-whole” redemption price equal to the greater of the principal amount of the notes to be redeemed, or the sum of the present values of the remaining scheduled interest and principal payments, excluding accrued interest as of the redemption date, discounted to the redemption date on a semi-annual basis at the adjusted Treasury rate plus a pre-defined spread, plus in each case, accrued and unpaid interest payments on the notes to be redeemed to the redemption date.
Dividend Restrictions: Under the New York Insurance Law, the Company is permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains). The Company has not paid dividends to its shareholder.
Note 22—contingencies and guarantees
Subsidiary and affiliate guarantees:
At December 31, 2017, the Company has a financial support agreement with TIAA-CREF Life.  Under this agreement, the Company will provide support so TIAA-CREF Life will have the greater of (a) capital and surplus of $250 million, (b) the amount of capital and surplus necessary to maintain TIAA-CREF Life’s capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain TIAA-CREF Life’s financial strength rating at least the same as the Company's rating at all times. Since this obligation is not subject to limitations, the Company does not believe that it is possible to determine the maximum potential amount that could become due under these guarantees in the future. At December 31, 2017, the capital and surplus of TIAA-CREF Life Insurance Company was in excess of the minimum capital and surplus amount referenced, and its total adjusted capital was in excess of the referenced RBC-based amount calculated at December 31, 2017.

The Company has agreed that it will cause TIAA-CREF Life Insurance Company ("TIAA-CREF Life"), a direct wholly owned subsidiary, to be sufficiently funded at all times in order to meet all its contractual obligations on a timely basis including, but not limited to, obligations to pay policy benefits and to provide policyholder services. This agreement is not an evidence of indebtedness or an obligation or liability of the Company and does not provide any creditor of TIAA-CREF Life with recourse to or against any of the assets of the Company.
Additionally, the Company has the following agreements and lines of credit with subsidiaries, affiliates, and other related parties:
Related to the 2014 acquisition of Nuveen Investments, Inc., Nuveen Finance, the Acquirer and an indirectly owned subsidiary of TIAA, recorded contingent purchase related liabilities which are payable based upon contractual terms during 2017 and 2018. The Company has agreed to fund these obligations in the event required payments to the Seller are not made by Nuveen Finance. Nuveen Finance paid $169 million of the liability during 2017, resulting in a remaining liability of $109 million as of December 31, 2017.
The Company provides a $100 million unsecured 364-day revolving line of credit arrangement with TIAA-CREF Life. This line has an expiration date of July 9, 2018. As of December 31, 2017, $30 million of this facility was maintained on a committed basis, and there were no balances outstanding.
The Company also provides a $1,000 million uncommitted line of credit to certain accounts of CREF and certain TIAA-CREF Funds (“Funds”). Loans under this revolving credit facility are for a maximum of 60 days and are made solely at the discretion of the Company to fund shareholder redemption requests or other temporary or emergency needs of CREF and the Funds. As of December 31, 2017, there were no balances outstanding. It is the intent of the Company, CREF and the Funds to use this facility as a supplemental liquidity facility, which would only be used after CREF and the Funds have exhausted the availability of the current $1,500 million committed credit facility maintained with a group of banks.
The Company guarantees CREF transfers to the Company for the immediate purchase of lifetime payout annuities will produce guaranteed payments that will never be less than the amounts calculated at the stipulated interest rate and mortality defined in the applicable CREF contract.
The Company provides a $300 million unsecured and uncommitted 364-day revolving line of credit arrangement with TIAA, FSB. This line has an expiration date of September 12, 2018. As of December 31, 2017, there were no balances outstanding.
The Company also provides a $100 million committed 364-day revolving line of credit arrangement with Nuveen, Investments, Inc. This line has an expiration date of December 30, 2018. As of December 31, 2017, there were no balances outstanding.
The Company also provides a $23 million committed line of credit to TIAA Charitable Inc. This line has an expiration date of June 28, 2047. As of December 31, 2017, there was an outstanding balance of $14 million.
Separate Account Guarantees: The Company provides mortality and expense guarantees to VA-1, for which it is compensated. The Company guarantees, at death, the total death benefit payable from the fixed and variable accounts will be at least a return of total premiums paid less any previous withdrawals. The Company also guarantees expense charges to VA-1 participants will never rise above the maximum amount stipulated in the contract.
The Company provides mortality, expense and liquidity guarantees to REA and is compensated for these guarantees. The Company guarantees once REA participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees expense charges to REA participants will never rise above the maximum amount stipulated in the contract. The Company provides REA with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. If REA cannot fund participant requests, TIAA’s general account will fund them by purchasing accumulation units. Under this agreement, TIAA guarantees that participants will be able to redeem their accumulation units at the accumulation unit value next determined after the transfer or withdrawal request is received in good order.
As of December 31, 2017, there are no outstanding liquidity units under the liquidity guarantee provided to REA by the Company.
The Company provides mortality and expense guarantees to VA-3 and is compensated for these guarantees. The Company guarantees once VA-3 participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees expense charges to VA-3 participants will never rise above the maximum amount stipulated in the contract.

Other Contingencies:
In the ordinary conduct of certain of its investment activities, the Company provides standard indemnities covering a variety of potential exposures. For instance, the Company provides indemnifications in connection with site access agreements relating to due diligence review for real estate acquisitions, and the Company provides indemnification to underwriters in connection with the issuance of securities by or on behalf of the Company or its subsidiaries. It is the Company management’s opinion that the fair value of such indemnifications are negligible and do not materially affect the Company's financial position, results of operations or liquidity.
Other contingent liabilities arising from litigation and other matters over and above amounts already provided for in the financial statements or disclosed elsewhere in these notes are not considered material in relation to the Company’s financial position or the results of its operations.
The Company receives and responds to subpoenas or other inquiries from state and federal regulators, including state insurance commissioners; state attorneys general and other state governmental authorities; the SEC; federal governmental authorities; and the Financial Industry Regulatory Authority (“FINRA”), seeking a broad range of information. The Company cooperates in connection with these inquiries and believes the ultimate liability that could result from litigation and proceedings would not have a material adverse effect on the Company's financial position.
Note 23—subsequent events
In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 14, 2018, the date the financial statements were available to be issued.

Effective January 1, 2018, the Company entered into Investment Management Agreements with Advisors and Nuveen Alternatives Advisors, LLC, wholly-owned subsidiaries of TIAA’s wholly-owned subsidiary Nuveen, to manage, at a negotiated fee, investments held within the Company’s General Account including investments owned by investment subsidiaries of the Company.
In association with the implementation of the Investment Management Agreements stated above, as TIAA acts as the advisor on behalf of TIAA-CREF Life, effective January 1, 2018, the Company amended and restated its Investment Management Agreement with TIAA-CREF Life.
Effective January 1, 2018, the Company entered into an Omnibus Service Agreement with its wholly-owned subsidiary Nuveen, pursuant to which Nuveen directly or through its subsidiaries agreed to provide services complementary to investment management to the Company at cost, inclusive of charges for overhead.
Simultaneous with the effectiveness of the Investment Management Agreements, the Company amended the General Service and Facilities Agreement pursuant to which Nuveen provides services to the Company to remove any investment management services from the aforementioned agreement.
Effective February 6, 2018, the Company entered into a Service Agreement with TIAA, FSB for TIAA, FSB to provide general services in support of the Company's and its subsidiaries' activities at cost inclusive of charges for overhead.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, TIAA Real Estate Account, has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 26th day of April, 2018.

TIAA REAL ESTATE ACCOUNT

By:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ Carol W. Deckbar
Carol W. Deckbar
Executive Vice President, Institutional Investment & Endowment Services, Teachers Insurance and Annuity Association of America
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following trustees and officers of Teachers Insurance and Annuity Association of America, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger W. Ferguson, Jr.	President and Chief Executive Officer of Teachers Insurance and Annuity Association of America and Trustee	April 26, 2018
Roger W. Ferguson, Jr.

/s/ Carol W. Deckbar	Executive Vice President, Institutional Investment & Endowment Services of Teachers Insurance and Annuity Association of America (Principal Executive Officer)	April 26, 2018
Carol W. Deckbar

/s/ Virginia M. Wilson	Senior Executive Vice President and Chief Financial Officer, Teachers Insurance and Annuity Association of America (Principal Financial and Accounting Officer)	April 26, 2018
Virginia M. Wilson
*	Chairman of the Board of Trustees	April 26, 2018
Ronald L. Thompson
*	Trustee	April 26, 2018
Jeffrey R. Brown
*	Trustee	April 26, 2018
James R. Chambers
*	Trustee	April 26, 2018
Lisa W. Hess
*	Trustee	April 26, 2018
Edward M. Hundert, M.D.
*	Trustee	April 26, 2018
Lawrence H. Linden

Signature	Title	Date
*	Trustee
Maureen O’Hara		April 26, 2018
*	Trustee
Donald K. Peterson		April 26, 2018
*	Trustee
Sidney A. Ribeau		April 26, 2018
*	Trustee
Dorothy K. Robinson		April 26, 2018
*	Trustee
Kim M. Sharan		April 26, 2018
*	Trustee
David L. Shedlarz		April 26, 2018
*	Trustee
Marta Tienda		April 26, 2018
 /s/ F. Scott Thomas
F. Scott Thomas as attorney-in-fact
* Signed by F. Scott Thomas as attorney-in-fact pursuant to powers of attorney previously filed with the Securities and Exchange Commission.